===============================================================================

                        MORTGAGE CAPITAL FUNDING, INC.,
                                    Sponsor,


                          CITICORP REAL ESTATE, INC.,
                             Mortgage Loan Seller,


                        GOLDMAN SACHS MORTGAGE COMPANY,
                          Additional Warranting Party,


                             AMRESCO CAPITAL, L.P.,
                          Additional Warranting Party,


                            AMRESCO SERVICES, L.P.,
                                Master Servicer,


                    CRIIMI MAE SERVICES LIMITED PARTNERSHIP,
                               Special Servicer,


                             LASALLE NATIONAL BANK,
                        Trustee and REMIC Administrator,


                                      and


                              ABN AMRO BANK N.V.,
                                  Fiscal Agent

                    ----------------------------------------

                        POOLING AND SERVICING AGREEMENT

                           Dated as of April 1, 1998

                    ----------------------------------------


                                 $1,294,362,624

           Multifamily/Commercial Mortgage Pass-Through Certificates

                                Series 1998-MC1

===============================================================================

                               TABLE OF CONTENTS
                               -----------------
Section
                                                                           Page

                                   ARTICLE I

                DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES

1.01.    Defined Terms......................................................10
1.02.    Certain Calculations in Respect of the Mortgage Pool...............58


                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

2.01.    Conveyance of Mortgage Loans.......................................61
2.02.    Acceptance of REMIC I by Trustee...................................65
2.03.    Mortgage Loan Seller's and Additional Warranting Parties'
           Repurchase of Mortgage Loans for Document Defects and Certain
           Breaches of Representations and Warranties.......................67
2.04.    Representations and Warranties of the Sponsor......................69
2.05.    Representations and Warranties of the Mortgage Loan Seller and
           the Additional Warranting Parties................................70
2.06.    Representations and Warranties of the Master Servicer..............85
2.07.    Representations and Warranties of the Special Servicer.............87
2.08.    Representations and Warranties of the Trustee......................89
2.09.    Representations and Warranties of the Fiscal Agent.................90
2.10.    Issuance of the Class R-I Certificates; Creation of the
           REMIC I Regular Interests........................................92
2.11.    Conveyance of REMIC I Regular Interests; Acceptance of
           REMIC II by the Trustee..........................................92
2.12.    Issuance of the Class R-II Certificates; Creation of the
           REMIC II Regular Interests.......................................93
2.13.    Conveyance of REMIC II Regular Interests; Acceptance of
           REMIC III by the Trustee.........................................93
2.14.    Issuance of the REMIC III Certificates.............................93

Section                                                                    Page

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

3.01.    Administration of the Mortgage Loans...............................94
3.02.    Collection of Mortgage Loan Payments...............................95
3.03.    Collection of Taxes, Assessments and Similar Items; Servicing
           Accounts; Reserve Accounts.......................................96
3.04.    Collection Account and Distribution Account........................97
3.05.    Permitted Withdrawals From the Collection Account and the
           Distribution Account............................................100
3.06.    Investment of Funds in the Collection Account, the REO
           Account, the Servicing Accounts and the Reserve Accounts........105
3.07.    Maintenance of Insurance Policies; Errors and Omissions and
           Fidelity Coverage...............................................106
3.08.    Enforcement of Due-On-Sale Clauses; Assumption Agreements;
           Subordinate Financing...........................................109
3.09.    Realization Upon Defaulted Mortgage Loans.........................111
3.10.    Trustee to Cooperate; Release of Mortgage Files...................115
3.11.    Servicing Compensation; Interest on Servicing Advances; Payment
           of Certain Expenses; Obligations of the Trustee and the Fiscal
           Agent Regarding Back-up Servicing Advances......................116
3.12.    Inspections; Collection of Financial Statements...................122
3.13.    Annual Statement as to Compliance.................................124
3.14.    Reports by Independent Public Accountants.........................124
3.15.    Access to Certain Information.....................................125
3.16.    Title to REO Property; REO Account................................125
3.17.    Management of REO Property........................................127
3.18.    Sale of Mortgage Loans and REO Properties.........................130
3.19.    Additional Obligations of the Master Servicer and the Special
           Servicer........................................................133
3.20.    Modifications, Waivers, Amendments and Consents...................136
3.21.    Transfer of Servicing Between Master Servicer and Special
           Servicer; Record Keeping........................................141
3.22.    Sub-Servicing Agreements..........................................142
3.23.    Designation of Special Servicer by the Majority
           Certificateholder of the Controlling Class......................145
3.24.    Confidentiality...................................................146
3.25.    No Solicitation of Prepayments....................................146

Section                                                                    Page

                                   ARTICLE IV

              PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

4.01.    Distributions on the Certificates.................................148
4.02.    Statements to Certificateholders; Certain Reports by the Master
           Servicer and the Special Servicer...............................157
4.03.    P&I Advances......................................................164
4.04.    Allocation of Realized Losses and Additional Trust Fund Expenses
           to the Sequential Pay Certificates..............................167
4.05.    Deemed Distributions on, and Allocations of Realized Losses and
           Additional Trust Fund Expenses to, the REMIC I Regular Interests
           and REMIC II Regular Interests..................................167


                                   ARTICLE V

                                THE CERTIFICATES

5.01.    The Certificates..................................................170
5.02.    Registration of Transfer and Exchange of Certificates.............171
5.03.    Book-Entry Certificates...........................................177
5.04.    Mutilated, Destroyed, Lost or Stolen Certificates.................178
5.05.    Persons Deemed Owners.............................................179
5.06.    Certification by Certificate Owners...............................179


                                   ARTICLE VI

                     THE SPONSOR, THE MORTGAGE LOAN SELLER,
            THE ADDITIONAL WARRANTING PARTIES, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

6.01.    Liability of the Sponsor, the Mortgage Loan Seller, the
           Additional Warranting Parties, the Master Servicer, the
           Special Servicer and the REMIC Administrator....................180
6.02.    Merger, Consolidation or Conversion of the Sponsor, the Mortgage
           Loan Seller, the Additional Warranting Parties, the Master
           Servicer, the Special Servicer or the REMIC Administrator.......180
6.03.    Limitation on Liability of the Sponsor, the Master Servicer,
           the Special Servicer, the REMIC Administrator and Others........181
6.04.    Master Servicer, Special Servicer and REMIC Administrator
           Not to Resign...................................................182

Section                                                                    Page

6.05.    Rights of the Sponsor and the Trustee in Respect of the Master
           Servicer, the Special Servicer and the REMIC Administrator......183


                                  ARTICLE VII

                                    DEFAULT

7.01.    Events of Default.................................................184
7.02.    Trustee to Act; Appointment of Successor..........................187
7.03.    Notification to Certificateholders................................189
7.04.    Waiver of Events of Default.......................................189
7.05.    Additional Remedies of Trustee Upon Event of Default..............189


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

8.01.    Duties of Trustee.................................................191
8.02.    Certain Matters Affecting the Trustee and the Fiscal Agent........192
8.03.    Trustee Not Liable for Validity or Sufficiency of Certificates
           or Mortgage Loans...............................................193
8.04.    Trustee and Fiscal Agent May Own Certificates.....................194
8.05.    Fees of Trustee; Indemnification of Trustee and the Fiscal Agent..194
8.06.    Eligibility Requirements for Trustee..............................195
8.07.    Resignation and Removal of the Trustee............................195
8.08.    Successor Trustee.................................................196
8.09.    Merger or Consolidation of Trustee or Fiscal Agent................197
8.10.    Appointment of Co-Trustee or Separate Trustee.....................197
8.11.    Appointment of Custodians.........................................198
8.12.    Access to Certain Information.....................................199
8.13.    The Fiscal Agent..................................................200
8.14.    Filings with the Securities and Exchange Commission...............201


                                   ARTICLE IX

                                  TERMINATION

9.01.    Termination Upon Repurchase or Liquidation of All Mortgage Loans..202
9.02.    Additional Termination Requirements...............................204

Section                                                                    Page

                                   ARTICLE X

                          ADDITIONAL REMIC PROVISIONS

10.01.   REMIC Administration..............................................205
10.02.   Sponsor, Master Servicer, Special Servicer, Trustee and Fiscal
           Agent to Cooperate with REMIC Administrator.....................208
10.03.   Fees of the REMIC Administrator...................................209
10.04.   Use of Agents.....................................................209


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11.01.   Amendment.........................................................210
11.02.   Recordation of Agreement; Counterparts............................211
11.03.   Limitation on Rights of Certificateholders........................212
11.04.   Governing Law.....................................................213
11.05.   Notices...........................................................213
11.06.   Severability of Provisions........................................214
11.07.   Successors and Assigns; Beneficiaries.............................214
11.08.   Article and Section Headings......................................214
11.09.   Notices to the Rating Agencies....................................214

EXHIBITS

SCHEDULE I     Mortgage Loan Schedule
SCHEDULE II    Sub-Servicing Agreements in Effect as of the Closing Date
SCHEDULE III   Schedule of Exceptions to Mortgage File Delivery

EXHIBIT A-1    Form of Class X Certificate
EXHIBIT A-2    Form of Class [A-1][A-2] Certificate
EXHIBIT A-3    Form of Class [B] [C] [D] [E] [F] [G] Certificate
EXHIBIT A-4    Form of Class [H] [J] [K] [L] [M] [N] Certificate
EXHIBIT A-5    Form of Class [R-I] [R-II] R-III] Certificate
EXHIBIT B-1    Form of Transferor Certificate Pursuant to Section 5.02(b)
EXHIBIT B-2    Form I of Transferee Certificate Pursuant to Section 5.02(b) for
               Transfers of Definitive Certificates [For QIBs]
EXHIBIT B-3    Form II of Transferee Certificate Pursuant to Section 5.02(b) for
               Transfers of Definitive Certificates [For Institutional
               Accredited Investors]
EXHIBIT B-4    Form of Transferee Certificate Pursuant to Section 5.02(b) for
               Transfers of Interests in Book-Entry Certificates [For
               Institutional Accredited Investors]
EXHIBIT C-1    Form of Transfer Affidavit and Agreement Pursuant to
               Section 5.02(d)(i)(B)
EXHIBIT C-2    Form of Transferor Certificate Pursuant to Section 5.02(d)(i)(D)
EXHIBIT D      Request for Release
EXHIBIT E      Form of Distribution Date Statement
EXHIBIT F-1    Form of Delinquent Loan Status Report
EXHIBIT F-2    Form of Historical Loan Modification Report
EXHIBIT F-3    Form of Historical Loss Report
EXHIBIT F-4    Form of REO Status Report
EXHIBIT F-5    Form of Special Servicer Loan Status Report
EXHIBIT F-6    Form of Operating Statement Analysis Report
EXHIBIT F-7    Form of Comparative Financial Status Report
EXHIBIT F-8    Form of Watchlist
EXHIBIT G-1    CSSA 100.1 Set-Up Data Record Layout
EXHIBIT G-2    CSSA 100.1 Loan Periodic Update File
EXHIBIT G-3    CSSA 100.1 Property Data File

         This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of April 1, 1998, among MORTGAGE CAPITAL FUNDING, INC., as Sponsor, CITICORP REAL ESTATE, INC., as Mortgage Loan Seller, GOLDMAN SACHS MORTGAGE COMPANY, as Additional Warranting Party, AMRESCO CAPITAL, L.P., as Additional Warranting Party, AMRESCO SERVICES, L.P., as Master Servicer, CRIIMI MAE SERVICES LIMITED PARTNERSHIP, as Special Servicer, LASALLE NATIONAL BANK, as Trustee and as REMIC Administrator, and ABN AMRO BANK N.V., as Fiscal Agent.


                             PRELIMINARY STATEMENT:

         The Sponsor intends to sell Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust to be created hereunder.

         As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. Each of the REMIC I Regular Interests will relate to a specific Mortgage Loan. Each such REMIC I Regular Interest will have: (i) a REMIC I Remittance Rate equal to the Net Mortgage Rate as of the Closing Date of the related Mortgage Loan; and (ii) an initial Uncertificated Principal Balance equal to the Cut-off Date Balance of the related Mortgage Loan. The Legal Final Distribution Date for each REMIC I Regular Interest is the first Distribution Date following such Mortgage Loan's Stated Maturity Date. None of the REMIC I Regular Interests will be certificated.

         As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table sets forth the designation, the REMIC II Remittance Rate and the initial Uncertificated Principal Balance for each of the REMIC II Regular Interests. The Legal Final Distribution Date for each REMIC II Regular Interest is the first Distribution Date following the Stated Maturity Date of the Mortgage Loan that has, as of the Closing Date, the latest Stated Maturity Date. None of the REMIC II Regular Interests will be certificated.

                                                                  Initial
                                  REMIC II                     Uncertificated
Designation                    Remittance Rate               Principal Balance
-----------                    ---------------               -----------------
    A-1                         Variable (1)                    $222,000,000
    A-2                         Variable (1)                    $658,166,000
     B                          Variable (1)                    $ 51,775,000
     C                          Variable (1)                    $ 71,190,000
     D                          Variable (1)                    $ 12,943,000
     E                          Variable (1)                    $ 64,718,000
     F                          Variable (1)                    $ 12,944,000
     G                          Variable (1)                    $ 38,831,000
     H                          Variable (1)                    $ 51,774,000
     J                          Variable (1)                    $ 12,944,000
     K                          Variable (1)                    $ 12,944,000
     L                          Variable (1)                    $ 32,359,000
     M                          Variable (1)                    $ 22,651,000
     N                          Variable (1)                    $ 29,123,624

--------------
(1) Calculated in accordance with the definition of "REMIC II Remittance Rate".

         As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC III". The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate, and the initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. The Legal Final Distribution Date for each Class of REMIC III Regular Certificates is the first Distribution Date following the Stated Maturity Date of the Mortgage Loan that has, as of the Closing Date, the latest Stated Maturity Date.

                                                             Initial Class
Designation                    Pass-Through Rate           Principal Balance
-----------                    -----------------           -----------------
Class A-1                      6.417% per annum               $222,000,000
Class A-2                      6.663% per annum               $658,166,000
Class X                            Variable (1)                   N/A(2)
Class B                        6.779% per annum (3)           $ 51,775,000
Class C                        6.947% per annum (3)           $ 71,190,000
Class D                        7.006% per annum (3)           $ 12,943,000
Class E                        7.060% per annum (3)           $ 64,718,000
Class F                        7.060% per annum (3)           $ 12,944,000
Class G                        7.060% per annum (3)           $ 38,831,000
Class H                        7.060% per annum (3)           $ 51,774,000
Class J                        6.000% per annum               $ 12,944,000
Class K                        6.000% per annum               $ 12,944,000
Class L                        6.000% per annum               $ 32,359,000
Class M                        6.000% per annum               $ 22,651,000
Class N                        6.000% per annum               $ 29,123,624

--------------
(1)   Calculated in accordance with the definition of "Pass-Through Rate".

(2) The Class X Certificates will not have a Class Principal Balance; rather, such Class of Certificates will accrue interest as provided herein on a Class Notional Amount that is, as of any date of determination, equal to the then aggregate Uncertificated Principal Balance of the Class X REMIC III Regular Interests, which are REMIC III Regular Interest X-A-1, REMIC III Regular Interest X-A-2, REMIC III Regular Interest X-B, REMIC III Regular Interest X-C, REMIC III Regular Interest X-D, REMIC III Regular Interest X-E, REMIC III Regular Interest X-F, REMIC III Regular Interest X-G, REMIC III Regular Interest X-H, REMIC III Regular Interest X-J, REMIC III Regular Interest X-K, REMIC III Regular Interest X-L, REMIC III Regular Interest X-M and REMIC III Regular Interest X-N.

(3) With respect to each Distribution Date, the Pass-Through Rate will equal the lesser of the rate set forth above and the Weighted Average REMIC I Remittance Rate for such Distribution Date.

         In consideration of the mutual agreements herein contained, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Fiscal Agent agree as follows:

                                   ARTICLE I

                DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF
                     THE MORTGAGE POOL AND THE CERTIFICATES


         SECTION 1.01. Defined Terms.

         Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         "ABN AMRO": ABN AMRO Bank N.V. or its successor in interest.

         "Accrued Certificate Interest": With respect to any Class of Sequential Pay Certificates, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date; and, with respect to the Class X Certificates, for any Distribution Date, the aggregate Accrued Component Interest for all the Class X REMIC III Regular Interests for such Distribution Date. The Accrued Certificate Interest in respect of any Class of REMIC III Regular Certificates for any Distribution Date shall be deemed to have accrued during the applicable Interest Accrual Period.

         "Accrued Component Interest": With respect to each Class X REMIC III Regular Interest for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X Strip Rate applicable to such Class X REMIC III Regular Interest for such Distribution Date, accrued on the Component Notional Amount of such Class X REMIC III Regular Interest outstanding immediately prior to such Distribution Date. The Accrued Component Interest in respect of any Class X REMIC III Regular Interest shall be deemed to have accrued during the applicable Interest Accrual Period.

         "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust is treated as the owner of such REO Property for federal income tax purposes.

         "Additional Trust Fund Expense": Any expense incurred or shortfall experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss, that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date, including, without limitation, Advance Interest.

         "Additional Warranting Party": With respect to (i) any AMRESCO Mortgage Loan, AMRESCO Capital and (ii) with respect to any Goldman Mortgage Loan, Goldman Sachs Mortgage.

         "Additional Yield Amount": As defined in Section 4.01(a).

         "Administrative Fee Rate": With respect to each Mortgage Loan and REO Loan, as specified in the Mortgage Loan Schedule, the sum of the related Master Servicing Fee Rate, the Standby Fee Rate and the Trustee Fee Rate.

         "Advance": Any P&I Advance or Servicing Advance.

         "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, all in accordance with
Section 3.11(f) or Section 4.03(d), as applicable.

         "Adverse REMIC Event": With respect to each of REMIC I, REMIC II and REMIC III, either (i) the endangerment of the status of such REMIC as a REMIC or (ii), except as permitted by Section 3.17(a), the imposition of a tax upon such REMIC or any of its assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on certain contributions set forth in Section 860G(d) of the Code).

         "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement, together with all amendments hereof and supplements hereto.

         "AMRESCO Capital": AMRESCO Capital, L.P. or its successor in interest.

         "AMRESCO Mortgage Loan": Any of the Mortgage Loans acquired by the Mortgage Loan Seller from Goldman Sachs Mortgage, pursuant to the Goldman/CREI Mortgage Loan Purchase Agreement, which were previously acquired by Goldman Sachs Mortgage from AMRESCO Capital. The AMRESCO Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Contributor".

         "Anticipated Repayment Date": With respect to any Hyper-Amortization Loan, the date specified on the related Mortgage Note, as of which Excess Interest shall begin to accrue on such Mortgage Loan, which date is prior to the Stated Maturity Date for such Mortgage Loan.

         "Applicable State Law": For purposes of Article X, the Applicable State Law shall be (a) the laws of the State of New York, (b) the laws of the states in which the Corporate Trust Office of the Trustee and the Primary Servicing Offices of the Master Servicer and the Special Servicer are located,
(c) the laws of the states in which any Mortgage Loan documents are held and/or any REO Properties are located, (d) such other state and local law whose applicability shall have been brought to the attention of the REMIC Administrator by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law, and (e) such other state or local law as to which the REMIC Administrator has actual knowledge of applicability.

         "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, a narrative appraisal complying with USPAP (or, in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less, a limited appraisal and a summary report) that indicates the "market value" of the subject property, as defined in 12 C.F.R. ss.225.62(g), and is conducted by a Qualified Appraiser.

         "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (calculated as of the Determination Date immediately following the later of (a) the date on which the most recent Appraisal that meets the requirements of Section 3.19(b) in respect of such Required Appraisal Loan, was obtained by the Master Servicer or the Special Servicer, as the case may be, and (b) the earliest of the relevant dates in respect of such Required Appraisal Loan specified in the first sentence of Section 3.19(b) hereof) equal to the excess, if any, of (x) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate, (iii) all accrued but unpaid Master Servicing Fees, Standby Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (y) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by the most recent relevant Appraisal acceptable for purposes of Section 3.19(b) hereof, net of (ii) the amount of any liens on such property (other than in respect of items described in clause (x)(v) above) that are prior to the lien of the Required Appraisal Loan. Notwithstanding the foregoing, if an Appraisal is required to be obtained pursuant to Section 3.19(b) but has not been obtained within the 30-day period contemplated by such section, then until the date such Appraisal is obtained the "Appraisal Reduction Amount" for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated

Principal Balance of such Required Appraisal Loan; provided that upon receipt of an Appraisal acceptable for purposes of Section 3.19(b) hereof, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the preceding sentence.

         "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

         "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits, or similar document or instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

         "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, if no Monthly Payment (other than a delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the amount that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to accrue interest (exclusive, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, of Excess Interest) in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date (as such terms and amortization schedule may have been modified, and such maturity date may have been extended, in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20). With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment that was due (or, in the case of a Balloon Mortgage Loan described in the preceding sentence of this definition, the Assumed Monthly Payment that was deemed due) in respect of the related Mortgage Loan on the last Due Date prior to its becoming an REO Loan.

         "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the balance on deposit in the Distribution Account as of 11:30 a.m. (New York City time) on such Distribution Date (or such later time on such date as of which distributions are made on the Certificates), including, without limitation, if and to the extent on deposit therein as of such time, the Master Servicer Remittance Amount for the related Master Servicer Remittance Date, any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent to cover uncollected Monthly Payments due and/or Assumed Monthly Payments deemed due during the related Collection Period, and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the calendar month in which such Distribution Date occurs, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) Prepayment Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to any of clauses (ii) through
(vi) of Section 3.05(b), and (v) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and
(b)(ii) of this definition.

         "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Monthly Payment due on its Stated Maturity Date is at least two times larger than the Monthly Payment due on the Due Date next preceding its Stated Maturity Date.

         "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Stated Maturity Date of such Mortgage Loan.

         "Bank": As defined in Section 2.08.

         "Base Prospectus": That certain prospectus dated November 20, 1997, relating to trust funds established by the Sponsor and publicly offered mortgage pass-through certificates evidencing interests therein.

         "Bloomberg": As defined in Section 4.02(a).

         "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York and the cities in which the Primary Servicing Offices of the Master Servicer and Special Servicer and the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

         "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Certificate": Any one of the Sponsor's Multifamily/Commercial Mortgage Pass- Through Certificates, Series 1998-MC1 as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

         "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

         "Certificate Notional Amount": With respect to any Class X Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class X Certificates.

         "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

         "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then-outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Certificates to which such Certificate belongs.

         "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Fiscal Agent or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which any of them is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01 or except in connection with the Controlling Class exercising its rights under Section 3.23, or unless such Persons collectively own an entire Class of Certificates and only the Holders of such Class of Certificates are entitled to grant such consent, approval or waiver. The Certificate Registrar shall be entitled to request and rely upon a certificate of the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer or, if other than the Trustee, the REMIC Administrator, as the case may be, in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or

"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

         "Certificateholder Reports": As defined in Section 4.02(a).

         "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

         "Class A Certificate": Any one of the Class A-1 or Class A-2 Certificates.

         "Class A-1 Certificate": Any one of the Certificates with a "Class A-1" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class B Certificate": Any one of the Certificates with a "Class B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class D Certificate": Any one of the Certificates with a "Class D" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class E Certificate": Any one of the Certificates with a "Class E" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class F Certificate": Any one of the Certificates with a "Class F" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class G Certificate": Any one of the Certificates with a "Class G" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class H Certificate": Any one of the Certificates with a "Class H" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class J Certificate": Any one of the Certificates with a "Class J" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class K Certificate": Any one of the Certificates with a "Class K" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class L Certificate": Any one of the Certificates with a "Class L" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class M Certificate": Any one of the Certificates with a "Class M" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class N Certificate": Any one of the Certificates with a "Class N" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "Class Notional Amount": The aggregate hypothetical or notional amount on which the Class X Certificates collectively accrue interest equal to the aggregate of the Component Notional Amounts of the Class X REMIC III Regular Interests outstanding from time to time.

         "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each Class of the Sequential Pay Certificates shall be permanently reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(a) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.04.

         "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

         "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

         "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X Certificate": Any one of the Certificates with a "Class X" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing multiple "regular interests" in REMIC III for purposes of the REMIC Provisions.

         "Class X REMIC III Regular Interest": Any of REMIC III Regular Interest X-A-1, REMIC III Regular Interest X-A-2, REMIC III Regular Interest X-B, REMIC III Regular Interest X-C, REMIC III Regular Interest X-D, REMIC III Regular Interest X-E, REMIC III Regular Interest X-F, REMIC III Regular Interest X-G, REMIC III Regular Interest X-H, REMIC III Regular Interest X-J, REMIC III Regular Interest X-K, REMIC III Regular Interest X-L, REMIC III Regular Interest X-M and REMIC III Regular Interest X-N.

         "Class X Strip Rate": With respect to each Class X REMIC III Regular Interest, for any Distribution Date, the excess, if any, of (i) the REMIC II Remittance Rate in respect of the Corresponding REMIC II Regular Interest for such Distribution Date, over (ii) the Pass-Through Rate in respect of the Corresponding Class of Sequential Pay Certificates for such Distribution Date.

         "Closing Date": May 6, 1998.

         "Code": The Internal Revenue Code of 1986, as amended.

         "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) on behalf of the Trustee in trust for Certificateholders, which shall be entitled "AMRESCO Services, L.P. [or the name of any successor Master Servicer], as Master Servicer, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1".

         "Collection Period": With respect to any Distribution Date, the period commencing immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off
Date) and ending on and including the Determination Date in the calendar month in which such Distribution Date occurs.

         "Commission": The Securities and Exchange Commission.

         "Comparative Financial Status Report": A report containing substantially the information set forth in Exhibit F-7 hereto, setting forth, among other things, the occupancy and debt service coverage ratio for each Mortgage Loan or related Mortgaged Property, as applicable, as of the date of the latest financial information (covering no less than 12 months) available immediately preceding the preparation of such report and the revenue and net operating income for each of the following three periods (to the extent such information is in the Master Servicer's or the Special Servicer's possession): (i) the most current available year-to-date, (ii) each of the previous two full fiscal years stated separately; and (iii) the "base year" (representing the original analysis of information used as of the Cut-off Date).

         "Component Notional Amount": The notional amount on which any of the Class X REMIC III Regular Interests accrues interest, which, in the case of any Class X REMIC III Regular Interest, as of any date of determination, shall equal the then current Uncertificated Principal Balance of the Corresponding REMIC II Regular Interest.

         "Confidential Information": As defined in Section 3.24.

         "Controlling Class": As of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest Payment Priority (the Class A Certificates being treated as a single Class for this purpose) that has a then-outstanding Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof (or, if no Class of Sequential Pay Certificates has a Class Principal Balance at least equal to 25% of the Initial Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class Principal Balance).

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107.

         "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or a related Mortgaged Property becoming an REO Property).

         "Corresponding REMIC II Regular Interest": With respect to any Class of Sequential Pay Certificates, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that is the same as the alphabetical and, if applicable, numerical Class designation for such Class of Sequential Pay Certificates; with respect to any Class X REMIC III Regular Interest, the REMIC II Regular Interest that has an alphabetical and, if applicable, numerical designation that, when preceded by "X-", is the same as the alphabetical and, if applicable, numerical designation for such Class X REMIC III Regular Interest.

         "Corresponding Class of Sequential Pay Certificates": With respect to any Class X REMIC III Regular Interest, the Class of Sequential Pay Certificates that has an alphabetical and, if applicable, numerical designation that, when preceded by "X-", is the same as the alphabetical and, if applicable, numerical designation for such Class X REMIC III Regular Interest; and, with respect to any REMIC II Regular Interest, the Class of Sequential Pay Certificates that has an alphabetical and, if applicable, numerical Class designation that is the same as the alphabetical and, if applicable, numerical designation for such REMIC II Regular Interest.

         "CREI": Citicorp Real Estate, Inc. or its successor in interest.

         "CREI Mortgage Loan": Any of the Mortgage Loans, other than AMRESCO Mortgage Loans and Goldman Mortgage Loans. The CREI Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Contributor".

         "Cross-Collateralized Mortgage Loan": Any Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Mortgage Loans.

         "CSSA Reports": With respect to the Mortgage Pool, the CSSA 100.1 Set-Up Data Record Layout substantially in the form attached hereto as Exhibit G-1, the CSSA 100.1 Loan Periodic Update File substantially in the form attached hereto as Exhibit G-2 and the CSSA 100.1 Property Data File substantially in the form attached hereto as Exhibit G-3.

         "Current Principal Distribution Amount": With respect to any Distribution Date, an amount (calculated in accordance with Section 1.02) equal to the aggregate of, without duplication:

         (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any REO Loans for their respective Due Dates occurring during the calendar month in which such Distribution Date occurs;

         (b) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

         (c) with respect to any Balloon Mortgage Loan as to which the related Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayment) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Balloon Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered;

         (d) all Liquidation Proceeds, Insurance Proceeds and, to the extent not included in clause (a), clause (b) or clause (c) above, payments or other amounts received on or in respect of the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents (i) a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed

    Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered or (ii) the principal portion of a Monthly Payment made by the related Mortgagor during the related Collection Period that is due subsequent to the end of the calendar month in which such Distribution Date occurs; and

         (e) all Liquidation Proceeds, Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the calendar month in which such Distribution Date occurs, that was not previously recovered.

         "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party or an Affiliate of any of them.

         "Cut-off Date": April 1, 1998 or, with respect to the one Mortgage Loan (identified on the Mortgage Loan Schedule by control number 2 and property name 200 Market Building) with a scheduled due date of the 11th of each month, April 11, 1998. References herein to the "Cut-off Date" with respect to the Mortgage Loans refer to the applicable Cut-off Date for each Mortgage Loan.

         "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, net of all unpaid payments of principal due in respect thereof on or before such date.

         "Debt Service Coverage Ratio": With respect to any Mortgage Loan, as of any date of determination, calculated without regard to any cross-collateralization feature of such Mortgage Loan, the ratio of (x) the Net Operating Income (before payment of any debt service on such Mortgage Loan) generated by the related Mortgaged Property during the most recently ended period of not more than twelve months or less than three months for which financial statements (whether or not audited) have been received by or on behalf of the Mortgage Loan Seller (prior to the Closing Date) or the Master Servicer or Special Servicer (following the Closing Date) (such Net Operating Income to be annualized if the relevant period is less than twelve months), to
(y) the product of the amount of the Monthly Payment in effect for such Mortgage Loan as of such date of determination, multiplied by 12.

         "Default Charges": Any and all Default Interest and late payment charges paid or payable, as the context requires, in connection with a default under a Mortgage Loan or any successor REO Loan.

         "Default Interest": With respect to any Mortgage Loan (or related REO
Loan), any amounts collected thereon, other than late payment charges and Prepayment Premiums, that represent interest (exclusive, if applicable, of Excess Interest) in excess of interest accrued on the principal balance of such Mortgage Loan (or REO Loan) at the related Mortgage Rate, such excess interest arising out of a default under such Mortgage Loan.

         "Defaulted Mortgage Loan": Any Specially Serviced Mortgage Loan as to which a material default has occurred or a default in respect of any payment thereon is reasonably foreseeable, and which the Special Servicer has determined, in its reasonable and good faith judgment, will become the subject of a foreclosure sale or similar proceedings (the basis for which determination shall be set forth in an Officer's Certificate to be delivered to the Master Servicer and the Trustee).

         "Defaulting Party": As defined in Section 7.01(b).

         "Defeasance Collateral": With respect to any Defeasance Loan, direct noncallable government obligations of the United States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC Provisions.

         "Defeasance Loan": Any Mortgage Loan which grants the holder or the Mortgagor a Defeasance Option.

         "Defeasance Option": With respect to any Defeasance Loan, the right of a Mortgagor, pursuant to the terms of the related Mortgage Note or the Mortgage, to obtain a release (or the right of the holder of such Mortgage Loan to condition the release) of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of Defeasance Collateral.

         "Definitive Certificate": As defined in Section 5.03(a).

         "Delinquent Loan Status Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the last day of the most recently ended calendar month were (i) delinquent 30-59 days, (ii) delinquent 60-89 days, (iii) delinquent 90 days or more, (iv) current but specially serviced, (v) in foreclosure but as to which the related Mortgaged Property had not become REO Property, or (vi) related to a Mortgaged Property which had become REO Property, substantially in the form of, and including such additional information in respect of each such Mortgage Loan as set forth on Exhibit F-1 attached hereto.

         "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

         "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 11th day of the month in which such Distribution Date occurs, or if such 11th day is not a Business Day, the Business Day immediately preceding.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers (other than the sale of an REO Property pursuant to Section 3.18(d)), the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to, or funds, repairs or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in conjunction with leasing activity).

         "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or
(v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

         "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such Class of Certificates as provided below. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date shall be allocated to the respective Classes of REMIC III Regular Certificates on such Distribution Date as follows: first, to the respective Classes of REMIC III Regular Certificates (other than the Senior Certificates), sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date; and thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date. Any portion of the Net Aggregate Prepayment Interest Shortfall, if any, for any Distribution Date that is allocated as provided above to the Class X Certificates shall be deemed allocated among all the Class X REMIC III Regular Interests on a pro rata basis in accordance with the respective amounts of Accrued Component Interest for such Class X REMIC III Regular Interests for such Distribution Date.

         "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "LaSalle National Bank [or the name of any successor Trustee], as Trustee, in trust for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1".

         "Distribution Date": The 18th day of any month, or if such 18th day is not a Business Day, the Business Day immediately following, commencing in May 1998.

         "Distribution Date Statement": As defined in Section 4.02(a).

         "Document Defect": As defined in Section 2.02(e).

         "Due Date": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on the related Mortgage Loan had been scheduled to be first due.

         "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, including, without limitation, the Trustee (if it meets the following rating criteria), the long-term unsecured debt obligations of which are rated no less than "AA" by S&P and "AA" by Fitch (if the deposits are to be held in the account for more than 30 days), or the short-term unsecured debt obligations of which are rated no less than "A-1+" by S&P and "F-1+" by Fitch (if the deposits are to be held in the account for 30 days or less), in each case, at any time funds are on deposit therein, (ii) a segregated trust account or accounts maintained with the corporate trust department of a federally chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity, (iii) a segregated trust account or accounts maintained with the corporate trust department of a state chartered depository institution or trust company, including, without limitation, the Trustee, acting in its fiduciary capacity and subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R. ss. 9.10(b), or (iv) any other account which would not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).

         "Emergency Advance": Any Servicing Advance (whether or not it is a Servicing Advance that, pursuant hereto, the Special Servicer is required to request the Master Servicer to make) that must be made within 10 days of the Special Servicer's becoming aware that it must be made in order to avoid any material penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property.

         "Event of Default": One or more of the events described in Section 7.01(a).

         "Excess Interest": With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, all interest accrued thereon at the Excess Interest Rate, the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until all interest accrued at the Mortgage Rate (net of the Excess Interest Rate) and outstanding principal has been paid, together with all interest, if any, accrued at the related Mortgage Rate on such deferred interest and compounded monthly.

         "Excess Interest Rate": With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, the incremental increase in the Mortgage Rate for such Mortgage Loan resulting from the passage of such Anticipated Repayment Date.

         "Exchange Act": The Securities Exchange Act of 1934, as amended.

         "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates and Class G Certificates.

         "Fannie Mae": The Federal National Mortgage Association or any successor.

         "FDIC": The Federal Deposit Insurance Corporation or any successor.

         "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

         "Final Recovery Determination": A determination by the Special Servicer with respect to any defaulted Mortgage Loan or REO Property and, accordingly, the related REO Loan (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller or an Additional Warranting Party or an Affiliate of any of them pursuant to Section 2.03, by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries (including, without limitation, by reason of a sale of such Mortgage Loan or REO Property pursuant to Section 3.18(d) hereof) that the Special Servicer has determined, in accordance with the Servicing Standard, exercised without regard to any obligation of the Master Servicer or Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will be ultimately recoverable.

         "Fiscal Agent": ABN AMRO, in its capacity as Fiscal Agent hereunder, or any successor Fiscal Agent as herein provided.

         "Fitch": Fitch IBCA, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Fitch IBCA, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor.

         "Goldman Mortgage Loan": Any of the Mortgage Loans acquired by the Mortgage Loan Seller from Goldman Sachs Mortgage pursuant to the Goldman/CREI Mortgage Loan Purchase Agreement, other than an AMRESCO Mortgage Loan. The Goldman Mortgage Loans are identified as such on the Mortgage Loan Schedule under the heading "Loan Contributor".

         "Goldman/CREI Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of April 29, 1998, between Goldman Sachs Mortgage and CREI.

         "Goldman Sachs Mortgage": Goldman Sachs Mortgage Company or its successor in interest.

         "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

         "Group": A group of Mortgage Loans that are cross-collateralized and cross-defaulted with each other.

         "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

         "Historical Loan Modification Report": A report or reports setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, have been modified pursuant to this Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cutoff Date, showing the original and the revised terms thereof, substantially in the form of, and including such additional information in respect of each such Mortgage Loan as set forth on, Exhibit F-2 attached hereto.

         "Historical Loss Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the amount of Liquidation Proceeds received, and Liquidation Expenses incurred, both during the Collection Period ending on such Determination Date and historically, and
(ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan and REO Property-by-REO Property basis, substantially in the form of, and including such additional information in respect of each Defaulted Mortgage Loan and REO Property as to which a Final Recovery Determination has been made as set forth on, Exhibit F-3 attached hereto.

         "HUD-Approved Servicer": A servicer that is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

         "Hyper-Amortization Loan": A Mortgage Loan that provides for, if such Mortgage Loan is not paid in full prior to or on its Anticipated Repayment Date, (i) the accrual of Excess Interest thereon and (ii) the application (in reduction of the outstanding principal of such Mortgage Loan) of an amount (in addition to the principal portion of the required Monthly Payment) equal to the excess (if any) of certain net cash flow from the related Mortgaged Property over the sum of the related Monthly Payment and certain permitted property expenses.

         "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, and (iii) is not connected with the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Sponsor, the Mortgage Loan Seller, such Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or any Affiliate thereof, as the case may be.

         "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by (i) any Person that owns, directly or indirectly, 35 percent or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall not be an expense of the Trustee, the REMIC Administrator or the Trust, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Initial Class Notional Amount": With respect to the Class X Certificates, the initial Class Notional Amount thereof as of the Closing Date equal to $1,294,362,624.

         "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                                  Initial Class
Class                                            Principal Balance
-----                                            -----------------
Class A-1                                          $222,000,000
Class A-2                                          $658,166,000
Class B                                            $ 51,775,000
Class C                                            $ 71,190,000
Class D                                            $ 12,943,000
Class E                                            $ 64,718,000
Class F                                            $ 12,944,000
Class G                                            $ 38,831,000
Class H                                            $ 51,774,000
Class J                                            $ 12,944,000
Class K                                            $ 12,944,000
Class L                                            $ 32,359,000
Class M                                            $ 22,651,000
Class N                                            $ 29,123,624

         "Initial Pool Balance": The aggregate Cut-off Date Balance of all the Mortgage Loans included in the Trust Fund as of the Closing Date.

         "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or in respect of such REO Property, as the case may be.

         "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

         "Interest Accrual Basis": The basis on which interest accrues in respect of any Mortgage Loan, any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of REMIC III Regular Certificates or any Class X REMIC III Regular Interest, in each case consisting of one of the following:
(i) interest calculated based upon a 360-day year and accrued on the basis of twelve 30-day months; (ii) interest accrued for the actual number of days elapsed each month and calculated based upon a 360-day year; (iii) interest accrued for the actual number of days elapsed each month and calculated based upon a 365-day year; or (iv) interest accrued for the actual number of days elapsed each month and calculated based upon an actual calendar year (taking account of leap years).

         "Interest Accrual Period": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest, any Class of REMIC III Regular Certificates or any Class X REMIC III Regular Interests, for any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs (except that the Interest Accrual Period for each REMIC I Regular Interest, each REMIC II Regular Interest, each Class X REMIC III Regular Interest and each

Class of Sequential Pay Certificates for the initial Distribution Date shall be the one-month period from April 7, 1998 to May 6, 1998, inclusive).

         "Interest Only Certificate": Any Class X Certificate.

         "Interested Person": The Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer, any Holder of a Certificate, or any Affiliate of any such Person.

         "Investment Account": As defined in Section 3.06(a).

         "IRS": The Internal Revenue Service or any successor.

         "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

         "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment or an Assumed Monthly Payment in respect of such Mortgage Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period, or for a Due Date coinciding with or preceding the Cut-off Date, and not previously received or recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Monthly Payment or an Assumed Monthly Payment in respect of the related Mortgage Loan or of an Assumed Monthly Payment in respect of such REO Loan due or deemed due, as the case may be, for a Due Date in a previous Collection Period and not previously received or recovered. The term "Late Collections" shall specifically exclude any Default Charges.

         "Legal Final Distribution Date": With respect to any REMIC I Regular Interest, any REMIC II Regular Interest or any Class of REMIC III Regular Certificates, the "latest possible maturity date" thereof, calculated solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

         "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller or the applicable Additional Warranting Party or any Affiliate of any of them pursuant to Section 2.03; or
(iv) such Mortgage Loan is purchased by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b), by the Master Servicer or the Special Servicer pursuant to Section 3.18(c), or by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (x) a Final Recovery Determination is made with respect to such REO Property; or (y) such REO Property is purchased by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

         "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses due and owing (but not otherwise covered by Servicing Advances) in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09 or 3.18 (including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions and conveyance taxes).

         "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property repurchased (x) by the Mortgage Loan Seller or an Additional Warranting Party or any Affiliate of any of them pursuant to Section 2.03 within 120 days of the Mortgage Loan Seller's or such Additional Warranting Party's, as the case may be, notice or discovery of the breach or Document Defect giving rise to such repurchase obligation, (y) by the Majority Certificateholder of the Controlling Class, the Master Servicer or the Special Servicer pursuant to Section 3.18 or (z) by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

         "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, 1.0%.

         "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting, or that constituted, security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor or any guarantor; (iv) the purchase of a Defaulted Mortgage Loan by the Majority Certificateholder of the Controlling Class pursuant to Section 3.18(b) or by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to Section 3.18(d); (v) the repurchase of a Mortgage Loan by the Mortgage Loan Seller or an Additional Warranting Party or any Affiliate of any of them pursuant to Section 2.03; or
(vi) the purchase of a Mortgage Loan or REO Property by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 9.01.

         "Majority Certificateholder": With respect to any specified Class or Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes, as the case may be.

         "Master Servicer": AMRESCO Services, L.P., its successor in interest or any successor master servicer appointed as herein provided.

         "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the calendar month in which such Master Servicer Remittance Date occurs, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest (including, without limitation, Excess Interest), Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to any of clauses (ii) through (xvi) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that, with respect to the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date, the Master Servicer Remittance Amount will be calculated without regard to clauses (b)(i), (b)(ii) and (b)(iii) of this definition.

         "Master Servicer Remittance Date": The Business Day immediately preceding each Distribution Date.

         "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Master Servicer pursuant to Section 3.11(a) and from which any Primary Servicing Fees are payable.

         "Master Servicing Fee Rate": With respect to each Mortgage Loan (and any related REO Loan), the rate per annum that is 1.82 basis points (0.0182% per annum) less than the Administrative Fee Rate specified for such Mortgage Loan in the Mortgage Loan Schedule.

         "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

         (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

         (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

         (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

         "Monthly Payment": With respect to any Mortgage Loan, for any Due Date as of which such Mortgage Loan is outstanding, the scheduled monthly payment (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the minimum required monthly payment) of principal and/or interest on such Mortgage Loan, including, without limitation, a Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20) and applicable law; provided that the Monthly Payment due in respect of any Hyper-Amortization Loan after its Anticipated Repayment Date shall not include Excess Interest.

         "Mortgage": With respect to any Mortgage Loan, separately and collectively, as the context may require, each mortgage, deed of trust and/or other similar document or instrument securing the related Mortgage Note and creating a lien on the related Mortgaged Property.

         "Mortgage File": With respect to any Mortgage Loan, subject to Section 2.01(c), collectively the following documents:

         (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1, without recourse";

         (ii) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

         (iii) an original assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity);

         (iv) the original or a copy of any related Assignment of Leases (if any such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

         (v) an original assignment of any related Assignment of Leases (if any such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

         (vi) an original or copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any;

         (vii) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause
                (iii) above;

         (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

         (ix) the original or a copy of the lender's title insurance policy issued as of the date of the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

         (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan which was in the possession of the Mortgage Loan Seller or an Additional Warranting Party, as applicable, at the time the Mortgage Files were delivered to the Trustee;

         (xi) (A) file or certified copies of any UCC Financing Statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the

                Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Mortgage Loan Seller or an Additional Warranting Party, as applicable, at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the related UCC-1, UCC-2 or UCC-3 financing statements were in the possession of the Mortgage Loan Seller or an Additional Warranting Party, as applicable, a UCC-2 or UCC-3 financing statement, as applicable, executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest to the Trustee (or a certified copy of such assignment as sent for filing);

         (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor;

         (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original Ground Lease or a copy thereof;

         (xiv) the original or copy of any intercreditor agreement relating to such Mortgage Loan;

         (xv) the original or copy of any operating lease relating to the related Mortgaged Property; and

         (xvi) any additional documents required to be added to the Mortgage File pursuant to this Agreement;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

         "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

         "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, which list is attached hereto as Schedule I and may be amended from time to time in accordance with Section 2.02(e). The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage
Loan:

         (i)    the loan number and control number;

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

         (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

         (iii)  the Mortgage Rate in effect as of the Cut-off Date;

         (iv)   the original principal balance;

         (v)    the Cut-off Date Balance;

         (vi) the (A) remaining term to stated maturity and (B) Stated Maturity Date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date;

         (vii)  the Due Date;

         (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

         (ix) the Administrative Fee Rate (inclusive of the Primary Servicing Fee Rate);

         (x)    the Primary Servicing Fee Rate;

         (xi) whether the Mortgagor's interest in the related Mortgaged Property is a leasehold estate;

         (xii) whether it is a CREI Mortgage Loan, a Goldman Mortgage Loan or an AMRESCO Mortgage Loan;

         (xiii) whether the Mortgage Loan is a Cross-Collateralized Mortgage Loan and, if so, a reference to the other Mortgage Loans that are cross-collateralized with such Mortgage Loan;

         (xiv)  whether the Mortgage Loan is a Hyper-Amortization Loan; and

         (xv)   whether the Mortgage Loan is a Defeasance Loan.

The Mortgage Loan Schedule shall also set forth the aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

         "Mortgage Loan Seller": CREI.

         "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

         "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

         "Mortgage Rate": With respect to (i) any Mortgage Loan on or prior to its Stated Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law, (ii) any Mortgage Loan after its Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii) above, as applicable, determined as if the related Mortgage Loan had remained outstanding.

         "Mortgaged Property": Individually and collectively, as the context may require, each real property (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a Mortgage Loan. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

         "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

         "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the sum of (i) the aggregate amount remitted by the Master Servicer for deposit in the Distribution Account for such Distribution Date pursuant to Section 3.19(e) in connection with such Prepayment Interest Shortfalls and (ii) the aggregate of all Prepayment Interest Excesses collected in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period.

         "Net Default Charges": With respect to any Mortgage Loan or REO Loan, any Default Charges actually collected thereon (determined in accordance with the allocation of amounts collected as specified in Section 1.02), net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan.

         "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

         "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses and investment costs, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with
Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

         "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the related Administrative Fee Rate.

         "Net Operating Income": With respect to any Mortgaged Property, the total operating revenues derived from such Mortgaged Property, minus the total fixed and variable operating expenses incurred in respect of such Mortgaged Property (subject to adjustments for, among other things, (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property).

         "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

         "Nonrecoverable P&I Advance": Any P&I Advance made or proposed to be made in respect of a Mortgage Loan or REO Loan which, as determined by the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or the related REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

         "Nonrecoverable Servicing Advance": Any Servicing Advance made or proposed to be made in respect of a Mortgage Loan or an REO Property which, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, in its reasonable and good faith judgment, will not be recoverable (together with Advance Interest accrued thereon), or which in fact was not ultimately recovered, from late payments, Insurance Proceeds, Liquidation Proceeds or any other recovery on or in respect of such Mortgage Loan or such REO Property (without giving effect to potential recoveries on deficiency judgments or recoveries from guarantors).

         "Non-Registered Certificate": Unless and until registered under the Securities Act, any Class H, Class J, Class K, Class L, Class M, Class N or Residual Certificate.

         "Non-United States Person": Any person other than a United States
Person.

         "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

         "Operating Statement Analysis": As defined in Section 4.02(b).

         "Opinion of Counsel": A written opinion of counsel (who must, in connection with any opinion rendered pursuant hereto with respect to tax matters or a resignation under Section 6.04, be Independent counsel, but who otherwise may be salaried counsel for the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Trustee, the Fiscal Agent, the REMIC Administrator, the Master Servicer or the Special Servicer), which written opinion is acceptable and delivered to the addressee(s).

         "OTS": The Office of Thrift Supervision or any successor thereto.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate": With respect to any Class of Sequential Pay Certificates, for any Distribution Date, the rate per annum specified as such in respect of such Class of Certificates in the Preliminary Statement hereto. With respect to the Class X Certificates, for any Distribution Date, the weighted average, expressed as a percentage, and rounded to eight decimal places, of the respective Class X Strip Rates in effect for all the Class X REMIC III Regular Interests for such Distribution Date, weighted on the basis of their respective Component Notional Amounts outstanding immediately prior to such Distribution Date.

         "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates, pro rata; second, the Class B Certificates; third, the Class C Certificates; fourth, the Class D Certificates; fifth, the Class E Certificates; sixth, the Class F Certificates; seventh, the Class G Certificates; eighth, the Class H Certificates; ninth, the Class J Certificates; tenth, the Class K Certificates; eleventh, the Class L Certificates; twelfth, the Class M Certificates; thirteenth, the Class N Certificates; and last, the respective Classes of Residual Certificates.

         "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

         "Permitted Investments": Any one or more of the following obligations:

         (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

         (ii) repurchase obligations with respect to any security described in clause (i) above, provided that the party agreeing to repurchase such obligations is a financial institution meeting the requirements set forth in clause (iii) below;

         (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P or Fitch, otherwise acceptable to S&P or Fitch, as applicable, as confirmed in writing that such investment would not result in the qualification, downgrade or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates);

         (iv) commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated no less than "A-1+" by S&P and "F-1+" by Fitch; and

         (v) any other obligation or security which would not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates, evidence of which shall be confirmed in writing by each Rating Agency to the Trustee;

provided that no investment described hereunder shall evidence either the right to receive (a) only interest with respect to such investment or (b) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity; and provided, further, that no investment described hereunder may be sold prior to stated maturity if such sale would result in a loss of principal on the instrument or a tax on "prohibited transactions" under Section 860F of the Code; and provided, further, that no investment described hereunder may have an "r" highlighter or other comparable qualifier attached to its rating; and provided, further, that each investment described hereunder shall, by its terms, have a predetermined fixed amount of principal due at maturity (that cannot vary or change), an original maturity of not more than 365 days and either a fixed interest rate or variable interest rate tied to a single interest rate index plus a single fixed spread; and provided, further, that each investment described hereunder shall be a "cash flow investment", as defined in the REMIC Provisions.

         "Permitted Transferee": Any Transferee of a Residual Certificate other than either a Disqualified Organization or a Non-United States Person.

         "Person": Any individual, corporation, partnership, joint venture, association, joint- stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof.

         "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the Fannie Mae Multifamily Guide, Part II, as amended from time to time.

         "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.03.

         "Plan": As defined in Section 5.02(c).

         "Prepayment Assumption": The assumption that no Mortgage Loan (other than a Hyper-Amortization Loan) is prepaid prior to its Stated Maturity Date and that no Hyper-Amortization Loan is prepaid prior to, but each is paid in its entirety on, its Anticipated Repayment Date, such assumption to be used for determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests and the Certificates for federal income tax purposes.

         "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment, in full or in part, after the related Due Date in any Collection Period, any payment of interest (net of related Master Servicing Fees and Standby Fees and exclusive of Prepayment Premiums and, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) actually collected from the related Mortgagor and intended to cover the period from the related Due Date in such Collection Period to the date of prepayment.

         "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment, in full or in part, prior to the related Due Date in any Collection Period, the amount of uncollected interest (determined without regard to any Prepayment Premium that may have been collected and exclusive of, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) that would have accrued at a per annum rate equal to the sum of the Net Mortgage Rate for such Mortgage Loan plus the Trustee Fee Rate, on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day prior to the related Due Date in such Collection Period, inclusive.

         "Prepayment Premium": Any premium, penalty, charge or fee (including, without limitation, a yield maintenance payment) paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan.

         "Primary Servicing Fee": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the monthly fee payable to the Sub-Servicer by the Master Servicer from the Master Servicing Fee.

         "Primary Servicing Fee Rate": With respect to each Mortgage Loan that is subject to a Sub-Servicing Agreement as of the Closing Date, the rate per annum specified as such in the Mortgage Loan Schedule.

         "Primary Servicing Office": With respect to the Master Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Atlanta, Georgia and, with respect to the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement, initially located in Rockville, Maryland.

         "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the Current Principal Distribution Amount for such Distribution Date and, if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on the preceding Distribution Date.

         "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest (without regard to any Prepayment Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

         "Proposed Plan": As defined in Section 3.17(a).

         "Prospectus Supplement": That certain prospectus supplement dated April 29, 1998, relating to the Registered Certificates, that is a supplement to the Base Prospectus.

         "PTCE": As defined in Section 5.02(c).

         "PTE": As defined in Section 5.02(c).

         "Purchase Price": With respect to any Mortgage Loan, a price equal to the unpaid principal balance of the Mortgage Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) on the Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) if paid in connection with any repurchase of such Mortgage Loan by the Mortgage Loan Seller or the applicable Additional Warranting Party or any Affiliate of any of them pursuant to Section 2.03, all accrued and unpaid Advance Interest in respect of related Advances and (without duplication of the amounts described in the immediately preceding clause (b)) all other unreimbursed costs and expenses incurred by the Trust in connection with such repurchase. With respect to any REO Property, a price equal to the unpaid principal balance of the related REO Loan as of the date of purchase, together with (a) all accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of purchase, (b) all related unreimbursed Servicing Advances, and (c) if paid in connection with any repurchase of such REO Property by the Mortgage Loan Seller or the applicable Additional Warranting Party or any Affiliate of any of them pursuant to Section 2.03, all accrued and unpaid Advance Interest in respect of related Advances and (without duplication of the amounts described in the immediately preceding clause (b)) all other unreimbursed costs and expenses incurred by the Trust in connection with such repurchase. The Purchase Price of any Mortgage Loan or REO Property is intended to include, without limitation, principal and interest previously advanced with respect thereto and not previously reimbursed.

         "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent appraiser, who is an MAI, with at least five years of experience in respect of the relevant geographic location and property type.

         "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

         "Rating Agency": Each of S&P and Fitch.

         "Realized Loss": With respect to each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest (excluding Default Interest and, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) on such Mortgage Loan or REO Loan, as the case may be (without taking into account the amounts described in subclause (iv) of this sentence), to but not including the Due Date in the Collection Period in which the Final Recovery Determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses paid therefrom).

         With respect to any Mortgage Loan as to which any portion of the outstanding principal or accrued interest owed thereunder was forgiven in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to Section 3.20, the amount of such principal or interest (other than any Default Interest or Excess Interest) so forgiven.

         With respect to any Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20, the amount of the consequent reduction, if any, in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

         "Record Date": With respect to each Class of Certificates: (i) for the initial Distribution Date, the Closing Date; and (ii) for any subsequent Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

         "Registered Certificates": The Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates.

         "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish such "prime rate", then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate"; and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

         "Release Date": As defined in Section 3.20(g).

         "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

         "REMIC Administrator": LaSalle National Bank, its successor in interest, or any successor REMIC administrator appointed as herein provided.

         "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (inclusive of Excess Interest collected in respect of the Hyper-Amortization Loans after their respective Anticipated Repayment Dates and exclusive of payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents, Escrow Payments and Reserve Funds delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller and each Additional Warranting Party; (ii) any REO Property acquired in respect of a Mortgage Loan and all payments and proceeds of such REO Property; and (iii) such funds or assets as from time to time are deposited in the Distribution Account, the Collection Account and the REO Account (if established).

         "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance.

         "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, the Net Mortgage Rate in effect for the related Mortgage Loan as of the Closing Date.

         "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC II Regular Interest": Any of the 14 separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

         "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, for any Distribution Date, the Weighted Average REMIC I Remittance Rate for such Distribution Date.

         "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

         "REMIC III Certificate": Any Certificate, other than a Class R-I or Class R-II Certificate.

         "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

         "REMIC III Regular Interest X-A-1": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-1 outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-A-2": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest A-2 outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-B": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest B outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-C": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest C outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-D": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest D outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-E": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest E outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-F": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest F outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-G": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest G outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-H": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest H outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-J": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest J outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-K": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest K outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-L": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest L outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-M": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest M outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC III Regular Interest X-N": One of 14 components of the Class X Certificates having a Component Notional Amount equal to the Uncertificated Principal Balance of REMIC II Regular Interest N outstanding from time to time, and constituting a "regular interest" in REMIC III for purposes of the REMIC Provisions.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "CRIIMI MAE Services Limited Partnership [or the name of any successor Special Servicer], as Special Servicer, in trust for registered holders of Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1".

         "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

         "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

         "REO Extension": As defined in Section 3.16(a).

         "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property acquired in respect of any Mortgage Loan. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Monthly Payment and otherwise to have the same terms and conditions as the predecessor Mortgage Loan. Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of the predecessor Mortgage Loan as of the date of the related REO Acquisition. In addition, all Monthly Payments (other than any Balloon Payment, except to the extent it constitutes part of any related Assumed Monthly Payments), Assumed Monthly Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of the related Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Servicing Fees and any unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer, Special Servicer, Trustee and/or the Fiscal Agent in respect of such Advances, shall continue to be payable or reimbursable to the Master Servicer, Special Servicer, Trustee and/or Fiscal Agent, as the case may be, in respect of an REO Loan.

         "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trust for the benefit of the Certificateholders pursuant to
Section 3.09 through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

         "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

         "REO Status Report": A report or reports substantially in the form of Exhibit F-4 attached hereto setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the Acquisition Date of such REO Property, (ii) the amount of REO Revenues collected with respect to such REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of such REO Property based on the most recent Appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any valuation prepared internally by the Special Servicer).

         "REO Tax": As defined in Section 3.17(a).

         "Representing Party": As defined in Section 2.05(d).

         "Request for Release": A request for release signed by a Servicing Officer of, as applicable, the Master Servicer or Special Servicer in the form of Exhibit D attached hereto.

         "Required Appraisal Loan": As defined in Section 3.19(b).

         "Required Claims-Paying Ratings": With respect to any insurance carrier, a claims-paying ability rating of "A" or better from S&P and a claims-paying ability (or equivalent) rating of "A" or better from Fitch (or, if not rated by Fitch, of "A" or better from Duff & Phelps Credit Rating Co., "A2" or better from Moody's Investors Service, Inc. or "A:IX" or better from A.M. Best); unless each of the Rating Agencies has confirmed in writing that an insurance company with lower or fewer claims-paying ability ratings shall not result, in and of itself, in a downgrading, withdrawal or qualification of the then current rating assigned by such Rating Agency to any Class of Certificates.

         "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

         "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for principal and interest payments, repairs, replacements, capital improvements (including, without limitation, tenant improvements and leasing commissions), and/or environmental testing and remediation with respect to the related Mortgaged Property.

         "Residual Certificate": Any Class R-I, Class R-II or Class R-III Certificate.

         "Responsible Officer": When used with respect to the Trustee, any officer assigned to the Asset-Backed Securities Trust Services Group, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject. When used with respect to the Fiscal Agent or any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

         "Responsible Party": With respect to any Document Defect or alleged Document Defect or any breach or alleged breach of a representation or warranty set forth in Section 2.05(d), either: (i) the Mortgage Loan Seller, if such Document Defect or alleged Document Defect relates to a CREI Mortgage Loan or if such breach or alleged breach is of a representation or warranty as to which the Mortgage Loan Seller is the Representing Party; (ii) AMRESCO Capital if such Document Defect or alleged Document Defect relates to an AMRESCO Mortgage Loan or if such breach or alleged breach is of a representation or warranty as to which AMRESCO Capital is the

Representing Party; or (iii) Goldman Sachs Mortgage if such Document Defect or alleged Document Defect relates to a Goldman Mortgage Loan or if such breach or alleged breach is of a representation or warranty as to which Goldman Sachs Mortgage is the Representing Party.

         "S&P": Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Sponsor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the REMIC Administrator, and specific ratings of Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

         "Securities Act": The Securities Act of 1933, as amended.

         "Security Agreement": With respect to any Mortgage Loan, any security agreement, chattel mortgage or similar document or instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

         "Senior Certificate": Any Class A-1, Class A-2 or Class X Certificate.

         "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1 and Class A-2 Certificates outstanding immediately prior to such Distribution Date exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

         "Sequential Pay Certificate": Any Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M or Class N Certificate.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

         "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 3.03(c) and 3.09,

(b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement. All Emergency Advances made by the Special Servicer hereunder shall be considered "Servicing Advances" for the purposes hereof.

         "Servicing Fees": With respect to each Mortgage Loan and REO Loan, the Master Servicing Fee, the Standby Fee and the Special Servicing Fee.

         "Servicing File": Any documents (other than documents required to be part of the related Mortgage File), including, without limitation, the related environmental site assessment report(s) referred to in Section 2.05(d)(xiv), in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan.

         "Servicing Officer": Any officer or authorized signatory of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of such officers and authorized signatories furnished by such party to the Trustee and the Sponsor on the Closing Date, as such list may be amended from time to time thereafter.

         "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

         "Servicing Standard": With respect to each of the Master Servicer and the Special Servicer, to service and administer the Mortgage Loans and any REO Properties for which such Person is responsible hereunder: (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for other third parties (giving due consideration to customary industry servicing standards) or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all Monthly Payments under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment Date)); and (c) without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with any related Mortgagor or any other party to this Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances;
(iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder generally or with respect to any particular transaction; (vi) the management and/or servicing of mortgage loan portfolios for other third parties; and (vii) any indemnity or repurchase obligation on the part of the Master Servicer or the Special Servicer, as the case may be, or any of their respective Affiliates with respect to the Mortgage Loans.

         "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

         "Single Certificate": For purposes of Section 4.02(a), a hypothetical Certificate of any Class of REMIC III Regular Certificates evidencing a $1,000 denomination or, in the case of a Class X Certificate, a 100% Percentage Interest in the related Class.

         "Special Servicer": CRIIMI MAE Services Limited Partnership, its successor in interest, or any successor special servicer appointed as herein provided.

         "Special Servicer Loan Status Report": A report or reports setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report or reports, (i) the aggregate unpaid principal balance of all Specially Serviced Mortgage Loans and
(ii) a loan-by-loan listing of all Specially Serviced Mortgage Loans indicating their status, date and reason for transfer to the Special Servicer, substantially in the form of Exhibit F-5 attached hereto.

         "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

         "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

         "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

         (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 30 days; or

         (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure has continued, or the Master Servicer determines in its good faith judgment will continue, unremedied for 60 days; or

         (c) the Master Servicer has determined, in its good faith judgment, that a default in the making of a Monthly Payment (including, without limitation, a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

         (d) there shall have occurred a default under the related loan documents, other than as described in clause (a), (b) or (c) above, that may, in the Master Servicer's good faith judgment, materially impair the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, 60 days); or

         (e) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding- up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

         (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

         (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

         (w) with respect to the circumstances described in clauses (a), (b) and (c) above, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

         (x) with respect to the circumstances described in clause (d) above, such default is cured;

         (y) with respect to the circumstances described in clauses (e), (f) and (g) above, such circumstances cease to exist in the good faith judgment of the Special Servicer; and

         (z) with respect to the circumstances described in clause (h) above, such proceedings are terminated.

         "Sponsor": Mortgage Capital Funding, Inc., or its successor in interest.

         "Standby Fee": With respect to each Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

         "Standby Fee Rate": With respect to each Mortgage Loan and each REO Loan, 0.015% per annum.

         "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

         "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.20 and, in the case of a Hyper-Amortization Loan, without regard to its Anticipated Repayment Date.

         "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), a principal amount initially equal to the Cut-off Date Balance of such Mortgage Loan, that is permanently reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) of, and all other collections allocated as provided in Section 1.02 to, principal of or with respect to such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

         "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

         "Sub-Servicer Termination Compensation": As defined in Section
3.22(d).

         "Sub-Servicer Termination Fee": As defined in Section 3.22(d).

         "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

         "Tax Matters Person": With respect to each of REMIC I, REMIC II and REMIC III, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T. The "Tax Matters Person" for each of REMIC I, REMIC II and REMIC III is the Holder of Certificates evidencing the largest Percentage Interest in the related Class of Residual Certificates.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal law or Applicable State Law.

         "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

         "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

         "Trust": The common law trust created hereby.

         "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III.

         "Trustee": LaSalle National Bank, in its capacity as Trustee hereunder, its successor in interest, or any successor trustee appointed as herein provided.

         "Trustee Fee": The fee payable to the Trustee on each Distribution Date for its services as Trustee hereunder, in an aggregate amount equal to one month's interest at the Trustee Fee Rate in respect of each Mortgage Loan and REO Loan, calculated on the same Interest Accrual Basis as is applicable to the accrual of interest on such Mortgage Loan and accrued during the most recently ended calendar month on the Stated Principal Balance of such Mortgage Loan or REO Loan, as the case may be, outstanding immediately prior to such Distribution Date.

         "Trustee Fee Rate": A rate of 0.0032% per annum.

         "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

         "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction.

         "UCC-1", "UCC-2" and "UCC-3": UCC financing statements on Form UCC-1, Form UCC-2 and Form UCC-3, respectively.

         "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, calculated on the same Interest Accrual Basis as is applicable to the accrual of interest of the related Mortgage Loan and accrued during the related Interest Accrual Period on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months and accrued during the related Interest Accrual Period on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date.

         "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (ii) a fraction, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate Prepayment Interest Shortfall for such Distribution Date allocated to such REMIC II Regular Interest as provided below. The portion, if any, of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocated to any Class of Sequential Pay Certificates or to any Class X REMIC III Regular Interest in accordance with the definition of "Distributable Certificate Interest" shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest.

         "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan, and the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount specified as its initial Uncertificated Principal Balance in the Preliminary Statement hereto. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.05(a) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.05(d). On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be permanently reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.05(e) and, if and to the extent appropriate, shall be further permanently reduced on such Distribution Date as provided in Section 4.05(g).

         "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more

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

United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

         "USPAP": The Uniform Standards of Professional Appraisal Practices.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 94.0% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances of their Certificates, and 6.0% of the Voting Rights shall be allocated to the Holders of the Class X Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

         "Watchlist": A report containing substantially the information set forth in Exhibit F-8 attached hereto, including, among other things, any Mortgage Loan that, as of the Determination Date immediately preceding the preparation of such report, had a Debt Service Coverage Ratio of less than 1.0x or, in the Master Servicer's good faith judgment, was otherwise in jeopardy of becoming a Specially Serviced Mortgage Loan.

         "Weighted Average REMIC I Remittance Rate": With respect to any Distribution Date, the weighted average of the respective REMIC I Remittance Rates applicable to the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of such REMIC I Regular Interests outstanding immediately prior to such Distribution Date; provided that, if the subject REMIC I Regular Interest does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Weighted Average REMIC I Remittance Rate for any Distribution Date, the REMIC I Remittance Rate for such REMIC I Regular Interest will be converted to the per annum rate that would produce, on the basis of a 360-day year consisting of twelve 30-day months, the actual amount of Accrued Certificate Interest in respect of such REMIC I Regular Interest for such Distribution Date.

         "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

         "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.0%.

         SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool.

         (a) All amounts collected in respect of any Group of Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors, Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master Servicer among such Mortgage Loans in accordance with the express provisions of the related loan documents and, in the absence of such express provisions,

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

on a pro rata basis in accordance with the respective amounts then "due and owing" as to each of the Mortgage Loans constituting such Group. All amounts collected in respect of or allocable to any particular individual Mortgage Loan (whether or not such Mortgage Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied for purposes of this Agreement (including, without limitation, for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses; second, as a recovery of accrued and unpaid interest (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date; third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any Default Charges then due and owing under such Mortgage Loan; eighth, as a recovery of any assumption fees and modification fees then due and owing under such Mortgage Loan; ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal; tenth, as an early recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and, eleventh, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such Hyper-Amortization Loan, to but not including the date of receipt. The Master Servicer shall, to the fullest extent permitted by applicable law and the related Mortgage Loan documents, apply all payments on and proceeds of each Mortgage Loan to amounts actually due and owing from the related Mortgagor in a manner consistent with the foregoing and shall maintain accurate records of how all such payments and proceeds are actually applied and are applied for purposes of this Agreement.

         (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be applied for purposes of this Agreement (including, without limitation for purposes of determining distributions on the Certificates pursuant to Article IV and additional compensation payable to the Master Servicer, the Special Servicer and any Sub-Servicers) as follows: first, as a recovery of any related unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest (excluding, in the case of an REO Loan that relates to a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; fourth, as a recovery of any Prepayment Premium then due and owing under such REO Loan; fifth, as a recovery of any other amounts (including, without limitation, Default Charges) deemed to be due and owing in respect of the related REO Loan; and, sixth, in the case of an REO Loan that relates to a Hyper-Amortization Loan after its Anticipated Repayment Date, as a recovery of accrued and unpaid Excess Interest on such REO Loan to but not including the date of receipt.

         (c) For the purposes of calculating distributions pursuant to this Agreement, Excess Interest on a Hyper-Amortization Loan or a successor REO Loan shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated Principal Balance of such Hyper-Amortization Loan or successor REO Loan. To the extent any Excess Interest is not paid on a current basis, it shall be deemed to be deferred interest.

         (d) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer pursuant to Section 3.11, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements, and such payments so made shall constitute the sole amount that will be paid to the Master Servicer and the Special Servicer with respect thereto.

         (e) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the reports to be delivered thereby pursuant to Section 4.02(b).

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

                                  ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

         SECTION 2.01. Conveyance of Mortgage Loans.

         (a) It is the intention of the parties hereto that a common law trust be established pursuant to this Agreement. LaSalle National Bank is hereby appointed, and does hereby agree to act, as Trustee hereunder and, in such capacity, to hold the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders. It is not intended that this Agreement create a partnership or a joint-stock association.

         (b) Each of the Sponsor and, at the direction of the Sponsor given pursuant to the CREI Mortgage Loan Purchase Agreement, the Mortgage Loan Seller, concurrently with its execution and delivery hereof, does hereby assign, transfer, sell and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Sponsor and the Mortgage Loan Seller, respectively, in, to and under the Mortgage Loans identified on the Mortgage Loan Schedule and all other assets included or to be included in REMIC I. Such assignment includes (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date), together with all documents delivered or caused to be delivered hereunder with respect to such Mortgage Loans by the Mortgage Loan Seller and each Additional Warranting Party; (ii) any REO Property acquired in respect of a Mortgage Loan; and (iii) such funds or assets as from time to time are deposited in the Distribution Account, the Collection Account and the REO Account (if established).

         It is intended that the conveyance of the Mortgage Loans and the related rights and property by the Sponsor and the Mortgage Loan Seller to the Trustee, as provided in this Section be, and be construed as, an absolute transfer of the Mortgage Loans by the Sponsor and the Mortgage Loan Seller to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans by the Sponsor or the Mortgage Loan Seller to the Trustee to secure a debt or other obligation of the Sponsor or the Mortgage Loan Seller, as the case may be. However, in the event that the Mortgage Loans are held to be property of the Sponsor or the Mortgage Loan Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that, (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyance provided for in this Section shall be deemed to be a grant by the Sponsor and the Mortgage Loan Seller to the Trustee, for the benefit of the Certificateholders, of a security interest in all of their respective right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and (C) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Collection Account, the Distribution Account or the REO Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Trustee or its agent of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a Person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Sponsor, the Mortgage Loan Seller and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. At the Sponsor's direction, the Trustee shall execute and deliver, and the Master Servicer shall (at its expense) file, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect and maintain the Trustee's security interest in or lien on the Trust Fund, including without limitation (A) continuation statements and (B) such other statements as may be occasioned by any transfer of any interest of the Trustee, the Master Servicer, the Special Servicer or the Sponsor in the Trust Fund. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

         (c) In connection with the Mortgage Loan Seller's assignment pursuant to subsection (b) above, the Mortgage Loan Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby on or before the Closing Date, with a copy to the Master Servicer and the Special Servicer within a reasonable period (but in no event more than 100 days) following the Closing Date, the Mortgage File for each CREI Mortgage Loan. In addition, Goldman Sachs Mortgage shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, with a copy to the Master Servicer and the Special Servicer within a reasonable period (but in no event more than 100 days) following the Closing Date, the Mortgage File for each Goldman Mortgage Loan; and AMRESCO Capital shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, with a copy to the Master Servicer and the Special Servicer within a reasonable period (but in no event more than 100 days) following the Closing Date, the Mortgage File for each AMRESCO Mortgage Loan. If the Mortgage Loan Seller or an Additional Warranting Party, as applicable, is unable to deliver or cause the delivery of any original Mortgage Note, such party may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(c). If the Mortgage Loan Seller or an Additional Warranting Party, as applicable, cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xii) of the definition of "Mortgage File", with evidence of recording or filing (as the case may be) thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as the case may be, the delivery requirements of this
Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller or an Additional Warranting Party, as applicable, cannot or does not so deliver, or cause to be delivered, as to any Mortgage Loan, the original of any of the documents and/or instruments referred to in clauses (iii), (v), and (xi)(B) of the definition of "Mortgage File", because such document or instrument has been delivered for recording or filing, as the case may be, the delivery requirements of this
Section 2.01(c) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate may relate to multiple documents and/or instruments) by the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to the Trustee or such Custodian within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, has provided the Trustee with evidence of such submission for recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such submission for recording or filing, as the case may be, and is, as certified to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate recording or filing office such original or copy). If the Mortgage Loan Seller or an Additional Warranting Party, as applicable, cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of the definition of "Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(c) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, shall have delivered to the Trustee or a Custodian appointed thereby, on or before the Closing Date, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, shall deliver to the Trustee or such Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any Group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File" covering all the Mortgage Loans in such Group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such Group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. None of the Trustee, any Custodian, the Sponsor, the Master Servicer or the Special Servicer shall in any way be liable for any failure by the Mortgage Loan Seller or an Additional Warranting Party, as applicable, to comply with the delivery requirements of this Section 2.01(c).

         If any of the endorsements referred to in clause (i) of the definition of "Mortgage File", any of the assignments of Mortgage referred to in clause
(iii) of the definition of "Mortgage File", any of the assignments of Assignment of Leases referred to in clause (v) of the definition of "Mortgage File", or any of the assignments of Security Agreement referred to in clause
(vii) of the definition of "Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for completing the related endorsement or assignment in the name of the Trustee (in such capacity).

         (d) To the extent not previously delivered for recording by the Mortgage Loan Seller, Goldman Sachs Mortgage or AMRESCO Capital, as applicable, the Trustee shall, as to each Mortgage Loan, promptly (and in any event within 45 days of the Closing Date) submit or cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (iii) and (v) of the definition of "Mortgage File", and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of the definition of "Mortgage File", that was delivered to it. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing. At such time as such assignments, UCC-2s and UCC-3s have been returned to the Trustee, the Trustee shall promptly forward a copy of each thereof to the Master Servicer and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller, in the case of a CREI Mortgage Loan, Goldman Sachs Mortgage, in the case of a Goldman Mortgage Loan, and AMRESCO Capital, in the case of an AMRESCO Mortgage Loan, shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall promptly thereafter deliver the substitute or corrected document to the Trustee. The

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

Trustee shall thereupon submit the substitute or corrected document, or cause such to be submitted, for recording or filing, as appropriate.

         (e) All documents and records in the Mortgage Loan Seller's or either Additional Warranting Party's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof, together with all Escrow Payments and Reserve Funds in the possession of the Mortgage Loan Seller or either Additional Warranting Party (or under its control) with respect to the Mortgage Loans, shall be delivered or caused to be delivered by the Mortgage Loan Seller or such Additional Warranting Party, as the case may be, to the Master Servicer (with copies of such documents to the Special Servicer), within 10 days of the Closing Date, and shall be retained by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

         (f) The Mortgage Loan Seller shall, as to each CREI Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, Goldman Sachs Mortgage shall, as to each Goldman Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, and AMRESCO Capital shall, as to each AMRESCO Mortgage Loan which is secured by the interest of the related Mortgagor under a Ground Lease, in each case at its own expense, promptly (and in any event within 45 days of the Closing Date) notify the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Trustee.

         SECTION 2.02. Acceptance of REMIC I by Trustee.

         (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to any exceptions noted on the Schedule of Exceptions to Mortgage File Delivery attached hereto as Schedule III, to the provisions of Section 2.01 and to the further review provided for in this Section 2.02, of, with respect to each Mortgage Loan, an original Mortgage Note endorsed to the Trustee (in such capacity), an original or a copy of the Mortgage (with evidence of recording thereon), and an original assignment of such Mortgage executed in favor of the Trustee (in such capacity) and of all other assets included in REMIC I, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold the documents delivered or caused to be delivered by the Mortgage Loan Seller and the Additional Warranting Parties in respect of the Mortgage Loans, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders.

         (b) Within 90 days of the Closing Date (or, in the case of any Mortgage Loan as to which a Servicing Transfer Event has occurred during such 90-day period of which event the Trustee has notice, within the shorter of 90 days of the Closing Date and five Business Days of the Trustee's receiving such notice), the Trustee or a Custodian on its behalf shall review each of the documents delivered or caused to be delivered by the Mortgage Loan Seller or the applicable

Additional Warranting Party with respect to each Mortgage Loan pursuant to
Section 2.01(c); and, promptly following such review, the Trustee shall, subject to Section 2.02(d), certify in writing to each of the Sponsor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller and the Additional Warranting Parties that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (i) through (iii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (iii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule" is correct.

         (c) The Trustee or a Custodian on its behalf shall review each of the documents relating to the Mortgage Loans received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall, subject to Section 2.02(d), certify in writing to each of the Sponsor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller and the Additional Warranting Parties that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or otherwise liquidated), and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses
(i), (ii), (ix) and, if the Mortgage Loan Schedule specifies that the related Mortgagor has a leasehold interest in the related Mortgaged Property, (xiii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, or the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, has otherwise satisfied the delivery requirements in respect of such documents in accordance with Section 2.01(c), (ii) it or a Custodian on its behalf has received either the original or copy of each of the assignments specified in clauses (iii) and (v) of the definition of "Mortgage File" that were delivered by the Mortgage Loan Seller or the applicable Additional Warranting Party, with evidence of recording thereon, (iii) all documents received by it or any Custodian in respect of such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iv) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii),
(iii), (iv) and (vi)(B) of the definition of "Mortgage Loan Schedule", is correct.

         (d) It is herein acknowledged that, notwithstanding any other provision hereof, neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses
(iv) through (viii), (x) through (xii) and (xiv) through (xvi) of the definition of "Mortgage File" exist (except to the extent that the Trustee certifies as to its

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

possession of any such document) or are required to be delivered by the Mortgage Loan Seller or the applicable Additional Warranting Party, as applicable, in respect of any Mortgage Loan or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose, or that they are other than what they purport to be on their face.

         In performing the reviews contemplated by subsections (a), (b) and (c) above, the Trustee may conclusively rely on the Mortgage Loan Seller or the applicable Additional Warranting Party as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited to the matters specifically set forth in subsections (a), (b) and (c) above.

         (e) If, in the process of reviewing the documents delivered or caused to be delivered by the Mortgage Loan Seller and the Additional Warranting Parties pursuant to Section 2.01(c), the Trustee or any Custodian discovers that any document required to have been delivered pursuant to Section 2.01(c) has not been so delivered, or discovers that any of the documents that were delivered has not been properly executed, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or is defective on its face (each, including, without limitation, that a document is missing, a "Document Defect"), or if, at any other time, the Trustee or any other party hereto discovers a Document Defect in respect of any Mortgage Loan, the party discovering such Document Defect shall promptly so notify each of the other parties hereto. If and when such party is notified of or discovers any error in the Mortgage Loan Schedule, the Mortgage Loan Seller, if a CREI Mortgage Loan is affected, Goldman Sachs Mortgage, if a Goldman Mortgage Loan is affected, or AMRESCO Capital, if an AMRESCO Mortgage Loan is affected, shall promptly correct such error and distribute a new, corrected Mortgage Loan Schedule to each of the other parties hereto. Such new, corrected Mortgage Loan Schedule shall be deemed to amend and replace the existing Mortgage Loan Schedule.

         SECTION 2.03. Mortgage Loan Seller's and Additional Warranting
                       Parties' Repurchase of Mortgage Loans for Document Defects and Certain Breaches of Representations and Warranties.

         (a) Within 90 days of the earlier of discovery or receipt of notice by the Responsible Party, of a Document Defect in respect of any Mortgage Loan or a breach of any representation or warranty set forth in Section 2.05(d) in respect of any Mortgage Loan, which Document Defect or breach, as the case may be, materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, the Responsible Party shall cure such Document Defect or breach, as the case may be, in all material respects or repurchase (or, if the Responsible Party is the Mortgage Loan Seller, cause an Affiliate to purchase) the affected Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Collection Account and delivery to the Trustee of a written certification that such deposit has been made; provided that, if the Responsible Party certifies to the Trustee that (i) such Document Defect or breach is not reasonably susceptible of correction or cure within such 90-day period and is susceptible of correction or cure within an additional 90-day period, (ii) such Document Defect or breach does not cause the related Mortgage Loan to fail to be a "qualified mortgage" or a "qualified replacement mortgage" within the meaning of Section 860G of the Code, and (iii) the Responsible Party is diligently prosecuting the correction of such Document Defect or breach , then such Responsible Party shall have an additional period of 90 days in which to correct or cure such Document Defect or breach, or, if ultimately unable to do so, to effect such repurchase. Notwithstanding the immediately preceding sentence, within 90 days of the earlier of discovery or receipt of notice by the Responsible Party that there is a breach of the representation and warranty set forth in Section 2.05(d)(xxxi) (i.e., that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code), the Responsible Party shall repurchase such Mortgage Loan at the applicable Purchase Price by deposit of such Purchase Price into the Collection Account and delivery to the Trustee of a written certification that such deposit has been made.

         (b) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Master Servicer and the Special Servicer shall each tender or cause to be tendered to the Responsible Party, upon delivery to each of the Trustee, the Master Servicer and the Special Servicer of a receipt executed by the Responsible Party, all portions of the Mortgage File and other documents and funds pertaining to such Mortgage Loan possessed by it (or any Custodian or Sub-Servicer on its behalf), and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to or at the direction of the Responsible Party, in the same manner. The form, sufficiency and expense of all such instruments and certificates shall be the responsibility of the Responsible Party.

         (c) This Section 2.03 provides the sole remedies available to the Certificateholders, or to the Trustee on behalf of the Certificateholders, respecting any Document Defect or any breach of any representation or warranty set forth in Section 2.05(d) hereof. If the Responsible Party defaults on its obligations to repurchase any Mortgage Loan in accordance with Section 2.03(a) hereof, or disputes its obligation to repurchase any Mortgage Loan in accordance with any such provision, the Trustee shall promptly notify the Certificateholders and, subject to Sections 8.01 and 8.02 and its right to reimbursement pursuant to Section 8.05(b), shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings. If it is judicially determined or subsequently agreed that the Responsible Party is required to repurchase such Mortgage Loan under Section 2.03(a) or 2.03(b) hereof, the Responsible Party shall reimburse the Trustee for all necessary and reasonable costs and expenses incurred in connection with such enforcement, and otherwise the Trustee's right of reimbursement shall be limited to amounts on deposit in the Distribution Account from time to time in accordance with
Section 8.05(b) and to such other sources of security and indemnity as shall have been offered to the Trustee by the Certificateholders.

         SECTION 2.04. Representations and Warranties of the Sponsor.

         (a) The Sponsor hereby represents and warrants to each of the other parties to this Agreement and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (ii) The execution and delivery of this Agreement by the Sponsor, and the performance and compliance with the terms of this Agreement by the Sponsor, will not violate the Sponsor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

         (iii) The Sponsor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Sponsor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Sponsor's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

         (vi) The transfer of the Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

         (vii) No litigation is pending or, to the best of the Sponsor's knowledge, threatened against the Sponsor which would prohibit the Sponsor from entering into this Agreement or, in the Sponsor's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Sponsor to perform its obligations under this Agreement or the financial condition of the Sponsor.

         (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Sponsor of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (b) Upon discovery by any of the parties hereto of a breach of any of the foregoing representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         SECTION 2.05. Representations and Warranties of the Mortgage Loan
                       Seller and the Additional Warranting Parties.

         (a) The Mortgage Loan Seller hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Mortgage Loan Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (ii) The execution and delivery of this Agreement by the Mortgage Loan Seller, and the performance and compliance with the terms of this Agreement by the Mortgage Loan Seller, will not violate the Mortgage Loan Seller's certificate of incorporation and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

         (iii) The Mortgage Loan Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Mortgage Loan Seller, enforceable against the Mortgage Loan Seller in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Mortgage Loan Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

         (vi) No litigation is pending or, to the best of the Mortgage Loan Seller's knowledge, threatened against the Mortgage Loan Seller which would prohibit the Mortgage Loan Seller from entering into this Agreement or, in the Mortgage Loan Seller's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Mortgage Loan Seller to perform its obligations under this Agreement or the financial condition of the Mortgage Loan Seller.

         (vii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Mortgage Loan Seller of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (b) Goldman Sachs Mortgage hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

              (i) Goldman Sachs Mortgage is a limited partnership duly organized, validly existing and in good standing under the laws of the State of New York.

              (ii) The execution and delivery of this Agreement by Goldman Sachs Mortgage, and the performance and compliance with the terms of this Agreement by Goldman Sachs Mortgage, will not violate Goldman Sachs Mortgage's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

              (iii) Goldman Sachs Mortgage has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of Goldman Sachs Mortgage, enforceable against Goldman Sachs Mortgage in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) Goldman Sachs Mortgage is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Goldman Sachs Mortgage's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Goldman Sachs Mortgage to perform its obligations under this Agreement or the financial condition of Goldman Sachs Mortgage.

              (vi) No litigation is pending or, to the best of Goldman Sachs Mortgage's knowledge, threatened against Goldman Sachs Mortgage which would prohibit Goldman Sachs Mortgage from entering into this Agreement or, in Goldman Sachs Mortgage's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of Goldman Sachs Mortgage to perform its obligations under this Agreement or the financial condition of Goldman Sachs Mortgage.

              (vii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by Goldman Sachs Mortgage of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (c) AMRESCO Capital hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

              (i) AMRESCO Capital is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

              (ii) The execution and delivery of this Agreement by AMRESCO Capital, and the performance and compliance with the terms of this Agreement by AMRESCO Capital, will not violate AMRESCO Capital's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

              (iii) AMRESCO Capital has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

              (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of AMRESCO Capital, enforceable against AMRESCO Capital in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (v) AMRESCO Capital is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in AMRESCO Capital's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of AMRESCO Capital to perform its obligations under this Agreement or the financial condition of AMRESCO Capital.

              (vi) No litigation is pending or, to the best of AMRESCO Capital's knowledge, threatened against AMRESCO Capital which would prohibit AMRESCO Capital from entering into this Agreement or, in AMRESCO Capital good faith and reasonable judgment, is likely to materially and adversely affect either the ability of AMRESCO Capital to perform its obligations under this Agreement or the financial condition of AMRESCO Capital.

              (vii) No consent, approval, authorization or order of any state or federal court of governmental agency or body is required for the consummation by AMRESCO Capital of the transactions contemplated herein, except for those consents, approvals, authorizations or orders that previously have been obtained.

         (d) The Mortgage Loan Seller hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each such representation and warranty so made) with respect to (but solely with respect
to) each CREI Mortgage Loan, Goldman Sachs Mortgage hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each such representation and warranty so made) with respect to (but solely with respect to) each Goldman Mortgage Loan, and AMRESCO Capital hereby represents and warrants (and, accordingly, is the "Representing Party" with respect to each such representation and warranty so made) with respect to (but solely with respect to) each AMRESCO Mortgage Loan, in each case to the other parties hereto and for the benefit of the Certificateholders, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

              (i) Immediately prior to the transfer thereof by the Representing Party to Goldman Sachs Mortgage (in the case of AMRESCO Capital), the Mortgage Loan Seller (in the case of Goldman Sachs Mortgage) or the Trustee (in the case of the Mortgage Loan Seller), the Representing Party was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan).

              (ii) The Representing Party had full right and authority to sell, assign and transfer such Mortgage Loan to Goldman Sachs Mortgage (in the case of AMRESCO Capital), the Mortgage Loan Seller (in the case of Goldman Sachs Mortgage) or the Trustee (in the case of the Mortgage Loan Seller).

              (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

              (iv) Except with respect to the Mortgage Loan identified on the Mortgage Loan Schedule by control number 200 and property name Frank's Nursery and Crafts, which was once more than 30 days delinquent due to a servicing error, such Mortgage Loan was not, as of the Cut-off Date or at any time during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

              (v) Each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgaged Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject and
         (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D) and (E) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s), the current use or value of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

              (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company qualified to do business in the jurisdiction in which the related Mortgaged Property is located, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan (or, in the case of the Mortgage securing the Mortgage Loan identified on the Mortgage Loan Schedule by control number 230 and property name Mark Manor Apartments, which has an original principal amount of $1,196,250, in the amount of $1,170,000) after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Representing Party's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and the Representing Party has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.

              (vii) The Representing Party has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

              (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan.

              (ix) The Representing Party has not received actual notice that
         (A) there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property or (B) there is any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance).

              (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

              (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder.

              (xii) The Mortgage Note and Mortgage(s) for such Mortgage Loan and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

              (xiii) The related Mortgaged Property is: (A) if a commercial property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the greater of (1) the replacement cost and
         (2) the amount necessary to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property, and is also covered (except if such Mortgaged Property is operated as a mobile home park), by rental insurance in an amount equal to the gross rentals for at least a 12-month period; no such insurance policy provides that it may be cancelled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan thirty days' prior written notice, and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the Mortgagor to maintain all such insurance and, at the Mortgagor's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor; and (B) if a multifamily property, insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan and covering rent loss and such other hazards, casualties, liabilities and contingencies the Master Servicer shall require and in such amounts and for such periods as the Master Servicer shall require; at least thirty days prior to the expiration date of such policy (or such other time period required by law), the related Mortgage requires the Mortgagor to deliver to the mortgagee under such Mortgage Loan a renewal policy in form satisfactory to the Master Servicer; all premiums required to be paid on such policy have been paid; the Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the mortgagee to purchase such insurance at the Mortgagor's cost and expense and to seek reimbursement from such Mortgagor. In addition, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area, the related Mortgagor is required to maintain flood insurance in respect thereof (exclusive of any parking lot or unused or undeveloped portion thereof).

              (xiv) Except in the case of the Mortgaged Loans identified on the Mortgage Loan Schedule by (A) control number 230 and property name Mark Manor Apartments, (B) control number 241 and property name Connie Stevens Forever Spring, (C) control number 250 and property name Sunny Palms Apartments, and (D) control number 251 and property name Mahoney Village, one or more environmental site assessments (or an update of a previously conducted assessment) were performed with respect to the related Mortgaged Property (in no such case more than 27 months prior to the Closing Date), and the Representing Party, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s).

              (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool.

              (xvi) The terms of the Mortgage Note and Mortgage(s) for such Mortgage Loan have not been impaired, waived, altered or modified in any material respect, except for assumptions made in accordance with the terms of such Mortgage Note and Mortgage(s) in the case of the Mortgage Loans identified on the Mortgage Loan Schedule by control numbers 22 (property name Lake Walden Square), 64 (property name Courtyard at Pleasant Run), 92 (property name Eastwood Village), 147 (property name Villa Royale Apartments), 168 (property name Lexington Office Building) and 190 (property name Caliber Systems, Inc.).

              (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

              (xviii) The interest of the Mortgagor in the related Mortgaged Property consists of a fee simple and/or leasehold interest in real property.

              (xix) Such Mortgage Loan is a whole loan and not a participation interest.

              (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

              (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Representing Party or its agents (which shall include the Master Servicer).

              (xxii) As of the date of origination of such Mortgage Loan and as of the Closing Date, the related Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s).

              (xxiii) No improvement that was included for the purpose of determining the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent; no improvements on adjoining properties materially encroach upon such Mortgaged

         Property to any material extent; and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses, in which case the Representing Party is in possession of written assurances from the applicable municipality received by itself or the originator of such Mortgage Loan to the effect that, or based on a review of applicable zoning laws, it is the reasonable, good faith judgment of the Representing Party that, either: (A) such Mortgaged Property may be rebuilt and constitute adequate security for the Mortgage Loan; (B) the probability of such Mortgaged Property being damaged to the extent that it could not be rebuilt to its current state is remote; or (C) such Mortgaged Property is adequately covered by "law or ordinance" insurance).

              (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

              (xxv) There is no material default, breach or event of acceleration existing under the related Mortgage or Mortgage Note, and the Representing Party has not received actual notice of any event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Representing Party in any of paragraphs (iv), (ix), (xiii), (xiv), (xvii), (xxi), (xxiii) and
         (xxix) of this Section 2.05(d).

              (xxvi) If such Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease and by the related fee interest, such fee interest is subordinate to the related Mortgage, and the related Mortgage does not by its terms provide that it will be subordinated to the lien of any mortgage or any other lien upon such fee interest.

              (xxvii) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, in the case of a Hyper-Amortization Loan, such Mortgage Loan provides that during the period commencing on the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, additional interest shall accrue (and may be compounded) on such Mortgage Loan and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full.

              (xxviii) No holder of such Mortgage Loan has, to the Representing Party's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged
         Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note.

              (xxix) To the Representing Party's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans, as of the date of origination of such Mortgage Loan,
         (A) the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated and (B) all such licenses, permits and authorizations were valid and in full force and effect.

              (xxx) The related Mortgage(s) or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in clauses (d)(v) and (d)(xii) above) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

              (xxxi) Such Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

              (xxxii) No fraud with respect to such Mortgage Loan has taken place on the part of the Representing Party in connection with the origination of such Mortgage Loan.

              (xxxiii) The terms of such Mortgage Loan provide or, at lender's option, permit, and the terms of this Agreement and any Sub-Servicing Agreement to which such Mortgage Loan is subject provide for purposes of calculating distributions on the Certificates and additional compensation payable to the Master Servicer, the Special Servicer and any related Sub-Servicer, that payments on and proceeds of such Mortgage Loan will be applied to principal and interest at the related Mortgage Rate (excluding, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) due and owing at the time such payments or proceeds are received, prior to being applied to any Default Charges, assumption fees and modification fees then due and owing.

              (xxxiv) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards for similar commercial and multifamily mortgage loans.

              (xxxv) Any related Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) creates in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Representing Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Mortgagor owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

              (xxxvi) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then either (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) or (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

              (xxxvii) If such Mortgage Loan is secured by a mortgage lien on the applicable Mortgagor's leasehold interest in any real property under a Ground Lease (but not by a mortgage lien on the fee interest in such real property), such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan.

              (xxxviii) If such Mortgage Loan is a CREI Mortgage Loan or a Goldman Mortgage Loan, then (except in the case of the Mortgage Loans secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by (A) control number 230 and property name Mark Manor Apartments, (B) control number 241 and property name Sunny Palms Apartments and (C) control number 251 and property name Mahoney Village) the related Mortgage and/or Mortgage Note provides that the related Mortgagor shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee by reason of or in connection with and only to the extent of any material fraud or intentional and material misrepresentation by the related Mortgagor in connection with such Mortgage Loan; and, if such Mortgage Loan is an AMRESCO Mortgage Loan, the related Mortgage Note provides that such Mortgage Loan is non-recourse to the related Mortgagor, except upon the commission of certain acts or breaches of the terms of the related Mortgage Note or Mortgage, including material fraud or intentional and material misrepresentation in connection with the origination of such Mortgage Loan, and any act resulting in the related Mortgaged Property becoming an asset in a voluntary bankruptcy or insolvency proceeding.

              (xxxix) If such Mortgage Loan is a Hyper-Amortization Loan, it commenced amortizing on its initial scheduled Due Date and provides that: (i) its Mortgage Rate will increase by no more than two percentage points in connection with the passage of its Anticipated Repayment Date; (ii) its Anticipated Repayment Date is not less than seven years following the origination of such Mortgage Loan; (iii) no later than the related Anticipated Repayment Date, if it has not previously done so, the related Mortgagor is required to enter into a "lockbox agreement" whereby all revenue from the related Mortgaged Property shall be deposited directly into a designated account controlled by the Master Servicer; (iv) any cash flow from the related Mortgaged Property that is applied to amortize such Mortgage Loan following its Anticipated Repayment Date shall, to the extent such net cash flow is in excess of the Monthly Payment payable therefrom, be net of budgeted and discretionary (servicer approved) capital expenditures; and (v) if the property manager for the related Mortgaged Property can be removed by or at the direction of the lender on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Rate on such Mortgage Loan's Anticipated Repayment Date. No Hyper-Amortization Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the lender solely because of the passage of the related Anticipated Repayment Date.

              (xl) At origination of such Mortgage Loan, the related Mortgagor was not, to the best of the Representing Party's actual knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

              (xli) If such Mortgage Loan is secured by the interest of the related Mortgagor under a Ground Lease, then, as of the origination of such Mortgage Loan, such Ground Lease was in full force and effect and, to the Representing Party's actual knowledge, no material default existed under such Ground Lease.

              (xlii) The Representing Party has no actual knowledge of any pending litigation or other legal proceedings involving the related Mortgagor or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

              (xliii) If such Mortgage Loan had a Cut-off Date Balance greater than 2.5% of the Initial Pool Balance, the related Mortgagor has covenanted in its organizational documents and/or the Mortgage Loan documents to own no significant asset other than the related Mortgaged Property, Mortgaged Properties securing other Mortgage Loans and assets incidental to its ownership and operation of such Mortgaged Property or Properties.

              (xliv) Except in cases where the related Mortgage Note or the related Mortgage provide for (A) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, (B) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements and/or the payment of a release price, or (C) in the case of the Mortgage Loan identified on the Mortgage Loan Schedule by control number 185 and property name Belmont Business Center, the release of an undeveloped parcel worth approximately $350,000 as of the date of the appraisal obtained in connection with the origination of such Mortgage Loan, neither the related Mortgage Note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

              (xlv) Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof.

              (xlvi) With respect to any Mortgage Loan that is a Defeasance Loan, the related Mortgage Note or the Mortgage provides that the Defeasance Option is not exercisable prior to a date that is at least two years following the Startup Day for each of REMIC I, REMIC II and REMIC III and that the Mortgagor will not be liable for any shortfalls from the Defeasance Collateral or otherwise become subject to recourse liability with respect to the Defeasance Loan except to the extent so liable prior to defeasance, and, further, contains no provision that would result in a new Mortgagor on the Defeasance Loan without the consent of the related mortgagee (unless such new Mortgagor is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan).

              (xlvii) If the Mortgage in respect of any Mortgage Loan is a deed of trust, (A) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and
         (B) except in connection with a trustee's sale after default by the related Mortgagor, no fees or expenses are payable to such trustee by the Representing Party or any subsequent mortgagee.

              (xlviii) The related Mortgage Note is not secured by any collateral that is not included in the Trust Fund.

              (xlix) If such Mortgage Loan is secured by the interest of the related Mortgagor as a lessee under a Ground Lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

              (A) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the ground lessee. Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related Ground Lease is assignable to the mortgagee under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder (or such consent, if required, cannot be unreasonably withheld).

              (B) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

              (C) Such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances;

              (D) Such Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease), and such Ground Lease, or an estoppel letter received by such mortgagee from the lessor, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to such mortgagee in the manner described in such Ground Lease;

              (E) Such Ground Lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such Ground Lease for any reason, including rejection of such Ground Lease in a bankruptcy proceeding;

              (F) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds (other than in respect of a total or substantially total loss or taking) will be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or
                   (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon; and

              (G) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender.

         (l) Neither the related Mortgage Note nor the related Mortgage contain provisions limiting the right or ability of the Representing Party to assign, transfer and convey such documents.

         Goldman Sachs Mortgage hereby represents and warrants, as of the Closing Date, to the other parties hereto and for the benefit of the Certificateholders (and, accordingly, is the "Representing Party" with respect to such representation and warranty so made) that, assuming the truth and accuracy of the representations and warranties made by AMRESCO Capital with respect to the AMRESCO Mortgage Loans pursuant to paragraphs (i) and (ii) of this Section 2.05(d), immediately prior to the transfer of each AMRESCO Mortgage Loan by Goldman Sachs Mortgage to the Mortgage Loan Seller, Goldman Sachs Mortgage was the sole owner and holder of each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to each such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage
Loan), and Goldman Sachs Mortgage had full right and authority to sell, assign and transfer such Mortgage Loan to the Mortgage Loan Seller.

         The Mortgage Loan Seller hereby represents and warrants, as of the Closing Date, to the other parties hereto and for the benefit of the Certificateholders (and, accordingly, is the "Representing Party" with respect to such representation and warranty so made) that, assuming the truth and accuracy of the representations and warranties made by AMRESCO Capital with respect to the AMRESCO Mortgage Loans and by Goldman Sachs Mortgage with respect to the AMRESCO Mortgage Loans and the Goldman Mortgage Loans pursuant to paragraphs (i) and (ii) of this Section 2.05(d) and pursuant to the preceding paragraph, immediately prior to the transfer of each AMRESCO Mortgage Loan and Goldman Mortgage Loan by the Mortgage Loan Seller to the Trustee, the Mortgage Loan Seller was the sole owner and holder of, each such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to each such Mortgage Loan (other than, in certain cases, the right of the Master Servicer or a Sub-Servicer to master service or primary service such Mortgage Loan), and the Mortgage Loan Seller had full right and authority to sell, assign and transfer such Mortgage Loan to the Trustee.

         (e) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or a Custodian on its behalf and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth in subsection (a), (b) or (c) above which materially and adversely affects the interests of the Certificateholders or any party hereto or a breach of any of the representations and warranties set forth in subsection (d) above which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to each of the other parties hereto. It is further understood and agreed that the Mortgage Loan Seller makes no representations or warranties with regard to the AMRESCO Mortgage Loans and the Goldman Mortgage Loans (except as set forth in the last paragraph of Section 2.05(d) above) and that the Mortgage Loan Seller has no obligation to cure any breach of any representation or warranty made by either Additional Warranting Party with respect to an AMRESCO Mortgage Loan or a Goldman Mortgage Loan, as applicable, nor to repurchase any AMRESCO Mortgage Loan or Goldman Mortgage Loan (except in connection with any breach of the representation and warranty made by the Mortgage Loan Seller in the last paragraph of Section 2.05(d) above). It is also further understood and agreed that Goldman Sachs Mortgage makes no representations or warranties with regard to the CREI Mortgage Loans and the AMRESCO Mortgage Loans (except as set forth in the penultimate paragraph of Section 2.05(d) above with respect to the AMRESCO Mortgage Loans) and that Goldman Sachs Mortgage has no obligation to cure any breach of any representation or warranty made by the Mortgage Loan Seller with respect to a CREI Mortgage Loan or AMRESCO Capital with respect to an AMRESCO Mortgage Loan nor to repurchase any CREI Mortgage Loan or AMRESCO Mortgage Loan (except in connection with any breach of the representation and warranty made by Goldman Sachs Mortgage in the penultimate paragraph of Section 2.05(d) above with respect to the AMRESCO Mortgage Loans). It is further understood and agreed that AMRESCO Capital makes no representations or warranties with regard to the CREI Mortgage Loans and the Goldman Mortgage Loans and that AMRESCO Capital has no obligation to cure any breach of any representation or warranty made by the Mortgage Loan Seller with respect to a CREI Mortgage Loan or Goldman Sachs Mortgage with respect to a Goldman Mortgage Loan nor to repurchase any CREI Mortgage Loan or Goldman Mortgage Loan.

         SECTION 2.06. Representations and Warranties of the Master Servicer.

         (a) The Master Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Master Servicer is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, and the Master Servicer is in material compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

         (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (iii) The Master Servicer (and its general partner on its behalf ) has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit the Master Servicer from entering into this Agreement or, in the Master Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

         (vii) Each officer or employee of the Master Servicer or its general partner that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Master Servicer, its general partner or any of their respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Master Servicer of the transactions contemplated herein, expect for those consents, approvals, authorizations or orders that previously have been obtained.

         (ix) The Master Servicer has examined each of the Sub-Servicing Agreements that will be in effect on the Closing Date with respect to the Mortgage Loans, and each such Sub-Servicing Agreement complies with the requirements of Section 3.22(a) in all material respects.

         (x) The Master Servicing Fee is reasonable in light of the obligations and duties of the Master Servicer.

         (b) The representations and warranties of the Master Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Each successor Master Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization, and without regard to the references to general partner if such successor is not a partnership.

         SECTION 2.07. Representations and Warranties of the Special Servicer.

         (a) The Special Servicer hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Special Servicer is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Maryland, and the Special Servicer is in material compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

         (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Special Servicer's good faith and reasonable judgement, is likely to materially and adversely effect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (iii) The Special Servicer (and its general partner on its behalf) has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

         (vii) Each officer or employee of the Special Servicer or its general partner that has responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). None of the Special Servicer, its general partner or any of their respective officers or employees that is involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

         (viii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Special Servicer of the transactions contemplated herein, expect for those consents, approvals, authorizations or orders that previously have been obtained.

         (ix) The Special Servicer has not retained any Sub-Servicers as of the Closing Date.

         (x) The Standby Fee, Special Servicing Fee, Workout Fee and Liquidation Fee are reasonable compensation in light of the obligations and duties of the Special Servicer.

         (b) The representations and warranties of the Special Servicer set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Each successor Special Servicer (if any) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization, and without regard to the references to general partner if such successor is not a partnership.

         SECTION 2.08. Representations and Warranties of the Trustee and the
                       REMIC Administrator.

         (a) LaSalle National Bank, both in its capacity as Trustee and in its capacity as REMIC Administrator (the "Bank"), hereby represents and warrants to the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Bank is a national bank duly organized, validly existing and in good standing under the laws of the United States and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

         (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, do not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Bank's good faith and reasonable judgement, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

         (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Bank's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

         (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank which would prohibit the Bank from entering into this Agreement or, in the Bank's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

         (vii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Bank of the transactions contemplated herein, expect for those consents, approvals, authorizations or orders that previously have been obtained.

         (b) The representations and warranties of the Bank set forth in
Section 2.08(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any of the parties hereto of a breach of any of such representations and warranties which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall give prompt written notice to each of the other parties hereto.

         (c) Each successor Trustee or REMIC Administrator (if any and regardless of whether the Trustee and the REMIC Administrator are different Persons) shall be deemed to have made, as of the date of its succession, each of the representations set forth in Section 2.08(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.08(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean such successor Trustee or the REMIC Administrator, as appropriate.

         SECTION 2.09. Representations and Warranties of the Fiscal Agent.

         (a) The Fiscal Agent hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

         (i) The Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation.

         (ii) The execution and delivery of this Agreement by the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

         (iii) The Fiscal Agent has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

         (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

         (v) The Fiscal Agent is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

         (vi) No litigation is pending or, to the best of the Fiscal Agent's knowledge, threatened against the Fiscal Agent that, if determined adversely to the Fiscal Agent, would prohibit the Fiscal Agent from entering into this Agreement or that, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent.

         (vii) No consent, approval, authorization or order of any state or federal court or governmental agency or body is required for the consummation by the Fiscal Agent of the transactions contemplated herein, expect for those consents, approvals, authorizations or orders that previously have been obtained.

         (b) The representations and warranties of the Fiscal Agent set forth in Section 2.09(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of such representations and warranties, which materially and adversely affects the interests of the Certificateholders or any party hereto, the party discovering such breach shall given prompt written notice to the other parties hereto.

         (c) Any successor Fiscal Agent shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in
Section 2.09(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.09(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

         SECTION 2.10. Issuance of the Class R-I Certificates; Creation of the
                       REMIC I Regular Interests.

         Concurrently with the assignment to the Trustee of the assets included in REMIC I, and in exchange therefor, at the direction of the Sponsor, the REMIC I Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

         SECTION 2.11. Conveyance of REMIC I Regular Interests; Acceptance of
                       REMIC II by the Trustee.

         The Sponsor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Sponsor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the REMIC II Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II Certificates.

         SECTION 2.12. Issuance of the Class R-II Certificates; Creation of the
                       REMIC II Regular Interests.

         Concurrently with the assignment to the Trustee of the assets included in REMIC II, and in exchange therefor, at the direction of the Sponsor, the REMIC II Regular Interests have been issued hereunder and the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

         SECTION 2.13. Conveyance of REMIC II Regular Interests; Acceptance of
                       REMIC III by the Trustee.

         The Sponsor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Sponsor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

         SECTION 2.14. Issuance of the REMIC III Certificates.

         Concurrently with the assignment to the Trustee of the REMIC II Regular Interests, and in exchange therefor, at the direction of the Sponsor, the Trustee has executed, authenticated and delivered to or upon the order of the Sponsor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC III. The rights of the respective Classes of Holders of the REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of the respective Classes of Holders of the REMIC III Certificates in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

         SECTION 3.01. Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, and in the best interests and for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to
Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Master Servicer shall continue to collect information from the Special Servicer and, based thereon, prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such other services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; and provided, further, that the Special Servicer shall render such services with respect to Mortgage Loans (other than the Specially Serviced Mortgage Loans) as are specifically provided for herein.

         (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer and the Special Servicer, as the case may be, any limited powers of attorney and other documents necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

         (c) The relationship of each of the Master Servicer and Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

         (d) In the event that any two or more Mortgage Loans are cross-collateralized with each other, the Master Servicer or Special Servicer, as applicable, in accordance with the terms of this Agreement, shall service and administer such Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan shall subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan that is cross-collateralized with it are remediated or otherwise addressed as contemplated in the definition of "Specially Serviced Mortgage Loan".

         SECTION 3.02. Collection of Mortgage Loan Payments.

         Each of the Master Servicer and the Special Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall, to the extent such procedures shall be consistent with this Agreement (including without limitation, the Servicing Standard), follow such collection procedures as it would follow were it the owner of such Mortgage Loans; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the Special Servicer of the collectability of the Mortgage Loans; and, provided, further, that neither the Master Servicer nor the Special Servicer shall, with respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection), unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. Consistent with the foregoing, the Master Servicer or the Special Servicer each may waive any Default Charges in connection with any specific delinquent payment on a Mortgage Loan it is obligated to service hereunder.

         Ninety (90) days prior to the maturity date of each Balloon Mortgage Loan, the Master Servicer shall send a notice to the related Mortgagor of such maturity date (with a copy to be sent to the Special Servicer) and shall request confirmation that the Balloon Payment will be paid by such date. If any such Mortgagor does not respond to such notice, then the Master Servicer shall take such other steps as are reasonable and appropriate to ensure that such Balloon Payment will be paid by the date due. If, as of a date not more than 30 days prior to the maturity date of any Balloon Mortgage Loan, the Master Servicer makes a good faith determination that the Mortgagor thereunder will default in making its Balloon Payment and such default shall remain unremedied for at least 30 days, the Master Servicer may transfer servicing of such Balloon Mortgage Loan to the Special Servicer pursuant to Section 3.21 and such Balloon Mortgage Loan will then be a Specially Serviced Mortgage Loan.

         SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                       Servicing Accounts; Reserve Accounts.

         (a) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages; (iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest, if any, earned on the investment of funds in Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Special Servicer shall promptly deliver all Escrow Payments received by it to the Master Servicer for deposit in the applicable Servicing Account.

         (b) The Master Servicer shall (with the cooperation of the Special Servicer in the case of Specially Serviced Mortgage Loans), (i) maintain accurate records with respect to each Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. For purposes of effecting any such payment, the Master Servicer shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder and subject to the Servicing Standard, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

         (c) In accordance with the Servicing Standard, the Master Servicer shall, as to all the Mortgage Loans (but at the direction of the Special Servicer in the case of Specially Serviced Mortgage Loans), advance with respect to the related Mortgaged Property all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents or other rents (if applicable), and
(iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and similar items and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         (d) The Master Servicer shall, as to all the Mortgage Loans, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. Withdrawals of amounts so deposited may be made to pay for or otherwise cover, or (if appropriate) to reimburse the related Mortgagor in connection with, the specific items for which such Reserve Funds were escrowed, all in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note and Mortgage, all Reserve Accounts shall be Eligible Accounts and funds therein may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Interest and investment income on funds held in any Reserve Fund will be for the benefit of the Master Servicer subject to its withdrawal, but only to the extent it is not otherwise required to be paid to the related Mortgagor pursuant to applicable law and/or the related loan documents. The Special Servicer shall promptly deliver all Reserve Funds received by it to the Master Servicer for deposit in the applicable Reserve Account.

         SECTION 3.04. Collection Account and Distribution Account.

         (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the

Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, within two Business Days of receipt (in the case of payments by Mortgagors or other collections on or in respect of the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal, interest and any other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

         (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

         (ii) all payments on account of interest at the respective Mortgage Rates on the Mortgage Loans and all Prepayment Premiums received in respect of the Mortgage Loans;

         (iii) all payments on account of Default Charges on such Mortgage
    Loan;

         (iv) all Insurance Proceeds and Liquidation Proceeds (net of all related Liquidation Expenses paid therefrom) received in respect of any Mortgage Loan (other than Liquidation Proceeds that are received in connection with a purchase by the Master Servicer or a Majority Certificateholder of the Controlling Class of all of the Mortgage Loans and any REO Properties in the Trust Fund and that are required to be deposited in the Distribution Account pursuant to Section 9.01);

         (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Collection Account;

         (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket or master single interest policy;

         (vii) any amounts required to be transferred from the REO Account pursuant to Section 3.16(c); and

         (viii) any amounts representing payments made by Mortgagors that are allocable to cover items in respect of which Servicing Advances have been made.

         The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, (A) actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Collection Account and (B) with respect to any amount representing a sub-servicing fee (including, without limitation, a Primary Servicing Fee, if applicable) that otherwise would be required to be deposited by the Master Servicer in the Collection Account and that, once so deposited, would have been permitted to be withdrawn immediately from the Collection Account pursuant to Section 3.05 as part of the payment of the Master Servicing Fee, such amount shall be deemed to have been deposited to and withdrawn from the Collection Account for such purpose to the extent that such sum has been retained by the Sub-Servicer pursuant to the related Sub-Servicing Agreement. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, modification fees, Net Default Charges, and similar fees (excluding Prepayment Premiums) received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced and the other accounts of the Master Servicer.

         Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than two Business Days after receipt, remit such amounts to the Master Servicer for deposit into the Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c).

         (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date. If, at 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Trustee has not received the Master Servicer Remittance Amount, the Trustee shall provide notice to the Master Servicer in the same manner as required by Section 4.03(a) hereof with respect to P&I Advances.

         In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

         (i) any P&I Advances required to be made by the Master Servicer in accordance with Section 4.03(a);

         (ii) any amounts required to be deposited by the Master Servicer pursuant to Section 3.19(e) in connection with Prepayment Interest Shortfalls; and

         (iii) any Liquidation Proceeds paid by the Master Servicer or a Majority Certificateholder of the Controlling Class in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to
    Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Collection Account pursuant to Section 9.01.

         The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or advanced by the Trustee or the Fiscal Agent that are required by the terms of this Agreement to be deposited therein.

         (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Trustee shall give notice to the other parties hereto of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

         SECTION 3.05. Permitted Withdrawals From the Collection Account and
                       the Distribution Account.

         (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to remit to the Trustee for deposit in the Distribution Account the Master Servicer Remittance Amount for and, to the extent permitted or required by Section 4.03(a), any P&I Advances to be made on each Master Servicer Remittance Date;

         (ii) to reimburse the Fiscal Agent, the Trustee or the Master Servicer, as applicable, in that order, for unreimbursed P&I Advances made thereby in respect of any Mortgage Loan or REO Loan, the Fiscal Agent's, the Trustee's and the Master Servicer's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance being payable from, and limited to, amounts that represent Late Collections of interest and principal (net of related Workout Fees and/or Liquidation Fees payable therefrom) received in respect of the particular Mortgage Loan or REO
    Loan as to which such P&I Advance was made;

         (iii) to pay to the Master Servicer, out of general collections on the Mortgage Loans and any REO Loans, unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan earned through the most recent Due Date for such Mortgage Loan or REO Loan preceding the date of the subject withdrawal (or such later date through which interest was then collected in respect of such Mortgage Loan or REO Loan);

         (iv) to pay to the Special Servicer, out of general collections on the Mortgage Loans and any REO Properties, (A) unpaid Standby Fees earned in respect of each Mortgage Loan and REO Loan through the most recent Due Date for such Mortgage Loan or REO Loan preceding the date of the subject withdrawal (or such later date through which interest was then collected in respect of such Mortgage Loan or REO Loan) and (B) unpaid Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan earned through the most recent Due Date for such Specially Serviced Mortgage Loan or REO Loan preceding the date of the subject withdrawal (or such later date through which interest was then collected in respect of such Specially Serviced Mortgage Loan or REO Loan);

         (v) to pay to the Special Servicer earned and unpaid Workout Fees and Liquidation Fees to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c);

         (vi) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, for any unreimbursed Servicing Advances made thereby with respect to any Mortgage Loan or REO Property, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being payable from, and limited to, (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and
    (B) Liquidation Proceeds (net of Liquidation Fees payable therefrom), Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

         (vii) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby with respect to any Mortgage Loan, REO Loan or REO Property that have been determined to be Nonrecoverable Advances;

         (viii) to pay the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as applicable, in that order, any Advance Interest due and owing thereto, the Fiscal Agent's, the Trustee's, the Special Servicer's and the Master Servicer's respective rights to payment pursuant to this clause (viii) being payable solely from Default Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made;

         (ix) at or following such time as the Master Servicer reimburses itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or
    (vii) above or Section 3.03, and insofar as payment has not already been made pursuant to clause (viii) above, to pay the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as the case may be, and in that order, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

         (x) to pay the Master Servicer, as additional servicing compensation in accordance with Sections 3.06(b) and 3.11(b), any Net Investment Earnings in respect of amounts held in the Collection Account for any Collection Period;

         (xi) to pay the Master Servicer, as additional servicing compensation in accordance with Section 3.11(b), (A) any Prepayment Interest Excesses collected on all the Mortgage Loans (but only to the extent that all such Prepayment Interest Excesses collected during any Collection Period exceed all Prepayment Interest Shortfalls incurred with respect to the Mortgage Loans during such Collection Period) and (B) any Net Default Charges collected on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans; and to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), any Net Default Charges collected on any Mortgage Loan to the extent allocable to the period that such Mortgage Loan is a Specially Serviced Mortgage Loan or REO Loan;

         (xii) to reimburse, out of general collections on the Mortgage Loans and any REO Properties, the Master Servicer, the Special Servicer, the REMIC Administrator, the Sponsor, or any of their respective directors, officers, employees and agents any amounts reimbursable to any such Person pursuant to Section 6.03, or to pay directly to any third party any amount which if paid by any such Person would be reimbursable thereto pursuant to
    Section 6.03;

         (xiii) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the reasonable costs of the advice of counsel contemplated by Section 3.17(a), (B) the reasonable costs of the Opinions of Counsel contemplated by Sections 3.09(b)(ii) and 3.16(a), (C) the reasonable costs of Appraisals obtained pursuant to Section 3.11(g) or 4.03(c), (D) the reasonable costs of obtaining any REO Extension sought by the Special Servicer as contemplated by Section 3.16(a), and (E) the cost of recording this Agreement in accordance with Section 11.02(a);

         (xiv) to pay itself, the Special Servicer, the Majority
    Certificateholder of the Controlling Class, the Mortgage Loan Seller, an Additional Warranting Party or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

         (xv) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and/or Section 8.13(a);

         (xvi) to pay (A) any costs and expenses contemplated in Section 3.11(h), the last sentence of Section 7.02 and the last sentence of Section 8.08(a) and (B) the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of Section 3.09(c); and

         (xvii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

         If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xvi) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (A) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds, provided that where, as in clauses (ii), (vi) and (viii), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds; and (B) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (A) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds, provided that where, as in clauses (viii) and (ix), an order of priority is set forth to govern the application of funds withdrawn from the Collection Account pursuant to such clauses, payments, reimbursements or remittances pursuant to any such clause shall be made in such order of priority to the extent of available funds.

         The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to clauses
(ii) through (xvi) above.

         The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a

Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

         (b) The Trustee may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

         (i) to make distributions to Certificateholders on each Distribution Date pursuant to Section 4.01;

         (ii) to pay the Trustee accrued and unpaid Trustee Fees pursuant to
    Section 8.05(a);

         (iii) to pay the Trustee, the Fiscal Agent or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b) and/or Section 8.13(a);

         (iv) as contemplated by Section 11.01(g), to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by
    Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

         (v) to pay for the reasonable costs of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.02(a);

         (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1) none of the Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent or the REMIC Administrator is liable therefor pursuant to
    Section 10.01(d) and/or Section 10.01(h) or (2) any such Person that may be so liable has failed to timely make the required payment, and (B) reimburse the REMIC Administrator for reasonable expenses incurred by and reimbursable to it by the Trust pursuant to Section 10.01(d) and/or Section 10.01(g); and

         (vii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         SECTION 3.06. Investment of Funds in the Collection Account, the REO
                       Account, the Servicing Accounts and the Reserve Accounts.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account or, subject to applicable law and the related loan documents, any Servicing Account or Reserve Account, and the Special Servicer may direct any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand, in which case such investments may be sold at any time. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account, a Servicing Account or a Reserve Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee for the benefit of the Certificateholders, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account, a Servicing Account or a Reserve Account) or the Special Servicer (in the case of the REO Account) shall:

         (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

         (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, a Servicing Account or a Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period (and, further to the extent that, in the case of a

Servicing Account or a Reserve Account, such interest or investment income is not otherwise required to be paid to the related Mortgagor in accordance with applicable law and/or the related loan documents), shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in any Investment Account, the Master Servicer (in the case of the Collection Account, a Servicing Account or a Reserve Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period. The Trustee shall have no liability whatsoever with respect to any such losses, except to the extent that it is the obligor on any such Permitted Investment.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment and the Master Servicer or the Special Servicer, as applicable, has not taken such action, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including, without limitation, the institution and prosecution of appropriate proceedings.

         (d) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested (but not any interest earned thereon) shall be deemed to remain on deposit in such Investment Account.

         SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions
                       and Fidelity Coverage.

         (a) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, use its best efforts in accordance with the Servicing Standard to cause the related Mortgagor to maintain (and, if the related Mortgagor does not so maintain, the Master Servicer (even in the case of Specially Serviced Mortgage Loans) shall itself maintain (subject to the provisions of this Agreement regarding Nonrecoverable Advances, and further subject to Section 3.11(h) hereof, and to the extent the Trustee, as mortgagee on behalf of the Certificateholders, has an insurable interest and to the extent available at commercially reasonable rates) all insurance coverage as is required under the related Mortgage (subject to applicable law); provided that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing

Standard. The Special Servicer shall cause to be maintained for each REO Property, in each case with an insurer that possesses the Required Claims-Paying Ratings at the time such policy is purchased, no less insurance coverage than was previously required of the related Mortgagor under the related Mortgage and, if the related Mortgage did not so require, hazard insurance, public liability insurance and business interruption or rent loss insurance in such amounts as are consistent with the Servicing Standard, and the Special Servicer shall be reimbursed for the premium costs thereof as a Servicing Advance pursuant to and to the extent permitted under Section 3.05(a). All such insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer (in the case of insurance maintained in respect of the Mortgaged Properties) or the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee, shall be issued by an insurer authorized under applicable law to issue such insurance, and, unless prohibited by the related Mortgage, may contain a deductible clause (not in excess of a customary amount). Any amounts collected by the Master Servicer or Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer, as applicable, in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

         (b) (i) If the Master Servicer or the Special Servicer shall obtain and maintain a blanket policy insuring against hazard losses on any or all of the Mortgaged Properties (in the case of the Master Servicer) or REO Properties (in the case of the Special Servicer), then, to the extent such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the Mortgaged Properties or REO Properties, as applicable, so covered, and the premium costs thereof shall be, if and to the extent they are specifically attributable either to a specific Mortgaged Property during any period that the related Mortgagor has failed to maintain the hazard insurance required under the related Mortgage Loan in respect of such Mortgaged Property or to a specific REO Property, a Servicing Advance reimbursable pursuant to and to the extent permitted under Section 3.05(a); provided that, to the extent that such premium costs are attributable to properties other than Mortgaged Properties and/or REO Properties or are attributable to Mortgaged Properties as to which the hazard insurance required under the related Mortgage Loan is being maintained, they shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such a blanket policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO
    Property, as applicable, a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy (taking into account any deductible clause that would have been permitted therein), promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount of such losses up to the difference between the amount of the deductible clause in such blanket policy and the amount of any deductible clause that would have been permitted under such property specific policy. The Master Servicer and the Special Servicer each agree to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

         (ii) If the Master Servicer shall cause any Mortgaged Property or the Special Servicer shall cause any REO Property to be covered by a master single interest insurance policy naming the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee as the loss payee, then to the extent such policy (i) is obtained from a Qualified Insurer that possesses the Required Claims-Paying Ratings and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as applicable, shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on such Mortgaged Property (in the case of the Master Servicer) or REO Property (in the case of the Special Servicer). If the Master Servicer shall cause any Mortgaged Property as to which the related Mortgagor has failed to maintain the required insurance coverage, or the Special Servicer shall cause any REO Property, to be covered by such master single interest insurance policy, then the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) paid by the Master Servicer or the Special Servicer, as applicable, shall constitute a Servicing Advance. The Master Servicer shall, consistent with the Servicing Standard and the terms of the related Mortgage Loan documents, pursue the related Mortgagor for the amount of such incremental costs. All other costs associated with any such master single interest insurance policy (including, without limitation, any minimum or standby premium payable for such policy) shall be borne by the Master Servicer or Special Servicer, as the case may be, without right of reimbursement. Such master single interest insurance policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property, as the case may be, a policy otherwise complying with the provisions of
    Section 3.07(a), and there shall have been one or more losses which would have been covered by such property specific policy had it been maintained, promptly deposit into the Collection Account from its own funds (without right of reimbursement) the amount not otherwise payable under the master single interest policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

         (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a fidelity bond in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

         In addition, each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement keep in force with recognized insurers that possess the Required Claims-Paying Ratings a policy or policies of insurance covering loss occasioned by the errors and omissions of its (or, in the case of each of the initial Master Servicer and the initial Special Servicer, its general partner's) officers and employees in connection with its obligation to service the Mortgage Loans for which it is responsible hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified Fannie Mae or Freddie Mac seller-servicer of multifamily mortgage loans. Any such errors and omissions policy, if required, shall provide that it may not be canceled without 30 days' prior written notice to the Trustee.

         (d) All insurance coverage required to be maintained under this
Section 3.07 shall be obtained from Qualified Insurers.

         SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption
                       Agreements; Subordinate Financing.

         (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

         (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or of a controlling interest in the related Mortgagor; or

         (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall, on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing

Standard, but subject to Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Special Servicer written notice of the matter, its final, completed assumption case and written recommendation as to the matter (in the Master Servicer's standard format), copies of any other written materials delivered (or, if the Mortgage Loan had a $40,000,000 principal balance, that would have been delivered) to a Rating Agency in connection therewith and all other relevant information in its possession related to the subject assumption (which shall include financial statements for the proposed borrower and property management experience for the proposed property manager, if such information is required to be obtained by the Master Servicer in accordance with the Servicing Standard) and (2) upon request made within such five Business Day-period, shall have discussed the matter with the Special Servicer (provided that the Master Servicer will not be obligated to follow or take into consideration any instructions or recommendations in such regard from the Special Servicer); and provided, further, that, notwithstanding anything to the contrary contained herein, if the then-outstanding principal balance of the subject Mortgage Loan (together with the then-outstanding aggregate principal balance of all other Mortgage Loans that are cross-collateralized therewith or have been made to the same Mortgagor or to other Mortgagors that are, to the Master Servicer's or Special Servicer's, as applicable, actual knowledge, Affiliates of the Mortgagor under the subject Mortgage Loan) is more than the lesser of (i) $40,000,000 and (ii) 5% of the then-aggregate Stated Principal Balance of the Mortgage Pool, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has obtained written confirmation from each Rating Agency that such action shall not result in a qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates; and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause governing the transfer of any Mortgaged Property which secures, or controlling interests in any Mortgagor under, a Group of Cross-Collateralized Mortgage Loans unless all of the Mortgaged Properties securing, or a controlling interest in all the Mortgagors (if more than one) under, such Group of Cross-Collateralized Mortgage Loans are transferred simultaneously to the same transferee. In the event that the Master Servicer or Special Servicer intends or is required, in accordance with the preceding sentence, the Mortgage Loan documents or applicable law, to permit the transfer of any Mortgaged Property, the Master Servicer or the Special Servicer, as the case may be, may, if consistent with the Servicing Standard, enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee will not be a "significant modification" of the Mortgage Loan, or result in the receipt by REMIC I, REMIC II or REMIC III of net income from a "prohibited transaction", under the REMIC Provisions). The Master Servicer or the Special Servicer, as the case may be, shall promptly notify the Trustee in writing of any such agreement and forward the original thereof to the Trustee for inclusion in the related Mortgage File.

         (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

         (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

         (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property;

then, for so long as such Mortgage Loan is included in the Trust Fund, each of the Master Servicer and the Special Servicer shall on behalf of the Trustee as the mortgagee of record, as to those Mortgage Loans it is obligated to service hereunder, exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, but subject to
Section 3.20(a)(iii); provided that, notwithstanding anything to the contrary contained herein, the Master Servicer shall not waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause unless it first (1) shall have provided, at least five Business Days prior to the granting of such waiver or consent, to the Special Servicer written notice of the matter, its final, completed subordinate financing case and written recommendation as to the matter (in the Master Servicer's standard format), copies of any other written materials delivered (or, if the Mortgage Loan had $40,000,000 principal balance that would have been delivered) to a Rating Agency in connection therewith and all other relevant information in its possession related to the subject subordinate financing and (2) upon request made within such five Business Day-period, shall have discussed the matter with the Special Servicer (provided that the Master Servicer will not be obligated to follow or take into consideration any instructions or recommendations in such regard from the Special Servicer); and provided, further, that, notwithstanding anything to the contrary contained herein, neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has obtained written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates.

         (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

         SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

         (a) The Special Servicer shall, subject to subsections (b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof, if the Special Servicer determines, consistent with the Servicing Standard, that such action would be in the best economic interest of the Trust; provided that neither the Master Servicer nor the Special Servicer shall, with respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, take any enforcement action with respect to the payment of Excess Interest (other than the making of requests for its collection) unless (i) the taking of an enforcement action with respect to the payment of other amounts due under such Mortgage Loan is, in the good faith and reasonable judgment of the Special Servicer, and without regard to such Excess Interest, also necessary, appropriate and consistent with the Servicing Standard or (ii) all other amounts due under such Mortgage Loan have been paid, the payment of such Excess Interest has not been forgiven in accordance with
Section 3.20 and, in the good faith and reasonable judgment of the Special Servicer, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated Advance Interest. The Special Servicer shall advance or direct the Master Servicer to advance, as contemplated by Section 3.19(d), all costs and expenses to be incurred on behalf of the Trust in any such proceedings, subject to each of the Master Servicer and the Special Servicer being entitled to reimbursement for any such advance as a Servicing Advance as provided in Section 3.05(a), and further subject to the Special Servicer's being entitled to pay out of the related Liquidation Proceeds any Liquidation Expenses incurred in respect of any Mortgage Loan, which Liquidation Expenses were outstanding at the time such proceeds are received. In connection with the foregoing, in the event of a default under any Mortgage Loan or Group of Cross-Collateralized Mortgage Loans that are secured by real properties located in multiple states, and such states include the State of California or another state with a statute, rule or regulation comparable to the State of California's "one action" rule, then the Special Servicer shall consult with Independent counsel regarding the order and manner in which the Special Servicer should foreclose upon or comparably proceed against such properties (the cost of such consultation to be advanced by the Master Servicer as a Servicing Advance, at the direction of the Special Servicer, subject to the Master Servicer's being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a)). When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special Servicer shall make such selection in a manner consistent with the Servicing Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.18(e) and the results of any Appraisal obtained pursuant to the following sentence or otherwise, all such offers to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of making an offer at foreclosure or otherwise, the Special Servicer or the Master Servicer, as the case may be, is authorized to have an Appraisal completed with respect to such property (the cost of which Appraisal shall be advanced by the Master Servicer as a Servicing Advance, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer).

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan) unless either:

         (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

         (ii) the Special Servicer shall have obtained an Opinion of Counsel (the reasonable cost of which may be withdrawn from the Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property by the Trust will not cause either of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding or, subject to Section 3.17, cause the imposition of a tax on the Trust under the REMIC Provisions.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property performed within the 12-month period preceding such determination by an Independent Person who regularly conducts Phase I Environmental Assessments and such additional environmental testing, that:

         (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property; and

         (ii) there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and/or regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property and proceeding against the Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, at the related Net Mortgage Rate immediately prior to the Anticipated Repayment
    Date)), taking into consideration any associated liabilities, than not taking such actions and not proceeding against such Mortgaged Property.

         The cost of such Phase I Environmental Assessment and any such additional environmental testing shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which, if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable directly out of the Collection Account.

         (d) If the environmental testing contemplated by Section 3.09(c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property, but including the sale of the affected Mortgage Loan) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, (i) the Special Servicer shall have notified the Trustee and the Master Servicer in writing of its intention to so release all or a portion of such Mortgaged Property, (ii) the Trustee shall have notified the Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property and (iii) the Holders of Certificates entitled to a majority of the Voting Rights shall not have objected to such release within 30 days of the Trustee's distributing such notice.

         (e) The Special Servicer shall provide written reports to the Trustee and the Master Servicer monthly regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied or that any remedial, corrective or other further action contemplated by either such clause is required, in each case until the earliest to occur of (i) satisfaction of both such conditions and completion of all such remedial, corrective or other further action, (ii) repurchase of the related Mortgage Loan by the Mortgage Loan Seller and (iii) release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward copies of all such reports to the Certificateholders and the Rating Agencies promptly following the receipt thereof.

         (f) The Special Servicer shall file the information returns with respect to the receipt of any mortgage interest received in a trade or business, the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action. The Master Servicer, at the direction of the Special Servicer, shall advance the costs incurred in any such deficiency action, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a).

         (h) The Special Servicer shall maintain accurate records, certified by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer and the Rating Agencies no later than the tenth Business Day following such Final Recovery Determination.

         SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer or Special Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or Special Servicer, as the case may be, shall immediately notify the Trustee and request delivery of the related Mortgage File by delivering thereto a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer of the Master Servicer or Special Servicer, as applicable. Any such Request for Release shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited. Upon receipt of such notice and request conforming in all material respects to the provisions hereof, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer or Special Servicer, as applicable. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

         (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), then, upon request of the Master Servicer or the Special Servicer and receipt therefrom of a Request for Release in the form of Exhibit D attached hereto signed by a Servicing Officer thereof, the Trustee shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Master Servicer or the Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

         (c) The Trustee, if requested, shall promptly execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents furnished by the Special Servicer and certified by it as being necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or for any other purpose necessary or advisable in the reasonable, good faith judgment of the Special Servicer; provided, however, that the Special Servicer shall be responsible for the preparation of all such documents and pleadings; and when submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         SECTION 3.11. Servicing Compensation; Interest on Servicing Advances;
                       Payment of Certain Expenses; Obligations of the Trustee and the Fiscal Agent Regarding Back-up Servicing Advances.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage
Loan) and REO Loan. As to each Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue from time to time at the applicable Master Servicing Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be changed or modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. The Master Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement or except as provided in Section 3.22(d). The Master Servicer shall, monthly out of its Master Servicing Fee, pay to any Sub-Servicer retained by the Master Servicer such Sub-Servicer's sub-servicing fee (including, without limitation, any Primary Servicing Fee, if applicable), to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

         (b) The Master Servicer shall be entitled to receive as additional servicing compensation:

         (i) Net Default Charges, assumption fees, modification fees and any similar fees (excluding Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan;

         (ii) charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, to the extent actually paid by a Mortgagor with respect to any Mortgage Loan;

         (iii) any Prepayment Interest Excesses collected on the Mortgage Loans (but only to the extent such Prepayment Interest Excesses collected during any Collection Period are greater than all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period);

         (iv) interest or other income earned on deposits in the Collection Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Collection Account for each Collection Period); and

         (v) to the extent not required to be paid to any Mortgagor under applicable law or under the related loan documents, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained by the Master Servicer;

provided that with respect to the items of additional servicing compensation set forth in clauses (i) and (ii) above, the Master Servicer shall, in turn, pay the amounts described therein to the related Sub-Servicer to the extent such Sub-Servicer is entitled thereto under the applicable Sub-Servicing Agreement.

         The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicer retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Standby Fee with respect to each Mortgage Loan and each REO Loan. As to each Mortgage Loan and REO Loan, the Standby Fee shall accrue from time to time at the Standby Fee Rate on the basis of the same principal amount and for the same number of days respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed under the terms of the related Mortgage Note (as such terms may be modified at any time following the Closing Date) and applicable law, and without giving effect to any Excess Interest that may accrue on any Hyper-Amortization Loan after its Anticipated Repayment Date. The Standby Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Standby Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

         As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Mortgage Loan, unless the basis on which such Mortgage Loan became a Corrected Mortgage Loan was the remediation of a circumstance or condition relating to the Mortgage Loan Seller's or an Additional Warranting Party's obligation to repurchase such Mortgage Loan pursuant to Section 2.03, in which case, if such Mortgage Loan is repurchased within 120 days of the Mortgage Loan Seller's or such Additional Warranting Party's, as the case may be, notice or discovery (whichever occurred earlier) of the Document Defect or breach giving rise to such repurchase obligation, no Workout Fee will be payable from or based upon the receipt of, any Purchase Price paid by the Mortgage Loan Seller or such Additional Warranting Party, as the case may be, in satisfaction of such repurchase obligation. Furthermore, no Workout Fees will be payable from, or based upon the receipt of any Liquidation Proceeds paid by any Majority Certificateholder of the Controlling Class or the Master Servicer in connection with the purchase of all the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 hereof. As to each Corrected Mortgage Loan, subject to the exceptions provided for in the two preceding sentences, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Default Interest and, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, Excess Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns in accordance with clause (ii) of the first paragraph of Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

         As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer pursuant to
Section 3.18, by the Master Servicer or the Majority Certificateholder of the Controlling Class pursuant to Section 3.18 or Section 9.01, or by the Mortgage Loan Seller or an Additional Warranting Party pursuant to Section 2.03 within 120 days of its discovery or notice (whichever occurred earlier) of the breach or Document Defect that gave rise to the repurchase obligation, and other than in connection with the condemnation or other governmental taking of a Mortgaged Property or REO Property). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds (excluding any portion of such payoff and/or proceeds that represents accrued but unpaid Excess Interest with respect to a Hyper-Amortization Loan after its Anticipated Repayment Date or accrued but unpaid Default Interest); provided that no Liquidation Fee will be payable with respect to any such Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan; and provided, further, that (without limiting the Special Servicer's right to any Workout Fee that is properly payable therefrom), no Liquidation Fee will be payable from, or based upon the receipt of, Liquidation Proceeds collected as a result of any purchase of a Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph or in connection with a condemnation or other governmental taking of a Mortgaged Property or REO Property.

         Notwithstanding anything to the contrary herein, a Liquidation Fee and a Workout Fee relating to the same Mortgage Loan shall not be paid from the same proceeds on or with respect to such Mortgage Loan.

         The Special Servicer's right to receive the Special Servicing Fee, the Standby Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

         (d) The Special Servicer shall be entitled to receive as additional special servicing compensation:

         (i) (A) to the extent allocable to the period when any Mortgage Loan is a Specially Serviced Mortgage Loan or to the extent allocable to an REO Loan, any Net Default Charges actually collected on such Mortgage Loan or REO Loan, as the case may be, and (B) any assumption fees, modification fees or similar fees (excluding Prepayment Premiums) actually collected on or with respect to Specially Serviced Mortgage Loans or REO Loans; and

         (ii) interest or other income earned on deposits in the REO Account, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Account for each Collection Period).

         To the extent the amounts described in clause (i)(B) of the preceding paragraph are collected by the Master Servicer, the Master Servicer shall promptly pay such amounts to the Special Servicer and shall not be required to deposit such amounts in the Collection Account pursuant to Section 3.04(a). Additional servicing compensation to which the Master Servicer (or, if so provided by the applicable Sub-Servicing Agreement, any Sub-Servicer retained thereby) is entitled pursuant to Section 3.11(b) in the form of assumption fees, modification fees and any similar fees (excluding Prepayment Premiums) collected by the Special Servicer on Mortgage Loans that are not Specially Serviced Mortgage Loans or REO Loans, or in the form of charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds with respect to any Mortgage Loans (including, without limitation, Specially Serviced Mortgage Loans), shall be paid promptly to the Master Servicer by the Special Servicer.

         The Special Servicer shall be required to pay out of its own funds all overhead, general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account and the Master Servicer is not required to advance such expenses at the direction of the Special Servicer, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

         (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 10 days after such Servicing Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the

Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and/or the Special Servicer, as appropriate. If such Servicing Advance is not made by the Master Servicer or the Special Servicer within one Business Day after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Servicing Advance. If the Trustee fails to make any Servicing Advance required to be made under this
Section 3.11(e), then (subject to Section 3.11(g) below) the Fiscal Agent shall make such Advance within one Business Day of such failure on the part of the Trustee, whereupon the Trustee shall be deemed not to be in default under this Agreement. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a).

         (f) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Special Servicer (to the extent it has not already been reimbursed for any such Servicing Advance by the Master Servicer), the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby (out of its own funds) for so long as such Servicing Advance is outstanding, and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan or REO Loan; and second, at any time coinciding with or following the reimbursement of such Servicing Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account. As and to the extent provided in Sections 3.03(a) and 3.05(a), the Master Servicer shall reimburse itself, the Special Servicer, the Trustee or the Fiscal Agent, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account or a Servicing Account.

         (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance (including, without limitation, an Emergency Advance) that it determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05(a)(vii) out of general collections on the Mortgage Pool on deposit in the Collection Account. The determination by the Master Servicer, the Special Servicer or, if applicable, the Trustee or the Fiscal Agent, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby), the Sponsor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineers' reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the Master Servicer or the Special Servicer may have obtained and that supports such determination. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of a Servicing Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance.

         (h) Notwithstanding anything to the contrary set forth herein, the Master Servicer shall (at the direction of the Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is involved) pay directly out of the Collection Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Trustee, the Sponsor and the Rating Agencies, setting forth the basis for such determination and accompanied by any information that the Master Servicer or the Special Servicer may have obtained that supports such determination.

         SECTION 3.12. Inspections; Collection of Financial Statements.

         (a) Commencing in 1999, the Master Servicer shall inspect or cause the inspection of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then current balance greater than $2,000,000, at least once every year), provided that at least 50% of the Mortgaged Properties (by both number and aggregate Stated Principal Balances of the related Mortgage Loans) will be inspected each year by the Master Servicer (or an entity employed by the Master Servicer for such purpose) or, in accordance with the second succeeding sentence, by the Special Servicer. The Master Servicer shall be responsible for such inspections only in respect of (i) Mortgage Loans that are not Specially Serviced Mortgage Loans and (ii) Corrected Mortgage Loans. The Special Servicer, subject to statutory limitations or limitations set forth in the related Mortgage Loan documents, shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after the servicing of the related Mortgage Loan is transferred thereto pursuant to
Section 3.21(a). The Master Servicer and the Special Servicer shall each prepare or cause to be prepared as soon as reasonably possible a written report of each such inspection performed or caused to be performed thereby detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (ii) any abandonment of the Mortgaged Property, (iii) any change in the condition or value of the Mortgaged Property that is, in the reasonable judgment of the Master Servicer or Special Servicer (or their respective designees), as the case may be, material and is evident from such inspection, (iv) any waste on or deferred maintenance in respect of the Mortgaged Property that is evident from such inspection or (v) any capital improvements made that are evident from such inspection. The Master Servicer and Special Servicer each shall, within 10 days of the preparation thereof, deliver to the Trustee, the Rating Agencies and each other a copy of (and, upon request, shall promptly discuss therewith the contents of) each such written report prepared or caused to be prepared by or on behalf of it. The Trustee shall make available to Certificateholders, Certificate Owners and prospective Certificateholders and Certificate Owners (which prospective Certificateholders and Certificate Owners have been certified to it as such by a Certificateholder or a Certificate Owner), in accordance with Section 8.12(b), copies of all the written reports delivered to it pursuant to this
Section 3.12(a). In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(a), the Trustee shall have no obligation to confirm that inspections of the Mortgaged Properties are being performed in accordance with this Section 3.12(a). The preceding sentence notwithstanding, in the event the Trustee has received, as of December 31 of any calendar year, inspection reports with respect to less than 50% of the Mortgaged Properties as set forth in the first sentence of this
Section 3.12(a), the Trustee shall notify the Master Servicer of such fact in writing on or before January 31 of the immediately succeeding calendar year. The notice provided by the Trustee to the Master Servicer of the deficiency in the number of inspection reports provided to the Trustee, shall constitute notice "requiring the same to be remedied" within the meaning of Section 7.01(a)(vi) hereof and shall so state on its face. If the Master Servicer does not provide satisfactory evidence (which shall include the presentation of the required reports) of the performance of the number of inspections required pursuant to the first sentence of this Section 3.12(a) within 30 days of such notice, the Master Servicer shall be deemed to have failed duly to observe and perform in all material respects its covenants and agreements set forth in this
Section 3.12(a).

         (b) The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall make reasonable efforts to collect or otherwise obtain promptly (from the related Mortgagor in the case of a Mortgage Loan) annual and quarterly operating statements and rent rolls of the related Mortgaged Property or REO Property (and financial statements of the related Mortgagor in the case of a Mortgage Loan), whether or not delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer, in the case of the Specially Serviced Mortgage Loans and REO Properties, and the Master Servicer, in the case of all other Mortgage Loans, shall promptly deliver copies of the collected items to the Rating Agencies and each other, in each case within 45 days of its receipt thereof. In the absence of actual knowledge that the Master Servicer or the Special Servicer is in default under this Section 3.12(b), the Trustee shall have no obligation to confirm that the Master Servicer or the Special Servicer has or is attempting to collect any of the items described above in this Section 3.12(b).

         (c) If, with respect to any Mortgage Loan (other than a Specially Serviced Mortgage Loan), the Special Servicer has any questions for the related Mortgagor based upon the information received by the Special Servicer pursuant to Section 3.12(a) or 3.12(b), the Master Servicer shall, in this regard and without otherwise changing or modifying its duties hereunder, reasonably cooperate with the Special Servicer in assisting the Special Servicer to contact and solicit information from such Mortgagor.

         SECTION 3.13. Annual Statement as to Compliance.

         Each of the Master Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Sponsor and each other, on or before March 15 of each year, beginning March 15, 1999, an Officer's Certificate stating that
(i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year, and of its performance under this Agreement during such calendar year, has been made under the signing officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has in all material respects fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification or status as a REMIC of, or otherwise asserting a tax (other than ad valorem real property taxes or other similar taxes on REO Property) on the income or assets of, any portion of the Trust Fund from the Internal Revenue Service or from any other governmental agency or body or, if it has received any such notice, specifying the details thereof. The signing officer shall have no personal liability with respect to the content of any such statement, and the Master Servicer or the Special Servicer, as the case may be, shall be deemed to have made such statement and shall assume any liability resulting therefrom.

         The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Sponsor in conforming any Officer's Certificate delivered pursuant to this Section 3.13 to requirements imposed by the Commission on the Sponsor in connection with the Commission's issuance of a no-action letter relating to the Sponsor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

         SECTION 3.14. Reports by Independent Public Accountants.

         On or before March 15 of each year, beginning March 15, 1999 (or, as to any such year, such earlier date as is contemplated by the last sentence of this paragraph), each of the Master Servicer and the Special Servicer, at its expense, shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Sponsor, the Trustee and each other to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or the Special Servicer's, as the case may be, servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or the Special Servicer's, as the case may be, duties hereunder until the end of such preceding calendar year in the case of the first such statement) and that based on their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the audit program for mortgages serviced for Freddie Mac, the servicing by the Master Servicer or the Special Servicer, as the case may be, has been conducted in compliance with such similar agreements, except for such exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and such programs require it to report.

         The Master Servicer and the Special Servicer, to the extent applicable, will reasonably cooperate with the Sponsor in conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Sponsor in connection with the Commission's issuance of a no-action letter relating to the Sponsor's reporting requirements in respect of the Trust pursuant to the Exchange Act.

         SECTION 3.15. Access to Certain Information.

         Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the other such party, the Sponsor, the Trustee and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans and the other assets of the Trust Fund that are within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

         SECTION 3.16. Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer shall sell any REO Property by the end of the third calendar year following the year in which the Trust acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the holding by the Trust of such REO Property subsequent to the end of the third calendar year following the year in which such acquisition occurred, will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such period longer than three years following the year that such property was acquired, as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any reasonable expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust payable out of the Collection Account pursuant to Section 3.05(a). Any REO Extension shall be requested by the Special Servicer no later than 60 days before the end of the third calendar year following the year in which the Trust acquired ownership of the related REO Property.

         (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account and may consist of one account for all the REO Properties. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two Business Days of receipt, all REO Revenues, Liquidation Proceeds (net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with Section
3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with
Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

         (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

         SECTION 3.17. Management of REO Property.

         (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust. If the Special Servicer determines from such review that:

         (i) None of the income from Directly Operating such Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

         (ii) Directly Operating such Mortgaged Property as an REO Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the good faith and reasonable judgment of the Special Servicer, it is commercially reasonable) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

         (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the Trust's federal income tax reporting position with respect to the various sources of income that the Trust would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust would be required to pay with respect to each such source of income from such REO Property. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

         The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the good faith and reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders by maximizing (to the extent commercially feasible) the net after-tax REO Revenues received by the Trust with respect to such property without materially impairing its marketability and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to such REO Property. Both the Special Servicer and the REMIC Administrator may consult with counsel knowledgeable in such matters at (to the extent reasonable) the expense of the Trust in connection with determinations required under this
Section 3.17(a). Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust, the other parties hereto or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust, Section 3.17(b) below. Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its prompt disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by any of REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust may become a party or successor to a party due to a foreclosure, deed-in-lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow REMIC I to receive any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including without limitation:

         (i) all insurance premiums due and payable in respect of such REO Property;

         (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

         (iii) any ground rents in respect of such REO Property; and

         (iv) all costs and expenses necessary to maintain, lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the Special Servicer shall direct the Master Servicer to make (and the Master Servicer shall so make) Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced in the manner contemplated by Section 3.11(g)) the Special Servicer or the Master Servicer determines, in its reasonable, good faith judgment, that such payment would be a Nonrecoverable Servicing Advance.

         (c) The Special Servicer may (and, except as otherwise permitted by Section 3.17(a), shall if it would avoid an Adverse REMIC Event) contract with any Independent Contractor for the operation and management of any REO Property, provided that:

         (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

         (ii) the fees of such Independent Contractor (which shall be expenses of the Trust) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

         (iii) any such contract shall be consistent with the provisions of Treasury Regulation ss.1.856-4(b)(5) and, to the extent consistent therewith, shall be administered to require that the Independent Contractor, in a timely manner, (A) to the extent of available revenue from the REO Property, pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

         (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

         (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

         SECTION 3.18. Sale of Mortgage Loans and REO Properties.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.03 and 9.01.

         (b) If the Special Servicer has determined, in its good faith and reasonable judgment, that any Defaulted Mortgage Loan will become the subject of a foreclosure sale or similar proceeding, and that the sale of such Mortgage Loan under the circumstances provided in this Section 3.18(b) or in Section 3.18(c) is in accordance with the Servicing Standard, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer, and the Trustee shall, within 10 days after receipt of such notice, notify all the Certificateholders of the Controlling Class. The Majority Certificateholder of the Controlling Class may at its or their option purchase from the Trust, at a price equal to the applicable Purchase Price, any such Defaulted Mortgage Loan. The Purchase Price for any Mortgage Loan purchased under this paragraph (b) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Certificateholder(s) effecting such purchase (or any designee thereof) the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Certificateholder(s) effecting such purchase (or any designee thereof) ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the Certificateholder(s) effecting such purchase (or any designee thereof).

         (c) If the Majority Certificateholder of the Controlling Class has not purchased any Defaulted Mortgage Loan described in the first sentence of
Section 3.18(b) within 15 days of its having received notice in respect thereof pursuant to Section 3.18(b) above, either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option purchase such Mortgage Loan from the Trust, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

         (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(b) or Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer shall be made in a commercially reasonable manner

(which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title, loan status, condition and similar customary matters, if liability for breach thereof is limited to recourse against the Trust) for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any offer determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09 and, otherwise, in accordance with the Servicing Standard.

         The Special Servicer shall use its best efforts to solicit offers for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple offers are received contemporaneously, highest) cash offer received from any Person that constitutes a fair price (determined pursuant to Section 3.18(e) below) for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price (determined pursuant to Section 3.18(e) below) for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless of from whom received.

         The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit an offer to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee nor the Fiscal Agent, each in its respective individual capacity, nor any of their respective Affiliates may make an offer for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

         (e) Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash offer is from an Interested Person, by the Trustee. In determining whether any offer received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall rely on the most recent Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser, retained by the Special Servicer. Such appraiser shall be selected by the Special Servicer if neither the Special Servicer nor any Affiliate thereof is making an offer with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Trustee if the Special Servicer or an Affiliate thereof is making such an offer. The cost of any such narrative appraisal shall be advanced by the Master Servicer, at the direction of the Special Servicer, and shall constitute a Servicing Advance. When any Interested Person is among those making an offer with respect to a Defaulted

Mortgage Loan or REO Property, the Special Servicer shall require that all offers be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offered amount. In determining whether any offer from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal, updated Appraisal or narrative Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). Notwithstanding the other provisions of this Section 3.18, no cash offer from any Interested Person or any Affiliate thereof in an amount less than the related Purchase Price shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such offer is the highest cash offer received and at least two additional offers (not including the offers of Interested Persons or any Affiliates thereof) have been received from Independent third parties reflecting prices less than the related Purchase Price. The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

         (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust (except such recourse imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer or the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash offer (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms (other than price) offered by the prospective buyer making the lower offer are more favorable).

         SECTION 3.19. Additional Obligations of the Master Servicer and the
                       Special Servicer.

         (a) The Master Servicer shall maintain at its Primary Servicing Office and shall, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or Certificate Owner or any Person identified to the Master Servicer as a prospective transferee of a Certificate or an interest therein, copies of the Servicing Files; provided that, if the Master Servicer in good faith determines that any item of information contained in such Servicing Files is of a nature that it should be conveyed to all Certificateholders at the same time, it shall, as soon as reasonably possible following its receipt of any such item of information, disclose such item of information to the Trustee as part of the reports to be delivered to the Trustee by the Master Servicer pursuant to
Section 4.02(b), and until the Trustee has either disclosed such information to all Certificateholders in a Distribution Date Statement or has properly filed such information with the Commission on behalf of the Trust under the Exchange Act, the Master Servicer shall be entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and provided, further, that the Master Servicer shall not be required to make particular items of information contained in the Servicing File for any Mortgage Loan available to any Person if the disclosure of such particular items of information is expressly prohibited by the provisions of any related Mortgage Loan documents; and provided, further, that, except in the case of the Rating Agencies, the Master Servicer shall be entitled to recover from any Person reviewing the Servicing Files pursuant to this Section 3.19(a) its reasonable "out-of-pocket" expenses incurred in connection with making the Servicing Files available to such Person. Except as set forth in the provisos to the preceding sentence, copies of all or any portion of any Servicing File are to be made available by the Master Servicer upon request; however, the Master Servicer shall be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing such service. The Special Servicer shall, as to each Specially Serviced Mortgage Loan and REO Property, promptly deliver to the Master Servicer a copy of each document or instrument added to the related Servicing File, and the Master Servicer shall in no way be in default under this Section 3.19(a) solely by reason of the Special Servicer's failure to do so.

         In connection with providing access to or copies of the items described in the preceding paragraph, the Master Servicer may require, unless the Sponsor directs otherwise, (a) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Master Servicer, generally to the effect that such Person is a beneficial holder of Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Sponsor grants written permission to the contrary. The Master Servicer shall not be liable for the dissemination of information in accordance with this Section 3.19(a).

         (b) Within 30 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain the Appraisal referred to below ) after the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed in respect of the Mortgaged Property securing any Mortgage Loan, (iv) the date on which the Mortgagor under any Mortgage Loan becomes the subject of bankruptcy, insolvency or similar proceedings, and (v) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan and any related REO Loan, until it ceases to be such in accordance with the following paragraph, a "Required Appraisal Loan"), the Master Servicer or the Special Servicer (whichever is then responsible for servicing such Mortgage
Loan) shall obtain an Appraisal of the related Mortgaged Property (unless an Appraisal thereof had previously been obtained within the prior twelve months). The cost of such Appraisal shall be advanced by the Master Servicer, subject to its being entitled to reimbursement therefor as a Servicing Advance as provided in Section 3.05(a), such Advance to be made at the direction of the Special Servicer when the Appraisal is obtained by the Special Servicer.

         With respect to each Required Appraisal Loan (unless such loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which shall be advanced by the Master Servicer as a Servicing Advance at the direction of the Special Servicer, subject to the Master Servicer's right to reimbursement as provided in Section 3.05(a)). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such loan.

         (c) The Master Servicer and the Special Servicer shall each deliver to the other and to the Trustee (for inclusion in the Mortgage File) and the Rating Agencies copies of all Appraisals, environmental reports and engineering reports (or, in each case, updates thereof) obtained with respect to any Mortgaged Property or REO Property.

         (d) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, subject to the second following paragraph, to reimburse the Special Servicer for any Servicing Advances made by the Special Servicer, but not previously reimbursed (whether pursuant to Section 3.05(a), this Section 3.19(d) or otherwise) to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this Section 3.19(d), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer originally made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance.

         Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer (i) is required under any other provision of this Agreement to direct the Master Servicer to make a Servicing Advance or (ii) is otherwise aware a reasonable period in advance that it is reasonably likely that the Special Servicer will incur a cost or expense that will, when incurred, constitute a Servicing Advance, the Special Servicer shall (in the case of clause (i) preceding), and shall use reasonable efforts to (in the case of clause (ii) preceding), request that the Master Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not materially and adversely affect the interests of any Certificateholder and at least five Business Days prior to the date on which such Servicing Advance is first required to be made; provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein); and provided, further, that the Special Servicer shall, with respect to Specially Serviced Mortgage Loans and REO Properties, make any Servicing Advance that it fails to timely request the Master Servicer to make. The Master Servicer shall (subject to the following paragraph) have the obligation to make any such Servicing Advance that it is requested by the Special Servicer to make within five Business Days of the Master Servicer's receipt of such request. Subject to the foregoing, the Special Servicer shall be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Servicing Advance), other than an Emergency Advance or any other Servicing Advance with respect to which it would, under the circumstances, be inconsistent with the

Servicing Standard for the Special Servicer to request that the Master Servicer make such Servicing Advance (in lieu of making such Servicing Advance itself and seeking reimbursement therefor as provided herein). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

         Notwithstanding the foregoing provisions of this Section 3.19(d) or any other provision of this Agreement to the contrary, the Master Servicer shall not be required to reimburse the Special Servicer for, or make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special Servicer is directing the Master Servicer to reimburse it for or make hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is or would be, if made, a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer, the Trustee and the Fiscal Agent in writing of such determination. Such notice shall not obligate the Special Servicer to make such Servicing Advance.

         (e) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of all Prepayment Interest Shortfalls incurred (reduced (to not less than zero) by the aggregate of all Prepayment Interest Excesses collected) in connection with Principal Prepayments received in respect of the Mortgage Pool during the most recently ended Collection Period, and (ii) that portion of its aggregate Master Servicing Fee for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan, calculated at 0.04% per annum.

         (f) Except under the same circumstances that it would be permitted to waive a prepayment lockout provision in the subject Mortgage Loan pursuant to
Section 3.20(a), neither the Master Servicer nor the Special Servicer shall consent to any Mortgagor's prepaying its Mortgage Loan, partially or in its entirety, if the Mortgagor would be prohibited from doing so without such consent.

         (g) The Master Servicer shall not exercise any discretionary right it has with respect to any Mortgage Loan pursuant to the related Mortgage Note or Mortgage to apply any amounts maintained as an escrow or reserve to the principal balance of such Mortgage Loan except in the case of a default thereunder.

         SECTION 3.20. Modifications, Waivers, Amendments and Consents.

         (a) The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest (including, without limitation, Default Interest and Excess Interest) on and principal of, forgive Default Charges and Prepayment Premiums on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer hereunder, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

         (i) other than as expressly provided in Section 3.02 (with respect to Default Charges), Section 3.08 (with respect to due-on-sale and due-on-encumbrance clauses) and Section 3.20(f) (with respect to Excess Interest), the Master Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan it is required to service and administer hereunder that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's good faith judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; the Special Servicer may, however, agree to any modification, waiver or amendment of any term of, extend the maturity of or take any of the other acts referenced in this Section 3.20(a) with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate (or, in the case of a Hyper-Amortization Loan after its Anticipated Repayment Date, the related Net Mortgage Rate in effect immediately prior to such Anticipated Repayment
    Date)), than would liquidation;

         (ii) the Special Servicer may not, in connection with any particular extension, extend the maturity date of any Mortgage Loan beyond March 18, 2028 or, in the case of a Mortgage Loan secured by a Mortgage on the applicable Mortgagor's leasehold interest in all or any material portion of the related Mortgaged Property (but not by a Mortgage on the fee interest in such Mortgaged Property or portion thereof), beyond a date that is ten years prior to the expiration of the related Ground Lease;

         (iii) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) or in Section 3.08 with respect to, any Mortgage Loan that would (A) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of either such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer may rely on Opinions of Counsel in making such decisions);

         (iv) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding Mortgage Loan, which additional or substitute collateral constitutes real property, unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate) prepared within the 12-month period prior to such determination by an Independent Person who regularly conducts Phase I Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations (and, in the case of any Mortgage Loan with a then-outstanding principal balance that (together with the then-outstanding aggregate principal balance of all other Mortgage Loans cross-collateralized therewith or made to the same borrower or borrowers that are, to the actual knowledge of the Special Servicer, affiliated with the related borrower) exceeds the lesser of $40,000,000 and 5% of the then-aggregate Stated Principal Balance of the Mortgage Pool, shall have first obtained from each Rating Agency written confirmation that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates); and

         (v) neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Mortgage Loan (including, without limitation, as part of a substitution of collateral), except in connection with a payment in full or, subject to the other provisions of this Section 3.20, a discounted payoff of such Mortgage Loan, or except as provided in
    Section 3.09(d), or except where the Rating Agencies have been notified in writing and (A) either (1) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, or
    (2) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to, or a delivery of substitute collateral with an appraised value at least equal to, the appraised value of the collateral to be released and (B) the remaining Mortgaged Property and any substitute collateral is, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the remaining Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any modification of any term of any Mortgage Loan that either occurs automatically, or results from the exercise of a unilateral option by the Mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(ii), in any event under the terms of such Mortgage Loan in effect on the Closing Date, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

         (b) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) (with respect to Specially Serviced Mortgage Loans) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer and the Special Servicer has complied with the Servicing Standard in ascertaining the pertinent facts. Each such determination shall be evidenced by an Officer's Certificate to such effect to be delivered by the Special Servicer to the Trustee.

         (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance or Stated Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

         (d) The Master Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing (except with respect to any waiver pursuant to subsection (f) below), the granting of which is within the Master Servicer's or Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable and customary fee (not to exceed 1.0% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

         (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to the preceding subsections of this Section 3.20 shall be in writing. Each of the Master Servicer and the Special Servicer shall notify the other such party and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) of Section 3.20(a).

         (f) With respect to any Hyper-Amortization Loan after its Anticipated Repayment Date, the Master Servicer shall be permitted, in its discretion, to waive (such waiver to be in writing addressed to the related Mortgagor, with a copy to the Trustee) all or any accrued Excess Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate in effect immediately prior to the related Anticipated Repayment Date) than a refusal to waive the right to such Excess Interest. The Master Servicer will have no liability to the Trust, the Certificateholders or any other person so long as such determination is reasonable and is made in good faith.

         (g) With respect to any Mortgage Loan which permits release of the related Mortgaged Property through the exercise a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan documents, permit the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day (the "Release Date") upon the satisfaction of the following conditions:

         (i) No event of default shall exist under the related Mortgage Note;

         (ii) The Mortgagor shall have paid on such Release Date (A) all interest accrued and unpaid on the principal balance of the related Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under such Mortgage Note after the Release Date and (C) any costs and expenses incurred in connection with such release;

         (iii) The Mortgagor shall have delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release Date to the related Stated Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the Mortgage Loan;

         (iv) The Mortgagor shall have delivered a security agreement granting the Trust a first priority security interest in the Defeasance Collateral;

         (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor) to the effect that the Trust has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

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

         (vi) The Master Servicer shall have obtained at the related Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

         (vii) If such Mortgage Loan so requires and provides for the related Mortgagor to pay the cost thereof, the Master Servicer shall have obtained an Opinion of Counsel from the related Mortgagor to the effect that such release would not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC Provisions;

         (viii) The Mortgagor shall have provided evidence to the Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates with obligations that are not real estate mortgages; and

         (ix) The Master Servicer shall have obtained written confirmation from each Rating Agency that the related Mortgagor's exercise of such Defeasance Option would not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

         In connection with the foregoing, the Master Servicer shall not consent to a new Person becoming the Mortgagor on the subject Defeasance Loan unless either such new Person is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan or the Defeasance Loan is not, and was not at any time, a personal liability (without regard to customary exceptions) of the Mortgagor.

         SECTION 3.21. Transfer of Servicing Between Master Servicer and
                       Special Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use its best efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event.

         Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, the Special Servicer shall promptly give notice thereof, and return the related Servicing File (or a copy thereof to the extent a copy had been received by the Special Servicer), to the Master Servicer and upon giving such notice, and returning such Servicing File (or copy thereof), to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

         Notwithstanding other provisions in this Agreement to the contrary, the Master Servicer shall remain responsible for the accounting, data collection, reporting (based on reports delivered by the Special Servicer) and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided that the Special Servicer shall establish procedures for the Master Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts (including billing and collection) with and notices to Mortgagors and similar matters relating to each Specially Serviced Mortgage Loan and the related Mortgaged Property.

         Also notwithstanding anything herein to the contrary, in connection with the transfer to the Special Servicer of the servicing of a Cross-Collateralized Mortgage Loan as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Master Servicer with respect to any such Mortgage Loan upon its becoming a Corrected Mortgage Loan, the Master Servicer and the Special Servicer shall each transfer to the other, as and when applicable, the servicing of all other Cross-Collateralized Mortgage Loans constituting part of the same Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Group.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents contemplated by the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan, for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

         (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information, consents and documents required to be given or delivered by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given or delivered, as the case may be, without the necessity of any action on such Person's part.

         SECTION 3.22. Sub-Servicing Agreements.

         (a) The Master Servicer and, with the consent of the Sponsor, the Special Servicer, may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of its obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and does not subject the Trust to any liability;

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

(ii) expressly or effectively provides that if the Master Servicer or Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), any successor to the Master Servicer or the Special Servicer, as the case may be, hereunder (including the Trustee if the Trustee has become such successor pursuant to Section 7.02) may thereupon either assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or Special Servicer, as the case may be, under such agreement or, subject to the provisions of Section 3.22(d), terminate such rights and obligations, in either case without payment of any fee except as set forth in Section 3.22(d); (iii) prohibits the Sub-Servicer from modifying any Mortgage Loan or commencing any foreclosure or similar proceedings with respect to any Mortgaged Property without the consent of the Master Servicer or the Special Servicer; (iv) in the case of a Sub-Servicing Agreement entered into by the Master Servicer, expressly or effectively provides (unless the Sub-Servicer, the Master Servicer and the Special Servicer agree otherwise) that such agreement shall be suspended or terminated with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and provides (unless the Sub-Servicer and Master Servicer agree otherwise and the compensation does not exceed the related Master Servicing Fee) that the Sub-Servicer shall not receive or accrue an entitlement to any sub-servicing compensation in respect of a Specially Serviced Mortgage Loan or an REO Loan; and (v) in the case of a Sub-Servicing Agreement entered into by the Special Servicer, relates only to Specially Serviced Mortgage Loans or REO Properties and expressly or effectively provides that such agreement shall terminate with respect to any such Mortgage Loan that becomes a Corrected Mortgage Loan. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as the case may be, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer, as the case may be, hereunder to make Advances shall be deemed to have been advanced by the Master Servicer or the Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) and/or Section 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other such party, the Trustee and the Sponsor in writing promptly of the appointment by it of any Sub-Servicer, and shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents; provided that the foregoing requirements set forth in this sentence shall not apply in the case of the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II hereto or in the case of the Sub-Servicers thereunder.

         (b) Each Sub-Servicer (i) shall be authorized to transact business in the state or states in which the Mortgaged Properties for the Mortgage Loans it is to service are situated, if and to the extent required by applicable law, and (ii) shall be an approved conventional seller/servicer of multifamily mortgage loans for Freddie Mac or Fannie Mae or a HUD-Approved Servicer.

         (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust) each monitor the performance and enforce the obligations of its Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the terms of this Agreement, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as the case may be, in its good faith business judgment, would require were it the owner of the Mortgage Loans.

         (d) With respect to the Sub-Servicing Agreements in effect as of the Closing Date that are listed on Schedule II hereto, the initial Master Servicer in its partnership capacity hereby agrees that it shall not, in its capacity as Master Servicer, terminate any Sub-Servicer thereunder without cause. In the event of the resignation, removal or other termination of the initial Master Servicer (or any successor Master Servicer) hereunder for any reason, the successor to the initial Master Servicer (or to such successor Master Servicer) shall elect, with respect to any Sub-Servicing Agreement existing at the time of such termination (i) to assume the rights and obligations of the predecessor Master Servicer under such Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee), (ii) to enter into a new Sub-Servicing Agreement with such Sub-Servicer and on such terms as the new Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such Sub-Servicer is under no obligation to accept any such new Sub-Servicing Agreement or to enter into or continue negotiations with the new Master Servicer) or (iii) to terminate such Sub-Servicing Agreement without cause, provided that no Sub-Servicer may be terminated without cause unless it receives Sub-Servicer Termination Compensation. For purposes hereof, a Sub-Servicer shall receive "Sub-Servicer Termination Compensation" if any successor Master Servicer elects to terminate such Sub-Servicer without cause, in which case such successor Master Servicer shall pay to such Sub-Servicer a fee (a "Sub-Servicer Termination Fee") in an amount equal to four times the product of (i) the Primary Servicing Fee Rate in effect under such Sub-Servicing Agreement at the time of such Sub-Servicer's termination and (ii) the then-current outstanding principal balance of the Mortgage Loans serviced by such Sub-Servicer. Any subsequent successor Master Servicer shall be obligated to pay any such Termination Strip agreed to by a predecessor Master Servicer. Nothing in the foregoing provisions of this Section 3.22(d) shall limit the ability of the initial or a successor Master Servicer to terminate a Sub-Servicer at any time for cause; provided, however, that the parties hereto understand and agree that the refusal or failure of a Sub-Servicer to enter into or continue negotiations with a successor Master Servicer concerning a new Sub-Servicing Agreement shall not constitute cause for termination. It shall be the corporate obligation (not reimbursable by the Trust or any of the other parties to this Agreement) of the Person, who as successor Master Servicer, terminates any Sub-Servicer without cause, and of its successors and assigns in such capacity (to the extent contemplated by the second preceding sentence), to pay

Sub-Servicer Termination Compensation to such terminated Sub-Servicer. References in this Section 3.22(d) to Master Servicer, successor Master Servicer or subsequent successor Master Servicer shall mean the Trustee, if it is then Master Servicer, successor Master Servicer or subsequent Master Servicer pursuant to the operation of Section 7.02.

         (e) In the event the Trustee or its designee assumes the rights and obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as the case may be, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (f) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall each remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible.

         SECTION 3.23. Designation of Special Servicer by the Majority
                       Certificateholder of the Controlling Class.

         The Majority Certificateholder of the Controlling Class may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer. Such Majority Certificateholder shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to the approval of the Trustee, which approval shall not be unreasonably withheld. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the Trustee approves the designated Person (based upon the servicing qualifications and financial condition of such designated Person) as a replacement Special Servicer, which approval shall not be unreasonably withheld, the designated Person shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings assigned by such Rating Agency to the respective Classes of the Certificates would be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or at the expense of the Majority Certificateholder that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.23, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that (i) the terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, (ii) if it was terminated without cause, it shall be entitled to a portion of certain Workout Fees thereafter received on the Corrected Mortgage Loans (but only if and to the extent permitted by Section 3.11(c)), and (iii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such resignation. Such terminated Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the terminated Special Servicer to the REO Account or delivered to the Master Servicer or that are thereafter received by the terminated Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties.

         SECTION 3.24. Confidentiality.

         The Master Servicer and the Special Servicer shall each keep confidential and shall not disclose to any Person other than each other, the Sponsor, the Trustee and the Rating Agencies, without the related Sub-Servicer's prior written consent, any information which it obtains in its capacity as Master Servicer or Special Servicer with regard to the Sub-Servicer (other than the name of the Sub-Servicer) or the Mortgage Loans or any related Mortgagor including, without limitation, credit information with respect to any such Mortgagor (collectively, "Confidential Information"), except (i) to the extent that it is appropriate for the Master Servicer to do so in working with legal counsel, auditors, taxing authorities or other governmental authorities,
(ii) to the extent required by this Agreement or any Sub-Servicing Agreement,
(iii) to the extent such information is otherwise publicly available, (iv) to the extent such disclosure is required by law or (v) to the extent such information is required to be delivered to third parties (including, without limitation, property inspectors, tax service companies, insurance carriers, and data systems vendors) in connection with the performance of the Master Servicer's or the Special Servicer's obligations hereunder. For purposes of this paragraph, the terms "Master Servicer" and "Special Servicer" shall mean the divisions or departments of such corporate entities involved in providing services hereunder and their respective officers, directors and employees, and shall not include any other divisions or departments, or any Affiliates, of the Master Servicer or Special Servicer (including without limitation any investor in any of the Certificates and any such division, department or Affiliate engaged in the origination of, or investment in, commercial or multifamily mortgage loans), all of which shall be regarded as Persons not entitled to Confidential Information.

         SECTION 3.25. No Solicitation of Prepayments.

         Neither the Master Servicer nor the Special Servicer shall solicit or permit any Affiliate to solicit, either directly or indirectly, prepayments of the Mortgage Loans; provided however, that the foregoing restriction shall not be interpreted to prohibit such solicitation by a division or department of, or an Affiliate of, the Master Servicer or the Special Servicer if such solicitation occurs incidentally in the normal course of business and such solicitation is not conducted, in whole or in part, (i) by a Person engaged at any time in activities relating to the servicing of Mortgage Loans or (ii) based upon or otherwise with the benefit of proprietary non-public information obtained by or through the Master Servicer or Special Servicer or from documentation relating to the Certificates, including without limitation any listing of the Mortgage Loans or related Mortgagors or Mortgaged Properties. Each Sub-Servicing Agreement shall contain a provision identical to the foregoing with respect to the related Sub-Servicer.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

         SECTION 4.01. Distributions on the Certificates.

         (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account, in each case to the extent of the remaining portion of the Available Distribution Amount, in the following order of priority:

         (i) to distributions of interest to the Holders of the Class A-1 Certificates, the Holders of the Class A-2 Certificates and the Holders of the Class X Certificates, pro rata in accordance with the respective amounts of Distributable Certificate Interest payable in respect of such Classes of Certificates described in this clause (i), in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (ii) to distributions of principal, first to the Holders of the Class A-1 Certificates and second to the Holders of the Class A-2 Certificates, in each case, in an amount (not to exceed the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (iii) to distributions to the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates, pro rata in accordance with the respective amounts of previously allocated Realized Losses and Additional Trust Fund Expenses reimbursable in respect of such Classes of Certificates described in this clause (iii), in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to each such Class of Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (iv) to distributions of interest to the Holders of the Class B Certificates in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (v) if the Class Principal Balances of the Class A-1 and Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (vi) to distributions to the Holders of the Class B Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class B Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (vii) to distributions of interest to the Holders of the Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (viii) if the Class Principal Balances of the Class A-1, Class A-2 and Class B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (ix) to distributions to the Holders of the Class C Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class C Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (x) to distributions of interest to the Holders of the Class D Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xi) if the Class Principal Balances of the Class A-1, Class A-2, Class B and Class C Certificates have been reduced to zero, to distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xii) to distributions to the Holders of the Class D Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class D Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xiii) to distributions of interest to the Holders of the Class E Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xiv) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been reduced to zero, to distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xv) to distributions to the Holders of the Class E Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class E Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xvi) to distributions of interest to the Holders of the Class F Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xvii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to distributions of principal to the Holders of the Class F Certificates, in an amount (not to exceed the Class Principal Balance of the Class F Certificates outstanding immediately prior to such Distribution
    Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xviii) to distributions to the Holders of the Class F Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class F Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xix) to distributions of interest to the Holders of the Class G Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xx) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution
    Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxi) to distributions to the Holders of the Class G Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class G Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxii) to distributions of interest to the Holders of the Class H Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxiii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxiv) to distributions to the Holders of the Class H Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class H Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxv) to distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxvi) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxvii) to distributions to the Holders of the Class J Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class J Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxviii) to distributions of interest to the Holders of the Class K Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxix) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates have been reduced to zero, to distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining
    Principal Distribution Amount for such Distribution Date;

         (xxx) to distributions to the Holders of the Class K Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class K Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxxi) to distributions of interest to the Holders of the Class L Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxxii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates have been reduced to zero, to distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxxiii) to distributions to the Holders of the Class L Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class L Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxxiv) to distributions of interest to the Holders of the Class M Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxxv) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates have been reduced to zero, to distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxxvi) to distributions to the Holders of the Class M Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class M Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xxxvii) to distributions of interest to the Holders of the Class N Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

         (xxxviii) if the Class Principal Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates have been reduced to zero, to distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire remaining Principal Distribution Amount for such Distribution Date;

         (xxxix) to distributions to the Holders of the Class N Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses, if any, that were previously allocated to the Class N Certificates and that remain unreimbursed immediately prior to such Distribution Date;

         (xl) to make distributions to the Holders of the Class R-III Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.05(a), over (B) the aggregate distributions made in respect of the REMIC III Regular Certificates on such Distribution Date pursuant to clauses (i) through (xxxix) above;

         (xli) to make distributions to the Holders of the Class R-II Certificates, up to an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular Interests on such Distribution Date pursuant to Section 4.05(e), over (B) the aggregate distributions deemed made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.05(a); and

         (xlii) to distributions to the Holders of the Class R-I Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xli) above;

provided that, on each Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, subject to available funds, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then-outstanding Class Principal Balances of such Classes of Certificates, and without regard to the Principal Distribution Amount for such date; and provided, further, that, on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi),
(xxix), (xxxii), (xxxv) and (xxxviii) above with respect to any Class of Sequential Pay Certificates, will be so made to the

Holders thereof, subject to available funds, up to an amount equal to the entire then-outstanding Class Principal Balance of such Class of Certificates, and without regard to the Principal Distribution Amount for such date. References to "remaining Principal Distribution Amount" in clause (ii) above, in connection with payments of principal to be made to the Holders of any Class of Class A Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any distributions of principal made in respect thereof to the Holders of each other Class of Class A Certificates, if any, that pursuant to clause (ii) above has an earlier right to payment with respect thereto. References to "remaining Principal Distribution Amount" in any of clauses (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv) and (xxxviii) above, in connection with the payments of principal to be made to the Holders of any Class of Sequential Pay Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each other Class of Sequential Pay Certificates that has a higher Payment Priority. All distributions made in respect of the Class X Certificates with respect to Distributable Certificate Interest for any Distribution Date shall be deemed allocable among all the Class X REMIC III Regular Interests on a pro rata basis in accordance with the respective amounts of Accrued Component Interest in respect of such Class X REMIC III Regular Interests for such Distribution Date.

         Any Prepayment Premium (whether described in the related Mortgage Loan documents as a fixed prepayment premium or a yield maintenance amount) actually collected with respect to a Mortgage Loan or REO Loan during any particular Collection Period will be distributed on the related Distribution Date as follows:

         (i) first, to the Holders of the respective Class or Classes of Sequential Pay Certificates (other than any Excluded Class thereof) then entitled to distributions of principal on such Distribution Date, up to an amount equal to the corresponding Additional Yield Amount (as defined below) for each such Class of Certificates, pro rata in accordance with their respective entitlements if there is more than one such Class of Certificates; and

         (ii) then, to the extent of any portion of such Prepayment Premium remaining following the distributions described in the preceding clause
    (i), to the Holders of the Class X Certificates (distributions pursuant to this clause (ii) to be deemed allocable among the respective Class X REMIC III Regular Interests on a pro rata basis in accordance with the respective amounts of Accrued Component Interest in respect of such Class X REMIC III Regular Interests for the subject Distribution Date).

         If a Prepayment Premium is distributable on any Distribution Date, then the applicable "Additional Yield Amount" for any Class of Sequential Pay Certificates (other than any Excluded Class thereof) entitled to distributions of principal on such Distribution Date in reduction of its Class Principal Balance, shall be an amount equal to the product of (a) such Prepayment Premium, multiplied by (b) a fraction, which in no event will be greater than one or less than zero, the numerator of which is equal to the positive excess, if any, of (i) the Pass-Through Rate for such Class of Sequential Pay Certificates over (ii) the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment Premium was collected, over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the portion of the Principal Distribution Amount allocated to such Class of Sequential Pay Certificates for such Distribution Date, and the denominator of which is equal to the Principal Distribution Amount for such Distribution Date.

         The "Discount Rate" with respect to any prepaid Mortgage Loan or REO Loan , for the purpose of allocating any Prepayment Premium received thereon or with respect thereto among the respective Classes of Sequential Pay Certificates (other than any Excluded Class thereof) on any Distribution Date, shall be a rate determined by the Trustee, in good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for the constant maturity treasury having a maturity coterminous with the maturity date or, in the case of a Hyper-Amortization Loan, the Anticipated Repayment Date of the prepaid Mortgage Loan or REO Loan as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the remaining term (to maturity or Anticipated Repayment Date, as applicable) of the applicable Mortgage Loan or REO Loan, then the Discount Rate will be equal to the interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such remaining term (to maturity or Anticipated Repayment Date, as applicable).

         (b) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five Business Days prior to the related Record Date or, in the case of the initial Distribution Date, as of the Closing Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution. Any distribution that is to be made with respect to a Sequential Pay Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

         (c) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Fiscal Agent, the Certificate Registrar, the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (d) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated to a Class of Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

         (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

         (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the Corporate Trust Office or such other location therein specified, and

         (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(e). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

         (f) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

         SECTION 4.02. Statements to Certificateholders; Certain Reports by the
                       Master Servicer and the Special Servicer.

         (a) On each Distribution Date, based upon (where applicable) the information set forth in the report relating to such Distribution Date prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.02(b) hereof, and only to the extent (where applicable) such information is provided to the Trustee by the Master Servicer, the Trustee shall forward by mail to each Holder (and, if it shall have certified to the Trustee as to its Ownership Interest in a Class of Book-Entry Certificates, each Certificate Owner) of the REMIC III Regular Certificates and to the Rating Agencies a statement (a "Distribution Date Statement"), substantially in the form attached hereto as Exhibit E, and setting forth:

         (i) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates in reduction of the Class Principal Balance thereof;

         (ii) the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to Distributable Certificate Interest and the amount of the distribution, if any, on such Distribution Date to the Holders of each Class of REMIC III Regular Certificates allocable to Prepayment Premiums;

         (iii) the Available Distribution Amount for such Distribution Date;

         (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date;

         (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

         (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection Period for the immediately preceding Distribution Date;

         (vii) as of the close of business on the last day of the most recently ended calendar month, the number, aggregate unpaid principal balance and specific identification (by loan number) of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, and
    (D) as to which foreclosure proceedings have been commenced;

         (viii) the most recent Appraised Value, property type and address of any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution Date and the unpaid principal balance and Assumed Monthly Payment of the related REO Loan;

         (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates for such Distribution Date;

         (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC III Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates;

         (xi) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

         (xii) the Pass-Through Rate for each Class of REMIC III Regular Certificates for such Distribution Date;

         (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount;

         (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period;

         (xv) the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of REMIC III Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date;

         (xvi) the aggregate of all Realized Losses and Additional Trust Fund Expenses that remain unallocated following such Distribution Date;

         (xvii) the Certificate Factor for each Class of REMIC III Regular Certificates immediately following such Distribution Date;

         (xviii) the aggregate amount of Servicing Fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the related Collection Period;

         (xix) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master Servicer or Special Servicer pursuant to Section 3.20 during the related Collection Period;

         (xx) any item of information disclosed to the Trustee by the Master Servicer pursuant to Section 3.19(a) since the preceding Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date); and

         (xxi) such additional information, if any, as is contemplated on Exhibit E hereto.

         In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single Certificate. Except with respect to the Certificate Factor (required to be reported by clause
(xvii) above), financial information reported by the Trustee to the Certificateholders pursuant to this Section 4.02 shall be expressed as a dollar amount rounded to the nearest whole cent. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer or Special Servicer. The calculations by the Trustee contemplated by this Section 4.02 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

         In addition, the Trustee shall so deliver or cause to be delivered to such Certificateholders and Certificate Owners and to the Rating Agencies, at the same time that the Distribution Date Statement is delivered thereto, each
(i) Delinquent Loan Status Report, (ii) REO Status Report, (iii) Historical Loan Modification Report, (iv) Special Servicer Loan Status Report, (v) Historical Loss Report, (vi) Operating Statement Analysis, (vii) Comparative Financial Status Report, (viii) Watchlist and (ix) CSSA Report (such reports described in the immediately preceding clauses (i)-(ix), collectively with the Distribution Date Statement, the "Certificateholder Reports") that has been received or prepared by the Trustee since the prior Distribution Date (or, in the case of the initial Distribution Date, since the Closing Date). Delivery of such reports shall be in a written format and, in the case of the Rating Agencies (upon request and to the extent reasonably possible), through an electronic medium. The form of any Certificateholder Report may change over time.

         On each Distribution Date, the Trustee shall also deliver or cause to be delivered to such Certificateholders and Certificate Owners and to the Rating Agencies, a report (based on information received from the Master Servicer and Special Servicer) containing, as and to the extent received from the Master Servicer and Special Servicer, information regarding the Mortgage Pool as of the close of business on the related Determination Date, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Annex A to the Prospectus Supplement (calculated, where applicable, on the basis of the most recent relevant information provided by the Mortgagors to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in Annex A to the Prospectus Supplement (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be the actual expenses, actual revenues and actual Net Operating Income for the respective Mortgaged Properties and a Debt Service Coverage Ratio calculated on the basis thereof). To the extent reasonably possible, delivery of such report to any particular Rating Agency shall be, upon request, through an electronic medium.

         On each Distribution Date, the Trustee shall forward or make available electronically to the Sponsor, to the Master Servicer, to the Special Servicer, to the Holders of the Residual Certificates and, in the case of reports regarding a Class of Book-Entry Certificates, to (i) The Trepp Group (at 477 Madison Avenue, 15th Floor, New York, New York 10022, or such other address as The Trepp Group may hereafter designate), (ii) Intex Solutions, Inc. (at 35 Highland Circle, Needham, Massachusetts 02194, or such other address as Intex Solutions, Inc. may hereafter designate), (iii) Charter Research Corporation (at 262 Washington Street, Boston, Massachusetts 02108, or such other address as Charter Research Corporation may hereafter designate) or any other party that the Depository may designate, a copy of the reports forwarded to the Holders of the REMIC III Regular Certificates on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to each Class of Residual Certificates on such Distribution Date.

         Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a REMIC III Regular Certificate a statement containing the information as to the applicable Class set forth in clauses (i) and (ii) above of the description of Distribution Date Statement, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

         Upon filing with the IRS, the REMIC Administrator shall furnish to the Holders of the Class R-I, Class R-II and Class R-III Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the IRS, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the R-I, Class R-II and Class R-III Certificates may reasonably request.

         A Certificateholder or Certificate Owner may obtain certain information contained in each Distribution Date Statement by calling the Trustee's ASAP (Automated Statements Accessed by Phone) System at (312) 904-2200 and requesting statement number 328, or such other mechanism as the Trustee may have in place from time to time. Upon receipt of the prior written consent of the Sponsor, the Trustee may make certain information concerning the Mortgage Loans and the Certificates available to Certificateholders and Certificate Owners through the Trustee's website at www.lnbabs.com on the internet. Account numbers on the Trustee's ASAP System and passwords for the Trustee's website may be obtained by calling (312) 904-2200 and following the voice prompts for obtaining account numbers. Certificate Factor information may be obtained by potential purchasers of the Certificates or interests therein, by calling (800) 246-5761. In addition, if the Sponsor so directs the Trustee, the Trustee will make available the Distribution Date Statement via automated medium to any Person who places a telephone call to (312) 904-2200 and requests access to ASAP, the Trustee's automated fax back system. Additionally, the Trustee shall make available to the Master Servicer, the Special Servicer, the Certificateholders, Certificate Owners identified to the Trustee in writing in accordance with Section 5.06(b), the Sponsor Citibank, N.A., Goldman, Sachs & Co., each Rating Agency and at the direction of the Sponsor, Bloomberg Financial Markets, L.P. ("Bloomberg") (and may in its discretion and upon receipt of prior written consent of the Sponsor publish on the internet) by means of electronic access to a datafile in the form of the CSSA Reports, with the Delinquent Loan Status Report, REO Status Report, Historical Loan Modification Report, Special Servicer Loan Status Report, Historical Loss Report and the Operating Statement Analysis attached (provided such reports have been delivered to the Trustee pursuant to Section 4.02(b) in an electronic format acceptable to the Trustee) via the Trustee's bulletin board (accessible by dialing (714) 282-3990). The Trustee may disclaim responsibility for any information therein for which it is not the original source. The Master Servicer, upon receipt of prior written consent of the Sponsor, shall publish on its website on the internet information relating to the Mortgage Loans (other than Mortgagor names and Mortgagor principal/sponsor names), provided that any "out-of-pocket" expenses arising therefrom shall not be an Additional Trust Fund Expense and shall be the sole responsibility of the Master Servicer.

         (b) At or before 11:00 a.m. (New York City time) on the third Business Day prior to the related Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee and the Special Servicer, in writing and on a computer-readable medium, in form reasonably acceptable to the Trustee, including, without limitation, on a loan-by-loan basis, the following reports: (1) a Delinquent Loan Status Report, (2) an REO Status Report, (3) an Historical Loan Modification Report, (4) an Historical Loss Report, (5) a Comparative Financial Status Report, (6) the CSSA Reports, (7) a Watchlist, (8) the Special Servicer Loan Status Report most recently received by the Master Servicer and (9) a single report setting forth (but only to the extent not covered by any of the other reports in clauses (1) through (8) of this paragraph) the information specified in clauses (i) through (vii) below (the items specified in clause
(xiii) below to be reported once per calendar quarter, and the amounts and allocations of payments, collections, fees and expenses with respect to Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second Business Day after such Determination Date, in the form required by
Section 4.02(c) below):

         (i) the aggregate amount that is to be transferred from the Collection Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal Prepayments included therein, and (if different) the Principal Distribution Amount for the immediately succeeding Distribution Date;

         (ii) the aggregate amount that is to be transferred from the Collection Account to the Distribution Account on the related Master Servicer Remittance Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans and (B) Prepayment Premiums;

         (iii) the aggregate amount of any P&I Advances (specifying the principal and interest portions thereof separately) to be made pursuant to
    Section 4.03 of this Agreement that were made in respect of the immediately preceding Distribution Date;

         (iv) the amount of the Master Servicing Fees, Standby Fees, Special Servicing Fees, Workout Fees and Liquidation Fees with respect to the Mortgage Pool for the Collection Period ending on such Determination Date, in each case payable to the Master Servicer, the Special Servicer and any Sub-Servicers retained by each;

         (v) the aggregate Stated Principal Balance of the Mortgage Pool outstanding immediately before and immediately after such Distribution Date;

         (vi) the aggregate amount of the Additional Trust Fund Expenses (broken down by type) withdrawn from the Collection Account during the Collection Period ending on such Determination Date; and

         (vii) such other information on a Mortgage Loan-by-Mortgage Loan or REO Property-by-REO Property basis as the Trustee or the Sponsor shall reasonably request in writing (including, without limitation, information with respect to any modifications of any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

         On the date on which the reports described above are delivered to the Trustee, the Master Servicer shall also deliver or cause to be delivered to the Trustee and the Rating Agencies a report, in writing and in a computer-readable medium, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool the additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a) in substantially the same formats set forth in Annex A to the Prospectus Supplement, in each case reflecting the changes in the Mortgage Pool during the related Collection Period.

         Not later than the first day of the calendar month following each Master Servicer Remittance Date, the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Collection Account as of the close of business on such Master Servicer Remittance Date, stating that all distributions required by this Agreement to be made by the Master Servicer have been made (or, in the case of any required distribution that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the CutOff Date) to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Collection Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a). The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Loans (which information shall be based upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

         Within 130 days following the end of each calendar quarter, commencing with the calendar quarter ended June 30, 1998, the Master Servicer shall deliver to the Trustee, with respect to each Mortgaged Property and REO Property, a report (an "Operating Statement Analysis") substantially in the form of Exhibit F-6 containing revenue, expense and net operating income information normalized using the methodology described therein as of the end of such calendar quarter, together with all operating statements and rent rolls in its possession that relate to such Mortgaged Property or REO Property, as the case may be, and that have not previously been delivered to the Trustee; provided that (i) the requirement that the Master Servicer deliver an Operating Statement Analysis with respect to any Specially Serviced Mortgage Loan or REO Property in the time period provided above is subject to the Master Servicer having received directly from the Special Servicer or through a Sub-Servicer the related operating statements and rent rolls from the related Mortgagor or otherwise within 110 days following the end of such calendar quarter and (ii) if the related operating statements and rent rolls are not received within 110 days following the end of such calendar quarter, then the subject Operating Statement Analysis shall be delivered by the Master Servicer to the Trustee within 20 days after the date the Master Servicer has received the related operating statements and rent rolls.

         The Master Servicer, on each Determination Date, shall forward (for delivery on such Determination Date) to the Special Servicer all information collected by the Master Servicer which the Special Servicer is required to include in the Special Servicer Loan Status Report. Further, the Master Servicer shall cooperate with the Special Servicer and provide the Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans serviced by the Special Servicer.

         The Master Servicer shall use its reasonable efforts to notify the Rating Agencies in a timely manner of any change in the identity of either of the two largest tenants of any retail Mortgaged Property and any casualty at or condemnation proceeding with respect to any Mortgaged Property, subject to its becoming aware of such change or event.

         To the extent the statements, reports and information (or portions thereof) to be delivered by the Master Servicer under this Section 4.02(b) are derived from underlying information to be delivered to the Master Servicer by the Special Servicer or any Sub-Servicer on behalf of the Special Servicer, the Master Servicer shall not be liable for any failure to deliver such statement, report or information (or portion thereof) on the prescribed dates, to the extent such failure is caused by the Special Servicer's or such Sub-Servicer's failure to deliver such underlying information in a timely manner. Absent actual knowledge to the contrary, the Master Servicer may conclusively rely on any such information forwarded to it by the Special Servicer or any Sub-Servicer on behalf of the Special Servicer and shall have no obligation to verify the same.

         (c) On the earlier of (i) the second Business Day after each Determination Date and (ii) the fourth Business Day preceding the related Distribution Date, the Special Servicer shall forward to the Master Servicer
(A) the Special Servicer Loan Status Report and (B) all information the Master Servicer will be required to include in the other reports that the Master Servicer is obligated to deliver to the Trustee pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property. The Special Servicer shall also deliver to the Master Servicer and the Trustee, upon the reasonable written request of either of them, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage Loans and the REO Properties.

         The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its obligations under this Agreement with respect to the Specially Serviced Mortgage Loans and REO Properties. Additional information regarding the Specially Serviced Mortgage Loans, including, without limitation, any financial or occupancy information (including lease summaries) provided to the Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

         SECTION 4.03. P&I Advances.

         (a) On or before 1:00 p.m., New York City time, on each Master Servicer Remittance Date, the Master Servicer shall either (i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made; provided that if Late Collections of any of the delinquent principal and/or interest in respect of which it is to make P&I Advances on any Master Servicer Remittance Date are then on deposit in the Collection Account, the Master Servicer shall use such Late Collections (net of any Workout Fees payable therefrom) to make such P&I Advances. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances (other than the Late Collections of the delinquent principal and/or interest contemplated by the proviso to the preceding sentence) shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). If, as of 1:00 p.m., New York City time, on any Master Servicer Remittance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. (404) 654-2478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (404) 654-2000 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 3:00 p.m., New York City time, on such Master Servicer Remittance Date. If, after such notice, the Trustee does not receive the full amount of such P&I Advances by the close of business (New York City time) on such Master Servicer Remittance Date, then
(i) unless the Trustee determines that such Advance would be a Nonrecoverable P&I Advance if made, the Trustee shall make the portion of such P&I Advances that was required to be, but was not, made by the Master Servicer on such Master Servicer Remittance Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. If the Trustee is required in accordance with this Section 4.03(a) to make any P&I Advance or portion thereof, but fails to do so by 10:00 a.m., New York City time, on the related Distribution Date, then, unless the Fiscal Agent determines that such Advance would be a Nonrecoverable P&I Advance if made, the Fiscal Agent shall make such P&I Advance or other advance not later than 11:30 a.m., New York City time, on such Distribution Date and, thereby, the Trustee shall not be in default under this Agreement.

         (b) The aggregate amount of P&I Advances to be made in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution Date shall equal, subject to subsection (c) below, the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder, that (i) were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the calendar month in which such Distribution Date occurs prior to the Master Servicer Remittance Date therein and (ii) were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the last day of the related Collection Period; provided that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

         (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. In addition, Nonrecoverable P&I Advances shall be reimbursable pursuant to Section 3.05(a) out of general collections on the Mortgage Pool on deposit in the Collection Account. The determination by the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered promptly (and, in any event, in the case of a proposed P&I Advance by the Master Servicer, no less than two Business Days prior to the related Master Servicer Remittance Date) to the Trustee (or, if applicable, retained thereby), the Fiscal Agent (or, if applicable, retained thereby), the Sponsor and the Rating Agencies, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the Special Servicer may have obtained and that supports such determination. Each of the Trustee or Fiscal Agent, as applicable, shall deliver such Officer's Certificate as soon as practicable after its determination that such P&I Advance would be nonrecoverable. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer or the Special Servicer, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular P&I Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular P&I Advance.

         (d) As and to the extent permitted by Section 3.05(a), the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding (or, in the case of Advance Interest payable to the Master Servicer, if earlier, until the Late Collection of the delinquent principal and/or interest in respect of which such P&I Advance was made has been received by the Master Servicer or any of its Sub-Servicers), and such interest will be paid: first, out of any Default Charges collected on or in respect of the related Mortgage Loan; and second, at any time coinciding with or following the reimbursement of such P&I Advance, out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account. As and to the extent provided by Section 3.05(a), the Master Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as appropriate, for any P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection had been received as of the related date on which such P&I Advance was made.

         SECTION 4.04. Allocation of Realized Losses and Additional Trust Fund
                       Expenses to the Sequential Pay Certificates.

         On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(a), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates shall be reduced sequentially, in that order, in each case, until such excess or the related Class Principal Balance is reduced to zero (whichever occurs first). If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1 and Class A-2 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then-outstanding Class Principal Balances of such Classes of Certificates, until such excess or each such Class Principal Balance is reduced to zero (whichever occurs first). Such reductions in the Class Principal Balances of the respective Classes of the Sequential Pay Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

         SECTION 4.05. Deemed Distributions on, and Allocations of Realized
                       Losses and Additional Trust Fund Expenses to, the
                       REMIC I Regular Interests and REMIC II Regular Interests.

         (a) All distributions of Distributable Certificate Interest made in respect of the Class X Certificates on each Distribution Date and deemed allocated to any particular Class X REMIC III Regular Interest, all in accordance with Section 4.01(a), shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the corresponding REMIC II Regular Interest for such Class X REMIC III Regular Interest. In addition, all distributions of Distributable Certificate Interest, distributions of principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of each Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the Corresponding REMIC II Regular Interest for such Class of Sequential Pay Certificates. In each such case, if such distribution on any such Class of Certificates was a distribution of interest, of principal or in reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses in respect of any such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding two sentences shall be deemed to also be a distribution of interest, of principal or in reimbursement of any previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC II Regular Interest.

         (b) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC III Regular Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the respective REMIC II Regular Interests, pro rata based upon the amount of principal deemed distributed in respect of each such REMIC II Regular Interest for such Distribution Date pursuant to
Section 4.05(a) above.

         (c) The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Section 4.01(a), shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this Section 4.05. Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.05, actual distributions of funds from the Distribution Account shall be made only in accordance with Section 4.01.

         (d) Each Realized Loss and Additional Trust Fund Expense, if any, allocated to each Class of Sequential Pay Certificates on any Distribution Date shall be deemed to have first been allocated to the Corresponding REMIC II Regular Interest for such Class of Sequential Pay Certificates, with a corresponding reduction in the Uncertificated Principal Balance of such REMIC II Regular Interest.

         (e) On each Distribution Date, the Available Distribution Amount for such date shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interests, in each case to the extent of the remaining portions of such funds, for the following purposes and in the following order of priority:

         (i) as deemed distributions of interest in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed distributed, for all prior Distribution Dates;

         (ii) as deemed distributions of principal in respect of the REMIC I Regular Interests, in an amount equal to, and pro rata in accordance with, as to each such REMIC I Regular Interest, the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan (or successor REO Loan) that will be outstanding immediately following such Distribution Date; and

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         (iii) as deemed distributions in respect of the REMIC I Regular
    Interests, in an amount equal to, pro rata in accordance with, and in reimbursement of, any Realized Losses and Additional Trust Fund Expenses (with compounded interest), previously allocated to each such REMIC I Regular Interest.

         (f) All distributions of Prepayment Premiums made in respect of the respective Classes of REMIC III Regular Certificates on each Distribution Date pursuant to Section 4.01(a) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of the REMIC I Regular Interest corresponding to the prepaid Mortgage Loan or REO Loan, as the case may be, in respect of which such Prepayment Premium was received.

         (g) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.05(e), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan and/or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. All such reductions in the Uncertificated Principal Balances of the respective REMIC I Regular Interests shall be deemed to constitute allocations of Realized Losses and Additional Trust Fund Expenses.

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1, A-2, A-3, A-4 and A-5; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Registered Certificates and the Class F Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Non-Registered Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $100,000 and in any whole dollar denomination in excess thereof; and the Registered Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $10,000 (or, with respect to the Class X Certificates, $1,000,000) and in any whole dollar denomination in excess thereof. Each Class of Residual Certificates will be issuable only in a denomination representing the entire Class.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication; provided that the Certificates issued on the Closing Date shall, in any event, be dated the Closing Date.

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         SECTION 5.02. Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. For so long as the Trustee acts as Certificate Registrar, its Corporate Trust Office shall constitute the office of the Certificate Registrar maintained for such purposes. The Trustee may appoint, by a written instrument delivered to the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon request, the Trustee shall promptly inform, or cause the Certificate Registrar to inform, the Master Servicer or the Special Servicer, as applicable, of the identity of all Certificateholders of the Controlling Class.

         If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If the Trustee is no longer the Certificate Registrar and such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

         Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

         (b) No transfer of any Non-Registered Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event a transfer of any Non-Registered

Certificate (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Sponsor or any Affiliate of the Sponsor and other than a NonRegistered Certificate which constitutes a Book-Entry Certificate) is to be made without registration under the Securities Act, the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit B-2 or Exhibit B-3 hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such Opinion of Counsel is based. If a transfer of any interest in any Non-Registered Certificate that constitutes a Book-Entry Certificate (such as a Class H Certificate) is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Sponsor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required either: (i) to sell its interest in such Non-Registered Certificate in a transaction that complies with Rule 144A under the Securities Act to a transferee that such Certificate Owner reasonably believes is a qualified institutional buyer within the meaning of such Rule 144A; or (ii) to obtain either (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit B-4 hereto or (B) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust or of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such). None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Holder or Certificate Owner of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) No transfer of any Non-Registered Certificate or any interest therein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of or as trustee of a Plan, or with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless: (x) in the case of any Non-Registered Certificate or interest therein that is being acquired with "plan assets", the prospective Transferee provides the Certificate Registrar (or, in the case of a Non-Registered Certificate that constitutes a Book-Entry Certificate, the Certificate Owner that desires to effect the transfer) with a certification to the effect that the purchase, continued holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60; or (y) in the case of any Non-Registered Certificate that is held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel, obtained at the expense of such prospective Transferee, which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or
Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code and will not subject the Trustee, Master Servicer or Special Servicer to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Certificate (including, without limitation, a Registered Certificate) or interest therein shall (in all cases, in the case of a Registered Certificate, and only if such Person shall not have delivered the Opinion of Counsel and/or one of the certifications referred to in the preceding sentence, in the case of a Non-Registered Certificate) be deemed to have certified that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or
(ii) alternatively, that the purchase, continued holding and transfer of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Prohibited Transaction Exemption ("PTE") 90-88 or PTE 89-88 or Sections I and III of PTCE 95-60.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                   (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Person and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee or United States Person.

                   (B) In connection with any proposed Transfer of any
              Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such

              Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, that it is a United States Person and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                   (C) Notwithstanding the delivery of a Transfer Affidavit and
              Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not both a Permitted Transferee and a United States Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                   (D) Except in connection with the initial issuance of the
              Residual Certificates or any transfer thereof among the Sponsor and its Affiliates, each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee and a United States Person.

                   (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation
              Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

              (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
              Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
              Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                   (B) If any purported Transferee shall become a Holder of a
              Residual Certificate in violation of the restrictions in this
              Section 5.02(d) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, but not the obligation, to cause the transfer of such Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion. Such Permitted Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

         (iii) The REMIC Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee or a United States Person, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

         (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                   (A) written notification from each Rating Agency to the
              effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of any Class of Certificates; and

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

                   (B) an Opinion of Counsel, in form and substance
              satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee. Such Opinion of Counsel shall not be at the expense of the Trust, the Trustee or the REMIC Administrator.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         (i) Subsequent to the initial issuance of the Certificates, the Trustee shall be responsible for the preparation of physical Certificates in connection with any transfer or exchange; provided that the correct form of Certificate of each Class shall be provided by the Sponsor to the Trustee on diskette on or about the Closing Date. All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall hold or destroy such canceled Certificates in accordance with its standard procedures.

         (j) The Certificate Registrar shall be required to provide the Sponsor and the REMIC Administrator with an updated copy of the Certificate Register on or about January 1 of each

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

year, commencing January 1, 1999, and shall be required to provide the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator with an updated copy of the Certificate Register at other times promptly upon written request therefor.

         (k) If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and
(ii) full power to make the acknowledgments, representations, warranties, certification and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

         (l) Neither the Trustee nor the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under this Section 5.02 or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in this Section 5.02 applicable with respect to changes in registration of record ownership of Certificates in the Certificate Register. The Trustee and the Certificate Registrar shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or Certificate Owners made in violation of applicable restrictions.

         SECTION 5.03. Book-Entry Certificates.

         (a) The Registered Certificates and the Class H Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Neither the Certificate Registrar nor the Trustee shall have any responsibility to monitor or restrict the transfer of Ownership Interests in Certificates through the book-entry facilities of the Depository.

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

         (b) The Sponsor, the Mortgage Loan Seller, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date. If any party hereto requests from the Depository a list of the Depository Participants in respect of any Class or Classes of the Book-Entry Certificates, the cost thereof shall be borne by the party on whose behalf such request is made (but in no event shall any such cost be borne by the Trustee).

         (c) If (i)(A) the Sponsor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of the Book-Entry Certificates, and (B) the Sponsor is unable to locate a qualified successor, or (ii) the Sponsor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of the Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of the Book-Entry Certificates by the Depository, accompanied by registration instructions for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the appropriate Definitive Certificates to the Certificate Owners identified in such instructions. None of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

         SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may reasonably be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.05. Persons Deemed Owners.

         Prior to due presentment for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

         SECTION 5.06. Certification by Certificate Owners.

         (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in the Book-Entry Certificates to agree to comply with the applicable transfer requirements of Sections 5.02(b) and 5.02(c).

         (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance or Certificate Notional Amount, as the case may be, of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through which such Person's Ownership Interest in such Book-Entry Certificate is held; provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate in violation of Section 5.02(b) and/or Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.

                                   ARTICLE VI

                     THE SPONSOR, THE MORTGAGE LOAN SELLER,
            THE ADDITIONAL WARRANTING PARTIES, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

         SECTION 6.01. Liability of the Sponsor, the Mortgage Loan Seller, the
                       Additional Warranting Parties, the Master Servicer, the Special Servicer and the REMIC Administrator.

         The Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

         SECTION 6.02. Merger, Consolidation or Conversion of the Sponsor, the
                       Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer or the REMIC Administrator.

         Subject to the following paragraph, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer and the REMIC Administrator each will keep in full effect its existence, rights and franchises as a corporation or other business organization under the laws of the jurisdiction of its organization, and each will obtain and preserve its qualification to do business as a foreign corporation or otherwise in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         The Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer and the REMIC Administrator each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets (which, as to the Master Servicer and the Special Servicer, may be limited to all or substantially all of its assets relating to the business of mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the Sponsor, the Mortgage Loan Seller, an Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Sponsor, the Mortgage Loan Seller, an Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Sponsor, the Mortgage Loan Seller, such Additional Warranting Party, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving

Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing).

         SECTION 6.03. Limitation on Liability of the Sponsor, the Master
                       Servicer, the Special Servicer, the REMIC Administrator and Others.

         None of the Sponsor, the Master Servicer (or its general partner), the Special Servicer (or its general partner), the REMIC Administrator or any director, officer, employee or agent of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Master Servicer (or its general partner), the Special Servicer (or its general partner), the REMIC Administrator or any such other Person against any breach of a representation or warranty made herein, or against any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder, or by reason of negligent disregard of such obligations and duties. The Sponsor, the Master Servicer (and its general partner), the Special Servicer (and its general partner), the REMIC Administrator and any director, officer, employee or agent of any of the foregoing may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Sponsor, the Master Servicer (and its general partner), the Special Servicer (and its general partner), the REMIC Administrator and any director, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability or reasonable expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust, other than any such loss, liability or expense: (i) specifically required to be borne by such Person pursuant to the terms hereof, including, without limitation, Section 10.01(h); (ii) that constitutes a Servicing Advance and is otherwise reimbursable pursuant to this Agreement (provided that this clause (ii) is not intended to limit the Master Servicer's or Special Servicer's right of recovery of liabilities and expenses incurred as a result of being the defendant, or participating in a proceeding to which another indemnified party under this Section 6.03 is a defendant, in a legal action relating to this Agreement); or (iii) which was incurred in connection with claims against such party resulting from (A) any breach of a representation or warranty made herein by such party, (B) willful misfeasance, bad faith or negligence in the performance of obligations or duties hereunder by such party, or from negligent disregard of such obligations or duties, or (C) any violation by such party of any state or federal securities law. None of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action contemplated by Section 3.22, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust, and the Sponsor, the Master Servicer, the Special Servicer and the REMIC Administrator each shall be entitled to the direct payment of such expenses or to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).

         SECTION 6.04. Master Servicer, Special Servicer and REMIC
                       Administrator Not to Resign.

         None of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted to resign from the obligations and duties hereby imposed on it, except (i) upon the appointment of, and the acceptance of such appointment by, a successor thereto which is reasonably acceptable to the Trustee and the receipt by the Trustee of written confirmation from each and every Rating Agency to the effect that such resignation and appointment will not result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates, or (ii) upon determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination of the nature described in clause (ii) of the preceding sentence permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, shall be evidenced by an Opinion of Counsel to such effect which shall be rendered by Independent counsel, be addressed and delivered to the Trustee and the Rating Agencies and be paid for by the resigning party. No such resignation for either reason shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder. All costs and expenses of the Trustee and the Trust (including, without limitation, any costs or expenses of any party hereto reimbursable out of the Trust Fund) in connection with any such resignation (including, without limitation, any requisite transfer of servicing) shall be paid for, as incurred, by the resigning party.

         Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be permitted, except as expressly provided herein, to assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, then, subject to Section 3.11 and Section 3.22, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, pursuant hereto and accrued after the date of transfer shall thereafter be payable to such successor.

         SECTION 6.05. Rights of the Sponsor and the Trustee in Respect of the
                       Master Servicer, the Special Servicer and the REMIC Administrator.

         The Master Servicer, the Special Servicer and the REMIC Administrator each shall afford the Sponsor and the Trustee, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon reasonable request, the Master Servicer, the Special Servicer and the REMIC Administrator each shall furnish the Sponsor and the Trustee with its most recent financial statements (or, with respect to the initial Master Servicer, the financial statements of AMRESCO, INC.) and such other information as it possesses, and which it is not prohibited by law or, to the extent applicable, binding obligations to third parties with respect to confidentiality from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Sponsor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or, in connection with a default thereby, exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Sponsor or its designee. The Sponsor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

                                  ARTICLE VII

                                    DEFAULT

         SECTION 7.01. Events of Default.

         (a) "Event of Default", wherever used herein, unless the context otherwise requires, means any one of the following events:

         (i) any failure by the Master Servicer to deposit into the Collection Account any amount required to be so deposited under this Agreement which continues unremedied for two Business Days following the date on which such deposit was first required to be made, or any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account on any Master Servicer Remittance Date, the full amount of any Master Servicer Remittance Amount required to be so deposited or remitted under this Agreement on such date; or

         (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account or the REO Account any amount required to be so deposited or remitted under this Agreement which continues unremedied for two Business Days following the date on which such deposit or remittance was first required to be made; or

         (iii) any failure by the Master Servicer to remit to the Trustee for deposit into the Distribution Account, on any Master Servicer Remittance Date, the full amount of P&I Advances (other than Nonrecoverable P&I Advances) required to be made on such date; or

         (iv) any failure by the Master Servicer to timely make any Servicing Advance required to be made by it pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice shall have been received by the Master Servicer from the Trustee as provided in Section 3.11(e); or

         (v) any failure by the Special Servicer to timely make (or timely direct the Master Servicer to make) any Servicing Advance required to be made by it or the Master Servicer at its direction pursuant to this Agreement, which failure continues unremedied for a period of one Business Day following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

         (vi) any failure on the part of the Master Servicer or the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been received by the Master Servicer or the Special Servicer, as the case may be, from any other party hereto, or by the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party hereto, from the Holders of Certificates entitled to at least 25% of the Voting Rights; or

         (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements thereof contained in this Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

         (viii) any breach on the part of the Master Servicer, the Special Servicer or the REMIC Administrator of any representation or warranty thereof contained in this Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by any other party hereto, or to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, with a copy to each other party hereto, by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

         (ix) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (x) the Master Servicer, the Special Servicer or the REMIC Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

         (xi) the Master Servicer, the Special Servicer or the REMIC Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

         (xii) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result (or the continuation of the Master Servicer or the Special Servicer in such capacity has resulted) in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

Each Event of Default listed above as items (vi) through (xii) shall constitute an Event of Default only with respect to the relevant party; provided that if a single entity acts or any two or more Affiliates act as Master Servicer, Special Servicer and REMIC Administrator, or in any two or more of the foregoing capacities, an Event of Default in one capacity (other than an event described in clause (xii)) will constitute an Event of Default in each such capacity.

         (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 45% of the Voting Rights or if the relevant Event of Default is the one described in clause (xii) of subsection (a) above, the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agree that, if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records reasonably requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account, the Distribution Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account, any Servicing Account or any Reserve Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans and any REO Properties (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this

Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). All costs and expenses of the Trustee and the Trust (including, without limitation, any costs and expenses of any party hereto reimbursable out of the Trust Fund) in connection with the termination of the Master Servicer or Special Servicer, as applicable, under this Section 7.01(b) (including, without limitation, the requisite transfer of servicing) shall be paid for, as incurred, by the Defaulting Party.

         (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Sponsor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 35% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Sponsor) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated by Section 7.02) with all documents and records requested thereby to enable the Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated for or entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to clause (ii) of the first sentence of
Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it has also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the

REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to
Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or is not approved by each and every Rating Agency as an acceptable master servicer or special servicer, as the case may be, of commercial mortgage loans, or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, qualification or withdrawal of any rating then assigned by either Rating Agency to any Class of Certificates (as evidenced by written confirmation thereof from each Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on or in respect of the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Sponsor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the foregoing functions under this Agreement (other than the set-up costs of the successor) shall be borne by the predecessor Master Servicer, Special Servicer or REMIC Administrator, as applicable, and, if not paid by such predecessor Master Servicer, Special Servicer or REMIC Administrator within thirty days of its receipt of an invoice therefor, shall be an expense of the Trust; provided that such predecessor Master Servicer, Special Servicer or REMIC Administrator shall reimburse the Trust for any such expense so incurred by the Trust; and provided, further, that the Trustee shall decide whether and to what extent it is in the best interest of the Certificateholders to pursue any remedy against any party obligated to make such reimbursement.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01 or any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee has actual knowledge, or would be deemed in accordance with Section 8.02(vii) to have notice of the occurrence of such an event, the Trustee shall transmit by mail to the other non-defaulting parties hereto and all Certificateholders notice of such occurrence, unless such default shall have been cured.

         SECTION 7.04. Waiver of Events of Default.

         The Holders entitled to at least 66-2/3% (or, in the case of an Event of Default described in clauses (i) through (iv) and (xii) of Section 7.01(a), 80%) of the Voting Rights allocated to each of the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default, except that prior to any waiver of an Event of Default arising from a failure to make P&I Advances, the Trustee shall be reimbursed all amounts which it has advanced. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Sponsor or any Affiliate of the Sponsor (provided that neither the Sponsor nor any Affiliate thereof is the party in respect of which such Event of Default exists) shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.

         SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

         During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         (a) The Trustee, prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all such Events of Default and defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement; provided that it is herein acknowledged and agreed that the Trustee is at all times acting in a fiduciary capacity with respect to the Certificateholders. If an Event of Default hereunder occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and applicable law, and use the same degree of care and skill in their exercise as a prudent man or the Trustee would exercise or use under the circumstances in the conduct of his or its own affairs (whichever standard would be higher). Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform in form to the requirements of this Agreement. If any such instrument is found not to so conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for, but may assume and rely upon, the accuracy and content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee in good faith, pursuant to this Agreement.

         (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

         (i) The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

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         (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee and the Fiscal
Agent.

         Except as otherwise provided in Section 8.01:

         (i) The Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (ii) The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

         (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default hereunder which has not been cured, to exercise such of the rights and powers vested in it by this Agreement and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (iv) The Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (v) Prior to the occurrence of an Event of Default hereunder, and after the curing of all such Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

         (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys-in-fact, provided that the use of any such agent or attorney-in-fact shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any such agent or attorney-in-fact;

         (vii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default hereunder unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

         (viii) Neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or for any act or omission of the Sponsor or the Mortgage Loan Seller.

         SECTION 8.03. Trustee Not Liable for Validity or Sufficiency of
                       Certificates or Mortgage Loans.

         The recitals contained herein and in the Certificates (other than the representations and warranties of, and the other statements attributed to, the Trustee and/or the Fiscal Agent in Article II and the certificate of authentication executed by the Trustee as Certificate Registrar set forth on each outstanding Certificate) shall be taken as the statements of the Sponsor, the Mortgage Loan Seller, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee and the Fiscal Agent assume no responsibility for their correctness. Neither the Trustee nor the Fiscal Agent make any representations as to the validity or sufficiency of this Agreement (other than as specifically set forth in Sections 2.08 and 2.09) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Sponsor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Sponsor or the Mortgage Loan Seller in respect of the assignment of the Mortgage Loans to the Trust, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Sponsor, the Master Servicer, the Special Servicer or the REMIC Administrator and accepted by the Trustee or the Fiscal Agent, as the case may be, in good faith, pursuant to this Agreement.

         SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

         Each of the Trustee, in its individual or any other capacity, the Fiscal Agent and any agent of the Trustee or the Fiscal Agent may become the owner or pledgee of Certificates with, except as otherwise provided in the definition of Certificateholder, the same rights it would have if it were not the Trustee, the Fiscal Agent or such agent, as the case may be.

         SECTION 8.05. Fees of Trustee; Indemnification of Trustee and the
                       Fiscal Agent.

         (a) The Trustee shall pay to itself on each Distribution Date, pursuant to Section 3.05(b)(ii), from amounts on deposit in the Distribution Account, an amount equal to the Trustee Fee for such Distribution Date and, to the extent not previously received, for each prior Distribution Date.

         (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent shall be entitled to be indemnified and held harmless by the Trust (to the extent of amounts on deposit in the Collection Account and the Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any legal actions relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent hereunder; provided that none of the Trustee, the Fiscal Agent or any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the Trustee's or the Fiscal Agent's performing its routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein.

The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation, a trust company, a bank or a banking association: (i) organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia; (ii) authorized under such laws to exercise trust powers;
(iii) having a combined capital and surplus of at least $50,000,000; (iv) subject to supervision or examination by federal or state authority; and (v) whose long-term senior unsecured debt (or that of its fiscal agent) is rated not less than "AA" by S&P and "AA" by Fitch (or, in the case of each Rating Agency, such lower ratings as would not, as confirmed in writing by such Rating Agency, result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned by such Rating Agency to the Certificates). If such corporation, trust company, bank or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this
Section 8.06, the combined capital and surplus of such corporation, trust company, bank or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation, trust company, bank or banking association serving as Trustee may have normal banking and trust relationships with the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.

         SECTION 8.07. Resignation and Removal of the Trustee.

         (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and all the Certificateholders. Upon receiving such notice of resignation, the Sponsor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Sponsor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Sponsor.

         (c) The Holders of Certificates entitled to at least 33-1/3% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed; provided that the Master Servicer, the Sponsor and the remaining Certificateholders shall have been notified; and provided further that other Holders of the Certificates entitled to a greater percentage of the Voting Rights shall not have objected to such removal in writing to the Master Servicer and the Sponsor within 30 days of their receipt of notice thereof. A copy of such instrument shall be delivered to the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the Master Servicer.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

         SECTION 8.08. Successor Trustee.

         (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files and related documents and statements at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties (at the direction of and on behalf of the Mortgage Loan Seller), the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder. If such predecessor trustee was removed as

Trustee under this Agreement without cause, the cost of any such execution, delivery or action shall be at the expense of the Trust.

         (b) No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Master Servicer shall mail notice of the succession of such trustee hereunder to the Sponsor and the Certificateholders. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         SECTION 8.09. Merger or Consolidation of Trustee or Fiscal Agent.

         Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or to the business of the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that the Trustee shall continue to be eligible under the provisions of Section 8.06. The successor to the Trustee or the Fiscal Agent, as the case may be, shall promptly notify in writing each of the other parties hereto, the Certificateholders and the Rating Agencies of any such merger, conversion, consolidation or succession to business.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties, responsibilities or liabilities hereunder.

         SECTION 8.11. Appointment of Custodians.

         The Trustee may, with the consent of the Master Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall instead notify the Master Servicer of such appointment. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus (or shall have its performance guaranteed by an Affiliate with a combined capital and surplus) of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain errors and omissions insurance and a fidelity bond meeting the requirements of Fannie Mae for mortgage loan document custodians acting on its behalf and shall not be the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party or any Affiliate of any of them. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its duties, liabilities or obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

         SECTION 8.12. Access to Certain Information.

         (a) The Trustee shall provide or cause to be provided to the Sponsor, the Master Servicer, the Special Servicer and the Rating Agencies, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans and the Trust Fund, that is within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

         (b) Promptly following the first sale of any Non-Registered Certificate to an Independent third party, the Sponsor shall provide to the Trustee 10 copies of any private placement memorandum or other disclosure document used by the Sponsor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Sponsor promptly shall inform the Trustee of such event and shall deliver to the Trustee 10 copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust Office and shall on behalf of the Sponsor, upon reasonable advance written notice, make available during normal business hours for review by each Rating Agency and by any Certificateholder or any Certificate Owner or any Person identified to the Trustee by a Certificateholder or a Certificate Owner as a prospective transferee of a Certificate or interest therein, originals or copies of the following items:
(i) in the case of a Holder or prospective transferee of a Non-Registered Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Registered Certificate belongs, in the form most recently provided to the Trustee; and (ii) in all cases, (A) this Agreement and the Sub-Servicing Agreements, and any amendments hereto or thereto, (B) all statements and reports required to be delivered to Holders of the relevant Class of Certificates pursuant to Section 4.02(a) since the Closing Date, (C) all reports delivered to the Trustee since the Closing Date pursuant to Section 4.02(b) and Section 4.02(c), (D) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to
Section 3.13, (E) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (F) the most recent inspection report prepared by the Master Servicer or Special Servicer, as the case may be, and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12(a), (G) all Mortgagor financial statements and Mortgaged Property operating statements and rent rolls delivered to the Trustee by the Master Servicer or the Special Servicer since the Closing Date pursuant to Section 3.12(b), (H) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property securing a defaulted Mortgage Loan

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as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied or that any remedial, corrective or other further action contemplated in such clauses is required (but only for so long as such Mortgaged Property or the related Mortgage Loan is part of the Trust
Fund), and (I) all documents constituting the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but, in each case, only for so long as the related Mortgage Loan is part of the Trust Fund). Copies of any and all of the foregoing items are to be available from the Trustee upon request; however, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such service.

         In connection with providing access to or copies of the items described in the immediately preceding paragraph of this Section 8.12(b), the Trustee may require, unless the Sponsor directs otherwise, (i) in the case of Certificate Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates and will keep such information confidential and (ii) in the case of any prospective purchaser of a Certificate or, in the case of a Book-Entry Certificate, of a beneficial ownership interest therein, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or a beneficial ownership interest therein, is requesting the information for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All Certificateholders, by acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential, except to the extent that the Sponsor grants written permission to the contrary. Notwithstanding the preceding sentences of this paragraph, the Trustee shall have no responsibility for the accuracy, completeness or sufficiency of any information so made available or furnished by it in the manner described in the immediately preceding paragraph.

         SECTION 8.13. The Fiscal Agent.

         (a) To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance which has not been deemed a Nonrecoverable Advance, whether as successor Master Servicer or otherwise, and has failed to do so in accordance with the terms hereof, the Fiscal Agent shall make such Advance when and as required by the terms of this Agreement on behalf the Trustee as if the Fiscal Agent were the Trustee hereunder. To the extent that the Fiscal Agent makes an Advance pursuant to this Section 8.13 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied. Notwithstanding anything contained in this Agreement to the contrary, the Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities that the Trustee is entitled to hereunder as if it were the Trustee.

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

         (b) All fees and expenses of the Fiscal Agent (other than indemnification pursuant to Section 8.05(b) or reimbursement for unreimbursed Advances and Advance Interest in respect thereof owed to the Fiscal Agent) incurred by the Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor the Fiscal Agent shall be entitled to reimbursement therefor from any of the Trust, the Sponsor, the Mortgage Loan Seller, each Additional Warranting Party, the Master Servicer or the Special Servicer.

         (c) The obligations of the initial Fiscal Agent set forth in this
Section 8.13 shall exist for so long as the initial Trustee shall act as Trustee hereunder and the Trustee would not otherwise satisfy the eligibility requirements of Section 8.06. The obligations of the initial Fiscal Agent set forth in this Section 8.13 or otherwise pursuant to this Agreement shall cease to exist to the extent that LaSalle National Bank, or any successor in interest thereto, is no longer acting as Trustee hereunder. The responsibility for appointing a successor Fiscal Agent shall belong to the successor Trustee insofar as such appointment is necessary for such successor Trustee to satisfy the eligibility requirements of Section 8.06. Any successor Fiscal Agent so appointed shall be required to execute and deliver to the other parties hereto a written agreement to assume and perform the duties of the Fiscal Agent set forth in this Agreement; provided that no such successor shall become Fiscal Agent hereunder unless the successor Trustee shall have received written confirmation from each Rating Agency that the succession of such proposed successor Fiscal Agent would not, in and of itself, result in a qualification, downgrading or withdrawal of the then current ratings on the Certificates.

         SECTION 8.14. Filings with the Securities and Exchange Commission.

         The Trustee shall, at the expense of the Sponsor, prepare for filing, execute and properly file with the Commission, any and all reports, statements and information, including, without limitation, Distribution Date Statements, Delinquent Loan Status Reports, REO Status Reports, Historical Loan Modification Reports, Special Servicer Loan Status Reports, Historical Loss Reports and Operating Statement Analyses, respecting the Trust Fund and/or the Certificates required or specifically provided herein to be filed on behalf of the Trust under the Exchange Act; provided that such items shall have been received by the Trustee (to the extent not generated by the Trustee) in the format required for electronic filing via the EDGAR system; and provided, further, that any such items that are required to be delivered by the Master Servicer or the Special Servicer to the Trustee shall be so delivered in a format suitable for conversion to the format required for electronic filing via the EDGAR system (in addition to any other required format). The Trustee shall have no responsibility to file any such items that have not been received in such EDGAR-compatible format nor shall it have any responsibility to convert any items to such format. The Sponsor shall promptly file, and exercise its reasonable best efforts to obtain a favorable response to, no-action requests to, or requests for other appropriate exemptive relief from, the Commission regarding the usual and customary exemption from certain reporting requirements granted to issuers of securities similar to the Certificates.

                                    -201-

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                                   ARTICLE IX

                                  TERMINATION

         SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                       Mortgage Loans.

         Subject to Section 9.02, the Trust and the respective obligations and responsibilities under this Agreement of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer or by the Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all Mortgage Loans and each REO Property remaining in REMIC I at a price (to be calculated by the Master Servicer and the Trustee as of the close of business on the third Business Day preceding the date upon which notice of any such purchase is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01 and as if the purchase was to occur on such Business Day) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I (such appraisal to be conducted by a Qualified Appraiser selected by the Master Servicer and approved by the Trustee), minus (C) if such purchase is being made by the Master Servicer, the aggregate amount of unreimbursed Advances made by the Master Servicer, together with any Advance Interest payable to the Master Servicer in respect of such Advances and any unpaid Master Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) and the Master Servicer, in that order of priority, shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the Master Servicer and any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) each may so elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.0% of the Initial Pool Balance. In the event that the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the

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

Mortgage Loan Seller) elects to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Master Servicer or such Majority Certificateholder, as applicable, shall deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer all amounts required to be transferred to the Distribution Account on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of
Section 3.04(b). Upon confirmation that such final deposits have been made, the Trustee shall release or cause to be released to the purchaser or its designee, the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchaser, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I.

         Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with a purchase by the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the 5th day of such month, in each case specifying (i) the Distribution Date upon which the Trust will terminate and final payment on the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

         Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount for such date that is allocable to payments on the relevant Class in accordance with Section 4.01(a).

         Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-III Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

         SECTION 9.02. Additional Termination Requirements.

         (a) In the event the Master Servicer or any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in Section 9.01, the Trust (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master Servicer or such Majority Certificateholder, as applicable, obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

         (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1;

         (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer or the Majority Certificateholder of the Controlling Class, as applicable, for cash; and

         (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the REMIC Administrator to adopt a plan of complete liquidation of each of REMIC I, REMIC II and REMIC III in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.

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

                                   ARTICLE X

                          ADDITIONAL REMIC PROVISIONS

         SECTION 10.01. REMIC Administration.

         (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under Applicable State Law. Each such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

         (b) The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), in REMIC II, and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall, to the extent it is within the control of such Person, create or permit the creation of any other "interests" in any of REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D- 1(b)(1)).

         (c) The Closing Date is hereby designated as the "Startup Day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (d) The REMIC Administrator is hereby designated as agent for the Tax Matters Person of each of REMIC I, REMIC II and REMIC III and shall: act on behalf of the Trust in relation to any tax matter or controversy, represent the Trust in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of REMIC I, REMIC II or REMIC III, seek private letter rulings from the IRS in accordance with Section 10.01(g), enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of REMIC I, REMIC II or REMIC III, and otherwise act on behalf of each of REMIC I, REMIC II and REMIC III in relation to any tax matter or controversy involving such REMIC. By their acceptance thereof, the Holders of the Residual Certificates hereby agree to irrevocably appoint the REMIC Administrator as their agent to perform all of the duties of the Tax Matters Person for REMIC I, REMIC II and REMIC III. Subject to Section 10.01(h), the legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and the REMIC Administrator shall be entitled to be reimbursed therefor out of any amounts on deposit in the Distribution Account as provided by Section 3.05(b).

         (e) The REMIC Administrator shall prepare and file, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I, REMIC II and REMIC III. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

         (f) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the IRS or any other taxing authority under Applicable State Law. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not both a Permitted Transferee and a United States Person; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the IRS, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III.

         (g) The REMIC Administrator shall perform its duties more specifically set forth hereunder in a manner consistent with maintaining the status of each of REMIC I, REMIC II and REMIC III as a REMIC under the REMIC Provisions (and each of the other parties hereto shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not knowingly take (or cause any of REMIC I, REMIC II or REMIC III to take) any action or fail to take (or fail to cause to be taken) any action within the scope of its duties more specifically set forth hereunder that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event with respect to either such REMIC, unless the REMIC Administrator has received an Opinion of Counsel or an IRS private letter ruling to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take any action (whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel or an IRS private letter ruling to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III, or causing REMIC I, REMIC II or REMIC III to take any action, that is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur. None of the parties hereto shall take any such action or cause REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel or seek an IRS private letter ruling to make such written advice, and the cost of same shall be borne: (i) if such action that is not expressly permitted by this Agreement would be of a material benefit to or otherwise in the best interests of the

Certificateholders as a whole, by the Trust and shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account; and (ii) otherwise by the party seeking to take the action not permitted by this Agreement. Without limiting the respective duties and obligations of the parties hereto, the parties hereto may act hereunder in reliance on any IRS private letter ruling so obtained by the REMIC Administrator.

         (h) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this Article X;
(iii) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Article X; (iv) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X;
(v) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under Article III or this
Article X; or (vi) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

         (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

         (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Mortgage Loans (except in connection with (A) a breach of any representation or warranty of the Mortgage Loan Seller or an Additional Warranting Party regarding the Mortgage Loans or as otherwise provided for in
Section 2.03, (B) the foreclosure, default or imminent default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed-in-lieu of foreclosure, (C) the bankruptcy of REMIC I, REMIC II or REMIC III, or (D) the termination of the Trust pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed-in-lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (from and at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause: (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of REMIC I, REMIC II or REMIC III will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

         SECTION 10.02. Sponsor, Master Servicer, Special Servicer, Trustee and
                        Fiscal Agent to Cooperate with REMIC Administrator.

         (a) The Sponsor shall provide or cause to be provided to the REMIC Administrator, within ten (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (b) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

         SECTION 10.03. Fees of the REMIC Administrator.

         In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by it in the exercise and performance of any of the obligations and duties of the REMIC Administrator hereunder.

         SECTION 10.04. Use of Agents.

         The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys-in-fact consented to by the Trustee, which consent shall not be unreasonably withheld; provided that the REMIC Administrator shall not be relieved of its liabilities, duties and obligations hereunder by reason of the use of any such agent or attorney-in-fact.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.01. Amendment.

         (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be defective or may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I, REMIC II or REMIC III; (vi) to modify, add to or eliminate any provisions of Section 5.02(d)(i), (ii) and (iii) as provided in Section 5.02(d)(iv); or (vii) for any other purpose; provided that such amendment (other than any amendment for the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without such Certificateholder's written consent; and provided further that such amendment (other than any amendment for any of the specific purposes described in clauses (i) through (vi) above) shall not result in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by either Rating Agency (as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee).

         (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto, with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on the Mortgage Loans and any REO Properties which are required to be distributed on any Certificate without the written consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (b)(i) without the written consent of the Holders of all Certificates of such Class, or (iii) modify the provisions of this Section 11.01 without the written consent of the Holders of all Certificates then-outstanding. Notwithstanding any other provision of this Agreement, for purposes

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

of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer or any of their respective Affiliates shall be entitled to the same Voting Rights with respect to matters described above as they would if any other Person held such Certificates.

         (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (d) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of the amendment to each Certificateholder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided that such consents shall be in writing.

         (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

         SECTION 11.02. Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the reasonable cost of which may be paid out of the Distribution Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 11.03. Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.04. Governing Law.

         This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         SECTION 11.05. Notices.

         Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (1) in the case of the Sponsor, Mortgage Capital Funding, Inc., 399 Park Avenue, 3rd Floor, New York, New York 10043, Attention: Mortgage Finance, telecopy number: (212) 793-5602 (with copies to Stephen E. Dietz, Esq., Associate General Counsel, Citibank, N.A., 425 Park Avenue, New York, New York 10043, telecopy number: (212) 793-4401);
(2) in the case of the Mortgage Loan Seller, Citicorp Real Estate, Inc., 399 Park Avenue, New York, New York 10043 Attention: Richard L. Jarocki, Jr., telecopy number: (212) 793-5602; (3) in the case of Goldman Sachs Mortgage, Goldman Sachs Mortgage Company, c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Rolf Edwards, telecopy number: (212) 357-5505;
(4) in the case of AMRESCO Capital, AMRESCO Capital, L.P., 700 North Pearl Street, Suite 2400, L.B. No. 342, Dallas, Texas 75201, Attention: Edward Hurley, telecopy number: (214) 953-7977; (5) in the case of the Master Servicer, AMRESCO Services, L.P., 235 Peachtree Street, Suite 900, Atlanta, Georgia 30303, Attention: David Sisom and Deputy General Counsel, telecopy number: (404) 654-2478, with a copy to Weil, Gotshal & Manges, LLP, 767 Fifth Avenue, New York, New York 10153-0114, Attention: Paul Cohn; (6) in the case of the Special Servicer, CRIIMI MAE Services Limited Partnership, 11200 Rockville Pike, Rockville, Maryland 20852, Attention: Brian Hanson, telecopy number (301) 468-3147 (with a copy to the attention of David Iannarone, Esq. at such address); (7) in the case of the Trustee, LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: ABS Group
- MCFI - Series 1998-MC1, telecopy number: (312) 904-2084; (8) in the case of the REMIC Administrator, LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: ABS Group - MCFI -Series 1998-MC1, telecopy number: (312) 904-2084; (9) in the case of the Fiscal Agent, to the Trustee on behalf of the Fiscal Agent; and (10) in the case of the Rating Agencies, (A) Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., 25 Broadway, New York, New York 10004, Attention:
Commercial Mortgage Surveillance, telecopy number: (212) 208-8208; and (B) Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attention:
Commercial Mortgage Surveillance, telecopy number: (212) 635-0295; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

         SECTION 11.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 11.07. Successors and Assigns; Beneficiaries.

         The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Except as specifically contemplated by Sections 3.24, 6.03 and 8.05, no other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

         SECTION 11.08. Article and Section Headings.

         The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         SECTION 11.09. Notices to the Rating Agencies.

         (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         (i) any material change or amendment to this Agreement;

         (ii) the occurrence of any Event of Default hereunder that has not been cured;

         (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

         (iv) any change in the location of the Distribution Account;

         (v) the final payment to any Class of Certificateholders; and

         (vi) the repurchase of any Mortgage Loan by the Mortgage Loan Seller or an Additional Warranting Party, as applicable, pursuant to Section 2.03.

         (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

         (i) the resignation or removal of the Trustee and the appointment of a successor;

         (ii) any change in the location of the Collection Account;

         (iii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Trustee;

         (iv) any material casualty at or condemnation or eminent domain proceeding in respect of a Mortgaged Property; and

         (v) the vacating by an anchor tenant of a retail Mortgaged Property.

         (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish to each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

         (d) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

         (i) each of its annual statements as to compliance described in
    Section 3.13; and

         (ii) each of its annual independent public accountants' servicing reports described in Section 3.14, if any.

In addition, upon request, each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies or summaries (in such format as will be acceptable to the Rating Agency) of any of the written reports (including, without limitation, reports regarding property inspections) prepared, and any of the quarterly and annual operating statements, rent rolls and financial statements collected, by it pursuant to Section 3.12(b).

         (e) The Trustee shall promptly furnish to each Rating Agency on a monthly basis copies of the statements to the Holders of the REMIC III Regular Certificates required by the first paragraph of Section 4.02(a).

         (f) To the extent reasonably possible, all information and reports delivered or made available to the Rating Agencies by any of the Trustee, the Master Servicer or the Special Servicer pursuant to this Section 11.09, shall be so delivered or otherwise made available through an electronic medium.

         IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers or representatives thereunto duly authorized, in each case as of the day and year first above written.

                                       MORTGAGE CAPITAL FUNDING, INC.,
                                            Sponsor

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                       CITICORP REAL ESTATE, INC.,
                                            Mortgage Loan Seller

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                       GOLDMAN SACHS MORTGAGE COMPANY,
                                            Additional Warranting Party

                                            By:  Goldman Sachs Real Estate
                                                   Funding Corp.
                                                 its general partner

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                       AMRESCO CAPITAL, L.P.,
                                            Additional Warranting Party

                                            By:  AMRESCO Mortgage Capital, Inc.
                                                 its general partner

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                       AMRESCO SERVICES, L.P.,
                                            Master Servicer

                                            By:  AMRESCO Mortgage Capital, Inc.
                                                 its general partner

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                       CRIIMI MAE SERVICES LIMITED PARTNERSHIP
                                            Special Servicer

                                            By:  CRIIMI MAE Services, Inc.
                                                 its general partner

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:



                                       LA SALLE NATIONAL BANK,
                                            Trustee and REMIC Administrator

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:



                                       ABN AMRO BANK N.V.,
                                            Fiscal Agent

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


         On the     day of    , 1998, before me, a notary public in and for
said State, personally appeared                         known to me to be
          of MORTGAGE CAPITAL FUNDING, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------




[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


         On the     day of    , 1998, before me, a notary public in and for
said State, personally appeared                   known to me to be a
               of CITICORP REAL ESTATE, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------




[Notarial Seal]

STATE OF NEW YORK       )
                        )  ss.:
COUNTY OF NEW YORK      )


         On the     day of    , 1998, before me, a notary public in and for
said State, personally appeared              known to me to be a
     of Goldman Sachs Real Estate Funding Corp., the general partner of GOLDMAN SACHS MORTGAGE COMPANY, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------




[Notarial Seal]

STATE OF TEXAS          )
                        )  ss.:
COUNTY OF DALLAS        )


         On the      day of      , 1998, before me, a notary public in and for
said State, personally appeared                  known to me to be
          of AMRESCO Mortgage Capital, Inc., the general partner of AMRESCO CAPITAL, L.P., one of the entities that executed the within instrument, and also known to me to be the person who executed it as an officer of the general partner on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------




[Notarial Seal]

STATE OF GEORGIA        )
                        )  ss.:
COUNTY OF FULTON        )


         On the     day of    , 1998, before me, a notary public in and for
said State, personally appeared                 known to me to be a        of
AMRESCO Mortgage Capital, Inc., the general partner of AMRESCO SERVICES, L.P., one of the entities that executed the within instrument, and also known to me to be the person who executed it as an officer of the general partner on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------
                                                     Notary Public


[Notarial Seal]

STATE OF MARYLAND       )
                        )  ss.:
COUNTY OF MONTGOMERY    )


         On the     day of    , 1998, before me, a notary public in and for
said State, personally appeared                    known to me to be a
       of CRIIMI MAE Services, Inc., the general partner of CRIIMI MAE SERVICES LIMITED PARTNERSHIP, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                            ------------------------------




[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.
COUNTY OF COOK          )


         On the     day of    , 1998, before me,                  , a notary
public in and for said State, personally appeared                 , known to
me to be a                      of LASALLE NATIONAL BANK, one of the
corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------






[Notarial Seal]

STATE OF ILLINOIS       )
                        )  ss.
COUNTY OF COOK          )


         On the     day of    , 1998, before me,                  , a notary
public in and for said State, personally appeared              ,
         , and                 ,                     , respectively, of
ABN AMRO BANK N.V., one of the entities that executed the within instrument and also known to me to be the persons who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------




[Notarial Seal]

                                   SCHEDULE I

                             Mortgage Loan Schedule

  CONTROL        LOAN
  NUMBER        NUMBER                      PROPERTY NAME                             PROPERTY ADDRESS
          1 R0364           Boulevard Mall                                730 Alberta Drive
          2 Gold1           200 Market Building                           200 S. W. Market Street
          3 655666-4        Montgomery Park                               2701 NW Vaughn Street
          4 655595-3        Wheatlands                                    12225 Dearfield Parkway
          5 400029136       Pembroke Landings                             10101 SW 14th Street
------------------------------------------------------------------------------------------------------------------------------
          6 400029127       TRW Aggregate
            400029127A      TRW Building                                  2200-2250 Park Place
            400029127B      TRW Buildings                                 1700 Rosecrans Avenue
          7 O0194           TASC Building                                 55 Walkers Brook Drive
          8 400028301       Southern Center                               10105-10463 Southern Boulevard
          9 400028226       Tara Hills Apartments                         2130 West Crescent Avenue
         10 400027581       The Springs Aggregate
            400027581A      Spring Oaks Apartments                        3756 Wynn Road
            400027581B      Spring Garden Apartments                      3800 Wynn Road
            400027581C      Spring Meadow Apartments                      3880 Wynn Road
            400027581D      Spring Palm Apartments                        3663 Valley View Drive
------------------------------------------------------------------------------------------------------------------------------
         11 R0169           Town Square Shopping Center                   1445 Towne Square Boulevard N.W.
         12 655653-8        Hillsborough Industrial Portfolio             NEQ State Road 6 & Route 206
         13 400029115       1818 "N" Street, N.W.                         1818 "N" Street, N.W.
         14 655582-7        Spring Valley Shopping Center                 481-699 Sweetwater & 8688-8888 Jama
         15 400028227       Shops at Sterling Ponds I                     33201/33801 Van Dyke Road
------------------------------------------------------------------------------------------------------------------------------
         16 M0275           Park Laureate Apartments                      2050 Stony Brook Drive
         17 R0011           McFarland Mall                                900 Skyland Boulevard East
         18 400029114       WaterStone Shopping Center                    9891 Waterstone Blvd
         19 655607-5        Residence Inn - Anaheim                       1700 S. Clementine Street
         20 L0131           Holiday Inn Conference Center                 2480 Jonathan Moore Pike
------------------------------------------------------------------------------------------------------------------------------
         21 655543-2        Executive Parkway                             1200,1221,1400,1600 Executive Place
         22 400028240       Lake Walden Square                            State Road 39 and Alexander Street
         23 655583-0        Summer Brook Apartments                       1553 Oro Vista Road
         24 655641-5        Landmark Apartments                           16330 NE 11th Street
------------------------------------------------------------------------------------------------------------------------------
         25 O0201           Somerset Exec. Square I & II                  One and Two Executive Drive
         26 O0061           SunTrust Building                             801 Laurel Oak Drive
         27 400028264       Chestnut Hill Apartments                      7500 Bellerive Drive
         28 L0076           Monticello Inn                                119-139 Ellis Street
         29 655612-7        Central Plant Land                            2052 Century Park East
------------------------------------------------------------------------------------------------------------------------------
         30 400028285       Century Plaza                                 10630-10632 Little Patuxent Parkway
         31 655598-2        Web Foods Facility                            144-06 94th Avenue
         32 400028292       Fontana Shopping Center                       NWC of East 51st and South Mem
         33 400028302       Fourth Ward Square Apartments                 501 N. Graham Street
         34 655643-1        Memphis Medical                               1068 Cresthaven Road
------------------------------------------------------------------------------------------------------------------------------
         35 655313-3        Brandon Oaks Apartments                       800 Vista Valet Drive
         36 400028293       Duck Creek Apartments                         2038 South Vaughn Way
         37 400029130       Edgebrook Shopping Center                     1639 North Alphine Road
         38 400029132       Manchester Square Shopping Ctr                8108-8316 East 61st Street
------------------------------------------------------------------------------------------------------------------------------
         39 400028268       Schooner Cove II Apartments                   5050 Schooner Cove Boulevard
         40 400028237       Timmerman Plaza                               10300 West Silver Spring Drive
         41 400028230       1650 King Street Office Building              1650 King Street
         42 655384-5        Page Marriott                                 600 Clubhouse Drive
         43 655550-0        Eagle River Village                           32700 Highway 6
------------------------------------------------------------------------------------------------------------------------------
         44 655549-0        Microware System Building                     1500 N.W. 118th Street
         45 400028265       Parkway Apartments                            6601 Harbor Town Drive
         46 655557-1        Erindale Center                               5505-5781  N. Acadamy Boulevard
         47 655569-4        Mahopac Village Center                        Route 6 & Miller Road
         48 655516-0        Residence Inn Marriot                         48 McPrice Court
------------------------------------------------------------------------------------------------------------------------------
         49 400028252       Danville Manor Shopping Center                1560 Houstonville Road
         50 400028216       Parkwood Village Shopping Center              104 Harwood Road
         51 400028297       Woodman Village Apartments                    6935 Paradise Valley Rd.
         52 400028283       Windridge Townhomes                           6700 Hopeful Road

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


  CONTROL                                     ZIP      MORTGAGE           ORIGINAL                 CUT-OFF
  NUMBER             CITY            STATE    CODE       RATE              BALANCE                DATE BALANCE
          1 Amherst                    NY     14226     7.45500          $57,000,000            $ 56,871,141.40
          2 Portland                   OR     97201     7.25000          $50,250,000            $ 50,131,682.88
          3 Portland                   OR     97210     6.90000          $41,650,000            $ 41,572,076.42
          4 Buffalo Grove              IL     60089     7.25000          $32,460,000            $ 32,409,203.17
          5 Pembroke Pines             FL     33025     7.04000          $24,760,000            $ 24,699,237.18
----------------------------------------------------------------------------------------------------------------
          6                                             7.27000          $23,000,000            $ 22,946,061.53
            El Segundo                 CA     90245
            Manhattan Beach            CA     90266
          7 Reading                    MA     01867     7.36000          $20,500,000            $ 20,452,772.46
          8 Royal Palm Beach           FL     33411     7.07000          $17,200,000            $ 17,158,036.57
          9 Anaheim                    CA     92801     7.29000          $16,800,000            $ 16,699,765.38
         10                                             8.41000          $16,400,000            $ 16,295,542.01
            Las Vegas                  NV     89103
            Las Vegas                  NV     89103
            Las Vegas                  NV     89103
            Las Vegas                  NV     89103
----------------------------------------------------------------------------------------------------------------
         11 Roanoke                    VA     24012     7.37000          $15,200,000            $ 15,156,429.32
         12 Hillsborough Townsh        NJ     08502     7.01000          $14,400,000            $ 14,361,558.85
         13 Washington                 DC     20036     7.58000          $13,800,000            $ 13,759,301.65
         14 Spring Valley              CA     91977     7.41000          $13,500,000            $ 13,452,871.58
         15 Sterling Heights           MI     48311     8.46000          $13,387,000            $ 13,293,646.61
----------------------------------------------------------------------------------------------------------------
         16 Louisville                 KY     40220     6.88000          $13,275,000            $ 13,266,395.34
         17 Tuscaloosa                 AL     35405     7.83000          $12,875,000            $ 12,847,998.44
         18 Deerfield Township         OH     45249     7.32000          $12,000,000            $ 11,972,135.71
         19 Anaheim                    CA     92802     7.27000          $12,000,000            $ 11,957,165.65
         20 Columbus                   IN     47201     7.57000          $10,800,000            $ 10,751,718.76
----------------------------------------------------------------------------------------------------------------
         21 Eugene                     OR     97401     7.28000          $10,700,000            $ 10,674,955.33
         22 Plant City                 FL     33566     7.63000          $10,250,000            $ 10,212,469.75
         23 San Diego                  CA     92154     7.20000          $10,000,000            $  9,982,168.71
         24 Bellevue                   WA     98008     6.78000          $ 9,600,000            $  9,581,688.96
----------------------------------------------------------------------------------------------------------------
         25 Franklin Township          NJ        08873  7.13000          $ 8,900,000            $  8,878,541.56
         26 Naples                     FL     34108     7.29500          $ 8,700,000            $  8,674,642.53
         27 Houston                    TX     77036     7.29000          $ 8,650,000            $  8,616,119.04
         28 San Francisco              CA     94109     7.80000          $ 8,500,000            $  8,472,121.82
         29 Los Angelos                CA     90067     7.11000          $ 8,350,000            $  8,319,430.06
----------------------------------------------------------------------------------------------------------------
         30 Columbia                   MD     21044     7.40000          $ 8,300,000            $  8,274,629.78
         31 Jamaica                    NY     11435     7.03000          $ 8,000,000            $  7,985,341.77
         32 Tulsa                      OK     74145     7.21000          $ 8,000,000            $  7,981,014.73
         33 Charlotte                  NC     28202     6.97000          $ 8,000,000            $  7,980,095.50
         34 Memphis                    TN     38119     7.11000          $ 8,000,000            $  7,978,931.33
----------------------------------------------------------------------------------------------------------------
         35 San Antonio                TX     78216     7.89000          $ 8,000,000            $  7,960,493.32
         36 Aurora                     CO     80014     7.00000          $ 7,880,000            $  7,860,508.44
         37 Rockford                   IL     61107     7.29000          $ 7,650,000            $  7,632,130.53
         38 Tulsa                      OK     74133     7.01000          $ 7,650,000            $  7,631,115.36
----------------------------------------------------------------------------------------------------------------
         39 Ypsilanti                  MI     48197     6.99000          $ 7,584,000            $  7,552,490.96
         40 Milwaukee                  WI     53225     8.21000          $ 7,150,000            $  7,126,699.78
         41 Alaxandria                 VA     22314     8.61000          $ 7,150,000            $  7,110,777.87
         42 Page                       AZ     86040     7.85000          $ 7,050,000            $  7,013,177.73
         43 Edwards                    CO     81632     6.71000          $ 7,000,000            $  6,986,496.63
----------------------------------------------------------------------------------------------------------------
         44 Clive                      IA     50325     7.46000          $ 7,000,000            $  6,984,191.00
         45 Houston                    TX     77036     7.29000          $ 6,900,000            $  6,872,973.57
         46 Colorado Springs           CO     80918     7.00000          $ 6,800,000            $  6,783,179.83
         47 Carmel                     NY     10541     6.83000          $ 6,800,000            $  6,781,398.53
         48 Greenville                 SC     29615     7.86000          $ 6,750,000            $  6,728,074.20
----------------------------------------------------------------------------------------------------------------
         49 Danville                   KY     40422     7.90000          $ 6,740,000            $  6,711,850.17
         50 Hurst                      TX     75054     8.35000          $ 6,675,000            $  6,640,814.46
         51 San Diego                  CA     92020     7.18000          $ 6,650,000            $  6,628,769.39
         52 Florence                   KY     41042     7.51000          $ 6,600,000            $  6,580,262.36

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                REMAINING TERM           SCHEDULED
  CONTROL     TO MATURITY / ARD       MATURITY DATE/       DUE             MONTHLY             ADMINISTRATIVE
  NUMBER          (MONTHS)                  ARD           DATE             PAYMENT                FEE RATE
          1          117                 01/01/08          01            $396,797.36               0.10820
          2          117                 01/11/08          11            $342,793.58               0.10820
          3          118                 02/01/08          01            $274,306.96               0.13820
          4          118                 02/01/08          01            $221,434.42               0.13820
          5          117                 01/01/08          01            $165,394.58               0.10820
----------------------------------------------------------------------------------------------------------
          6          117                 01/01/08          01            $157,212.67               0.10820


          7          117                 12/31/07          01            $141,378.89               0.10820
          8          117                 01/01/08          01            $115,241.77               0.10820
          9          115                 11/01/07          01            $121,864.83               0.10820
         10          110                 06/01/07          01            $125,057.25               0.10820




----------------------------------------------------------------------------------------------------------
         11          116                 11/30/07          01            $104,930.83               0.10820
         12          118                 02/01/08          01            $101,868.08               0.13820
         13          116                 12/01/07          01            $ 97,248.69               0.10820
         14          117                 01/01/08          01            $ 98,974.84               0.13820
         15          113                 09/01/07          01            $107,435.13               0.10820
----------------------------------------------------------------------------------------------------------
         16           83                 03/01/05          01            $ 87,251.66               0.10820
         17          117                 12/31/07          01            $ 92,950.86               0.10820
         18          117                 01/01/08          01            $ 82,431.67               0.10820
         19          117                 01/01/08          01            $ 86,891.51               0.13320
         20          117                 12/31/07          01            $ 84,122.21               0.10820
----------------------------------------------------------------------------------------------------------
         21          117                 01/01/08          01            $ 73,210.71               0.13820
         22          115                 11/01/07          01            $ 72,584.12               0.10820
         23          118                 02/01/08          01            $ 67,878.82               0.13820
         24          118                 02/01/08          01            $ 62,456.98               0.13820
----------------------------------------------------------------------------------------------------------
         25          117                 01/01/08          01            $ 59,990.99               0.10820
         26          116                 12/01/07          01            $ 59,615.11               0.10820
         27          115                 11/01/07          01            $ 59,243.11               0.10820
         28          117                 01/01/08          01            $ 64,482.22               0.10820
         29          117                 01/01/08          01            $ 59,603.29               0.13820
----------------------------------------------------------------------------------------------------------
         30          117                 01/01/08          01            $ 57,467.52               0.10820
         31          118                 02/01/08          01            $ 53,385.48               0.13820
         32          117                 01/01/08          01            $ 54,357.22               0.10820
         33          117                 01/01/08          01            $ 53,063.11               0.10820
         34          118                 02/01/08          01            $ 57,104.95               0.13820
----------------------------------------------------------------------------------------------------------
         35          112                 08/01/07          01            $ 58,088.87               0.16320
         36          117                 01/01/08          01            $ 52,425.84               0.10820
         37          117                 01/01/08          01            $ 52,394.20               0.10820
         38          117                 01/01/08          01            $ 50,947.00               0.10820
----------------------------------------------------------------------------------------------------------
         39          115                 11/01/07          01            $ 50,405.62               0.10820
         40           79                 11/01/04          01            $ 53,514.63               0.10820
         41          111                 07/01/07          01            $ 55,535.68               0.10820
         42          117                 01/01/08          01            $ 58,312.59               0.13820
         43           82                 02/01/05          01            $ 45,215.90               0.18320
----------------------------------------------------------------------------------------------------------
         44          117                 01/01/08          01            $ 48,753.43               0.18320
         45          115                 11/01/07          01            $ 47,257.51               0.10820
         46          117                 01/01/08          01            $ 45,240.57               0.13820
         47           82                 02/01/05          01            $ 47,326.07               0.13820
         48          117                 01/01/08          01            $ 51,473.14               0.18320
----------------------------------------------------------------------------------------------------------
         49          114                 10/01/07          01            $ 48,986.68               0.10820
         50          112                 08/01/07          01            $ 50,617.08               0.10820
         51          116                 12/01/07          01            $ 45,049.42               0.10820
         52          116                 12/01/07          01            $ 46,193.33               0.10820

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     CROSS
  CONTROL    SUB-SERVICING          OWNERSHIP       LOAN         COLLATERALIZED            LOAN
  NUMBER       FEE RATE             INTEREST     CONTRIBUTOR          LOANS                TYPE
          1     0.050              Fee Simple     GSMC                                  Hyperamortizing
          2     0.050              Fee Simple     GSMC (Archon)                         Hyperamortizing
          3     0.080              Fee Simple     Citicorp                              Balloon
          4     0.080              Fee Simple     Citicorp                              Balloon
          5     0.050              Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------------
          6     0.050              Fee Simple     Amresco                               Hyperamortizing
                                                  Amresco
                                                  Amresco
          7     0.050              Fee Simple     GSMC (CPC)                            Balloon
          8     0.050              Fee Simple     Amresco                               Balloon
          9     0.050              Fee Simple     Amresco                               Hyperamortizing
         10     0.050              Fee Simple     Amresco                               Balloon
                                                  Amresco
                                                  Amresco
                                                  Amresco
                                                  Amresco
-----------------------------------------------------------------------------------------------------------
         11     0.050              Fee Simple     GSMC (CPC)                            Balloon
         12     0.080              Fee Simple     Citicorp           Yes(c)             Balloon
         13     0.050              Fee Simple     Amresco                               Hyperamortizing
         14     0.080              Fee Simple     Citicorp                              Balloon
         15     0.050              Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------------
         16     0.050              Fee Simple     GSMC (CPC)                            Balloon
         17     0.050              Fee Simple     GSMC (CPC)                            Balloon
         18     0.050              Fee Simple     Amresco                               Balloon
         19     0.075              Fee Simple     Citicorp                              Balloon
         20     0.050              Fee Simple     GSMC (CPC)                            Balloon
-----------------------------------------------------------------------------------------------------------
         21     0.080              Fee Simple     Citicorp                              Balloon
         22     0.050              Fee Simple     Amresco                               Balloon
         23     0.080              Fee Simple     Citicorp                              Balloon
         24     0.080              Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         25     0.050              Fee Simple     GSMC (CPC)         Yes (h)            Balloon
         26     0.050              Fee Simple     GSMC (CPC)                            Balloon
         27     0.050              Fee Simple     Amresco                               Balloon
         28     0.050              Fee Simple     GSMC (CPC)                            Balloon
         29     0.080              Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         30     0.050              Fee Simple     Amresco                               Balloon
         31     0.080              Fee Simple     Citicorp                              Balloon
         32     0.050              Fee Simple     Amresco                               Balloon
         33     0.050              Fee Simple     Amresco                               Balloon
         34     0.080              Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         35     0.105              Fee Simple     Citicorp                              Balloon
         36     0.050              Fee Simple     Amresco                               Balloon
         37     0.050              Fee Simple     Amresco                               Balloon
         38     0.050              Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------------
         39     0.050              Fee Simple     Amresco                               Balloon
         40     0.050              Fee Simple     Amresco                               Balloon
         41     0.050              Fee Simple     Amresco                               Balloon
         42     0.080              Fee Simple     Citicorp                              Balloon
         43     0.125              Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         44     0.125              Fee Simple     Citicorp                              Balloon
         45     0.050              Fee Simple     Amresco                               Balloon
         46     0.080              Fee Simple     Citicorp                              Balloon
         47     0.080              Fee Simple     Citicorp                              Balloon
         48     0.125              Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         49     0.050              Fee Simple     Amresco                               Balloon
         50     0.050              Fee Simple     Amresco                               Balloon
         51     0.050              Fee Simple     Amresco                               Balloon
         52     0.050              Fee Simple     Amresco                               Balloon

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            ANTICIPATED LOAN
  CONTROL                                        BALANCE
  NUMBER           DEFEASANCE FLAG          AT MATURITY / ARD
          1              Yes                 $ 50,282,286.08
          2              Yes                 $ 44,097,066.46
          3              No                  $ 36,210,990.47
          4              No                  $ 28,016,339.74
          5              Yes                 $ 21,267,096.88
------------------------------------------------------------
          6              Yes                 $ 19,860,410.57


          7              Yes                 $ 18,040,552.90
          8              Yes                 $ 15,023,486.20
          9              No                  $ 13,316,828.25
         10              No                  $ 14,505,523.49




------------------------------------------------------------
         11              Yes                 $ 13,381,976.30
         12              No                  $ 11,516,572.47
         13              Yes                 $ 11,998,724.02
         14              No                  $ 10,931,544.88
         15              No                  $ 10,936,028.79
------------------------------------------------------------
         16              Yes                 $ 12,194,766.55
         17              Yes                 $ 11,463,245.36
         18              Yes                 $ 10,373,687.43
         19              No                  $  9,675,842.51
         20              Yes                 $  8,100,818.33
------------------------------------------------------------
         21              No                  $  9,397,064.94
         22              No                  $  8,921,780.44
         23              No                  $  8,762,856.34
         24              No                  $  8,319,505.06
------------------------------------------------------------
         25              Yes                 $  7,785,987.58
         26              Yes                 $  7,644,755.03
         27              Yes                 $  7,472,630.39
         28              Yes                 $  6,962,828.05
         29              No                  $  6,699,858.71
------------------------------------------------------------
         30              No                  $  7,174,885.49
         31              No                  $  6,979,286.08
         32              Yes                 $  6,898,526.49
         33              Yes                 $  6,860,138.86
         34              No                  $  6,417,898.90
------------------------------------------------------------
         35              No                  $  7,135,060.89
         36              Yes                 $  6,870,176.64
         37              No                  $  6,608,741.68
         38              Yes                 $  6,566,195.68
------------------------------------------------------------
         39              No                  $  6,506,479.06
         40              No                  $  6,630,560.84
         41              No                  $  6,348,400.71
         42              No                  $  4,943,836.36
         43              No                  $  6,408,874.98
------------------------------------------------------------
         44              No                  $  6,175,794.69
         45              Yes                 $  5,960,826.41
         46              No                  $  5,928,579.20
         47              No                  $  5,930,887.38
         48              No                  $  5,538,967.30
------------------------------------------------------------
         49              No                  $  5,900,395.28
         50              No                  $  5,896,999.23
         51              No                  $  5,730,455.12
         52              No                  $  5,729,735.56

  CONTROL        LOAN
  NUMBER        NUMBER                      PROPERTY NAME                             PROPERTY ADDRESS
         53 655376-4        Eastwood Village                              3330 East 33rd Street
-------------------------------------------------------------------------------------------------------------------------------
         54 655579-1        Hampton Inn                                   7141 South Springs Drive
         55 400028289       Embassy Suites-Portland, Maine                1050 Westbrook Street
         56 655668-0        Montfort Place                                13800 Montfort Drive
         57 400028232       Summit Point Apartments                       333 Uvalde Road
         58 655316-2        Sugar Tree Apartments                         8050 South Padre Island Drive
-------------------------------------------------------------------------------------------------------------------------------
         59 400028243       Dove Tree Apartments                          4515 Gardendale Street
         60 655311-7        Grove Park                                    2566 Goliad Road
         61 400027583       King James Office Buildings                   24500-24600 Center Ridge Road
         62 655366-7        Edgewood Terrace/Four Season Apt              220 Edgewood Terrace Drive & 330 4 Seasons
         63 400028266       Coral Club Apartments                         5909 Fondren Road
-------------------------------------------------------------------------------------------------------------------------------
         64 400028241       Courtyard at Pleasant Run                     3250 Pleasant Run Road
         65 400029125       Twin River Apartments                         611 Abbington Drive
         66 R0126           Southland SC-Addition                         6026 South Westnedge Avenue
         67 655555-5        Econolodge                                    1076 Williston Road
         68 655375-1        Wyndham Garden Hotel                          4700 South Laburnum Avenue
-------------------------------------------------------------------------------------------------------------------------------
         69 400028282       Northloop Plaza Center                        2503-2547 Judson Road
         70 400028267       Pine Hill Apartments                          307 Holly Drive
         71 655525-4        Rockwell Apartments                           8201 N. Rockwell
         72 655662-2        Comerica Building                             5551 Ridgewood Drive
         73 1700020014      642 Harrison Street                           642 Harrison Street
-------------------------------------------------------------------------------------------------------------------------------
         74 400028251       Eastbrooke Apartments                         11900 East 13 Mile Road
         75 655655-4        Montgomery Commons                            Route 206 & Applegate Road
         76 400028288       River Gate / Oak Ridge Plaza Aggregate
            400028288A      River Gate Village Shopping Center            Corner of Nova Road/Granada Boulevard
            400028288B      Oak Ridge Plaza Shopping Center               SWC of Texas Avenue/Oak Ridge
         77 655401-9        Hill Road Plaza                               1111-1221 Hill Road
-------------------------------------------------------------------------------------------------------------------------------
         78 655566-5        100 Newtown Road                              100 Newton Road
         79 400028273       Palm Plaza Shopping Center                    7913 NW 2nd Street
         80 400028278       55 Marietta Street                            55 Marietta Street
         81 655315-9        Cimarron Crossing                             9500 Jollyville Road
         82 655592-4        Mountain View Business Center                 465 Fairchild Drive
-------------------------------------------------------------------------------------------------------------------------------
         83 655526-7        Twin Lakes Apartments                         6103 NW 63rd Street
         84 400029142       Baywater Apartments                           6910 West Waters Avenue
         85 655658-3        Loews River Run Theatre                       16621 Torrence Avenue
         86 400028263       Barrington Apartments                         5959 Bonhomme
         87 R0216           Southgate Shopping Center                     602-1020 South Cass Street
-------------------------------------------------------------------------------------------------------------------------------
         88 400029146       Mainland Office Building                      10680 Main Street
         89 655531-9        Sequoia Office R&D                            1600 Greenhills Road
         90 400029135       Sharpstown Manor Apartments                   7500 Clarewood
         91 655600-4        Hunters Point Apartments                      1442 Hunter Point Drive
         92 400028236       Eastwood Village Apartments                   1037 East Lexington Avenue
-------------------------------------------------------------------------------------------------------------------------------
         93 R0219           Lawrenceburg Shopping Center                  North Locust Street (US Highway 43)
         94 655563-6        Forest Hills Apartments                       6375 Clough Pike
         95 400028262       Normandy Square Apartments                    4410 N. W. 36th Street
         96 655418-7        Cherryfield Village MHP                       16707 South Garfield
         97 655606-2        Quince Station                                5121 Quince Avenue
-------------------------------------------------------------------------------------------------------------------------------
         98 400028244       Towne Centre Shopping Center                  111-219 Towne Drive
         99 400028253       Beltway Office Park                           3737, 3739, 3743 and 3841 Red Bluff Rd.
        100 655483-1        Windsong Apartments                           600 Front Street
        101 655321-4        The Reserve at Alamo Heights                  8446 Country Village Drive
        102 655517-3        Landmark Crossing                             1314 Bridford Parkway
-------------------------------------------------------------------------------------------------------------------------------
        103 400028248       Fairfax Medical Building                      10721 Main Street
        104 655679-0        Oxford Square  Apartments                     1802 W. Jackson Avenue
        105 400029133       The Grove Shopping Center                     28961-91 Golden Lantern
        106 655527-0        Woodoaks Apartments                           633 Vandanent Ave.
        107 655491-2        Airborne Express                              15-31 Papetti Plaza
-------------------------------------------------------------------------------------------------------------------------------
        108 400028254       Foothill Plaza Shopping Center                1000 Pocatello Creek Rd.
        109 400029144       6200 LBJ Office Building                      6200 LBJ Freeway
        110 400028208       Kingsboro Village Apartments                  1401 South Cunningham Street
        111 655520-9        Concord Apartments                            9300 Orchard
        112 655589-8        Days Inn - Williamsburg                       331 Bypass Road
-------------------------------------------------------------------------------------------------------------------------------
        113 400028287       Vegas Plaza Shopping Center                   2305-2421 East Bonanza Road

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


  CONTROL                                     ZIP      MORTGAGE           ORIGINAL                 CUT-OFF
  NUMBER             CITY            STATE    CODE       RATE              BALANCE                DATE BALANCE
         53 Des Moines                 IA     50317    7.63000           $ 6,500,000             $ 6,482,424.09
---------------------------------------------------------------------------------------------------------------
         54 Franklin                   TN     37067    7.07000           $ 6,500,000             $ 6,476,052.33
         55 Portland                   ME     04102    8.23000           $ 6,500,000             $ 6,473,394.86
         56 Dallas                     TX     75240    7.22000           $ 6,350,000             $ 6,346,290.30
         57 Houston                    TX     77015    8.33000           $ 6,320,000             $ 6,283,311.38
         58 Corpus Christi             TX     78412    7.89000           $ 6,300,000             $ 6,268,888.53
---------------------------------------------------------------------------------------------------------------
         59 San Antonio                TX     78240    7.71000           $ 6,175,000             $ 6,143,646.22
         60 San Antonio                TX     78233    7.89000           $ 6,100,000             $ 6,069,876.20
         61 Westlake                   OH     44145    9.05500           $ 6,000,000             $ 5,950,807.19
         62 Jackson                    MS     39206    7.57000           $ 5,880,000             $ 5,867,008.61
         63 Houston                    TX     77036    7.44000           $ 5,715,000             $ 5,693,269.36
---------------------------------------------------------------------------------------------------------------
         64 Lancaster                  TX     75231    8.47000           $ 5,680,000             $ 5,640,454.99
         65 East Windsor               NJ     08520    7.06000           $ 5,640,000             $ 5,621,564.29
         66 Portage                    MI     49024    7.04000           $ 5,500,000             $ 5,486,502.00
         67 Burlington                 VT     05043    7.82000           $ 5,500,000             $ 5,482,019.10
         68 Richmond                   VA     23231    7.99000           $ 5,475,000             $ 5,452,942.22
---------------------------------------------------------------------------------------------------------------
         69 Longview                   TX     75601    7.47000           $ 5,400,000             $ 5,381,328.62
         70 Howell                     MI     48843    7.35000           $ 5,400,000             $ 5,379,098.06
         71 Oklahoma City              OK     73132    7.27000           $ 5,300,000             $ 5,287,570.08
         72 Naples                     FL     34108    7.37000           $ 5,300,000             $ 5,286,524.78
         73 San Francisco              CA     94107    8.75000           $ 5,300,000             $ 5,277,109.49
---------------------------------------------------------------------------------------------------------------
         74 Warren                     MI     48093    7.12000           $ 5,280,000             $ 5,258,615.13
         75 Montgomery                 NJ     08502    7.11000           $ 5,200,000             $ 5,190,593.43
         76                                            8.01000           $ 5,100,000             $ 5,078,368.94
            Ormand Beach               FL     32174
            Orlando                    FL     32809
         77 Columbus                   OH     43212    7.39000           $ 5,100,000             $ 5,077,178.66
---------------------------------------------------------------------------------------------------------------
         78 Danbury                    CT     06810    7.50000           $ 5,000,000             $ 4,988,797.49
         79 Miami                      FL     33126    7.74000           $ 5,000,000             $ 4,985,718.28
         80 Atlanta                    GA     30303    7.12000           $ 5,000,000             $ 4,983,847.42
         81 Austin                     TX     78759    7.89000           $ 4,960,000             $ 4,935,505.87
         82 Mountainview               CA     94043    7.44000           $ 4,900,000             $ 4,888,889.56
---------------------------------------------------------------------------------------------------------------
         83 Oklahoma City              OK     73132    7.27000           $ 4,700,000             $ 4,688,977.25
         84 Tampa                      FL     33634    7.25000           $ 4,700,000             $ 4,688,934.04
         85 Lansing                    IL     60438    7.11000           $ 4,700,000             $ 4,681,200.82
         86 Houston                    TX     77036    7.29000           $ 4,625,000             $ 4,606,884.45
         87 Corinth                    MS     38834    6.95000           $ 4,575,000             $ 4,566,509.05
---------------------------------------------------------------------------------------------------------------
         88 Fairfax                    VA     22030    7.47000           $ 4,550,000             $ 4,539,745.15
         89 Scotts Valley              CA     95066    7.31000           $ 4,500,000             $ 4,489,529.62
         90 Houston                    TX     77036    7.18000           $ 4,500,000             $ 4,489,257.27
         91 Zionsville                 IN     46077    7.12000           $ 4,500,000             $ 4,489,128.81
         92 El Cajon                   CA     92020    7.71000           $ 4,500,000             $ 4,473,802.55
---------------------------------------------------------------------------------------------------------------
         93 Lawrenceburg               TN     38464    6.95000           $ 4,420,000             $ 4,411,796.72
         94 Anderson Twp.              OH     45244    7.42000           $ 4,400,000             $ 4,389,983.49
         95 Lauderdale Lakes           FL     33319    7.70000           $ 4,350,000             $ 4,330,607.78
         96 Paramount                  CA     90723    7.26000           $ 4,320,000             $ 4,307,310.76
         97 Memphis                    TN     38117    7.49000           $ 4,300,000             $ 4,290,346.61
---------------------------------------------------------------------------------------------------------------
         98 Elizabethtown              KY     42701    8.03500           $ 4,300,000             $ 4,282,521.02
         99 Pasadena                   TX     77053    8.02500           $ 4,250,000             $ 4,232,689.50
        100 Issaquah                   WA     98027    6.97000           $ 4,150,000             $ 4,137,009.79
        101 San Antonio                TX     78209    7.89000           $ 4,135,000             $ 4,114,580.03
        102 Greensboro                 NC     27407    7.45000           $ 4,100,000             $ 4,090,722.00
---------------------------------------------------------------------------------------------------------------
        103 Fairfax                    VA     22030    8.18000           $ 4,100,000             $ 4,081,051.56
        104 Oxford                     MS     38655    7.30000           $ 4,000,000             $ 3,992,980.26
        105 Laguna Niguel              CA     92677    7.50000           $ 4,000,000             $ 3,991,038.49
        106 Yukon                      OK     73099    7.27000           $ 4,000,000             $ 3,990,618.95
        107 Elizabeth                  NJ     07026    7.36000           $ 4,000,000             $ 3,985,924.51
-------------------------------------------------------------------------------------------------------------
        108 Pocatello                  ID     83201    7.62000           $ 4,000,000             $ 3,985,324.87
        109 Dallas                     TX     75206    7.46000           $ 3,950,000             $ 3,940,064.65
        110 Independence               MO     64050    8.39000           $ 3,972,000             $ 3,935,728.01
        111 Midwest City               OK     73130    7.27000           $ 3,900,000             $ 3,890,853.46
        112 Williamsburg               VA     23185    6.86000           $ 3,865,000             $ 3,854,470.20
---------------------------------------------------------------------------------------------------------------
        113 Las Vegas                  NV     89101    7.27000           $ 3,850,000             $ 3,831,621.56

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                REMAINING TERM           SCHEDULED
  CONTROL     TO MATURITY / ARD       MATURITY DATE/   DUE           MONTHLY       ADMINISTRATIVE
  NUMBER          (MONTHS)                  ARD        DATE          PAYMENT          FEE RATE
         53           116                 12/01017     01          $ 46,028.95         0.18320
----------------------------------------------------------------------------------------------
         54           117                 01/01018     01          $ 46,231.31         0.18320
         55           116                 12/01017     01          $ 51,162.42         0.10820
         56           119                 03/01018     01          $ 43,189.06         0.18320
         57           111                 07/01017     01          $ 47,835.96         0.10820
         58           112                 08/01017     01          $ 45,744.98         0.16320
----------------------------------------------------------------------------------------------
         59           113                 09/01017     01          $ 44,067.89         0.10820
         60           112                 08/01017     01          $ 44,292.76         0.16320
         61           111                 07/01017     01          $ 50,577.95         0.10820
         62           117                 01/01018     01          $ 41,396.02         0.18320
         63           115                 11/01017     01          $ 39,725.57         0.10820
----------------------------------------------------------------------------------------------
         64           113                 09/01017     01          $ 45,622.12         0.10820
         65           116                 12/01017     01          $ 37,750.60         0.10820
         66           117                 12/31017     01          $ 36,739.51         0.10820
         67           117                 01/01018     01          $ 41,796.17         0.13820
         68           116                 12/01017     01          $ 42,220.68         0.18320
----------------------------------------------------------------------------------------------
         69           117                 01/01018     01          $ 39,800.21         0.10820
         70           115                 11/01017     01          $ 37,204.49         0.10820
         71           117                 01/01018     01          $ 36,227.27         0.13320
         72           118                 02/01018     01          $ 38,719.47         0.18320
         73            75                 06/30014     01          $ 41,695.12         0.10820
----------------------------------------------------------------------------------------------
         74           115                 11/01017     01          $ 35,554.52         0.10820
         75           118                 02/01018     01          $ 34,980.73         0.13820
         76           116                 12/01017     01          $ 39,396.42         0.10820


         77           116                 12/01017     01          $ 37,324.40         0.18320
----------------------------------------------------------------------------------------------
         78           117                 01/01018     01          $ 34,960.99         0.13820
         79           116                 12/01017     01          $ 35,786.07         0.10820
         80           116                 12/01017     01          $ 33,669.05         0.10820
         81           112                 08/01017     01          $ 36,015.10         0.16320
         82           117                 01/01018     01          $ 34,060.42         0.18320
----------------------------------------------------------------------------------------------
         83           117                 01/01018     01          $ 32,126.07         0.13320
         84           117                 01/01018     01          $ 32,062.29         0.10820
         85           118                 02/01018     01          $ 36,750.03         0.18320
         86           115                 11/01017     01          $ 31,676.23         0.10820
         87           118                 01/31018     01          $ 30,284.12         0.10820
----------------------------------------------------------------------------------------------
         88           117                 01/01018     01          $ 31,720.84         0.10820
         89           117                 01/01018     01          $ 30,881.28         0.18320
         90           117                 01/01018     01          $ 30,484.57         0.10820
         91           117                 01/01018     01          $ 30,302.15         0.18320
         92           112                 08/01017     01          $ 32,114.25         0.10820
----------------------------------------------------------------------------------------------
         93           118                 01/31018     01          $ 29,258.10         0.10820
         94            81                 01/01015     01          $ 30,524.77         0.18320
         95           116                 12/01017     01          $ 32,714.14         0.10820
         96           116                 12/01017     01          $ 29,499.32         0.10820
         97           117                 01/01018     01          $ 30,036.79         0.13820
----------------------------------------------------------------------------------------------
         98           114                 10/01017     01          $ 31,656.86         0.10820
         99           114                 10/01017     01          $ 31,259.10         0.10820
        100           116                 12/01017     01          $ 27,526.49         0.13820
        101           112                 08/01017     01          $ 30,024.68         0.16320
        102           117                 01/01018     01          $ 28,527.55         0.13820
----------------------------------------------------------------------------------------------
        103           113                 09/01017     01          $ 30,600.40         0.10820
        104           118                 02/01018     01          $ 27,422.84         0.13820
        105           117                 01/01018     01          $ 27,968.58         0.10820
        106           117                 01/01018     01          $ 27,341.33         0.13320
        107           117                 01/01018     01          $ 29,196.35         0.13820
----------------------------------------------------------------------------------------------
        108           115                 11/01017     01          $ 28,297.99         0.10820
        109           117                 01/01018     01          $ 27,510.86         0.10820
        110           111                 07/01017     01          $ 31,689.72         0.10820
        111           117                 01/01018     01          $ 26,657.80         0.13320
        112           118                 02/01018     01          $ 26,972.81         0.18320
----------------------------------------------------------------------------------------------
        113           116                 12/01017     01          $ 27,877.69         0.10820

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     CROSS
  CONTROL      SUB-SERVICING          OWNERSHIP       LOAN         COLLATERALIZED            LOAN
  NUMBER         FEE RATE             INTEREST     CONTRIBUTOR          LOANS                TYPE
         53         0.125            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         54         0.125            Fee Simple     Citicorp                              Balloon
         55         0.050            Fee Simple     Amresco                               Balloon
         56         0.125            Fee Simple     Citicorp                              Balloon
         57         0.050            Fee Simple     Amresco                               Balloon
         58         0.105            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         59         0.050            Fee Simple     Amresco                               Balloon
         60         0.105            Fee Simple     Citicorp           Yes(d)             Balloon
         61         0.050            Fee Simple     Amresco                               Balloon
         62         0.125            Fee Simple     Citicorp                              Balloon
         63         0.050            Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------------
         64         0.050            Fee Simple     Amresco                               Balloon
         65         0.050            Fee Simple     Amresco                               Balloon
         66         0.050            Fee Simple     GSMC (CPC)                            Balloon
         67         0.0800           Leasehold      Citicorp                              Balloon
         68         0.125            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         69         0.050            Fee Simple     Amresco                               Balloon
         70         0.050            Fee Simple     Amresco                               Hyperamortizing
         71         0.075            Fee Simple     Citicorp           Yes(e)             Balloon
         72         0.125            Fee Simple     Citicorp                              Balloon
         73         0.050            Fee Simple     GSMC (CPC)                            Balloon
-----------------------------------------------------------------------------------------------------------
         74         0.050            Fee Simple     Amresco                               Balloon
         75         0.080            Fee Simple     Citicorp           Yes(c)             Balloon
         76         0.050            Fee Simple     Amresco                               Hyperamortizing
                                                    Amresco
                                                    Amresco
         77         0.125            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         78         0.080            Fee Simple     Citicorp                              Balloon
         79         0.050            Fee Simple     Amresco                               Balloon
         80         0.050            Fee Simple     Amresco                               Balloon
         81         0.105            Fee Simple     Citicorp           Yes(d)             Balloon
         82         0.125            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         83         0.075            Fee Simple     Citicorp           Yes(e)             Balloon
         84         0.050            Fee Simple     Amresco                               Balloon
         85         0.125            Fee Simple     Citicorp                              Balloon
         86         0.050            Fee Simple     Amresco                               Balloon
         87         0.050            Fee Simple     GSMC (CPC)                            Balloon
-----------------------------------------------------------------------------------------------------------
         88         0.050            Fee Simple     Amresco                               Balloon
         89         0.125            Fee Simple     Citicorp                              Balloon
         90         0.050            Fee Simple     Amresco                               Balloon
         91         0.125            Fee Simple     Citicorp                              Balloon
         92         0.050            Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------------
         93         0.050            Fee Simple     GSMC (CPC)                            Balloon
         94         0.125            Fee Simple     Citicorp                              Balloon
         95         0.050            Fee Simple     Amresco                               Balloon
         96         0.050            Fee Simple     Citicorp                              Balloon
         97         0.080            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
         98         0.050            Fee Simple     Amresco                               Balloon
         99         0.050            Fee Simple     Amresco                               Balloon
        100         0.080            Fee Simple     Citicorp                              Balloon
        101         0.105            Fee Simple     Citicorp           Yes(d)             Balloon
        102         0.080            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
        103         0.050            Fee Simple     Amresco                               Balloon
        104         0.080            Fee Simple     Citicorp                              Balloon
        105         0.0500           Leasehold     Amresco                               Balloon
        106         0.075            Fee Simple     Citicorp           Yes(e)             Balloon
        107         0.080            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
        108         0.050            Fee Simple     Amresco                               Balloon
        109         0.050            Fee Simple     Amresco                               Balloon
        110         0.050            Fee Simple     Amresco                               Balloon
        111         0.075            Fee Simple     Citicorp           Yes(e)             Balloon
        112         0.125            Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------------
        113         0.050            Fee Simple     Amresco                               Balloon

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                ANTICIPATED LOAN
  CONTROL                                            BALANCE
  NUMBER             DEFEASANCE FLAG            AT MATURITY / ARD
         53                No                     $ 5,760,031.71
----------------------------------------------------------------
         54                No                     $ 5,209,022.11
         55                No                     $ 5,280,043.07
         56                No                     $ 5,572,108.89
         57                No                     $ 5,581,180.89
         58                No                     $ 5,618,861.40
----------------------------------------------------------------
         59                No                     $ 5,384,097.79
         60                No                     $ 5,440,484.62
         61                No                     $ 4,970,606.57
         62                No                     $ 5,201,965.93
         63                Yes                    $ 4,953,755.49
----------------------------------------------------------------
         64                No                     $ 4,641,197.87
         65                Yes                    $ 4,846,628.34
         66                Yes                    $ 4,800,235.72
         67                No                     $ 4,507,985.64
         68                No                     $ 4,510,597.09
----------------------------------------------------------------
         69                No                     $ 4,301,291.05
         70                No                     $ 4,671,313.91
         71                No                     $ 4,653,425.56
         72                No                     $ 4,285,667.10
         73                No                     $ 5,012,837.02
----------------------------------------------------------------
         74                No                     $ 4,543,602.64
         75                No                     $ 4,546,052.87
         76                No                     $ 4,119,974.90


         77                No                     $ 4,127,980.75
----------------------------------------------------------------
         78                No                     $ 4,415,715.01
         79                No                     $ 4,362,389.04
         80                Yes                    $ 4,302,654.45
         81                No                     $ 4,423,737.65
         82                No                     $ 4,320,878.60
----------------------------------------------------------------
         83                No                     $ 4,126,622.67
         84                Yes                    $ 4,056,585.52
         85                No                     $ 3,209,826.59
         86                Yes                    $ 3,995,481.44
         87                Yes                    $ 3,982,851.71
----------------------------------------------------------------
         88                Yes                    $ 3,946,558.31
         89                No                     $ 3,955,074.22
         90                Yes                    $ 3,877,751.52
         91                No                     $ 3,935,708.65
         92                No                     $ 3,923,634.39
----------------------------------------------------------------
         93                Yes                    $ 3,847,913.70
         94                No                     $ 4,077,832.17
         95                No                     $ 3,486,108.94
         96                No                     $ 3,792,603.05
         97                No                     $ 3,796,562.56
----------------------------------------------------------------
         98                No                     $ 3,774,875.91
         99                No                     $ 3,730,216.42
        100                No                     $ 3,615,829.84
        101                No                     $ 3,687,935.42
        102                No                     $ 3,616,340.85
----------------------------------------------------------------
        103                No                     $ 3,609,912.48
        104                No                     $ 3,514,159.90
        105                No                     $ 3,471,799.58
        106                No                     $ 3,512,020.34
        107                No                     $ 3,234,096.71
----------------------------------------------------------------
        108                No                     $ 3,480,916.87
        109                Yes                    $ 3,426,991.27
        110                No                     $ 3,239,256.83
        111                No                     $ 3,424,219.19
        112                No                     $ 3,076,639.29
----------------------------------------------------------------
        113                No                     $ 3,050,107.27

  CONTROL   LOAN
  NUMBER    NUMBER                PROPERTY NAME                             PROPERTY ADDRESS
        114 400028223       Potomac House Apartments                      2830 S.W. 59th Street
        115 655588-5        Boardwalk Shopping Center                     119th  & Pacific
        116 R0249           Lincoln Park Shopping Center                  U.S. Highway 231/431
        117 655420-0        Woodcreek Shopping Center                     2017 North Frazier
-----------------------------------------------------------------------------------------------------------------------------------
        118 655605-9        Power Laser Facility                          1 Kexon Drive
        119 400028229       Ramada Inn - Fairview Heights                 6900 North Illinois
        120 655667-7        Mountain View Park                            888 Villa Street
        121 655510-2        Touhy Plaza                                   5222 West Touhy Avenue
        122 400028296       59th Av and Bell Road Center                  5901-5981 West Bell Road
-----------------------------------------------------------------------------------------------------------------------------------
        123 655432-3        Sunset Rill Apartments                        235 Carta Road & 4701 Ashville Hwy
        124 655542-9        Tidelands Industrial Park                     1445,1535,1545 & 1645 Tidelands Avenue
        125 655521-2        Country Club Apartments                       2001 S. Country Road
        126 655433-6        Northfield Crossing Shopping Center           1623-78 Memorial Boulevard.
        127 400028259       Beechnut Grove Apartments                     308 Van Buren Street
-----------------------------------------------------------------------------------------------------------------------------------
        128 400028239       MacArthur Plaza Shopping Ctr.                 8600-8608 North MacArthur Boulevard
        129 400028217       West Market Street Center                     815, 825, 845 & 875 West Market Street
        130 655350-2        Kingston Emporium                             99 Fortin Road
        131 655427-1        Braes Court Apartments                        8801 South Braeswood Boulevard
        132 400027558       Corporate Park of Farmington                  27003-7,101-3,150 Hills Tech
-----------------------------------------------------------------------------------------------------------------------------------
        133 655512-8        Willow Pond Office Building                   269 Mt. Hermon Road
        134 400028271       Brookfield Apartments                         12021 N. 43rd Avenue
        135 655570-4        Bolsa Magnolia Retail Center                  9039 Bolsa Avenue
        136 655414-5        Gilmore Apartments                            6 South McClean
        137 400028295       Laurel Place One                              14405 Laurel Place
-----------------------------------------------------------------------------------------------------------------------------------
        138 400028231       Almeda Chateau Apartments                     10802 Kingspoint Road
        139 R0113           Willow Grove Shopping Center                  6635-6685 Quince Road
        140 400028298       The Greens Apartments                         9301 Newton Drive
        141 655657-0        Fairlawn Village Apartments                   505 E. Fairlawn Drive
        142 400028238       Graham Center                                 3103 - 3109 Graham Road
-----------------------------------------------------------------------------------------------------------------------------------
        143 655572-0        Lafayette Auto Center                         2555 Lafayette Street
        144 O0246           140 Ethel Road West                           140 Ethel Road West
        145 400027549       Sidney Shopping Plaza                         1500-1760 Michigan Street
        146 655412-9        Hillcrest Apartments                          1345 East Raines Road
        147 400027550       Villa Royale Apartments                       17103 Imperial Valley Drive
-----------------------------------------------------------------------------------------------------------------------------------
        148 400028299       Legacy I & II Apartments                      40 South 200 East, 200 South 300 East, 9 South 200 East
        149 655509-2        Coronado Plaza Shopping Center                515 & 615 E. Grand Road
        150 400028222       Willow Rock Plaza Shopping Ctr.               6661-6671 Stanford Ranch Road
        151 655683-9        PGA Marina                                    2385 PGA Blvd.
        152 400028250       Imperial Towers Apartments                    2825 S. Washington Avenue
-----------------------------------------------------------------------------------------------------------------------------------
        153 655599-5        Frankford Plaza                               9212 Franklin Avenue
        154 400028219       Manning Shopping Center                       100 West Boyce
        155 400028218       Aspen Plaza Shopping Center                   861 - 905 East 9400 South
        156 400027547       Carillon Square                               1300 South State Street
        157 655617-2        Brookstone Rest Home                          2968 Old Salisbury Road
-----------------------------------------------------------------------------------------------------------------------------------
        158 655554-2        Grapevine Town Center                         1469 State Highway
        159 400029128       Oasis Townhouse Apartments                    16007 Merrill Avenue
        160 655434-9        Colonial Marketplace                          Route 25
        161 400029131       Sierra Meadows Plaza                          4800-4820 Granvite Drive
        162 400029122       Seaside Village Apartments                    4925 Fort Crockett Blvd.
-----------------------------------------------------------------------------------------------------------------------------------
        163 400027580       Northtown Village Apartments                  1231 West US 287 Bypass
        164 655421-3        50-60 Franklin                                50-60 Franklin Street
        165 655656-7        Campus View Plaza                             1250 Route 28
        166 400028290       Redwood Terrace Apartments                    2040 North Redwood Street
        167 400028260       216 South Jefferson Building                  216 South Jefferson Street
-----------------------------------------------------------------------------------------------------------------------------------
        168 400028247       Lexington Office Building                     110 Hartwell Avenue
        169 655630-5        Park Manor Shopping Center                    5037-5081 Park Avenue
        170 400027508       Parkaire Plaza Shopping Center                6729-6749 Airline Drive
        171 655435-2        Cypress Landing Shopping  Center              3002 FM 1960 East
        172 655548-7        Stonewood Apartments                          4209 W. Walnut Street
-----------------------------------------------------------------------------------------------------------------------------------
        173 655419-0        Gadsden Square Shopping Center                1509 West Jefferson Street
        174 655486-0        Soundview Apartments                          28425 18th Avenue South
        175 400028261       Comfort Inn - Provo                           1555 North Canyon Road
        176 400028280       Lawrenceville Shopping Center                 3313 Brunswick Pike
        177 400028276       Tower Square Shopping Center                  2111 East Rawson Avenue
-----------------------------------------------------------------------------------------------------------------------------------
        178 400028284       Valentine Place Apartments                    113-115 & 120 Valentine Place
        179 400028274       Castle Inn Motel                              3214 West State Road

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


  CONTROL                                           ZIP               MORTGAGE            ORIGINAL                 CUT-OFF
  NUMBER         CITY                     STATE    CODE                 RATE               BALANCE                DATE BALANCE
        114      Oklahoma City              OK     73119                8.1100           $ 3,840,000             $ 3,819,360.07
        115      Omaha                      NE     68154                7.3000           $ 3,800,000             $ 3,790,246.60
        116      Fayettville                TN     37334                6.9500           $ 3,740,000             $ 3,733,058.77
        117      Conroe                     TX     77301                7.8000           $ 3,750,000             $ 3,730,195.38
-------------------------------------------------------------------------------------------------------------------------------
        118      Pioneer                    OH     43554                7.6100           $ 3,750,000             $ 3,729,828.50
        119      Fairview Heights           IL     62208                8.1300           $ 3,700,000             $ 3,672,788.40
        120      Mountain View              CA     94041                7.1600           $ 3,600,000             $ 3,593,539.60
        121      Skokie                     IL     60077                7.4500           $ 3,600,000             $ 3,591,853.46
        122      Glendale                   AZ     85306                7.4100           $ 3,600,000             $ 3,591,788.78
-------------------------------------------------------------------------------------------------------------------------------
        123      Knoxville                  TN     37914                7.4100           $ 3,600,000             $ 3,591,788.78
        124      National City              CA     91950                7.3300           $ 3,600,000             $ 3,591,656.86
        125      El Reno                    OK     73036                7.2700           $ 3,600,000             $ 3,591,557.04
        126      Murfeesboro                TN     37129                7.3800           $ 3,600,000             $ 3,589,703.60
        127      Jackson                    MI     49201                7.8100           $ 3,600,000             $ 3,587,284.26
-------------------------------------------------------------------------------------------------------------------------------
        128      Irving                     TX     75063                8.4500           $ 3,600,000             $ 3,584,246.37
        129      Salinas                    CA     93901                9.1800           $ 3,613,000             $ 3,580,628.28
        130      Kingston                   RI     02881                7.4600           $ 3,550,000             $ 3,548,079.86
        131      Houston                    TX     77031                7.3100           $ 3,525,000             $ 3,514,759.95
        132      Farmington Hills           MI     48331                8.9350           $ 3,525,000             $ 3,492,129.96
-------------------------------------------------------------------------------------------------------------------------------
        133      Scotts Valley              CA     95066                7.4100           $ 3,500,000             $ 3,492,016.49
        134      Phoenix                    AZ     85029                7.3400           $ 3,500,000             $ 3,489,173.71
        135      Westminster                CA     92683                8.0000           $ 3,500,000             $ 3,488,885.04
        136      Memphis                    TN     38104                7.4100           $ 3,500,000             $ 3,486,612.33
        137      Laurel                     MD     20707                7.9600           $ 3,470,000             $ 3,458,106.90
-------------------------------------------------------------------------------------------------------------------------------
        138      Houston                    TX     77075                8.3300           $ 3,450,000             $ 3,418,189.68
        139      Memphis                    TN     38119                7.7500           $ 3,400,000             $ 3,392,753.91
        140      Kansas City                MO     64138                7.3000           $ 3,400,000             $ 3,392,073.75
        141      Urbana                     IL     61801                7.0200           $ 3,300,000             $ 3,297,949.17
        142      Falls Church               VA     22042                8.8300           $ 3,300,000             $ 3,281,495.53
-------------------------------------------------------------------------------------------------------------------------------
        143      Santa Clara                CA     95050                7.4400           $ 3,250,000             $ 3,242,630.85
        144      Piscataway                 NJ     08817                7.3300           $ 3,200,000             $ 3,192,583.86
        145      Sidney                     OH     45365                8.9120           $ 3,180,000             $ 3,150,235.97
        146      Memphis                    TN     38116                7.6800           $ 3,150,000             $ 3,141,578.43
        147      Houston                    TX     77060                8.4300           $ 3,158,000             $ 3,134,289.41
-------------------------------------------------------------------------------------------------------------------------------
        148      Ephraim                    UT     84627                7.5600           $ 3,100,000             $ 3,093,137.47
        149      Tucson                     AZ     43500                7.2300           $ 3,100,000             $ 3,092,671.88
        150      Rocklin                    CA     95677                8.9200           $ 3,066,000             $ 3,052,017.70
        151      Palm Beach Gardens         FL     33410                7.2400           $ 3,000,000             $ 2,992,237.16
        152      Titusville                 FL     32780                7.7400           $ 2,950,000             $ 2,937,278.73
-------------------------------------------------------------------------------------------------------------------------------
        153      Philadelphia               PA     19114                7.2200           $ 2,835,000             $ 2,827,644.22
        154      Manning                    SC     29102                8.6700           $ 2,850,000             $ 2,825,123.33
        155      Sandy                      UT     84070                8.4400           $ 2,850,000             $ 2,824,182.49
        156      Orem                       UT     84058                8.6900           $ 2,830,000             $ 2,813,763.57
        157      Lexington                  NC     27295                7.4400           $ 2,800,000             $ 2,797,356.07
-------------------------------------------------------------------------------------------------------------------------------
        158      Grapevine                  TX     76051                7.2300           $ 2,800,000             $ 2,795,600.85
        159      Fontana                    CA     92335                6.8100           $ 2,800,000             $ 2,792,811.40
        160      Standish                   ME     04084                7.4000           $ 2,750,000             $ 2,743,714.76
        161      Rocklin                    CA     95677                7.2600           $ 2,750,000             $ 2,743,538.07
        162      Galveston                  TX     77551                6.9600           $ 2,720,000             $ 2,710,932.62
-------------------------------------------------------------------------------------------------------------------------------
        163      Waxahachie                 TX     75165                8.9600           $ 2,723,000             $ 2,702,254.19
        164      Boston                     MA     02110                7.5000           $ 2,700,000             $ 2,695,409.71
        165      Branchburg                 NJ     08876                7.1100           $ 2,600,000             $ 2,593,152.68
        166      Canby                      OR     97013                7.2000           $ 2,600,000             $ 2,591,731.96
        167      Chicago                    IL     60606                7.8600           $ 2,600,000             $ 2,590,907.97
-------------------------------------------------------------------------------------------------------------------------------
        168      Lexington                  MA     02173                7.6000           $ 2,600,000             $ 2,582,221.33
        169      Memphis                    TN     38117                7.4500           $ 2,580,000             $ 2,570,053.16
        170      Houston                    TX     77076                8.0600           $ 2,600,000             $ 2,545,584.18
        171      Harris County              TX     77380                7.6400           $ 2,540,000             $ 2,529,116.67
        172      Garland                    TX     75042                7.4000           $ 2,528,750             $ 2,521,622.99
-------------------------------------------------------------------------------------------------------------------------------
        173      Quincy                     FL     32351                7.9100           $ 2,525,000             $ 2,514,475.36
        174      Federal Way                WA     98003                7.2200           $ 2,500,000             $ 2,492,591.49
        175      Provo                      UT     84604                7.9600           $ 2,500,000             $ 2,492,009.59
        176      Lawrenceville              NJ     08648                7.7200           $ 2,500,000             $ 2,491,009.17
        177      Oak Creek                  WI     53154                7.4400           $ 2,500,000             $ 2,490,494.01
-------------------------------------------------------------------------------------------------------------------------------
        178      Ithaca                     NY     14850                7.2300           $ 2,500,000             $ 2,487,990.12
        179      Allegheny                  NY     14706                8.3400           $ 2,480,000             $ 2,467,809.04

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                REMAINING TERM     SCHEDULED
  CONTROL     TO MATURITY / ARD   MATURITY DATE/    DUE         MONTHLY             ADMINISTRATIVE
  NUMBER          (MONTHS)            ARD           DATE        PAYMENT                FEE RATE
        114             112         08/01017         01       $ 28,471.58               0.10820
        115             118         02/01018         01       $ 27,589.19               0.18320
        116             118         01/31018         01       $ 24,756.85               0.10820
        117             115         11/01017         01       $ 28,448.04               0.11320
-----------------------------------------------------------------------------------------------
        118             117         01/01018         01       $ 30,462.47               0.16320
        119             113         09/01017         01       $ 28,876.57               0.10820
        120             118         02/01018         01       $ 24,338.97               0.13820
        121             117         01/01018         01       $ 25,048.58               0.18320
        122             129         01/01019         01       $ 24,950.24               0.10820
-----------------------------------------------------------------------------------------------
        123             117         01/01018         01       $ 24,950.24               0.18320
        124             117         01/01018         01       $ 24,754.00               0.18320
        125             117         01/01018         01       $ 24,607.20               0.13320
        126             116         12/01017         01       $ 24,876.57               0.18320
        127             115         11/01017         01       $ 25,940.26               0.10820
-----------------------------------------------------------------------------------------------
        128             113         09/01017         01       $ 27,553.42               0.10820
        129             110         06/01017         01       $ 30,766.74               0.10820
        130             119         03/01018         01       $ 24,724.95               0.18320
        131             116         12/01017         01       $ 24,190.34               0.18320
        132             110         06/01017         01       $ 29,424.93               0.10820
-----------------------------------------------------------------------------------------------
        133             117         01/01018         01       $ 24,257.17               0.18320
        134             116         12/01017         01       $ 24,090.20               0.10820
        135             117         01/01018         01       $ 27,013.57               0.18320
        136             115         11/01017         01       $ 24,257.17               0.18320
        137             115         11/01017         01       $ 25,364.94               0.10820
-----------------------------------------------------------------------------------------------
        138             111         07/01017         01       $ 27,386.22               0.10820
        139             117         12/31017         01       $ 24,358.02               0.10820
        140             117         01/01018         01       $ 23,309.41               0.10820
        141             119         03/01018         01       $ 21,999.33               0.12820
        142             113         09/01017         01       $ 27,310.33               0.10820
-----------------------------------------------------------------------------------------------
        143             117         01/01018         01       $ 22,591.09               0.18320
        144             117         01/01018         01       $ 22,003.55               0.10820
        145             110         06/01017         01       $ 26,495.08               0.10820
        146             116         12/01017         01       $ 22,414.80               0.18320
        147             111         07/01017         01       $ 24,746.30               0.10820
-----------------------------------------------------------------------------------------------
        148             117         01/01018         01       $ 21,803.16               0.10820
        149             117         01/01018         01       $ 21,105.43               0.10820
        150             112         08/01017         01       $ 24,493.42               0.10820
        151             118         02/01018         01       $ 21,664.88               0.13820
        152             114         10/01017         01       $ 21,113.78               0.10820
-----------------------------------------------------------------------------------------------
        153             118         02/01018         01       $ 20,436.81               0.18320
        154             111         07/01017         01       $ 23,276.39               0.10820
        155             111         07/01017         01       $ 22,833.85               0.10820
        156             114         10/01017         01       $ 23,151.41               0.10820
        157             119         03/01018         01       $ 20,582.60               0.13820
-----------------------------------------------------------------------------------------------
        158             118         02/01018         01       $ 19,062.97               0.18320
        159             117         01/01018         01       $ 18,272.56               0.10820
        160             117         01/01018         01       $ 19,040.44               0.18320
        161             117         01/01018         01       $ 18,778.50               0.10820
        162             116         12/01017         01       $ 18,023.22               0.10820
-----------------------------------------------------------------------------------------------
        163             110         06/01017         01       $ 22,337.56               0.10820
        164             118         02/01018         01       $ 18,878.79               0.18320
        165             118         02/01018         01       $ 18,559.11               0.13820
        166             116         12/01017         01       $ 17,648.50               0.10820
        167             115         11/01017         01       $ 18,824.74               0.10820
-----------------------------------------------------------------------------------------------
        168              78         10/01014         01       $ 19,383.21               0.10820
        169             118         02/01018         01       $ 20,705.50               0.13820
        170             113         09/01017         01       $ 25,081.78               0.10820
        171             116         12/01017         01       $ 19,002.29               0.18320
        172             117         01/01018         01       $ 17,955.04               0.13820
-----------------------------------------------------------------------------------------------
        173             114         10/01017         01       $ 18,369.38               0.18320
        174             116         12/01017         01       $ 17,003.57               0.13820
        175             117         01/01018         01       $ 19,229.21               0.10820
        176             115         11/01017         01       $ 17,858.51               0.10820
        177             115         11/01017         01       $ 17,377.77               0.10820
-----------------------------------------------------------------------------------------------
        178             116         12/01017         01       $ 18,037.97               0.10820
        179             117         01/01018         01       $ 21,271.54               0.10820

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                               CROSS
  CONTROL    SUB-SERVICING   OWNERSHIP       LOAN         COLLATERALIZED            LOAN
  NUMBER       FEE RATE      INTEREST     CONTRIBUTOR          LOANS                TYPE
        114   0.050           Fee Simple     Amresco                               Balloon
        115   0.125           Fee Simple     Citicorp                              Balloon
        116   0.050           Fee Simple     GSMC (CPC)                            Balloon
        117   0.055           Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------
        118   0.105           Fee Simple     Citicorp                              Balloon
        119   0.050           Fee Simple     Amresco                               Balloon
        120   0.080           Fee Simple     Citicorp                              Balloon
        121   0.125           Fee Simple     Citicorp                              Balloon
        122   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        123   0.1250          Leasehold      Citicorp                              Balloon
        124   0.125           Fee Simple     Citicorp                              Balloon
        125   0.075           Fee Simple     Citicorp           Yes(e)             Balloon
        126   0.125           Fee Simple     Citicorp                              Balloon
        127   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        128   0.050           Fee Simple     Amresco                               Balloon
        129   0.050           Fee Simple     Amresco                               Balloon
        130   0.125           Fee Simple     Citicorp           Yes(i)             Balloon
        131   0.125           Fee Simple     Citicorp                              Balloon
        132   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        133   0.125           Fee Simple     Citicorp                              Balloon
        134   0.050           Fee Simple     Amresco                               Balloon
        135   0.125           Fee Simple     Citicorp                              Balloon
        136   0.125           Fee Simple     Citicorp                              Balloon
        137   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        138   0.050           Fee Simple     Amresco                               Balloon
        139   0.050           Fee Simple     GSMC (CPC)                            Balloon
        140   0.050           Fee Simple     Amresco                               Balloon
        141   0.070           Fee Simple     Citicorp                              Balloon
        142   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        143   0.125           Fee Simple     Citicorp                              Balloon
        144   0.050           Fee Simple     GSMC (CPC)         Yes (h)            Balloon
        145   0.050           Fee Simple     Amresco                               Balloon
        146   0.125           Fee Simple     Citicorp                              Balloon
        147   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        148   0.050           Fee Simple     Amresco                               Balloon
        149   0.050           Fee Simple     Citicorp                              Balloon
        150   0.050           Fee Simple     Amresco                               Balloon
        151   0.080           Fee Simple     Citicorp                              Balloon
        152   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        153   0.125           Fee Simple     Citicorp                              Balloon
        154   0.050           Fee Simple     Amresco            Yes (a)            Balloon
        155   0.050           Fee Simple     Amresco                               Balloon
        156   0.05            Fee/Leasehold  Amresco                               Balloon
        157   0.080           Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------
        158   0.125           Fee Simple     Citicorp                              Balloon
        159   0.050           Fee Simple     Amresco                               Balloon
        160   0.125           Fee Simple     Citicorp                              Balloon
        161   0.050           Fee Simple     Amresco                               Balloon
        162   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        163   0.050           Fee Simple     Amresco                               Balloon
        164   0.125           Fee Simple     Citicorp                              Balloon
        165   0.080           Fee Simple     Citicorp           Yes(c)             Balloon
        166   0.050           Fee Simple     Amresco                               Balloon
        167   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        168   0.050           Fee Simple     Amresco                               Balloon
        169   0.080           Fee Simple     Citicorp                              Balloon
        170   0.050           Fee Simple     Amresco                               Balloon
        171   0.125           Fee Simple     Citicorp                              Balloon
        172   0.080           Fee Simple     Citicorp                              Balloon
-----------------------------------------------------------------------------------------------------
        173   0.125           Fee Simple     Citicorp                              Balloon
        174   0.080           Fee Simple     Citicorp                              Balloon
        175   0.050           Fee Simple     Amresco                               Balloon
        176   0.050           Fee Simple     Amresco                               Balloon
        177   0.050           Fee Simple     Amresco                               Balloon
-----------------------------------------------------------------------------------------------------
        178   0.050           Fee Simple     Amresco                               Hyperamortizing
        179   0.050           Fee Simple     Amresco                               Balloon

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                             ANTICIPATED LOAN
  CONTROL                                         BALANCE
  NUMBER            DEFEASANCE FLAG          AT MATURITY / ARD
        114                No                    $ 3,376,213.39
        115                No                    $ 3,066,247.26
        116                Yes                   $ 3,255,927.63
        117                No                    $ 3,071,989.77
---------------------------------------------------------------
        118                No                    $ 2,607,722.93
        119                No                    $ 2,998,069.15
        120                No                    $ 3,151,363.34
        121                No                    $ 3,175,323.78
        122                No                    $ 3,047,693.96
---------------------------------------------------------------
        123                No                    $ 3,118,393.01
        124                No                    $ 3,165,676.59
        125                No                    $ 3,160,817.70
        126                No                    $ 3,170,222.54
        127                No                    $ 3,145,593.74
---------------------------------------------------------------
        128                No                    $ 3,186,614.04
        129                No                    $ 3,001,627.75
        130                No                    $ 3,134,359.26
        131                No                    $ 3,098,634.17
        132                No                    $ 2,912,195.54
---------------------------------------------------------------
        133                No                    $ 3,084,004.54
        134                No                    $ 3,027,021.79
        135                No                    $ 2,883,689.59
        136                No                    $ 3,031,772.39
        137                No                    $ 3,041,532.56
---------------------------------------------------------------
        138                No                    $ 2,809,417.85
        139                Yes                   $ 3,025,474.84
        140                Yes                   $ 2,937,883.93
        141                No                    $ 2,880,573.76
        142                No                    $ 2,726,914.37
---------------------------------------------------------------
        143                No                    $ 2,865,889.77
        144                Yes                   $ 2,813,934.15
        145                No                    $ 2,625,774.20
        146                No                    $ 2,794,849.49
        147                No                    $ 2,678,001.45
---------------------------------------------------------------
        148                Yes                   $ 2,694,188.43
        149                No                    $ 2,719,014.24
        150                No                    $ 2,737,966.06
        151                No                    $ 2,416,312.16
        152                No                    $ 2,573,809.82
---------------------------------------------------------------
        153                No                    $ 2,282,023.21
        154                No                    $ 2,339,970.38
        155                No                    $ 2,327,074.51
        156                No                    $ 2,324,653.02
        157                No                    $ 2,271,207.53
---------------------------------------------------------------
        158                No                    $ 2,415,587.61
        159                No                    $ 2,428,826.65
        160                No                    $ 2,422,533.31
        161                No                    $ 2,374,075.48
        162                Yes                   $ 2,331,895.42
---------------------------------------------------------------
        163                No                    $ 2,335,720.46
        164                No                    $ 2,384,084.86
        165                No                    $ 2,085,816.94
        166                No                    $ 2,241,506.35
        167                No                    $ 2,274,211.45
---------------------------------------------------------------
        168                Yes                   $ 2,277,884.61
        169                No                    $ 1,783,556.25
        170                No                    $ 1,201,560.53
        171                No                    $ 2,071,317.87
        172                No                    $ 2,110,961.72
---------------------------------------------------------------
        173                No                    $ 2,210,920.92
        174                No                    $ 2,192,528.02
        175                No                    $ 2,017,026.06
        176                No                    $ 2,180,262.35
        177                No                    $ 2,166,996.33
---------------------------------------------------------------
        178                Yes                   $ 1,978,420.91
        179                No                    $ 1,727,544.38

  CONTROL    LOAN
  NUMBER     NUMBER               PROPERTY NAME                             PROPERTY ADDRESS
        180 400028255       Hillcrest Residence Apartments                1402 S.W. 59th Street
        181 655552-6        Kingspark Mobile Home                         1821 N. Lancelot Place
        182 655534-8        Belmont Business Center                       1601-1625 El Camino Real
-----------------------------------------------------------------------------------------------------------------------------------
        183 655611-4        Eagle Run Square                              3655 North 129th Street
        184 O0200           Parkside Plaza                                1600 St. Georges Avenue
        185 655485-7        Levi's Only                                   1159 Dublin Road
        186 655428-4        Woodstone Apartments                          10250 Lands End Drive
        187 655492-5        Southridge Village Shopping Center            2436 I-35 East
-----------------------------------------------------------------------------------------------------------------------------------
        188 O0153           Palm Court Plaza                              11911 US Highway 1
        189 400027582       Omaha Nursing Home                            4835 South 49th Street
        190 655568-1        Caliber Systems, Inc.                         22 McGrath Road
        191 400028256       BRT Aggregate
            400028256A      BRT Self Storage-Plumtrees Rd                 64 Plumtrees Road
            400028256B      BRT Self Storage - Old Newtown Road           10 Old Newtown Road
        192 655593-7        Westside Plaza                                4002-4024 N. 67th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
        193 655670-3        Confort Inn- Havelock, NC                     1013 East Main Street
        194 655478-9        Days Inn - Corpus Christi                     901 Navigation Boulevard
        195 400028257       Shades of Covington                           8450 Standish Bend Drive
        196 400028234       Goshen Country Club Apartments                1671 Goshen Road
        197 655558-4        Franks Nursery and Crafts                     1770 Middle Country Road
-----------------------------------------------------------------------------------------------------------------------------------
        198 M0092           Gregory Avenue Apartments                     99-105 Gregory Avenue
        199 655546-1        Dana Center                                   1035, 1045 & 1055 Dana Drive
        200 655580-1        Colts Towne Plaza                             41 RT 34
        201 400028224       Oakcreek Apartments                           5909 South Lee Street
        202 655387-4        On the Border Restaurant                      4400 Beltline Road
-----------------------------------------------------------------------------------------------------------------------------------
        203 655574-6        Park Chase Shopping Center                    13185 Veteran Memorial Drive
        204 655438-1        Discovery Inn                                 380 West 7200 South
        205 1700019997      Ronson Court Office                           4845 & 4849 Ronson Court
        206 655564-9        Nordhaus Building                             20300 West 12 Mile Road
        207 655522-5        Dor Jay/Trinity Place Aggregate
            655522-5A       Dor Jay Apartments                            4311 SE 9th Street
            655522-5B       Trinity Place Apartments                      4312 SE 9th Street
-----------------------------------------------------------------------------------------------------------------------------------
        208 655381-6        University Village Apartments                 1711 S. 11th
        209 655693-6        100 Village Court                             100 Village Court & Route 35
        210 400029138       Highland Estates Apartments                   93 West Street
        211 400028245       Cypresswood Shopping Center                   17500-17696 Kuykendahl
        212 400029151       Leisure Villa Apartments                      5413-5444 Downing Street
-----------------------------------------------------------------------------------------------------------------------------------
        213 655586-9        Park Meadow                                   1117-1119 Plymouth Drive
        214 655406-4        Steepleway Plaza Shopping Center              9720 Jones Road
        215 O0036           Walnut Grove Gardens Office                   3100 Walnut Grove Road
        216 400028279       Alpine Apartments                             1921 S.W. 69th Avenue
-----------------------------------------------------------------------------------------------------------------------------------
        217 400028207       Hickory Hills Apartments                      5400 Mackey Street
        218 655565-2        Whitestore of De Pere                         801-811 Main Avenue
        219 400027568       Colonial Nursing Home                         119 North Indiana Avenue

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



  CONTROL                                            ZIP       MORTGAGE          ORIGINAL                  CUT-OFF
  NUMBER             CITY                   STATE    CODE        RATE            BALANCE                DATE BALANCE
        180       Oklahoma City              OK     73119        8.0000        $ 2,475,000             $ 2,459,122.73
        181       Peoria                     IL     61604        7.4800        $ 2,450,000             $ 2,448,683.50
        182       Belmont                    CA     94002        7.4400        $ 2,450,000             $ 2,444,444.77
---------------------------------------------------------------------------------------------------------------------
        183       Omaha                      NE     68164        7.3100        $ 2,400,000             $ 2,395,794.84
        184       Rahway                     NJ     07065        7.1300        $ 2,400,000             $ 2,394,213.47
        185       Columbus                   OH     43215        7.5000        $ 2,350,000             $ 2,333,362.97
        186       Houston                    TX     77380        7.3100        $ 2,325,000             $ 2,318,245.93
        187       Denton                     TX     76205        6.9800        $ 2,300,000             $ 2,295,751.82
---------------------------------------------------------------------------------------------------------------------
        188       North Palm Beach           FL     33408        7.5200        $ 2,300,000             $ 2,294,269.61
        189       Omaha                      NE     68117        9.2200        $ 2,300,000             $ 2,279,526.85
        190       Dracut                     MA     01826        7.6300        $ 2,256,000             $ 2,252,242.48
        191                                                      8.2200        $ 2,200,000             $ 2,184,052.53
                  Danbury                    CT     06810
                  Danbury                    CT     06810
        192       Phoenix                    AZ     85033        7.2500        $ 2,175,000             $ 2,167,211.62
---------------------------------------------------------------------------------------------------------------------
        193       Havelock                   NC     28532        7.3200        $ 2,100,000             $ 2,097,963.22
        194       Corpus Christi             TX     78408        8.2100        $ 2,100,000             $ 2,091,865.09
        195       Tampa                      FL     33615        7.7000        $ 2,100,000             $ 2,090,871.70
        196       Augusta                    GA     30906        7.9700        $ 2,040,000             $ 2,028,723.18
        197       Center Reach               NY     11720        7.3600        $ 2,025,000             $ 2,017,874.29
---------------------------------------------------------------------------------------------------------------------
        198       Passaic                    NJ     07055        7.1500        $ 2,000,000             $ 1,997,986.39
        199       Redding                    CA     96003        7.3000        $ 2,000,000             $ 1,995,337.26
        200       Colts Neck                 NJ     07722        7.6400        $ 2,000,000             $ 1,993,269.79
        201       Oklahoma City              OK     73139        8.1100        $ 2,000,000             $ 1,989,250.03
        202       Addison                    TX     75248        7.8100        $ 1,900,000             $ 1,887,080.14
---------------------------------------------------------------------------------------------------------------------
        203       Houston                    TX     77014        7.4500        $ 1,875,000             $ 1,870,284.11
        204       Midvale                    UT     84047        7.0300        $ 1,850,000             $ 1,843,141.01
        205       San Diego                  CA     92111        8.8750        $ 1,850,000             $ 1,836,280.46
        206       Southfield                 MI     48706        7.6100        $ 1,800,000             $ 1,796,054.70
        207                                                      7.2700        $ 1,800,000             $ 1,795,778.53
                  Del City                   OK     73115
                  Del City                   OK     73115
---------------------------------------------------------------------------------------------------------------------
        208       Bozeman                    MT     59715        7.5500        $ 1,800,000             $ 1,793,854.96
        209       Hazlet                     NJ     07730        7.0900        $ 1,750,000             $ 1,738,661.50
        210       Milford                    NH     03055        7.3000        $ 1,730,000             $ 1,723,854.25
        211       Spring                     TX     77379        8.3400        $ 1,700,000             $ 1,689,675.77
        212       Alexandria                 LA     30341        7.3100        $ 1,612,000             $ 1,606,282.53
---------------------------------------------------------------------------------------------------------------------
        213       Champaign                  IL     61821        6.8400        $ 1,570,000             $ 1,567,034.18
        214       Houston                    TX     77065        8.0900        $ 1,445,000             $ 1,436,529.62
        215       Memphis                    TN     38111        7.8500        $ 1,440,000             $ 1,436,296.66
        216       Pembroke Pines             FL     33023        7.8700        $ 1,440,000             $ 1,435,330.22
---------------------------------------------------------------------------------------------------------------------
        217       Overland Park              KS     85016        8.8250        $ 1,425,000             $ 1,411,472.74
        218       West De Pere               WI     54115        7.1000        $ 1,400,000             $ 1,396,307.98
        219       Crown Point                IN     46307        9.1300        $ 1,400,000             $ 1,387,353.39

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               REMAINING TERM         SCHEDULED
  CONTROL    TO MATURITY / ARD      MATURITY DATE/             DUE            MONTHLY             ADMINISTRATIVE
  NUMBER         (MONTHS)                ARD                   DATE           PAYMENT                FEE RATE
        180        114                 10/01017                 01          $ 19,102.45               0.10820
        181        119                 03/01018                 01          $ 17,097.22               0.18320
        182        117                 01/01018                 01          $ 17,030.21               0.18320
-------------------------------------------------------------------------------------------------------------
        183        118                 02/01018                 01          $ 16,470.02               0.12820
        184        117                 01/01018                 01          $ 16,177.34               0.10820
        185        116                 12/01017                 01          $ 18,931.44               0.18320
        186        116                 12/01017                 01          $ 15,955.33               0.18320
        187        118                 02/01018                 01          $ 15,271.08               0.18320
-------------------------------------------------------------------------------------------------------------
        188        118                 01/31018                 01          $ 17,026.73               0.10820
        189        110                 06/01017                 01          $ 19,649.19               0.10820
        190        118                 02/01018                 01          $ 15,975.59               0.18320
        191        113                 09/01017                 01          $ 17,301.82               0.10820


        192        117                 01/01018                 01          $ 15,721.05               0.18320
-------------------------------------------------------------------------------------------------------------
        193        119                 03/01018                 01          $ 15,273.78               0.13820
        194        116                 12/01017                 01          $ 16,501.36               0.18320
        195        114                 10/01017                 01          $ 14,972.16               0.10820
        196        112                 08/01017                 01          $ 14,926.16               0.10820
        197        117                 01/01018                 01          $ 14,780.65               0.13820
-------------------------------------------------------------------------------------------------------------
        198        119                 03/01018                 01          $ 14,327.50               0.10820
        199        117                 01/01018                 01          $ 13,711.42               0.13820
        200        117                 01/01018                 01          $ 14,962.43               0.13820
        201        112                 08/01017                 01          $ 14,828.95               0.10820
        202        116                 12/01017                 01          $ 15,668.43               0.18320
-------------------------------------------------------------------------------------------------------------
        203        118                 02/01018                 01          $ 13,795.16               0.18320
        204        117                 01/01018                 01          $ 13,110.84               0.18320
        205        111                 06/30017                 01          $ 15,367.08               0.10820
        206        117                 01/01018                 01          $ 12,721.72               0.18320
        207        117                 01/01018                 01          $ 12,303.60               0.13320


-------------------------------------------------------------------------------------------------------------
        208        117                 01/01018                 01          $ 13,360.44               0.18320
        209        118                 02/01018                 01          $ 15,817.68               0.18320
        210        117                 01/01018                 01          $ 12,560.34               0.10820
        211        114                 10/01017                 01          $ 13,506.05               0.10820
        212        117                 01/01018                 01          $ 11,714.03               0.10820
-------------------------------------------------------------------------------------------------------------
        213        118                 02/01018                 01          $ 10,277.09               0.12820
        214        114                 10/01017                 01          $ 11,239.03               0.18320
        215        116                 11/30017                 01          $ 10,416.02               0.10820
        216        117                 01/01018                 01          $ 10,990.43               0.10820
-------------------------------------------------------------------------------------------------------------
        217        110                 06/01017                 01          $ 11,788.25               0.10820
        218        118                 02/01018                 01          $  9,984.40               0.18320
        219        110                 06/01017                 01          $ 11,873.63               0.10820

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     CROSS
  CONTROL    SUB-SERVICING          OWNERSHIP       LOAN         COLLATERALIZED            LOAN
  NUMBER       FEE RATE             INTEREST     CONTRIBUTOR          LOANS                TYPE
        180       0.050              Fee Simple     Amresco                               Balloon
        181       0.125              Fee Simple     Citicorp                              Balloon
        182       0.125              Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        183       0.070              Fee Simple     Citicorp                              Balloon
        184       0.050              Fee Simple     GSMC (CPC)         Yes (h)            Balloon
        185       0.125              Fee Simple     Citicorp                              Balloon
        186       0.125              Fee Simple     Citicorp                              Balloon
        187       0.125              Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        188       0.050              Fee Simple     GSMC (CPC)                            Balloon
        189       0.050              Fee Simple     Amresco                               Balloon
        190       0.125              Fee Simple     Citicorp                              Balloon
        191       0.050              Fee Simple     Amresco                               Balloon
                                                    Amresco
                                                    Amresco
        192       0.125              Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        193       0.080              Fee Simple     Citicorp                              Balloon
        194       0.125              Fee Simple     Citicorp                              Balloon
        195       0.050              Fee Simple     Amresco                               Balloon
        196       0.050              Fee Simple     Amresco                               Balloon
        197       0.080              Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        198       0.050              Fee Simple     GSMC (CPC)                            Balloon
        199       0.080              Fee Simple     Citicorp                              Balloon
        200       0.080              Fee Simple     Citicorp                              Balloon
        201       0.050              Fee Simple     Amresco                               Balloon
        202       0.125              Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        203       0.125              Fee Simple     Citicorp                              Balloon
        204       0.125              Fee Simple     Citicorp                              Balloon
        205       0.050              Fee Simple     GSMC (CPC)                            Balloon
        206       0.125              Fee Simple     Citicorp                              Balloon
        207       0.075              Fee Simple     Citicorp           Yes(e)             Balloon
                                                    Citicorp
                                                    Citicorp
------------------------------------------------------------------------------------------------------------
        208       0.125              Fee Simple     Citicorp                              Balloon
        209       0.125              Fee Simple     Citicorp                              Balloon
        210       0.050              Fee Simple     Amresco            Yes (b)            Balloon
        211       0.050              Fee Simple     Amresco                               Balloon
        212       0.050              Fee Simple     Amresco                               Balloon
------------------------------------------------------------------------------------------------------------
        213       0.070              Fee Simple     Citicorp                              Balloon
        214       0.125              Fee Simple     Citicorp                              Balloon
        215       0.050              Fee Simple     GSMC (CPC)                            Balloon
        216       0.050              Fee Simple     Amresco                               Balloon
------------------------------------------------------------------------------------------------------------
        217       0.050              Fee Simple     Amresco                               Balloon
        218       0.125              Fee Simple     Citicorp                              Balloon
        219       0.050              Fee Simple     Amresco                               Balloon

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            ANTICIPATED LOAN
  CONTROL                                        BALANCE
  NUMBER           DEFEASANCE FLAG          AT MATURITY / ARD
   180                   No                  $ 1,998,891.94
   181                   No                  $ 2,164,243.44
   182                   No                  $ 2,160,439.24
-----------------------------------------------------------
   183                   No                  $ 2,109,034.02
   184                   Yes                 $ 2,099,593.09
   185                   No                  $ 1,628,239.05
   186                   No                  $ 2,043,780.14
   187                   No                  $ 2,003,899.60
-----------------------------------------------------------
   188                   Yes                 $ 1,868,196.10
   189                   No                  $ 1,912,524.84
   190                   No                  $ 1,998,478.50
   191                   No                  $ 1,786,647.90


   192                   No                  $ 1,752,678.42
-----------------------------------------------------------
   193                   No                  $ 1,697,213.31
   194                   No                  $ 1,740,987.72
   195                   No                  $ 1,830,637.21
   196                   No                  $ 1,788,475.23
   197                   No                  $ 1,637,261.86
-----------------------------------------------------------
   198                   Yes                 $ 1,607,986.92
   199                   No                  $ 1,757,360.77
   200                   No                  $ 1,630,634.44
   201                   No                  $ 1,758,444.11
   202                   No                  $ 1,330,880.38
-----------------------------------------------------------
   203                   No                  $ 1,519,805.29
   204                   No                  $ 1,480,732.26
   205                   No                  $ 1,562,703.97
   206                   No                  $ 1,594,019.97
   207                   No                  $ 1,580,408.96


-----------------------------------------------------------
   208                   No                  $ 1,463,658.79
   209                   No                    $ 817,178.19
   210                   No                  $ 1,371,690.39
   211                   No                  $ 1,384,691.52
   212                   No                  $ 1,301,369.57
-----------------------------------------------------------
   213                   No                  $ 1,362,786.54
   214                   No                  $ 1,193,950.86
   215                   Yes                 $ 1,282,958.45
   216                   No                  $ 1,159,129.21
-----------------------------------------------------------
   217                   No                  $ 1,174,264.50
   218                   No                  $ 1,122,786.11
   219                   No                  $ 1,161,786.90

  CONTROL        LOAN
  NUMBER        NUMBER                      PROPERTY NAME                             PROPERTY ADDRESS
        220 400028212       One West Hills Office Building                5787 S. Hampton Road
        221 655587-2        Westwood Village                              Kirby Ave @ Maynard Drive
----------------------------------------------------------------------------------------------------------------------------------
        222 M0037           Manor House Apartments                        117 DeMontaluzin Avenue
        223 655654-1        Hillsborough Mini Office                      102 Stryker Lane
        224 400028211       Valu Inn Motel                                3125 Santiam Highway SE
        225 655547-4        Men's Wearhouse                               8342 Leesburg Pike
        226 1700019982      Mark Manor Apartments                         6535, 6545, and 6555 North 17th Avenue
----------------------------------------------------------------------------------------------------------------------------------
        227 M0214           Monaco Lakes East Apartments                  5201 Monaco Drive
        228 655594-0        Westcliff Office Building #8                  201-401 N. Buffalo Drive
        229 655614-3        Westcliff Office Building #11                 201-401 N. Buffalo Drive
        230 400028300       Palm Court Apartments                         4410 N. Longview
        231 655553-9        Kingswood Estates                             2323 Bellwood Drive
----------------------------------------------------------------------------------------------------------------------------------
        232 400029123       Meadowcreek Apartments                        14000 Maham Road
        233 400028235       Kristen's Place Apartments                    3402 Blalock Drive
        234 400027585       Brentwood Apartments                          821 & 831 South Nursery Road
        235 655436-5        Westview Terrace Apartments                   8021 Calmont Avenue
        236 655358-6        47 Empire Blvd.                               47 Empire Boulevard
        237 1700020046      Connie Stevens Forever Spring                 1914 East Mendenhall Drive
        238 655425-5        Joe's Crab Shack                              2607 West Pacific Coast Highway
        239 655559-7        Executive Oaks Office Building                1553-1563 County Line Road
        240 L0129           Best Western-Tillman's Corner                 5634 Tillman's Corner Parkway
        241 400028220       Marketplace Shopping Center                   50-82 University Parkway
----------------------------------------------------------------------------------------------------------------------------------
        242 655551-3        Four Season's Mobile Home Park                112 South Knob Hill Court
        243 655613-0        Westcliff Office Building #10                 201-401 N. Buffalo Drive
        244 655573-3        Scotchtown Farms Plaza                        666 NYS Route 211 East
        245 655523-8        Park Ridge Apartments                         3033 NW Grand Boulevard
        246 1700020031      Sunny Palms Apartments                        4402 North 36th Street
----------------------------------------------------------------------------------------------------------------------------------
        247 1700020057      Mahoney Village                               845 East Mahoney
        248 400029152       7 Railroad Avenue Apartments                  7 Railroad Avenue
        249 400029153       11 Railroad Avenue Apartments                 11 Railroad Avenue

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


  CONTROL                                     ZIP      MORTGAGE           ORIGINAL                 CUT-OFF
  NUMBER             CITY            STATE    CODE       RATE              BALANCE                DATE BALANCE
        220 Dallas                     TX     75232    8.6100            $ 1,370,000             $ 1,363,387.80
        221 Champaign                  IL     61821    7.0600            $ 1,350,000             $ 1,346,699.87
---------------------------------------------------------------------------------------------------------------
        222 Bay St. Louis              MS     39520    7.1400            $ 1,300,000             $ 1,299,221.32
        223 Hillsborough Townsh        NJ     08502    7.2600            $ 1,300,000             $ 1,294,883.90
        224 Albany                     OR     97321    9.8400            $ 1,300,000             $ 1,281,862.96
        225 Tyson's Corner             VA     22103    7.3900            $ 1,250,000             $ 1,247,837.49
        226 Phoenix                    AZ     85017    9.7500            $ 1,196,250             $ 1,186,491.51
---------------------------------------------------------------------------------------------------------------
        227 Pascagoula                 MS     39581    7.7900            $ 1,150,000             $ 1,149,443.71
        228 Las Vegas                  NV     89128    7.3100            $ 1,150,000             $ 1,147,324.25
        229 Las Vegas                  NV     89128    7.3100            $ 1,130,000             $ 1,127,370.78
        230 Phoenix                    AZ     85014    7.3600            $ 1,120,000             $ 1,117,419.88
        231 Grand Island               NE     68801    7.1500            $ 1,100,000             $ 1,099,343.17
---------------------------------------------------------------------------------------------------------------
        232 Dallas                     TX     75240    7.2700            $ 1,100,000             $ 1,097,420.20
        233 Houston                    TX     77080    8.1000            $ 1,105,000             $ 1,095,635.86
        234 Irving                     TX     75060    8.6200            $ 1,100,000             $ 1,089,206.04
        235 Fort Worth                 TX     76116    7.6300            $ 1,080,000             $ 1,077,642.26
        236 Brooklyn                   NY     11225    7.5800            $ 1,000,000             $   985,028.32
        237 North Las Vegas            NV     89030    9.2500            0 $ 990,000             $   983,562.09
        238 Newport Beach              CA     92663    7.4200            0 $ 900,000             $   897,727.17
        239 Jackson                    MS     39211    8.3400            0 $ 890,000             $   887,325.43
        240 Mobile                     AL     36619    8.2100            0 $ 900,000             $   885,313.52
        241 Aiken                      SC     29801    8.6700            0 $ 885,000             $   872,200.17
---------------------------------------------------------------------------------------------------------------
        242 Peoria                     IL     61604    7.4800            0 $ 825,000             $   824,556.69
        243 Las Vegas                  NV     89128    7.3100            0 $ 810,000             $   808,115.34
        244 Wallkill                   NY     10940    7.6100            0 $ 800,000             $   799,588.34
        245 Oklahoma City              OK     73116    7.2700            0 $ 700,000             $   698,358.32
        246 Phoenix                    AZ     85018    8.7500            0 $ 700,000             $   696,267.88
---------------------------------------------------------------------------------------------------------------
        247 Mesa                       AZ     85203    8.6250            0 $ 663,600             $   660,879.54
        248 Derry                      NH     03038    7.3000            0 $ 550,000             $   548,046.15
        249 Derry                      NH     03038    7.3000            0 $ 420,000             $   418,507.97


                                                                                              $1,294,362,624.86

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                REMAINING TERM           SCHEDULED
  CONTROL     TO MATURITY / ARD       MATURITY DATE/       DUE             MONTHLY             ADMINISTRATIVE
  NUMBER          (MONTHS)                  ARD           DATE             PAYMENT                FEE RATE
        220         115                 11/01017            01         $ 11,133.35               0.10820
        221         117                 01/01018            01         $  9,036.05               0.12820
--------------------------------------------------------------------------------------------------------
        222         119                 02/28018            01         $  8,771.51               0.10820
        223         118                 02/01018            01         $ 10,282.77               0.13820
        224         110                 06/01017            01         $ 12,407.78               0.10820
        225         118                 02/01018            01         $  8,646.22               0.18320
        226         110                 06/01017            01         $ 10,660.23               0.10820
--------------------------------------------------------------------------------------------------------
        227         119                 02/28018            01         $  8,270.55               0.10820
        228         117                 01/01018            01         $  7,891.88               0.14820
        229         117                 01/01018            01         $  7,754.63               0.14820
        230         117                 01/01018            01         $  7,724.12               0.10820
        231         119                 03/01018            01         $  7,429.47               0.18320
--------------------------------------------------------------------------------------------------------
        232         117                 01/01018            01         $  7,518.87               0.10820
        233         112                 08/01017            01         $  8,601.90               0.10820
        234         110                 06/01017            01         $  8,946.63               0.10820
        235          81                 01/01015            01         $  7,647.89               0.18320
        236         115                 11/01017            01         $  9,315.64               0.13820
        237         112                 07/31017            01         $  8,478.18               0.10820
        238         118                 02/01018            01         $  6,604.16               0.18320
        239         117                 01/01018            01         $  7,070.82               0.18320
        240         117                 12/31017            01         $ 11,019.61               0.10820
        241         111                 07/01017            01         $  7,775.72               0.10820
--------------------------------------------------------------------------------------------------------
        242         119                 03/01018            01         $  5,757.23               0.18320
        243         117                 01/01018            01         $  5,558.63               0.14820
        244         119                 03/01018            01         $  5,654.10               0.18320
        245         117                 01/01018            01         $  4,784.73               0.13320
        246         112                 07/31017            01         $  5,506.90               0.10820
--------------------------------------------------------------------------------------------------------
        247         112                 08/01017            01         $  5,161.41               0.10820
        248         117                 01/01018            01         $  3,993.17               0.10820
        249         117                 01/01018            01         $  3,049.33               0.10820

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                     CROSS
  CONTROL    SUB-SERVICING          OWNERSHIP       LOAN         COLLATERALIZED            LOAN
  NUMBER       FEE RATE             INTEREST     CONTRIBUTOR          LOANS                TYPE
        220   0.05                  Fee/Leasehold   Amresco                              Balloon
        221   0.070                 Fee Simple      Citicorp                             Balloon
------------------------------------------------------------------------------------------------------------
        222   0.050                 Fee Simple     GSMC (CPC)         Yes (f)            Balloon
        223   0.080                 Fee Simple     Citicorp           Yes(c)             Balloon
        224   0.050                 Fee Simple     Amresco                               Balloon
        225   0.125                 Fee Simple     Citicorp                              Balloon
        226   0.050                 Fee Simple     GSMC (CPC)                            Balloon
------------------------------------------------------------------------------------------------------------
        227   0.050                 Fee Simple     GSMC (CPC)         Yes (f)            Balloon
        228   0.090                 Fee Simple     Citicorp                              Balloon
        229   0.090                 Fee Simple     Citicorp                              Balloon
        230   0.050                 Fee Simple     Amresco                               Balloon
        231   0.125                 Fee Simple     Citicorp                              Balloon
------------------------------------------------------------------------------------------------------------
        232   0.050                 Fee Simple     Amresco                               Balloon
        233   0.050                 Fee Simple     Amresco                               Balloon
        234   0.050                 Fee Simple     Amresco                               Balloon
        235   0.125                 Fee Simple     Citicorp                              Balloon
        236   0.080                 Fee Simple     Citicorp                              Balloon
        237   0.050                 Fee Simple     GSMC (CPC)                            Balloon
        238   0.125                 Fee Simple     Citicorp                              Balloon
        239   0.125                 Fee Simple     Citicorp                              Balloon
        240   0.050                 Fee Simple     GSMC (CPC)                            Fully Amortizing
        241   0.050                 Fee Simple     Amresco            Yes (a)            Balloon
------------------------------------------------------------------------------------------------------------
        242   0.125                 Fee Simple     Citicorp                              Balloon
        243   0.090                 Fee Simple     Citicorp                              Balloon
        244   0.125                 Fee Simple     Citicorp           Yes(i)             Balloon
        245   0.075                 Fee Simple     Citicorp           Yes(e)             Balloon
        246   0.050                 Fee Simple     GSMC (CPC)                            Balloon
------------------------------------------------------------------------------------------------------------
        247   0.050                 Fee Simple     GSMC (CPC)                            Balloon
        248   0.050                 Fee Simple     Amresco            Yes (b)            Balloon
        249   0.050                 Fee Simple     Amresco            Yes (b)            Balloon

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            ANTICIPATED LOAN
  CONTROL                                        BALANCE
  NUMBER           DEFEASANCE FLAG          AT MATURITY / ARD
      220            No                     $ 1,123,221.84
      221            No                     $ 1,178,859.33
----------------------------------------------------------
      222            Yes                    $ 1,138,367.33
      223            No                     $   892,626.61
      224            No                     $   945,238.43
      225            No                     $ 1,100,692.18
      226            No                     $ 1,006,287.61
----------------------------------------------------------
      227            Yes                    $ 1,023,735.01
      228            No                     $ 1,010,741.68
      229            No                     $   993,163.47
      230            No                     $   969,081.70
      231            No                     $   963,487.57
----------------------------------------------------------
      232            Yes                    $   965,804.81
      233            No                     $   894,694.47
      234            No                     $   902,071.83
      235            No                     $ 1,004,314.47
      236            No                     $   476,976.50
      237            No                     $   844,380.45
      238            No                     $   728,850.12
      239            No                     $   740,377.97
      240            Yes                    $    10,271.35
      241            No                     $   622,572.60
----------------------------------------------------------
      242            No                     $   728,775.35
      243            No                     $   711,913.47
      244            No                     $   709,002.42
      245            No                     $   614,604.04
      246            No                     $   622,194.25
----------------------------------------------------------
      247            No                     $   602,035.00
      248            No                     $   436,086.85
      249            No                     $   333,011.77

                                  SCHEDULE II

                       SUB-SERVICING AGREEMENTS IN EFFECT
                             AS OF THE CLOSING DATE


               CITIMAE, INC. COMMERCIAL SELLER-SERVICER CONTRACTS


Seller Servicer                                 Original Contract Date


GMAC Commercial Mortgage Corporation            December 10, 1993

Financial Federal Savings Bank                  April 27, 1994

L.J. Melody & Company                           October 12, 1994

Huntington Capital Corp.                        January 27, 1994

Keycorp Real Estate Capital Markets, Inc.       March 26, 1996

Legg Mason Mortgage Capital Corporation         October 31, 1996

Mellon Mortgage Company                         November 16, 1995

Mitchell Mortgage Company, LLC                  August 30, 1997

CRIIMI MAE Services Limited Partnership         May 6, 1998

                                  SCHEDULE III

                Schedule of Exceptions to Mortgage File Delivery

 LOAN ID      LNAME                                                        DOCTYPE                        TEXT
 -------      -----                                                        -------                        ----
  970516      SIDNEY SHOPPING PLAZA, LTD                                     ASTR                      ASSN TO TRST
  970516      SIDNEY SHOPPING PLAZA, LTD                                     MORT                      MORTGAGE
  970523      BEZTAK INDUSTRIAL PROPERTIES, INC                              MORT                      MORTGAGE
  970612      NEZAR PROPERTIES (MANNING SHOPPING)                            ASTR                      ASSN TO TRST
  970612      NEZAR PROPERTIES (MANNING SHOPPING)                            MORT                      MORTGAGE
  970613      NEZAR PROPERTIES (MARKET PLACE SHOP                            ASTR                      ASSN TO TRST
  970613      NEZAR PROPERTIES (MARKET PLACE SHOP                            MORT                      MORTGAGE
  970711      GOSHEN CCA, LLC                                                ASTR                      ASSN TO TRST
  970711      GOSHEN CCA, LLC                                                MORT                      MORTGAGE
  970813      MACARTHUR PARTNERS, LTD                                        ASTR                      ASSN TO TRST
  970825      REDDY PARTNERSHIP-PARKAIR PLAZA                                ASTR                      ASSN TO TRST
  970831      STERLING PONDS RETAIL ASSOCIATE,LLC                            ASTR                      ASSN TO TRST
  970904      WALTER KLIEWER FAMILY TRUST                                    ASTR                      ASSN TO TRST
  970904      WALTER KLIEWER FAMILY TRUST                                    MORT                      MORTGAGE
  970905      3737 RED BLUFF LIMITED PARTNERSHIP                             ASTR                      ASSN TO TRST
  970908      LEXINGTON BGK ASSOCIATES, L.P.                                 ASTR                      ASSN TO TRST
  970908      LEXINGTON BGK ASSOCIATES, L.P.                                 MORT                      MORTGAGE
  971014      IVYRIDGE OF WISCONSIN, INC.                                    ASTR                      ASSN TO TRST
  971014      IVYRIDGE OF WISCONSIN, INC.                                    MORT                      MORTGAGE
  971021      ARBOR SQUARE ASSOCIATES II                                     ASTR                      ASSN TO TRST
  971021      ARBOR SQUARE ASSOCIATES II                                     MORT                      MORTGAGE
  971024      SCHOONER COVE ASSOCIATES                                       ASTR                      ASSN TO TRST
  971029      EASTBROOKE MCKINLEY LIMITED PARTNER                            ASTR                      ASSN TO TRST
  971031      COURTLINE INC.                                                 ASTR                      ASSN TO TRST
  971101      MAKEFIELD LIMITED PARTNERSHIP                                  ASTR                      ASSN TO TRST
  971101      MAKEFIELD LIMITED PARTNERSHIP                                  MORT                      MORTGAGE
  971103      TOWER SQUARE LIMITED PARTNERSHIP                               ASTR                      ASSN TO TRST
  971103      TOWER SQUARE LIMITED PARTNERSHIP                               MORT                      MORTGAGE
  971107      LENKIN-N LIMITED PARTNERSHIP                                   ASTR                      ASSN TO TRST
  971107      LENKIN-N LIMITED PARTNERSHIP                                   MORT                      MORTGAGE
  971110      VALENTINE ASSOCIATES                                           ASTR                      ASSN TO TRST
  971110      VALENTINE ASSOCIATES                                           MORT                      MORTGAGE
  971114      MERUELO ENTERPRISES                                            ASTR                      ASSN TO TRST
  971114      MERUELO ENTERPRISES                                            MORT                      MORTGAGE
  971124      OAKRIDGE VENTURE, INC.                                         ASTR                      ASSN TO TRST
  971124      OAKRIDGE VENTURE, INC.                                         MORT                      MORTGAGE
  971125      SEASIDE VILLAGE PARTNERS LTD.                                  ASN1                      INTERIM ASSN 1
  971125      SEASIDE VILLAGE PARTNERS LTD.                                  ASTR                      ASSN TO TRST
  971125      SEASIDE VILLAGE PARTNERS LTD.                                  MORT                      MORTGAGE
  971126      PJH ASSOCIATES LLC                                             ASTR                      ASSN TO TRST
  971126      PJH ASSOCIATES LLC                                             MORT                      MORTGAGE
  971203      DMC BAYWATER APARTMENTS LIMITED PAR                            ASN1                      INTERIM ASSN 1
  971203      DMC BAYWATER APARTMENTS LIMITED PAR                            ASTR                      ASSN TO TRST
  971203      DMC BAYWATER APARTMENTS LIMITED PAR                            MORT                      MORTGAGE
  971204      INTERCAPITAL POINT I L.P.                                      ASN1                      INTERIM ASSN 1
  971204      INTERCAPITAL POINT I L.P.                                      ASTR                      ASSN TO TRST
  971204      INTERCAPITAL POINT I L.P.                                      MORT                      MORTGAGE
  971205      R&W ARIZONA PARTNERS                                           ASTR                      ASSN TO TRST
  971206      CASTLE HOSPITALITY, INC.                                       ASTR                      ASSN TO TRST
  971206      CASTLE HOSPITALITY, INC.                                       MORT                      MORTGAGE
  971208      KEREKES ASSOCIATES                                             ASTR                      ASSN TO TRST
  971208      KEREKES ASSOCIATES                                             MORT                      MORTGAGE
  971211      SIERRA MEADOWS PLAZA, LLC                                      ASTR                      ASSN TO TRST
  971211      SIERRA MEADOWS PLAZA, LLC                                      MORT                      MORTGAGE
  971214      SOUTHERN CENTER LAND TRUST                                     ASTR                      ASSN TO TRST
  971214      SOUTHERN CENTER LAND TRUST                                     MORT                      MORTGAGE
  971216      FOURTH WARD SQUARE ASSOCIATES LIMIT                            ASN1                      INTERIM ASSN 1
  971216      FOURTH WARD SQUARE ASSOCIATES LIMIT                            ASTR                      ASSN TO TRST
  971216      FOURTH WARD SQUARE ASSOCIATES LIMIT                            MORT                      MORTGAGE
  971217      ANNENBERG LIMITED PARTNERSHIP                                  ASTR                      ASSN TO TRST
  971217      ANNENBERG LIMITED PARTNERSHIP                                  MORT                      MORTGAGE
  971217      ANNENBERG LIMITED PARTNERSHIP                                  NOTE                      NOTE INSTRUMENT
  971219      13 1/2 AVENUE TRUST                                            ASTR                      ASSN TO TRST
  971219      13 1/2 AVENUE TRUST                                            MORT                      MORTGAGE
  971220      93 WEST ST., INC.                                              ASTR                      ASSN TO TRST
  971220      93 WEST ST., INC.                                              MORT                      MORTGAGE
  971221      13 1/2 AVENUE TRUST                                            ASTR                      ASSN TO TRST
  971221      13 1/2 AVENUE TRUST                                            MORT                      MORTGAGE
  971223      95 FONTANA, LLC (FONTANA SHOPPING)                             ASTR                      ASSN TO TRST
  971223      95 FONTANA, LLC (FONTANA SHOPPING)                             MORT                      MORTGAGE
  971226      CONTINENTAL SPECTRW CORP                                       ASTR                      ASSN TO TRST
  971226      CONTINENTAL SPECTRW CORP                                       MORT                      MORTGAGE
  971228      LEISURE VILLA, INC.                                            ASN1                      INTERIM ASSN 1
  971228      LEISURE VILLA, INC.                                            ASTR                      ASSN TO TRST
  971228      LEISURE VILLA, INC.                                            NOTE                      NOTE INSTRUMENT

MEMO: NOTE HAS BEEN ENDORSED: AMRESCRO CAPITAL LP-AMRESCO COMMERCIAL MTG-LASALLE
      ASSIGNMENTS RECORDED: AMRESCO CAPITAL LP-AMRESCO CAPITAL LIMITED-LASALLE

  971231      PASADENA AT THE LANDINGS                                       ASN1                      INTERIM ASSN 1
  971231      PASADENA AT THE LANDINGS                                       ASTR                      ASSN TO TRST
  971231      PASADENA AT THE LANDINGS                                       MORT                      MORTGAGE
  980104      EDGEBROOK LIMITED PARTNERSHIP                                  ASTR                      ASSN TO TRST
  980104      EDGEBROOK LIMITED PARTNERSHIP                                  MORT                      MORTGAGE
655311-7                                                                     ASTR                      ASSN TO TRST
655313-3                                                                     ASTR                      ASSN TO TRST
655315-9                                                                     ASN1                      INTERIM ASSN 1
655315-9                                                                     ASTR                      ASSN TO TRST
655315-9                                                                     MORT                      MORTGAGE
655316-2                                                                     ASN1                      INTERIM ASSN 1
655316-2                                                                     ASTR                      ASSN TO TRST
655316-2                                                                     MORT                      MORTGAGE
655321-4                                                                     ASTR                      ASSN TO TRST
655321-4                                                                     MORT                      MORTGAGE
655350-2                                                                     ASN1                      INTERIM ASSN 1
655350-2                                                                     ASTR                      ASSN TO TRST
655350-2                                                                     MORT                      MORTGAGE
655358-6                                                                     ASN1                      INTERIM ASSN 1
655358-6                                                                     ASTR                      ASSN TO TRST
655358-6                                                                     MORT                      MORTGAGE
655366-7                                                                     ASTR                      ASSN TO TRST
655375-1                                                                     ASTR                      ASSN TO TRST
655376-4                                                                     ASTR                      ASSN TO TRST
655381-6                                                                     ASTR                      ASSN TO TRST
655384-5                                                                     ASTR                      ASSN TO TRST
655387-4                                                                     ASTR                      ASSN TO TRST
655391-3                                                                     ASTR                      ASSN TO TRST
655401-9                                                                     ASTR                      ASSN TO TRST
655406-4                                                                     ASN1                      INTERIM ASSN 1
655406-4                                                                     ASTR                      ASSN TO TRST
655406-4                                                                     MORT                      MORTGAGE
655412-9                                                                     ASTR                      ASSN TO TRST
655414-5                                                                     ASTR                      ASSN TO TRST
655418-7                                                                     ASTR                      ASSN TO TRST
655419-0                                                                     ASN1                      INTERIM ASSN 1
655419-0                                                                     ASTR                      ASSN TO TRST
655419-0                                                                     MORT                      MORTGAGE
655420-0                                                                     ASN1                      INTERIM ASSN 1
655420-0                                                                     ASTR                      ASSN TO TRST
655420-0                                                                     MORT                      MORTGAGE
655421-3                                                                     ASTR                      ASSN TO TRST
655425-5                                                                     ASTR                      ASSN TO TRST
655427-1                                                                     ASTR                      ASSN TO TRST
655428-4                                                                     ASTR                      ASSN TO TRST
655432-3                                                                     ASN1                      INTERIM ASSN 1
655432-3                                                                     ASTR                      ASSN TO TRST
655432-3                                                                     MORT                      MORTGAGE
655433-6                                                                     ASTR                      ASSN TO TRST
655434-9                                                                     ASTR                      ASSN TO TRST
655435-2                                                                     ASTR                      ASSN TO TRST
655436-5                                                                     ASTR                      ASSN TO TRST
655438-1                                                                     ASTR                      ASSN TO TRST
655438-1                                                                     MORT                      MORTGAGE
655478-9                                                                     ASTR                      ASSN TO TRST
655483-1                                                                     ASTR                      ASSN TO TRST
655485-7                                                                     ASTR                      ASSN TO TRST
655486-0                                                                     ASTR                      ASSN TO TRST
655491-2                                                                     ASTR                      ASSN TO TRST
655492-5                                                                     ASTR                      ASSN TO TRST
655509-2                                                                     ASTR                      ASSN TO TRST
655510-2                                                                     ASTR                      ASSN TO TRST
655512-8                                                                     ASTR                      ASSN TO TRST
655516-0                                                                     ASN1                      INTERIM ASSN 1
655516-0                                                                     ASTR                      ASSN TO TRST
655516-0                                                                     MORT                      MORTGAGE
655517-3                                                                     ASTR                      ASSN TO TRST
655520-9                                                                     ASTR                      ASSN TO TRST
655521-2                                                                     ASTR                      ASSN TO TRST
655522-5                                                                     ASTR                      ASSN TO TRST

MEMO: DOCUMENTS FOR PROPERTY KNOWN AS TRINITY APARTMENTS IN INCLUDED IN THIS FILE

655523-8                                                                     ASTR                      ASSN TO TRST
655525-4                                                                     ASTR                      ASSN TO TRST
655526-7                                                                     ASTR                      ASSN TO TRST
655527-0                                                                     ASTR                      ASSN TO TRST
655531-9                                                                     ASTR                      ASSN TO TRST
655534-8                                                                     ASTR                      ASSN TO TRST
655542-9                                                                     ASTR                      ASSN TO TRST
655543-2                                                                     ASTR                      ASSN TO TRST
655546-1                                                                     ASTR                      ASSN TO TRST
655547-4                                                                     ASN1                      INTERIM ASSN 1
655547-4                                                                     ASTR                      ASSN TO TRST
655547-4                                                                     MORT                      MORTGAGE
655548-7                                                                     ASTR                      ASSN TO TRST
655549-0                                                                     ASTR                      ASSN TO TRST
655550-0                                                                     ASN1                      INTERIM ASSN 1
655550-0                                                                     ASTR                      ASSN TO TRST
655550-0                                                                     MORT                      MORTGAGE
655551-3                                                                     ASN1                      INTERIM ASSN 1
655551-3                                                                     ASTR                      ASSN TO TRST
655551-3                                                                     MORT                      MORTGAGE
655552-6                                                                     ASTR                      ASSN TO TRST
655553-9                                                                     ASN1                      INTERIM ASSN 1
655553-9                                                                     ASTR                      ASSN TO TRST
655553-9                                                                     MORT                      MORTGAGE
655554-2                                                                     ASN1                      INTERIM ASSN 1
655554-2                                                                     ASTR                      ASSN TO TRST
655554-2                                                                     MORT                      MORTGAGE
655555-5                                                                     ASTR                      ASSN TO TRST
655557-1                                                                     ASTR                      ASSN TO TRST
655558-4                                                                     ASN1                      INTERIM ASSN 1
655558-4                                                                     ASTR                      ASSN TO TRST
655559-7                                                                     ASTR                      ASSN TO TRST
655563-6                                                                     ASTR                      ASSN TO TRST
655564-9                                                                     ASTR                      ASSN TO TRST
655565-2                                                                     ASN1                      INTERIM ASSN 1
655565-2                                                                     ASTR                      ASSN TO TRST
655566-5                                                                     ASTR                      ASSN TO TRST
655568-1                                                                     ASN1                      INTERIM ASSN 1
655568-1                                                                     ASTR                      ASSN TO TRST
655569-4                                                                     ASTR                      ASSN TO TRST
655570-4                                                                     ASTR                      ASSN TO TRST
655572-0                                                                     ASTR                      ASSN TO TRST
655573-3                                                                     ASN1                      INTERIM ASSN 1
655573-3                                                                     ASTR                      ASSN TO TRST
655573-3                                                                     MORT                      MORTGAGE
655574-6                                                                     ASTR                      ASSN TO TRST
655579-1                                                                     ASTR                      ASSN TO TRST
655580-1                                                                     ASN1                      INTERIM ASSN 1
655580-1                                                                     ASTR                      ASSN TO TRST
655580-1                                                                     MORT                      MORTGAGE
655582-7                                                                     ASTR                      ASSN TO TRST
655583-0                                                                     ASTR                      ASSN TO TRST
655586-9                                                                     ASTR                      ASSN TO TRST
655587-2                                                                     ASTR                      ASSN TO TRST
655588-5                                                                     ASTR                      ASSN TO TRST
655589-8                                                                     ASTR                      ASSN TO TRST
655592-4                                                                     ASTR                      ASSN TO TRST
655593-7                                                                     ASTR                      ASSN TO TRST
655594-0                                                                     ASTR                      ASSN TO TRST
655595-3                                                                     ASN1                      INTERIM ASSN 1
655595-3                                                                     ASTR                      ASSN TO TRST
655595-3                                                                     MORT                      MORTGAGE
655598-2                                                                     ASTR                      ASSN TO TRST
655599-5                                                                     ASN1                      INTERIM ASSN 1
655599-5                                                                     ASTR                      ASSN TO TRST
655599-5                                                                     MORT                      MORTGAGE
655600-4                                                                     ASN1                      INTERIM ASSN 1
655600-4                                                                     ASTR                      ASSN TO TRST
655600-4                                                                     MORT                      MORTGAGE
655605-9                                                                     ASTR                      ASSN TO TRST
655606-2                                                                     ASTR                      ASSN TO TRST
655607-5                                                                     ASTR                      ASSN TO TRST
655611-4                                                                     ASTR                      ASSN TO TRST
655612-7                                                                     ASTR                      ASSN TO TRST
655613-0                                                                     ASTR                      ASSN TO TRST
655614-3                                                                     ASTR                      ASSN TO TRST
655617-2                                                                     ASN1                      INTERIM ASSN 1
655617-2                                                                     ASTR                      ASSN TO TRST
655617-2                                                                     MORT                      MORTGAGE
655630-5                                                                     ASTR                      ASSN TO TRST
655641-5                                                                     ASTR                      ASSN TO TRST
655643-1                                                                     ASTR                      ASSN TO TRST
655653-8                                                                     ASN1                      INTERIM ASSN 1
655653-8                                                                     ASTR                      ASSN TO TRST
655653-8                                                                     MORT                      MORTGAGE
655654-1                                                                     ASN1                      INTERIM ASSN 1
655654-1                                                                     ASTR                      ASSN TO TRST
655654-1                                                                     MORT                      MORTGAGE
655655-4                                                                     ASN1                      INTERIM ASSN 1
655655-4                                                                     ASTR                      ASSN TO TRST
655655-4                                                                     MORT                      MORTGAGE
655656-7                                                                     ASN1                      INTERIM ASSN 1
655656-7                                                                     ASTR                      ASSN TO TRST
655656-7                                                                     MORT                      MORTGAGE
655657-0                                                                     ASN1                      INTERIM ASSN 1
655657-0                                                                     ASTR                      ASSN TO TRST
655657-0                                                                     MORT                      MORTGAGE
655658-3                                                                     ASTR                      ASSN TO TRST
655662-2                                                                     ASTR                      ASSN TO TRST
655666-4                                                                     ASN1                      INTERIM ASSN 1
655666-4                                                                     ASTR                      ASSN TO TRST
655666-4                                                                     MORT                      MORTGAGE
655667-7                                                                     ASTR                      ASSN TO TRST
655668-0                                                                     ASTR                      ASSN TO TRST
655670-3                                                                     ASN1                      INTERIM ASSN 1
655670-3                                                                     ASTR                      ASSN TO TRST
655670-3                                                                     MORT                      MORTGAGE
655679-0                                                                     ASTR                      ASSN TO TRST
655683-9                                                                     ASTR                      ASSN TO TRST
655693-6                                                                     ASN1                      INTERIM ASSN 1
655693-6                                                                     ASTR                      ASSN TO TRST
655693-6                                                                     MORT                      MORTGAGE
      45      WALNUT GROVE GARDEN OFFICE COMPLEX                             ASTR                      ASSN TO TRST
      45      WALNUT GROVE GARDEN OFFICE COMPLEX                             NOTE                      NOTE INSTRUMENT
      46      RVA ONE, LLC                                                   ASN1                      INTERIM ASSN 1
      46      RVA ONE, LLC                                                   ASTR                      ASSN TO TRST
      46      RVA ONE, LLC                                                   MORT                      MORTGAGE
      46      RVA ONE, LLC                                                   NOTE                      NOTE INSTRUMENT
      50      GULF SHORE ASSOCIATES                                          ASN1                      INTERIM ASSN 1
      50      GULF SHORE ASSOCIATES                                          ASTR                      ASSN TO TRST
      50      GULF SHORE ASSOCIATES                                          MORT                      MORTGAGE
      50      GULF SHORE ASSOCIATES                                          NOTE                      NOTE INSTRUMENT
      53      WALKERS BROOK L.L.C.                                           ASN1                      INTERIM ASSN 1
      53      WALKERS BROOK L.L.C.                                           ASTR                      ASSN TO TRST
      53      WALKERS BROOK L.L.C.                                           MORT                      MORTGAGE
      53      WALKERS BROOK L.L.C.                                           NOTE                      NOTE INSTRUMENT
      55      SOUTHLAND ACQUISITIONS L.L.C.                                  ASN1                      INTERIM ASSN 1
      55      SOUTHLAND ACQUISITIONS L.L.C.                                  ASTR                      ASSN TO TRST
      55      SOUTHLAND ACQUISITIONS L.L.C.                                  MORT                      MORTGAGE
      55      SOUTHLAND ACQUISITIONS L.L.C.                                  NOTE                      NOTE INSTRUMENT
      56      COLUMBUS HOTEL DEVELOPERS, INC.                                ASN1                      INTERIM ASSN 1
      56      COLUMBUS HOTEL DEVELOPERS, INC.                                ASTR                      ASSN TO TRST
      56      COLUMBUS HOTEL DEVELOPERS, INC.                                MORT                      MORTGAGE
      56      COLUMBUS HOTEL DEVELOPERS, INC.                                NOTE                      NOTE INSTRUMENT
      57      MCFARLAND MALL LTD                                             ASN1                      INTERIM ASSN 1
      57      MCFARLAND MALL LTD                                             ASTR                      ASSN TO TRST
      57      MCFARLAND MALL LTD                                             MORT                      MORTGAGE
      57      MCFARLAND MALL LTD                                             NOTE                      NOTE INSTRUMENT
      59      SARASVATI CORPORATION                                          ASN1                      INTERIM ASSN 1
      59      SARASVATI CORPORATION                                          ASTR                      ASSN TO TRST
      59      SARASVATI CORPORATION                                          MORT                      MORTGAGE
      59      SARASVATI CORPORATION                                          NOTE                      NOTE INSTRUMENT
      60      SOMERSET EXECUTIVE SQUARE ASSOC.                               ASN1                      INTERIM ASSN 1
      60      SOMERSET EXECUTIVE SQUARE ASSOC.                               ASTR                      ASSN TO TRST
      60      SOMERSET EXECUTIVE SQUARE ASSOC.                               MORT                      MORTGAGE
      60      SOMERSET EXECUTIVE SQUARE ASSOC.                               NOTE                      NOTE INSTRUMENT
      61      AMERCO REALTY, LLC                                             ASN1                      INTERIM ASSN 1
      61      AMERCO REALTY, LLC                                             ASTR                      ASSN TO TRST
      61      AMERCO REALTY, LLC                                             MORT                      MORTGAGE
      61      AMERCO REALTY, LLC                                             NOTE                      NOTE INSTRUMENT
      62      PARKSIDE PLAZA, LLC                                            ASN1                      INTERIM ASSN 1
      62      PARKSIDE PLAZA, LLC                                            ASTR                      ASSN TO TRST
      62      PARKSIDE PLAZA, LLC                                            MORT                      MORTGAGE
      62      PARKSIDE PLAZA, LLC                                            NOTE                      NOTE INSTRUMENT
      63      CONTINENTAL RENAISSANCE PARTNERS                               ASN1                      INTERIM ASSN 1
      63      CONTINENTAL RENAISSANCE PARTNERS                               ASTR                      ASSN TO TRST
      63      CONTINENTAL RENAISSANCE PARTNERS                               MORT                      MORTGAGE
      63      CONTINENTAL RENAISSANCE PARTNERS                               NOTE                      NOTE INSTRUMENT
      64      WILLOW GROVE, LLC                                              ASTR                      ASSN TO TRST
      64      WILLOW GROVE, LLC                                              NOTE                      NOTE INSTRUMENT
      65      SOUTHGATE SHOPPING CENTER                                      ASN1                      INTERIM ASSN 1
      65      SOUTHGATE SHOPPING CENTER                                      ASTR                      ASSN TO TRST
      65      SOUTHGATE SHOPPING CENTER                                      MORT                      MORTGAGE
      65      SOUTHGATE SHOPPING CENTER                                      NOTE                      NOTE INSTRUMENT
      66      HUTTON, DAVID AND VILLAGE SQUARE IN                            ASN1                      INTERIM ASSN 1
      66      HUTTON, DAVID AND VILLAGE SQUARE IN                            ASTR                      ASSN TO TRST
      66      HUTTON, DAVID AND VILLAGE SQUARE IN                            MORT                      MORTGAGE
      66      HUTTON, DAVID AND VILLAGE SQUARE IN                            NOTE                      NOTE INSTRUMENT
      67      HUTTON, DAVID                                                  ASN1                      INTERIM ASSN 1
      67      HUTTON, DAVID                                                  ASTR                      ASSN TO TRST
      67      HUTTON, DAVID                                                  MORT                      MORTGAGE
      67      HUTTON, DAVID                                                  NOTE                      NOTE INSTRUMENT
      68      PALM COURT ASSOCIATES                                          ASN1                      INTERIM ASSN 1
      68      PALM COURT ASSOCIATES                                          ASTR                      ASSN TO TRST
      68      PALM COURT ASSOCIATES                                          MORT                      MORTGAGE
      68      PALM COURT ASSOCIATES                                          NOTE                      NOTE INSTRUMENT
      72      MISSISSIPPI INVESTORS LP                                       ASN1                      INTERIM ASSN 1
      72      MISSISSIPPI INVESTORS LP                                       ASTR                      ASSN TO TRST
      72      MISSISSIPPI INVESTORS LP                                       MORT                      MORTGAGE
      72      MISSISSIPPI INVESTORS LP                                       NOTE                      NOTE INSTRUMENT
      73      MISSISSIPPI INVESTORS LP                                       ASN1                      INTERIM ASSN 1
      73      MISSISSIPPI INVESTORS LP                                       ASTR                      ASSN TO TRST
      73      MISSISSIPPI INVESTORS LP                                       MORT                      MORTGAGE
      73      MISSISSIPPI INVESTORS LP                                       NOTE                      NOTE INSTRUMENT
      74      ZOHAR REALTY CO LLC                                            ASN1                      INTERIM ASSN 1
      74      ZOHAR REALTY CO LLC                                            ASTR                      ASSN TO TRST
      74      ZOHAR REALTY CO LLC                                            NOTE                      NOTE INSTRUMENT
    6103      LOUISVILLE APARTMENTS LP                                       ASN1                      INTERIM ASSN 1
    6103      LOUISVILLE APARTMENTS LP                                       ASTR                      ASSN TO TRST
    6103      LOUISVILLE APARTMENTS LP                                       MORT                      MORTGAGE
    6103      LOUISVILLE APARTMENTS LP                                       NOTE                      NOTE INSTRUMENT
   R0364      BOULEVARD MALL, LLC                                            ASTR                      ASSN TO TRST
   R0364      BOULEVARD MALL, LLC                                            MORT                      MORTGAGE
   R0364      BOULEVARD MALL, LLC                                            NOTE                      NOTE INSTRUMENT
      20      642 HARRISON ASSOCIATES                                        ASN1                      INTERIM ASSN 1
      20      642 HARRISON ASSOCIATES                                        ASTR                      ASSN TO TRST
      21      MUNDWILER FAMILY TRUST                                         ASTR                      ASSN TO TRST
      23      CONNIE STEVENS FOREVER SPRING                                  ASN1                      INTERIM ASSN 1
      23      CONNIE STEVENS FOREVER SPRING                                  ASTR                      ASSN TO TRST
      28      TAYLOR, JOHN C.                                                ASN1                      INTERIM ASSN 1
      28      TAYLOR, JOHN C.                                                ASTR                      ASSN TO TRST
      29      ISFAN, CORNEL (MARK MANOR APTS)                                ASN1                      INTERIM ASSN 1
      29      ISFAN, CORNEL (MARK MANOR APTS)                                ASTR                      ASSN TO TRST
      30      JAMES L. STANFIELD (SUNNY PALMS)                               ASN1                      INTERIM ASSN 1
      30      JAMES L. STANFIELD (SUNNY PALMS)                               ASTR                      ASSN TO TRST

EXNUM      LONGTEXT                                                             MEMOTEXT
-----      --------                                                             --------
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
3510       Copy only in file
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
0702       Document is missing                                                  AMRESCO CAPITAL-LASALLE
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
0702       Document is missing                                                  AMRESCO CAP-LASALLE
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
3510       Copy only in file                                                    UNRECORDED
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  AMRESCO CAP-LASALLE
3510       Copy only in file
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNREOCORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    RECORDERS CONFORMED COPY W/O COMPLETE RECORDING
                                                                                  INFORMATION
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
1619       Original in file but not recorded
3510       Copy only in file
1619       Original in file but not recorded
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
3510       Copy only in file
0201       Date is missing or incorrect                                         NOTE IS NOT DATED
1619       Original in file but not recorded
3510       Copy only in file                                                    UNRECORDED
1619       Original in file but not recorded
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
1604       Assignee is missing or does not agree with note endorsement          SEE LOAN MEMO RE: ASSIGNMENT CHAIN
1604       Assignee is missing or does not agree with note endorsement          SEE LOAN MEMO RE: ASSIGNMENT CHAIN
3312       Endorsement(s) are missing or incorrect.                             SEE LOAN MEMO RE: ENDORSEMENT/ASSIGNMENT CHAINS


3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
3510       Copy only in file                                                    UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    FILE STAMP ONLY
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)

0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
3510       Copy only in file                                                    CRETIFIED/UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    CERTIFIED/UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    CERTIFIED/UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    CERTIFIED/UNRECORDED
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    CERTIFIED-UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    UNRECORDED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  DOCUMENT IN FILE IS NOT NOTARIZED
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    COUNTY FILE STAMP COPY W/O COMPLETE RECORDING
                                                                                  INFORMATION
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    COUNTY FILE STAMP COPY W/O COMLETE RECORDING
                                                                                  INFORMATION
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
1619       Original in file but not recorded
0702       Document is missing                                                  CREI-TRUSTEE (TO BE PREPARED BY TRUSTEE)
3510       Copy only in file                                                    CERTIFIED/UNRECORDED
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    CPC-LASALLE
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
3510       Copy only in file                                                    UNRECORDED
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    CPC-LASALLE
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PEPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
0702       Document is missing                                                  LASALLE-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             LASALLE-TRUST (TRUSTEE TO PREPARE)
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded
3312       Endorsement(s) are missing or incorrect.                             GOLDMAN-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    IMPERIAL-GOLDMAN
0702       Document is missing                                                  GOLDMAN-TTRUST (TRUSTEE TO PREPARE)
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    IMPERIAL-GOLDMAN
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PEPARE)
1619       Original in file but not recorded                                    IMPERIAL-GOLDMAN
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    IMPERIAL-GOLDMAN
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PREPARE)
1619       Original in file but not recorded                                    IMPERIAL-GODLMAN
0702       Document is missing                                                  GOLDMAN-TRUST (TRUSTEE TO PREPARE)

                                  EXHIBIT A-1

                          FORM OF CLASS X CERTIFICATE

                    CLASS X MULTIFAMILY/COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 1998-MC1

This is one of a series of multifamily/commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                         MORTGAGE CAPITAL FUNDING, INC.


Pass-Through Rate:  Variable               Certificate Notional Amount of this
                                           Certificate as of the Issue Date:
                                           $________________
Date of Pooling and Servicing
Agreement:  April 1, 1998

Cut-off Date:  April 1, 1998               Class Notional Amount all the Class X
                                           Certificates as of the Issue Date:
                                           $1,294,362,625

Issue Date:  May 6, 1998                   Aggregate unpaid principal balance
                                           of the Mortgage Pool as of the
                                           Cut-off Date, after deducting
                                           payments of principal due on or
                                           before such date (the "Initial Pool
                                           Balance"): $1,294,362,625

First Distribution Date:  May 18, 1998     Trustee and REMIC Administrator:
Master Servicer:  AMRESCO Services, L.P.   LaSalle National Bank
Special Servicer:                          Fiscal Agent:
CRIIMI MAE Services Limited Partnership    ABN AMRO Bank N.V.

Mortgage Loan Seller:                      Additional Warranting Parties:
Citicorp Real Estate, Inc.                 Golman Sachs Mortgage Company
                                           AMRESCO Capital, L.P.
Certificate No. X-___                      CUSIP No. _____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., AMRESCO SERVICES, L.P., CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY 6, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT HYPER-AMORTIZATION LOANS (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) ARE ASSUMED TO BE REPAID IN THEIR ENTIRETY ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES (ALSO AS DEFINED IN SUCH POOLING AND SERVICING AGREEMENT)) (THE FOREGOING, THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $________ OF OID PER $_________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ______% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $________ OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.]

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF
PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS OF


                                     A-1-2

INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Certificates of the same Class as this Certificate (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, and the Mortgage Loan Seller, Additional Warranting Parties, Master Servicer, Special Servicer, Trustee, REMIC Administrator and Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

         The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.


                                     A-1-3

         The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

         Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

         The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.



                                     A-1-4

         The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

         Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

         This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.
















                                     A-1-5

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                    LaSalle National Bank,
                                                    as Trustee


                                                    By:
                                                       ------------------------
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated:

                                                    LaSalle National Bank,
                                                    as Certificate Registrar


                                                    By:
                                                       ------------------------
                                                          Authorized Officer











                                     A-1-6

                                   ASSIGNMENT

                 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)

unto
     --------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/ Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new
Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:


                                      -----------------------------------------
                                        Signature by or on behalf of Assignor



                                      -----------------------------------------
                                        Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                 Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________________ for the account of ___________________.

                 Distributions made by check (such check to be made payable to __________________________________) and all applicable statements and notices should be mailed to __________________.


                 This information is provided by _________________________, the assignee named above, or __________________________________________, as its agent.










                                     A-1-7

                                  EXHIBIT A-2

                      FORM OF CLASS [A-1][A-2] CERTIFICATE

                CLASS [A-1][A-2] MULTIFAMILY/COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 1998-MC1

This is one of a series of multifamily/commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                         MORTGAGE CAPITAL FUNDING, INC.


Pass-Through Rate:                    Certificate Principal Balance of this
______% per annum                     Certificate as of the Issue Date:
                                      $_______________

Date of Pooling and Servicing         Class Principal Balance of all the Class
Agreement:  April 1, 1998             [A-1] [A-2] Certificates as of the Issue
                                      Date:

Cut-off Date:  April 1, 1998          $_______________

                                      Aggregate unpaid principal balance of the
Issue Date: May 6, 1998               Mortgage Pool as of the Cut-off Date,
                                      after deducting payments of principal due
First Distribution Date:              on or before such date (the "Initial Pool
May 18, 1998                          Balance"): $1,294,362,625

Master Servicer:                      Trustee and REMIC Administrator:
AMRESCO Services, L.P.                LaSalle National Bank

Special Servicer:                     Fiscal Agent:
CRIIMI MAE Services Limited           ABN AMRO Bank N.V.
Partnership
                                      Additional Warranting Parties:
Mortgage Loan Seller:                 Goldman Sachs Mortgage Company
Citicorp Real Estate, Inc.            AMRESCO Capital, L.P.

Certificate No.[A-1][A-2]-__          CUSIP No. _______________


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK

CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., AMRESCO SERVICES, L.P., CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, and the Mortgage Loan Seller, Additional Warranting Parties, Master Servicer, Special Servicer, Trustee, REMIC Administrator and Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required



                                     A-2-2
to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or



                                     A-2-3
more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain




                                     A-2-4
circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.




















                                     A-2-5

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                    LaSalle National Bank,
                                                    as Trustee


                                                    By:________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [A-1] [A-2] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                    LaSalle National Bank,
                                                    as Certificate Registrar


                                                    By:________________________
                                                          Authorized Officer
















                                     A-2-6

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/ Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new
Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:




                                      -----------------------------------------
                                      Signature by or on behalf of Assignor



                                      -----------------------------------------
                                      Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________ for the account of ____________________________.

                  Distributions made by check (such check to be made payable to ________________________________________________) and all applicable statements and notices should be mailed to __________________.

                  This information is provided by
________________________________, the assignee named above, or _______________, as its agent.








                                     A-2-7

                                  EXHIBIT A-3

                  FORM OF CLASS [B][C][D][E][F][G] CERTIFICATE

            CLASS [B][C][D][E][F][G] MULTIFAMILY/COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 1998-MC1

This is one of a series of multifamily/commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                         MORTGAGE CAPITAL FUNDING, INC.

Pass-Through Rate:                          Certificate Principal Balance of this
_____% per annum                            Certificate as of the Issue Date:
                                            $_________________

Date of Pooling and Servicing               Class Principal Balance of all the Class
Agreement:  April 1, 1998                   [B][C][D][E][F][G] Certificates as of the
                                            Issue Date:
                                            $_________________

Cut-off Date:  April 1, 1998                Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Issue Date:  May 6, 1998                    after deducting payments of principal due
                                            on or before such date (the "Initial Pool
First Distribution Date:                    Balance"): $1,294,362,625
May 18, 1998

Master Servicer:                            Trustee and REMIC Administrator:
AMRESCO Services, L.P.                      LaSalle National Bank

Special Servicer:                           Fiscal Agent:
CRIIMI MAE Services Limited                 ABN AMRO Bank N.V.
Partnership

                                            Additional Warranting Parties:
Mortgage Loan Seller:                       Goldman Sachs Mortgage Company
Citicorp Real Estate, Inc.                  AMRESCO Capital, L.P.
Certificate No. [B][C][D][E][F][G] - __     CUSIP No. ____________

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., AMRESCO SERVICES, L.P., CRIIMI MAE SERVICES LIMITED PARTNERSHIP OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

ANY INVESTMENT IN THIS CERTIFICATE BY AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR BY ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, MAY GIVE RISE TO A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA AND BE SUBJECT TO AN EXCISE TAX UNDER SECTION 4975 OF THE CODE UNLESS A STATUTORY OR ADMINISTRATIVE EXEMPTION IS AVAILABLE. ACCORDINGLY, ANY TRANSFEREE OF THIS CERTIFICATE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE MADE CERTAIN REPRESENTATIONS AND WARRANTIES DESCRIBED HEREIN IN THIS REGARD.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"
(A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. [o THE FOLLOWING INFORMATION IS PROVIDED
SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY __, 1998. ASSUMING THAT THE MORTGAGE



                                     A-3-2

LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT HYPER-AMORTIZATION LOANS (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) ARE ASSUMED TO BE REPAID IN THEIR ENTIRETY ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES (ALSO AS DEFINED IN SUCH POOLING AND SERVICING AGREEMENT)) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $_______ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.o]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF OF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, and the Mortgage Loan Seller, Additional Warranting Parties, Master Servicer, Special Servicer, Trustee, REMIC Administrator and Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions


                                     A-3-3
as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  Each Person who acquires this Certificate or any interest herein shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or alternatively, that the purchase, continued holding and transfer of this Certificate or such


                                     A-3-4
interest herein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                  Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain


                                     A-3-5
circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.





















                                     A-3-6

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                     LaSalle National Bank,
                                                     as Trustee


                                                     By:_______________________
                                                           Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [B][C][D][E][F][G] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                     LaSalle National Bank,
                                                     as Certificate Registrar


                                                     By:_______________________
                                                           Authorized Officer





















                                     A-3-7

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/ Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new
Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:



                                      -----------------------------------------
                                      Signature by or on behalf of Assignor



                                      -----------------------------------------
                                      Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________ for the account of ________________.

                  Distributions made by check (such check to be made payable to _____________ _____________________) and all applicable statements and notices should be mailed to _______________________.


                  This information is provided by _________________________, the assignee named above, or _____________________________, as its agent.





                                     A-3-8

                                  EXHIBIT A-4

                  FORM OF CLASS [H][J][K][L][M][N] CERTIFICATE

            CLASS[H][J][K][L][M][N] MULTIFAMILY/COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 1998-MC1

This is one of a series of multifamily/commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                         MORTGAGE CAPITAL FUNDING, INC.


Pass-Through Rate:                          Certificate Principal Balance of this
____% per annum                             Certificate as of the Issue Date:
                                            $____________

Date of Pooling and Servicing               Class Principal Balance of all Class
Agreement:  April 1, 1998                   [H][J][K][L][M][N] Certificates as of the
                                            Issue Date:
                                            $____________

Cut-off Date:  April 1, 1998                Aggregate unpaid principal balance of the
                                            Mortgage Pool as of the Cut-off Date,
Issue Date: May 6, 1998                     after deducting payments of principal due
                                            on or before such date (the "Initial Pool
First Distribution Date:                    Balance"): $1,294,362,625
May 18, 1998

Master Servicer:                            Trustee and REMIC Administrator:
AMRESCO Services, L.P.                      LaSalle National Bank

Special Servicer:                           Fiscal Agent:
CRIIMI MAE Services Limited                 ABN AMRO Bank N.V.
Partnership

                                            Additional Warranting Parties:
Mortgage Loan Seller:                       Goldman Sachs Mortgage Company
Citicorp Real Estate, Inc.                  AMRESCO Capital, L.P.

Certificate No. [H][J][K][L][M][N]-___      CUSIP No.  ____________



[o CLASS H ONLY: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A

NEW YORK CORPORATION ("DTC"), TO THE SPONSOR, THE TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.o]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., AMRESCO SERVICES, L.P., CRIIMI MAE SERVICES LIMITED PARTNERSHIP, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO THE ONE OR MORE CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.




                                     A-4-2

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. [o THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS MAY __, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT USED SOLELY FOR THE PURPOSES OF APPLYING THE OID RULES TO THE CERTIFICATES EQUAL TO A "CPR" OF 0% (EXCEPT THAT HYPER-AMORTIZATION LOANS (AS DEFINED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN) ARE ASSUMED TO BE REPAID IN THEIR ENTIRETY ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES (ALSO AS DEFINED IN SUCH POOLING AND SERVICING AGREEMENT)) (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $__________ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_____ PER $_______ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER A CONSTANT YIELD METHOD WITH DAILY COMPOUNDING. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR THAT, IF THEY DO, THEY WILL PREPAY AT ANY PARTICULAR RATE.o]

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that [oClass H only: Cede & Co.o] [oClasses J through N only: ____________o] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Issue Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, and the Mortgage Loan Seller, Additional Warranting Parties, Master Servicer, Special Servicer, Trustee, REMIC Administrator and Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required




                                     A-4-3
to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

                  Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, the Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.



                                     A-4-4

                  No transfer of this Certificate or any interest herein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event a transfer of this Certificate (other than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Sponsor or any Affiliate of the Sponsor and other than if this Certificate constitutes a Book-Entry Certificate) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer until it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 or Exhibit B-3 to the Agreement; or (ii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. If this Certificate constitutes a Book-Entry Certificate, and if any transfer of an interest herein is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in this Certificate by the Sponsor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required either (i) to sell its interest in this Certificate in a transaction that complies with Rule 144A under the Securities Act to a transferee that such Certificate Owner reasonably believes is a qualified institutional buyer within the meaning of such Rule 144A; or (ii) to obtain either (A) a certificate from such Certificate Owner's prospective transferee substantially in the form attached as Exhibit B-4 to the Agreement or (B) an opinion of counsel to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such). None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Holder or Certificate Owner of this Certificate desiring to effect such a transfer shall be required to indemnify the Sponsor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101, unless:
(x) if this Certificate or any interest herein is being acquired with "plan assets", the prospective


                                     A-4-5

Transferee provides the Certificate Registrar (or, if this Certificate constitutes a Book-Entry Certificate, the Certificate Owner that desires to effect the transfer) with a certification to the effect that the purchase, continued holding and transfer of this Certificate or such interest herein is exempt from the prohibited transaction provisions of Section 406 of ERISA and
Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 or (y) if this Certificate is held as a Definitive Certificate, the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel, obtained at the expense of such prospective transferee, which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires this Certificate or any interest herein without delivery of the certification of facts and opinion of counsel referred to in the preceding sentence shall be deemed to have certified that it is neither a Plan nor any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, or alternatively, if and for so long as the this Certificates constitutes a Book-Entry Certificate, that the purchase, continued holding and transfer of this Certificate or such interest herein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of PTCE 95-60.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  [oFor Class H only: For so long as this Certificate is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.o]

                  Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage


                                     A-4-6

Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

















                                     A-4-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                   LaSalle National Bank,
                                                   as Trustee


                                                   By:_________________________
                                                         Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [H][J][K][L][M][N] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                    LaSalle National Bank,
                                                    as Certificate Registrar


                                                    By:________________________
                                                          Authorized Officer















                                     A-4-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/ Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new
Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:



                                         --------------------------------------
                                         Signature by or on behalf of Assignor



                                         --------------------------------------
                                         Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________ for the account of _____________________.

                  Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _______________________.

                  This information is provided by _______________________, the assignee named above, or _____________________________, as its agent.




                                     A-4-9

                                  EXHIBIT A-5

                  FORM OF CLASS [R-I][R-II][R-III] CERTIFICATE

            CLASS [R-I][R-II][R-III] MULTIFAMILY/COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATE,
                                SERIES 1998-MC1

This is one of a series of multifamily/commercial mortgage pass-through certificates (collectively, the "Certificates"), issued in multiple classes (each, a "Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by


                         MORTGAGE CAPITAL FUNDING, INC.


Date of Pooling and Servicing                  Percentage Interest evidenced by this
Agreement:  April 1, 1998                      Certificate in the related Class:  _____%

Cut-off Date:  April 1, 1998                   Aggregate unpaid principal balance of the
                                               Mortgage Pool as of the Cut-off Date, after
Issue Date: May 6, 1998                        deducting payments of principal due on or
                                               before such date (the "Initial Pool
First Distribution Date:                       Balance"):  $1,294,362,625
May 18, 1998
Master Servicer:                               Trustee and REMIC Administrator:
AMRESCO Services, L.P.                         LaSalle National Bank

Special Servicer:                              Fiscal Agent:
CRIIMI MAE Services Limited                    ABN AMRO Bank N.V.
Partnership

Mortgage Loan Seller:                          Additional Warranting Parties:
Citicorp Real Estate, Inc.                     Goldman Sachs Mortgage Company
                                               AMRESCO Services, L.P.
Certificate No. [R-I][R-II][R-III] - __


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MORTGAGE CAPITAL FUNDING, INC., CITICORP REAL ESTATE, INC., LASALLE NATIONAL BANK, ABN AMRO BANK N.V., AMRESCO SERVICES, L.P., CRIIMI MAE SERVICES LIMITED PARTNERSHIP, OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS, IS SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B)ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.


         This certifies that _____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust Fund evidenced by all the Certificates of the same Class as this Certificate. The Trust Fund was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Mortgage Capital Funding, Inc., as Sponsor, and the Mortgage Loan Seller, Additional Warranting Parties, Master Servicer, Special Servicer, Trustee, REMIC Administrator and Fiscal Agent identified above. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement,



                                     A-5-2
to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, distributions will be made on the 18th day of each month or, if such 18th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing upon the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs. All distributions made under the Agreement in respect of this Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with written wiring instructions no less than five (5) Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of the Person entitled thereto, as such name and address appear in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

                  The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account, Distribution Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                  The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                  As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

                  No transfer of this Certificate or any interest herein shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. In the event a transfer of this Certificate (other



                                     A-5-3
than in connection with the initial issuance of the Certificates or a transfer of this Certificate by the Sponsor or any Affiliate of the Sponsor) is to be made without registration under the Securities Act, then the Certificate Registrar shall refuse to register such transfer unless it receives the following: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 or Exhibit B-3 to the Agreement; or (ii) an opinion of counsel satisfactory to the Certificate Registrar to the effect that such transfer may be made without registration under the Securities Act (which opinion of counsel shall not be an expense of the Trust Fund or of the Sponsor, the Mortgage Loan Seller, either Additional Warranting Party, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective transferee on which such opinion of counsel is based. None of the Sponsor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class of Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of this Certificate or any interest herein without registration or qualification. Any Certificateholder desiring to effect such a transfer shall be required to indemnify the Sponsor, the Trustee, the Fiscal Agent, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  No transfer of this Certificate or any interest herein shall be made under any circumstances (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or the Code (each, a "Plan") or (ii) to any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss.2510.3-101, unless:
(x) if this Certificate or any interest herein is being acquired with "plan assets", the prospective Transferee provides the Certificate Registrar with a certification to the effect that the purchase, continued holding and transfer of this Certificate or such interest herein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and II of Prohibited Transaction Class Exemption ("PTCE") 95-60 or (y) the prospective transferee provides the Certificate Registrar with a certification of facts and an opinion of counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code, will not result in the imposition of an excise tax under Section 4975 of the Code and will not subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement.

                  Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person


                                     A-5-4
holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Master Servicer, the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                  Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

                  The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i) cause any of REMIC I, REMIC II or REMIC III to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

                  A "Permitted Transferee" is any Transferee that is not a Disqualified Organization or a Non-United States Person.

                  A "Disqualified Organization" is (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is


                                     A-5-5
not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.

                  No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

                  Prior to due presentment of this Certificate for registration of transfer, the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                  The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or by any Majority Certificateholder of the Controlling Class (other than the Sponsor or the Mortgage Loan Seller) at a price determined as provided in the Agreement of all Mortgage Loans and any REO Properties remaining in the Trust Fund. The Agreement permits, but does not require, any such Majority Certificateholder or the Master Servicer to purchase from the Trust Fund all Mortgage Loans and any REO Properties remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated


                                     A-5-6

Principal Balance of the Mortgage Pool at the time of purchase being less than 1% of the Initial Pool Balance specified on the face hereof.

                  The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator thereunder and the rights of the Certificateholders thereunder, at any time by the Sponsor, the Mortgage Loan Seller, the Additional Warranting Parties, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the REMIC Administrator with the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

                  Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                  This Certificate shall be construed in accordance with the internal laws of the State of New York that are applicable to agreements negotiated, made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.















                                     A-5-7

                  IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                                    LaSalle National Bank,
                                                    as Trustee


                                                    By:________________________
                                                          Authorized Officer


                         CERTIFICATE OF AUTHENTICATION

                  This is one of the Class [R-I] [R-II][R-III] Certificates referred to in the within-mentioned Agreement.

Dated:

                                                     LaSalle National Bank,
                                                     as Certificate Registrar


                                                     By:_______________________
                                                           Authorized Officer


















                                     A-5-8

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                    -----------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Multifamily/ Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new
Multifamily/Commercial Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Multifamily/Commercial Mortgage Pass-Through Certificate to the following address:
        -----------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Dated:



                                      -----------------------------------------
                                      Signature by or on behalf of Assignor



                                      -----------------------------------------
                                      Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________ for the account of _________________.

                  Distributions made by check (such check to be made payable to __________________ _________________________) and all applicable statements and notices should be mailed to ____________.

                  This information is provided by _______________________, the assignee named above, or ______________________, as its agent.




                                     A-5-9

                                  EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE
                          PURSUANT TO SECTION 5.02(B)


                              _____________, 19__



LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107
Attention:  Asset-Backed Securities Trust Services-MCFI 1998-MC1


         Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1, Class__, having an initial aggregate Certificate Principal Balance as of May 6, 1998 (the "Closing Date") of $__________
Dear Sirs:

         This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to ____________________ (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1998, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital, L.P., as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, that:

                  1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

                  2. Neither the Transferor nor anyone acting on its behalf has
         (a) offered, transferred, pledged, sold or otherwise disposed of any Non-Registered Certificate, any interest in a Non-Registered Certificate or any other similar security to any person in any manner,
         (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Non-Registered Certificate, any interest in a Non-Registered Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Non-Registered Certificate, any interest in a Non-Registered Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Non-Registered Certificate, any interest in a Non-Registered Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Non-Registered Certificate, any interest in a Non-Registered Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the Securities Act or any state securities laws.

                  3. The Transferee is an entity which the Transferor reasonably believes to be a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act, or an institutional "accredited investor" (within the meaning of paragraphs
         (1), (2), (3) or (7) of Rule 501(a) under the Securities Act).


                                            Very truly yours,


                                            (Transferor)

                                            By:
                                               --------------------------------
                                                 Name:
                                                      -------------------------
                                                 Title:
                                                       ------------------------














                                     B-1-2

                                  EXHIBIT B-2

                        FORM I OF TRANSFEREE CERTIFICATE
                   PURSUANT TO SECTION 5.02(B) FOR TRANSFERS
                           OF DEFINITIVE CERTIFICATES
                                   [FOR Q1BS]


                              _____________, 19__


LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107
Attention:  Asset-Backed Securities Trust Services-MCFI 1998-MC1

               Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1, Class ______, having an initial aggregate Certificate Principal Balance as of May 6, 1998 (the "Closing Date") of $__________

Dear Sirs:

       This letter is delivered to you in connection with the transfer by __________________ (the "Transferor") to ___________________ (the "Transferee")
of the captioned Certificates (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1998, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital, L.P., as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

               1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.






                                     B-2-1

               2. The Transferee has been furnished with all information regarding (a) the Sponsor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

               3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                     Very truly yours,


                                     ------------------------------------------
                                     (Transferee)

                                     By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------






















                                     B-2-2

                             Nominee Acknowledgment


         The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.



                                                   ----------------------------
                                                   (Nominee)

                                                   By:
                                                      -------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------























                                     B-2-3

                                                         ANNEX 1 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]



         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

         2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________1 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and
(ii) the Transferee satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

         ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which

-------------------

1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.




                                     B-2-4
                  is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

         ___ Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

         ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

         ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

         ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

                  -------------------------------------------------------------
                  -------------------------------------------------------------
                  -------------------------------------------------------------


         3. The term "securities as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis


                                     B-2-5
of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

                  ___      ___              Will the Transferee be purchasing
                  Yes      No               the Transferred Certificates only
                                            for the Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.



                                       ----------------------------------------
                                       Print Name of Transferee


                                       By:
                                          -------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
                                          Date:
                                               --------------------------------



                                     B-2-6

                                                         ANNEX 2 TO EXHIBIT B-2


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]



         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

         2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

         ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                     B-2-7

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

         5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  ----     -----
                   Yes       No             Will the Transferee be
                                            purchasing the Transferred
                                            Certificates only for the
                                            Transferee's own account?

         6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

         7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                            -----------------------------------
                                            Print Name of Transferee or Adviser

                                            By:
                                               --------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------

                                            IF AN ADVISER:

                                            -----------------------------------
                                            Print Name of Transferee

                                            Date:
                                                 ------------------------------




                                     B-2-8

                                  EXHIBIT B-3

                       FORM II OF TRANSFEREE CERTIFICATE
                          PURSUANT TO SECTION 5.02(B)
                    FOR TRANSFERS OF DEFINITIVE CERTIFICATES
                    [FOR INSTITUTIONAL ACCREDITED INVESTORS]


                              _____________, 19__


LaSalle National Bank
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107
Attention:  Asset-Backed Securities Trust Services-MCFI 1998-MC1

       Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass- Through Certificates, Series 1998-MC1, Class ________, having an initial aggregate Certificate Principal Balance as of May 6, 1998 (the "Closing Date") of $__________

Dear Sirs:

       This letter is delivered to you in connection with the transfer by ___________________ (the "Transferor") to __________________ (the "Transferee")
of the captioned Certificates (the "Transferred Certificates"), pursuant to
Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1998, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital, L.P., as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, that:

       1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

       2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Sponsor nor the Trustee is obligated so to register or qualify the Transferred Certificates and (c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Registrar has received (A) a certificate from the prospective transferor substantially in the form attached as Exhibit B-1 to the Pooling and Servicing Agreement and a certificate from the




                                     B-3-1
prospective transferee substantially in the form attached either as Exhibit B-2 or Exhibit B-3 to the Pooling and Servicing Agreement or (B) an Opinion of Counsel satisfactory to the Certificate Registrar that the transfer may be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding the transfer from the prospective transferor and/or prospective transferee upon which such Opinion of Counsel is based.

       3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

       THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

       NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
       (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
       (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

       4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner


                                     B-3-2
set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

       5. The Transferee has been furnished with all information regarding (a) the Sponsor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

       6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501(a) under the Securities Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

       7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                                   Very truly yours,

                                                   ----------------------------
                                                   (Transferee)

                                                   By:
                                                      -------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------
                                                     Date:
                                                          ---------------------


                             Nominee Acknowledgment


            The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                         --------------------------------------
                                         (Nominee)

                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------




                                     B-3-3

                                  EXHIBIT B-4

                         FORM OF TRANSFEREE CERTIFICATE
                          PURSUANT TO SECTION 5.02(B)
             FOR TRANSFERS OF INTERESTS IN BOOK-ENTRY CERTIFICATES
                    [FOR INSTITUTIONAL ACCREDITED INVESTORS]
                               ____________, 19__

[TRANSFEROR]

               Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass- Through Certificates, Series 1998-MC1, Class __, having an initial aggregate Certificate Principal Balance as of May 6, 1998 (the "Closing Date") of $__________

Ladies and Gentlemen:

       This letter is delivered to you in connection with the transfer by ____________________ (the "Transferor") to
__________________________________________ (the "Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Company ("DTC") and the Depository Participants) in the captioned Certificates (the "Transferred Certificates"), which were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1998, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital, L.P., as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Sponsor, that:

       1. The Transferee is acquiring the Transferor's beneficial ownership interest in the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

       2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Sponsor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Transferred Certificates, and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer either
(A) has sold its interest in such Transferred Certificates in a transaction that complies with Rule 144A under the Securities Act to a transferee that


                                     B-4-1
such Certificate Owner reasonably believes is a qualified institutional buyer within the meaning of Rule 144A or (ii) has received (1) a certificate from its prospective transferee substantially in the form attached as Exhibit B-4 to the Pooling and Servicing Agreement or (2) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act.

       3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

       THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

       NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
       (A) ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR
       (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

       4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person


                                     B-4-2
to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

       5. The Transferee has been furnished with all information regarding (a) the Sponsor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

       6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.


                                         Very truly yours,



                                         --------------------------------------
                                         (Transferee)


                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

















                                     B-4-3

                                  EXHIBIT C-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                       PURSUANT TO SECTION 5.02(d)(i)(B)


STATE OF                            )
                                    ) participation.:
COUNTY OF                           )


                  [NAME OF OFFICER], being first duly sworn, deposes and says that:

                  1. He/She is the [Title of Officer] of [Name of Prospective Transferee] (the prospective transferee (the "Transferee") of a Mortgage Capital Funding, Inc., Class R-[I][II][III] Multifamily/Commercial Mortgage Pass-Through Certificate, Series 1998-MC1, evidencing a ____% Percentage Interest in the Class to which it belongs (the "Residual Certificate")), a __________________________________ duly organized and validly existing under the laws of [the State of ____] [the United States], on behalf of which he/she makes this affidavit. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Residual Certificate was issued (the "Pooling and Servicing Agreement").

                  2. The Transferee (i) is [and, as of [date of transfer], will be] a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificate, and (ii) is acquiring the Residual Certificate for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any person other than a "disqualified organization" or a "non-United States person". (For this purpose: (i) a "disqualified organization" means the United States or a possession thereof, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax (unless such organization is subject to the tax on unrelated business taxable income); and (ii) a "non-United States person" is any person other than a "United States person". A "United States person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, all within the meaning of Section 7701(a)(30) of the Code.)



                                     C-1-1

                  3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificate to "disqualified organizations" under the Internal Revenue Code of 1986, as amended, that applies to all transfers of the Residual Certificate after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a "disqualified organization", on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a "disqualified organization" and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificate may be a "non-economic residual interest" within the meaning of Treasury Regulation ss.1.860E-1(c) and that the transferor of a "non-economic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

                  4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificate if at any time during the taxable year of the pass-through entity a "disqualified organization" is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

                  5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificate by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

                  6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

                  7. The Transferee's taxpayer identification number is ___________.

                  8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificate (in particular, clause
(ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a person other than the Transferee and clause
(ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory disposition of the Residual Certificate, in either case, in the event that the Transferee holds such Residual Certificate in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

                  9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificate is or will be to impede the assessment or collection of any tax.

                  10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificate.



                                     C-1-2

                  11. The Transferee will, in connection with any transfer that it makes of the Residual Certificate, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit C-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificate to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury Regulation ss.1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.





























                                     C-1-3

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of __________, 199__.


                                                     [NAME OF TRANSFEREE]


                                                      By: _____________________
                                                           [Name of Officer]
                                                           [Title of Officer]

[Corporate Seal]


ATTEST:


______________________________
[Assistant] Secretary


                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee

                  Subscribed and sworn before me this ___ day of ______________, 199__.



                                                     __________________________
                                                     NOTARY PUBLIC


COUNTY OF ___________
STATE OF _____________
My Commission expires the _________
day of _____________, 19__.






                                     C-1-4

                                  EXHIBIT C-2

                         FORM OF TRANSFEROR CERTIFICATE
                       PURSUANT TO SECTION 5.02(D)(I)(D)


                                                      __________________, 19___



LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603

Attention:  Asset Backed Securities Trust Services - MCFI 1998-MC1

               Re: Mortgage Capital Funding, Inc., Multifamily/Commercial Mortgage Pass-Through Certificates, Series 1998-MC1, Class R-[I][II][III], evidencing a __% percentage interest in the Class to which it belongs

Dear Sirs:

                  This letter is delivered to you in connection with the transfer by _____________ (the "Transferor") to ____________________ (the
"Transferee") of the captioned Class R-[I][II][III] Certificate (the "Residual Certificate"), pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of April 1, 1998, among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital L.P., as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, LaSalle National Bank, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby represents and warrants to you, as Certificate Registrar, that:

                  1. No purpose of the Transferor relating to the transfer of the Residual Certificate by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

                  2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C-1. The Transferor does not know or believe that any representation contained therein is false.

                  3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury Regulation ss.1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The


                                     C-2-1

Transferor understands that the transfer of the Residual Certificate may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.



                                                   Very truly yours,


                                                   ----------------------------
                                                   (Transferor)


                                                   By:
                                                      -------------------------
                                                     Name:
                                                          ---------------------
                                                     Title:
                                                           --------------------
























                                     C-2-2

                                   EXHIBIT D

                              REQUEST FOR RELEASE


                                                    ____________________, 19___


LaSalle National Bank
135 South LaSalle Street
Chicago, Illinois 60603

Attention:  Asset Backed Securities Trust Services - MCFI 1998-MC1

                  In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under that certain Pooling and Servicing Agreement dated as of April 1, 1998 (the "Pooling and Servicing Agreement"), by and among Mortgage Capital Funding, Inc., as Sponsor, Citicorp Real Estate, Inc., as Mortgage Loan Seller, Goldman Sachs Mortgage Company, as an Additional Warranting Party, AMRESCO Capital L.P. as an Additional Warranting Party, AMRESCO Services, L.P., as Master Servicer, CRIIMI MAE Services Limited Partnership, as Special Servicer, you, as Trustee and REMIC Administrator, and ABN AMRO Bank N.V., as Fiscal Agent, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

                  Mortgagor's Name: ___________________________________________

                  Address:_____________________________________________________

                  Loan No.:____________________________________________________

If only particular documents in the Mortgage File are requested, please specify which:___________________________________________________________________
___________________

Reason for requesting file (or portion thereof):

         ______   1.       Mortgage Loan paid in full. The undersigned
                           hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

         ______   2.       The Mortgage Loan is being foreclosed.

         ______   3.       Other.  (Describe)



                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                           [MASTER SERVICER] [SPECIAL SERVICER]


                                            By:________________________________
                                                Name:__________________________
                                                Title:_________________________

                                   EXHIBIT E

                      FORM OF DISTRIBUTION DATE STATEMENT

                                                         ANNEX B

ABN AMRO                                       Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                     AMRESCO Services, L.P. as Master Servicer                 Payment Date:
                                       Multifamily/Commercial Pass-Through Certificates             Prior Payment:
Administrator:                                       Series 1998-MC1                                Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625            ABN AMRO Acct: 99-9999-99-9                         WAC:
  Chicago, IL   60674-4107                                                                          WAMM:


==================================================================================================================================




                                                                                                                 Number Of Pages

                                            Table Of Contents                                                           1

                                            REMIC Certificate Report                                                    1

                                            Other Related Information                                                   3

                                            Asset Backed Facts Sheets                                                   1

                                            Delinquency Loan Detail                                                     1

                                            Mortgage Loan Characteristics                                               2

                                            Loan Level Listing                                                          1






                                            Total Pages Included  In This Package                                      10


                                            Specially Serviced Loan Detail                                    Appendix A
                                            Modified Loan Detail                                              Appendix B
                                            Realized Loss Detail                                              Appendix C


==================================================================================================================================

                                                                                                                    Page 1 of 10

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9                                  WAC:
  Chicago, IL   60674-4107                                                                                        WAMM:

========================================================================================================================
                               Original                  Opening               Principal            Principal
         Class              Face Value (1)               Balance                Payment            Adj. or Loss
         CUSIP                Per $1,000                Per $1,000             Per $1,000           Per $1,000
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------

========================================================================================================================

=============================================================================================================
    Negative              Closing                Interest              Interest            Pass-Through
  Amortization            Balance                Payment              Adjustment             Rate (2)
   Per $1,000            Per $1,000             Per $1,000            Per $1,000          Next Rate (3)
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------

=============================================================================================================
                   ==============================================
                   Total P&I Payment
                   ==============================================
                                                                                      Page 2 of 10

Notes:  (1) N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual    (3) Estimated

                                      B-2

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
========================================================================================================================

                             -------------------------------------------------------------------------------------------
                                                         Accrued                Net
                                                       Certificate           Prepayment           Prepayment
                             Class                      Interest          Int. Shortfalls          Premiums
                             ===========================================================================================













                             ===========================================================================================
                               Totals:                                0.00                 0.00                 0.00
                             ===========================================================================================





                             -------------------------------------------------------------------------------------------
                                                                                                               Advances
                             -------------------------------------------------------------------------------------------
                                                Prior Outstanding                         Current Period
                                        Principal              Interest            Principal             Interest
                             ===========================================================================================

  Servicer                                      0.00                  0.00                 0.00                 0.00
  Trustee:                                      0.00                  0.00                 0.00                 0.00
 Fiscal Agent:                                  0.00                  0.00                 0.00                 0.00

                             ===========================================================================================
                                                0.00                  0.00                 0.00                 0.00
                             ===========================================================================================


========================================================================================================================

====================================================================================

------------------------------------------------------------------------------------
    Prior                Ending                                     Actual
    Unpaid               Unpaid              Interest            Distribution
   Interest             Interest               Loss              of Interest
====================================================================================













====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================

------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                     Recovered                               Outstanding
        Principal             Interest             Principal             Interest
====================================================================================
                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00
                0.00                 0.00                  0.00                 0.00

====================================================================================
                0.00                 0.00                  0.00                 0.00
====================================================================================


====================================================================================

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date: 01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:   01/00/00
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:  01/00/00
Administrator:                                           Series 1998-MC1                                 Record Date:    01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
==============================================================================================================================

  ----------------------------------------------------------------------------------------------------------------------------
                                                 Servicing Compensation
  ----------------------------------------------------------------------------------------------------------------------------
         Type of                                                     Master                Sub                 Special
      Compensation                                                  Servicer             Servicer             Servicer
  ============================================================================================================================

  Current Accrued Fees:                                                          0.00                 0.00                  0.00
  Prepayment Interest Excess:                                                    0.00                 0.00                  0.00
  Penalty Charges:                                                               0.00                 0.00                  0.00
  Assumption Fees:                                                               0.00                 0.00                  0.00
  Modification Fees:                                                             0.00                 0.00                  0.00
  Workout Fees:                                                                  0.00                 0.00                  0.00
  Interest on Servicing Advances:                                                0.00                 0.00                  0.00
  Other Fees:                                                                    0.00                 0.00                  0.00

  ============================================================================================================================
  Totals:                                                                        0.00                 0.00                  0.00
  ============================================================================================================================

  ============================================================================================================================
                                                 General Mortgage Pool Information
  ============================================================================================================================

  Available Distribution Amount:                                                                                            0.00

  Beginning Loan Count:                                                                                                     0
  Ending Loan Count:                                                                                                        0
  Beginning Aggregate Principal Balance:                                                                                    0.00
  Ending Aggregate Principal Balance:                                                                                       0.00
  Current Period Scheduled Principal:                                                                                       0.00
  Current Period Unscheduled Principal:                                                                                     0.00
  Current Period Realized Losses:                                                                                           0.00
  Current Period Additional Trust Fund Expenses:                                                                            0.00

  Current Weighted Average Mortgage Rate:                                                                                   0.000%
  Next Weighted Average Mortgage Rate:                                                                                      0.000%
  Current Weighted Average Net Mortgage Rate:                                                                               0.000%
  Next Weighted Average Net Mortgage Rate:                                                                                  0.000%


==================================================================================================================================

                                                                                                       Page 4 of  10

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date: 01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:   01/00/00
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:  01/00/00
Administrator:                                           Series 1998-MC1                                 Record Date:    01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                     Other Related Information
================================================================================================================================

   -----------------------------------------------------------------------------------------------------------------------------
                                         REO Property Information
                                                            Principal                         Date of          Amount of
            #    Collateral Id         Date of REO          Balance            Book Value     Final Recovery   Proceeds
   =============================================================================================================================
   1.
   2.
   3.       No REO Properties to Report as of the Current Prepayment Period
   4.
   5.




















   =============================================================================================================
     Cumulative realized losses on the Mortgage Pool as of Cutoff:                                          0.00
     Cumulative realized losses on the Certificates as of Cutoff:                                           0.00
    *Cumulative additional trust fund expenses applied to the Certificates since the closing date:          0.00
   =============================================================================================================

                             * included in cumulative losses on the certificates
================================================================================================================================

                                                                                             Page 5 of  10

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107

======================================================================--------------------------=============================
 Distribution         Delinq 1 Month            Delinq 2 Months           Delinq 3+ Months        Foreclosure/Bankruptcy
                =============================================================================================================
     Date          #          Balance         #          Balance          #         Balance         #          Balance
=============================================================================================================================
================------------------------------------------------------------------------------------------==================-

-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
================------------------------------------------------------------------------------------------==================-


-----------------------------------------------------------------------------------------------------------------------------
=============================================================================================================================

=========================================================================================================
          REO                   Modifications              Prepayments            Curr Weighted Avg.
=========================================================================================================
  #          Balance          #         Balance        #          Balance         Coupon       Remit
=========================================================================================================
------------------------------------================----------------------------------------=============

---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
------------------------------------================----------------------------------------=============


---------------------------------------------------------------------------------------------------------
=========================================================================================================


                                                                                                               Page 6 of 10
 Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                      B-6

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                       Delinquent Loan Detail

============================================================================================================================
                                                 Paid                                  Outstanding         Out. Property
   Disclosure Doc                                Thru             Current P&I              P&I               Protection
      Control #                                  Date               Advance             Advances**            Advances
============================================================================================================================




























        Total
============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                             1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but less than one month delinq                      2.  P&I Advance - Loan delinquent 2 month
============================================================================================================================

========================================================================================================
                          Special
       Advance            Servicer           Foreclosure           Bankruptcy              REO
   Description (1)     Transfer Date            Date                  Date                 Date
========================================================================================================





























========================================================================================================
                     3.  P&I Advance - Loan delinquent 3 months or More
s                    4.  Matured Balloon/Assumed Scheduled Payment
========================================================================================================


**  Outstanding P&I Advances include the current period P&I Advance                                Page 7 of  10

ABN AMRO                                            Mortgage Capital Funding, Inc.                       Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer               Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates           Prior Payment:
Administrator:                                           Series 1998-MC1                                 Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total




              Distribution of Principal Balances
-------------------------------------------------------------------
      Current Scheduled            Number    Scheduled   Based on
           Balances                of Loans  Balance     Balance
===================================================================
          $0 to      $999,999
  $1,000,000 to    $1,249,999
  $1,250,000 to    $1,499,999
  $1,500,000 to    $1,999,999
  $2,000,000 to    $2,499,999
  $2,500,000 to    $2,999,999
  $3,000,000 to    $3,499,999
  $3,500,000 to    $3,999,999
  $4,000,000 to    $4,499,999
  $4,500,000 to    $4,999,999
  $5,000,000 to    $5,999,999
  $6,000,000 to    $6,999,999
  $7,000,000 to    $7,499,999
  $7,500,000 to    $8,499,999
  $8,500,000 to    $9,999,999
 $10,000,000 to   $12,499,999
 $12,500,000 to   $14,999,999
 $15,000,000 to   $17,999,999
 $18,000,000 to   $19,999,999
 $20,000,000 &    Above
---------------------------------------------------------------
            Total                 0               0   0.00%
---------------------------------------------------------------
                  Average Scheduled Balance is               0
                  Maximum  Scheduled Balance is              0
                  Minimum  Scheduled Balance is              0


            Distribution of Property Types
 -----------------------------------------------------
                       Number    Scheduled  Based on
    Property Types    of Loans   Balance     Balance
 =====================================================











 -----------------------------------------------------
        Total            0                0   0.00%
 -----------------------------------------------------

       Distribution of Mortgage Interest Rates
 -------------------------------------------------------------
   Current Mortgage            Number    Scheduled  Based on
    Interest Rate             of Loans   Balance     Balance
 =============================================================
   7.500%    or    less
   7.500%    to    8.000%
   8.000%    to    8.125%
   8.125%    to    8.250%
   8.250%    to    8.375%
   8.375%    to    8.500%
   8.500%    to    8.625%
   8.625%    to    8.750%
   8.750%    to    9.000%
   9.000%    to    9.125%
   9.125%    to    9.500%
   9.500%    to    9.900%
   9.900%    to    10.250%
  10.250%    to    10.500%
  10.500%    &       Above
 -----------------------------------------------------------
        Total                     0            0   0.00%
 -----------------------------------------------------------
          W/Avg Mortgage Interest Rate is         0.0000%
          Minimum Mortgage Interest Rate is       0.0000%
          Maximum Mortgage Interest Rate is       0.0000%


              Geographic Distribution
-----------------------------------------------------
                       Number    Scheduled  Based on
 Geographic Location  of Loans   Balance    Balance
=====================================================
























-----------------------------------------------------
        Total            0          0        0.00%
-----------------------------------------------------


                                  Page 8 of 10

ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:  01/00/00
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:    01/00/00
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:   01/00/00
Administrator:                                           Series 1998-MC1                             Record Date:     01/00/00
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                            Pool Total

                         Loan Seasoning
---------------------------------------------------------------
                               Number    Scheduled   Based on
       Number of Years         of Loans  Balance     Balance
===============================================================
        1 year or less

        1+ to 2 years
        2+ to 3 years
        3+ to 4 years
        4+ to 5 years
        5+ to 6 years

        6+ to 7 years

        7+ to 8 years
        8+ to 9 years
        9+ to 10 years
       10 years or more
---------------------------------------------------------------
            Total                    0            0   0.00%
---------------------------------------------------------------
         Weighted Average Seasoning is                   0.0


              Distribution of Amortization Type
---------------------------------------------------------------
                               Number    Scheduled   Based on
      Amortization Type        of Loans  Balance     Balance
===============================================================













---------------------------------------------------------------
            Total                 0            0          0.00%
---------------------------------------------------------------


            Distribution of Remaining Term

                   Fully Amortizing
 -----------------------------------------------------
   Fully Amortizing    Number    Scheduled  Based on
    Mortgage Loans    of Loans   Balance     Balance
 =====================================================
 60 months or less
 61 to 120 months
 121 to 180 months
 181 to 240 months
 241 to 360 months
 -----------------------------------------------------
        Total                0            0   0.00%
 -----------------------------------------------------
            Weighted Average Months to Maturity is  NA


            Distribution of Remaining Term
                    Balloon Loans
 -----------------------------------------------------
           Balloon      Number    Scheduled  Based on
        Mortgage Loan  of Loans   Balance     Balance
 =====================================================
           12 months or less
             13 to 24 months
             25 to 36 months
             37 to 48 months

             49 to 60 months

            61 to 120 months
           121 to 180 months
           181 to 240 months
 -----------------------------------------------------
     Total                0            0   0.00%
 -----------------------------------------------------
    Weighted Average Months to Maturity is         0


                  Distribution of DSCR
  -----------------------------------------------------
            Debt Service Number    Scheduled  Based on
            Coverage Rate of Loans  Balance    Balance
  =====================================================

         1.000   or   less
         1.001   to   1.125
         1.126   to   1.250
         1.251   to   1.375
         1.376   to   1.500
         1.501   to   1.625
         1.626   to   1.750
         1.751   to   1.875
         1.876   to   2.000
         2.001   to   2.125
         2.126   to   2.250
         2.251   to   2.375
         2.376   to   2.500
         2.501   to   2.625
         2.626    &   above
              Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------
  Weighted Average Debt Service Coverage Ratio is    0.000


                       NOI Aging

  -----------------------------------------------------
                         Number    Scheduled  Based on
        NOI Date        of Loans   Balance    Balance
  =====================================================
     1 year or less
      1 to 2 years
     2 Years or More
         Unknown
  -----------------------------------------------------
          Total                0            0  0.00%
  -----------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Loan Level Detail
=====================================================================================================================
                             Property                              Operating                   Ending
 Disclosure                    Type       Maturity                 Statement                 Principal       Note
  Control #      Group         Code         Date         DSCR        Date         State       Balance        Rate
=====================================================================================================================














=====================================================================================================================


====================================================
                                           Loan
  Scheduled                Prepayment     Status
     P&I       Prepayment     Date       Code (1)
====================================================













====================================================

    *  NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
---------------------------------------------------------------------------------------------------------------------------------

(1)   Legend:
A.  P&I Adv -  in Grace Period
B.  P&I Adv -  less than one month delinq
1.  P&I Adv -  delinquent 1 month
2.  P&I Adv -  delinquent 2 months
3.  P&I Adv -  delinquent 3+ months
4.  Mat. Balloon/Assumed  P&I
5. Prepaid in Full
6. Specially  Serviced
7. Foreclosure
8. Bankruptcy
9. REO
10. DPO
11. Modification
==============================================================================================================================
                                                                                                               Page 10 of  10

                                     B-10

ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                   Specially Serviced Loan Detail
=================================================================================================================================
                   Beginning                                                   Specially
   Disclosure      Scheduled       Interest      Maturity       Property        Serviced
   Control #        Balance          Rate          Date           Type       Status Code (1)                         Comments
=================================================================================================================================































=================================================================================================================================

 (1)Legend :
    1)  Request for waiver of Prepayment Penalty       4)  Loan with Borrower Bankruptcy    7)  Loans Paid Off
    2)   Payment default                               5)  Loan in Process of Foreclosure   8)  Loans Returned to Master Servicer
    3)   Request for Loan Modification or Workout      6)  Loan now REO Property
=================================================================================================================================

                                                                                                                     Appendix A

ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                          Modified Loan Detail
===============================================================================================================================

   Disclosure     Modification                                       Modification
   Control #          Date                                           Description
-------------------------------------------------------------------------------------------------------------------------------
















                 ------------------------------
==============================================================================================================================

                                                                                                                  Appendix B

                                     B-12

ABN AMRO                                            Mortgage Capital Funding, Inc.                   Statement Date:
LaSalle National Bank                            AMRESCO Services, L.P. as Master Servicer           Payment Date:
                                              Multifamily/Commercial Pass-Through Certificates       Prior Payment:
Administrator:                                           Series 1998-MC1                             Record Date:
  Alyssa Stahl  (800) 246-5761
  135 S. LaSalle Street   Suite 1625                 ABN AMRO Acct: 99-9999-99-9
  Chicago, IL   60674-4107
                                                         Realized Loss Detail
=============================================================================================================
                                                                Beginning                    Gross Proceeds
     Dist.         Disclosure     Appraisal      Appraisal      Scheduled        Gross         as a % of
      Date         Control #         Date          Value         Balance        Proceeds    Sched Principal
-------------------------------------------------------------------------------------------------------------













-------------------------------------------------------------------------------------------------------------
Current Total                                              0.00                           0.00
Cumulative                                                 0.00                           0.00
                 ------------------------------
=============================================================================================================


==========================================================
   Aggregate      Net       Net Proceeds
 Liquidation  Liquidation     as a % of       Realized
  Expenses *   Proceeds    Sched. Balance       Loss
----------------------------------------------------------













---------------------------------------------------------
           0.00          0.00                   0.00
           0.00          0.00                   0.00
=========================================================

                                                                                                                  Appendix C

 * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..


                                  EXHIBIT F-1

                     FORM OF DELINQUENT LOAN STATUS REPORT

             MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1

                                                   DELINQUENT LOAN STATUS REPORT

                                                        as of _____________


--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                      SHORT NAME (WHEN APPROPRIATE)                    PROPERTY TYPE                   CITY
--------------------------------------------------------------------------------------------------------------------------------

90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                                     SQ FT OR UNITS           PAID THRU DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                           SCHEDULED LOAN BALANCE         TOTAL P&I ADVANCES TO DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                     TOTAL EXPENSES TO DATE        OTHER ADVANCES (TAXES & ESCROW)
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                         TOTAL EXPOSURE     CURRENT MONTHLY P&I
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                        CURRENT INTEREST RATE     MATURITY DATE       LTM NOI DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                           LTM NOI      LTM DSCR      VALUE      VALUATION DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------------------------------------------------------------------------------------------------------
                                                                           APPRAISAL
                                                                            BPO OR
  PROSPECTUS ID                                                        INTERNAL VALUE**   LOSS USING 92% APPR. OR BPO (F)
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


--------------------------------------------------------------------------------------------------------------------------------
                                                                                            TRANSFER         CLOSING
  PROSPECTUS ID                                                      ESTIMATED RECOVERY %      DATE             DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                       DATE NOI FILED    EXPECTED FCL SALE DATE
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------------------------------------
  PROSPECTUS ID                                                          WORKOUT STRATEGY         COMMENTS
--------------------------------------------------------------------------------------------------------------------------------


90 + DAYS DELINQUENT




60 DAYS DELINQUENT




30 DAYS DELINQUENT



CURRENT & AT SPECIAL SERVICER





FCL - FORECLOSURE
LTM - LATEST 12 MONTHS EITHER LAST ANNUAL OR TRAILING 12 MONTHS
-------------------------------------------------------------------------------
*WORKOUT STRATEGY SHOULD MATCH THE CSSA LOAN FILE USING ABREVIATED WORDS IN PLACE OF A CODE NUMBER SUCH AS (FCL - IN FORECLOSURE, MOD - MODIFICATION, DPO - DISCOUNT PAYOFF, NS - NOTE SALE, BK - BANKRUPCY, PP - PAYMENT PLAN, TBD - TO BE DETERMINED ETC...)
IT IS POSSIBLE TO COMBINE THE STATUS CODES IF THE LOAN IS GOING IN MORE THAN ONE DIRECTION. (I.E. FCL/MOD, BK/MOD, BK/FCL/DPO)
**APP - APPRAISAL, BPO - BROKER OPINION, INT. - INTERNAL VALUE
-------------------------------------------------------------------------------

                                  EXHIBIT F-2

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                         HISTORICAL LOAN MODIFICATION REPORT
                                                AS OF _______________

---------------------------------------------------------------------------------------------------------------------
                                                  BALANCE
                                                 WHEN SENT                                # MTHS
                                 MOD/               TO       BALANCE AT THE                 FOR
PROSPECTUS                    EXTENTION  EFFECT   SPEICAL   EFFECTIVE DATE OF    OLD       RATE     NEW
    ID       CITY     STATE     FLAG      DATE   SERVICER    REHABILITATION      RATE     CHANGE    RATE    OLD P&I
---------------------------------------------------------------------------------------------------------------------














---------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------
                                                         (2) EST.
                                                          FUTURE
                                TOTAL #                 INTEREST
                                 MTHS       (1)          LOSS TO
                                  FOR     REALIZED       TRUST $
            OLD        NEW      CHANGE     LOSS TO       (RATE
NEW P&I   MATURITY   MATURITY   OF MOD    TRUST $      REDUCTION)           COMMENT
--------------------------------------------------------------------------------------------














--------------------------------------------------------------------------------------------
THIS REPORT IS HISTORICAL
Information is as of modification each line it should not change in the future only new modifications should be added.



--------------------------------------------------------------------------------------------
TOTAL FOR ALL LOANS:

TOTAL FOR LOANS IN CURRENT MONTH:
                                           # OF LOANS          $ BALANCE
MODIFICATIONS:
MATURITY DATE EXTENTIONS:
                         -------------------------------------------------------------------
TOTAL:

 * The information in these columns is from a particular point in time and should not change on this report once assigned.

(1) Actual principal loss taken by bonds

(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.



                                  EXHIBIT F-3

                         FORM OF HISTORICAL LOSS REPORT

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                           HISTORICAL LOSS ESTIMATE REPORT
                                                AS OF _______________

------------------------------------------------------------------------------------------------------------------------------
                                                                   LATEST
              SHORT NAME                                 %       APPRAISAL    EFFECT                    NET AMT
 PROSPECTUS     (WHEN      PROPERTY                  RECEIVED    OR BROKERS   DATE OF                   RECEIVED    SCHEDULED
     ID      APPROPRIATE)    TYPE      CITY  STATE   FROM SALE    OPINION      SALE       SALES PRICE  FROM SALE     BALANCE
------------------------------------------------------------------------------------------------------------------------------













------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
                                                                     DATE                  DATE
                                                                     LOSS                  ADJ       TOTAL LOSS    LOSS % OF
TOTAL P&I     TOTAL       SERVICING                 ACTUAL LOSSES   PASSED     MINOR ADJ  PASSED        WITH       SCHEDULED
 ADVANCED    EXPENSES   FEES EXPENSE  NET PROCEEDS   PASSED THRU     THRU      TO TRUST    THRU      ADJUSTMENT     BALANCE
------------------------------------------------------------------------------------------------------------------------------














------------------------------------------------------------------------------------------------------------------------------

THIS REPORT IS HISTORICAL
All information is from the liquidation date and does not need to be updated.

------------------------------------------------------------------------------------------------------------------------------
TOTAL ALL LOANS:

CURRENT MONTH ONLY:
------------------------------------------------------------------------------------------------------------------------------

ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dis. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                  Borrower Name      Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal.         As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


Potential Issues




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------
Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.Svcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date
--------------------------------------------------------------------------------------------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dis. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                  Borrower Name      Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal.         As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


Monetary Default




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------
Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.Svcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date
--------------------------------------------------------------------------------------------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dis. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                  Borrower Name      Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal.         As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


Covenant Default




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.Svcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dis. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                  Borrower Name      Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal.         As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


REO




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------
Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.Svcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date
--------------------------------------------------------------------------------------------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dis. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                  Borrower Name      Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal.         As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


Non-CMBS




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------
Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.Svcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date
--------------------------------------------------------------------------------------------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home

                           3=Office         6=Dls. Warhs.  9=Storage Facility

                                                           10=Other

--------------------------------------------------------------------------------------------------
Assigned                                     Borrower's        Net Cash Flow        Scheduled
  Prop      CRIIMI#       Project Name        Loan Bal          As of Date          P&I Pymt.
  Type     Mstr-Svcr#     Project Facts    Last Pd Install    Most Recent DSC     Pd. Thru Date
--------------------------------------------------------------------------------------------------


Non-CMBS-REO




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

--------------------------------------------------------------------------------------------------
Assigned                                     Advances
  Prop         Cumulative    Cumulative   Mstr.8vcr/CMSLP   Default Interest   Other
  Type         Principal     Interest      Scheduled UPB     Earned To Date     Date
--------------------------------------------------------------------------------------------------




                    (RESTUBBED TABLE CONTINUED FROM ABOVE)



                                                    Last Update:      20-Mar-98
                                                    Cutoff Date:      05-May-99


--------------------------------------------------------------------------------------------------
Assigned                                                          Site Inspec.
  Prop     Spec. Serv. Fee            Reimburseable Expenses          Date
  Type     Cumulative Amt.     Description       Amt.      Date    Condition
--------------------------------------------------------------------------------------------------









                                  EXHIBIT F-4

                           FORM OF REO STATUS REPORT

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                                  REO STATUS REPORT
                                                AS OF _______________

-----------------------------------------------------------------------------------------------------
                  SHORT NAME                          SQ FT   PAID   SCHEDULED   TOTAL P&I    TOTAL
                    (WHEN      PROPERTY                OR     THRU     LOAN       ADVANCES   EXPENSES
PROSPECTUS ID    APPROPRIATE)    TYPE    CITY  STATE  UNITS   DATE    BALANCE     TO DATE    TO DATE
-----------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
 OTHER                                                                           VALUE     APPRAISAL
ADVANCES              CURRENT             LTM                CAP                 USING       BPO OR
(TAXES &    TOTAL     MONTHLY  MATURITY   NOI     LTM NOI   RATE     VALUATION   NOI &     INTERNAL
 ESCROW)   EXPOSURE     P&I      DATE     DATE     /DSC    ASSIGN      DATE     CAP RATE    VALUE**
-----------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
   LOSS
   USING                                 REO        PENDING
  92% APPR.  ESTIMATED    TRANSFER    AQUISITION    CLOSING   PENDING
 OR BPO (F)  RECOVERY %     DATE         DATE         DATE     OFFERS             COMMENTS
-----------------------------------------------------------------------------------------------------














-----------------------------------------------------------------------------------------------------

(1) Use the following codes; App. - Appraisal, BPO - Brokers Opinion, Int - Internal Value

                                  EXHIBIT F-5

                  FORM OF SPECIAL SERVICER LOAN STATUS REPORT

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                         SPECIAL SERVICER LOAN STATUS REPORT
                                                  AS OF ____________


ASSETS UNDER REVIEW        1=MultiFamily    4=Retail       7=Mobile Home Park                  LAST UPDATE: 20-MAY-98

Status Report              2=Hotel          5=LI. Indus.   8=Nursing Home                     CUT-OFF DATE: 05-MAY-98

                           3=Office         6=Dls. Warhs.  9=Storage Facility

                                                           10=Other

---------------------------------------------------------------------------------------------------------------------
                                                                             Advances
Crossover's    Net Cash Flow    Subordinated    ---------------------------------------------------------------------
 Loan Bal.      As of Date       Pd. by and     Cumulative   Cumulative   Mslr. Bvcr/CNSLP   Default Interest   Other
???????????   Most recent DSC   Pd. Thru Date    Principal    Interest     Schedule UPB       Earned To Date    Date
---------------------------------------------------------------------------------------------------------------------










--------------------------------------------------------------
                                                  File Inspec.
Spec. Serv. Fcs       Reimburseable Expenses          Date
Cumulative Arrd.   Description    Armt.    Date    Condition
--------------------------------------------------------------











                                  EXHIBIT F-6

                  FORM OF OPERATING STATEMENT ANALYSIS REPORT

             MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                                OPERATING STATEMENT ANALYSIS REPORT
                                 (FORMAT SUBJECT TO MODIFICATION IN ACCORDANCE WITH CSSA REPORTING)
                                                         AS OF ____________


PROPERTY OVERVIEW
                                 -------------
   Prospectus ID
                                 ------------------------
   Current Balance/Paid to Date
                                 -------------------------------------------------------------------------------------------------
   Property Name
                                 -------------------------------------------------------------------------------------------------
   Property Type                 GENERAL
                                 -------------------------------------------------------------------------------------------------
   Property Address, City, State
                                 -------------
   Net Rentable Square Feet/#
     Units
                                 ------------------------
   Year Built/Year Renovated
                                 --------------------------------------------------------------------------
   Year of Operations            UNDERWRITING     1994        1995        1996         TTM         YTD
                                 --------------------------------------------------------------------------
   Occupancy Rate *
                                 --------------------------------------------------------------------------
   Average Rental Rate
                                 --------------------------------------------------------------------------
                                 * OCCUPANCY RATES ARE YEAR END OR THE ENDING DATE OF THE FINANCIAL
                                   STATEMENT FOR THE PERIOD.

                                                                                                NO. OF MOS.
                                                                                                -----------
NUMBER OF MONTHS ANNUALIZED                                 PRIOR YR.  CURRENT YR.
                                 -------------------------------------------------------------------------------------------------
                                 UNDERWRITING     1994        1995        1996         TTM       1997 YTD**  1996-BASE  TTM-BASE
REVENUE:                           BASE LINE   NORMALIZED  NORMALIZED  NORMALIZED  AS OF / /97  AS OF / /97  VARIANCE   VARIANCE
                                 -------------------------------------------------------------------------------------------------
   Base Rent
                                 -------------------------------------------------------------------------------------------------
   Expense Reimbursements
                                 -------------------------------------------------------------------------------------------------
   Parking Income
                                 -------------------------------------------------------------------------------------------------
   Other Income
                                 -------------------------------------------------------------------------------------------------
   Total Potential Income
                                 -------------------------------------------------------------------------------------------------
      Less: Vacancy/Collection
        Income
                                 -------------------------------------------------------------------------------------------------
TOTAL EFFECTIVE GROSS INCOME        $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
                                 Normalized - Trailing 12 months and full year financial statements that have been reviewed by the underwriter or Servicer

                                 ** Servicer will not be expected to "Normalize" these YTD numbers.

EXPENSES:
                                 -------------------------------------------------------------------------------------------------
   Management Fee
                                 -------------------------------------------------------------------------------------------------
   Payroll
                                 -------------------------------------------------------------------------------------------------
   Janitorial
                                 -------------------------------------------------------------------------------------------------
   General & Administrative
                                 -------------------------------------------------------------------------------------------------
   Repairs & Maintenance
                                 -------------------------------------------------------------------------------------------------
   Utilities
                                 -------------------------------------------------------------------------------------------------
   Marketing & Advertising
                                 -------------------------------------------------------------------------------------------------
   Insurance
                                 -------------------------------------------------------------------------------------------------
   Real Estate Taxes
                                 -------------------------------------------------------------------------------------------------
   Miscellaneous
                                 -------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES            $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
NET OPERATING INCOME                $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
   Leasing Commissions
                                 -------------------------------------------------------------------------------------------------
   Tenant Improvements
                                 -------------------------------------------------------------------------------------------------
   Replacement Reserve
                                 -------------------------------------------------------------------------------------------------
TOTAL CAPITAL ITEMS                 $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
N.O.I. AFTER CAPITAL ITEMS          $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
DEBT SERVICE (PER SERVICER)         $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
CASH FLOW AFTER DEBT SERVICE        $0.00         $0.00       $0.00       $0.00                    $0.00
                                 -------------------------------------------------------------------------------------------------
(1) DSCR: (NOI/DEBT SERVICE)
                                 -------------------------------------------------------------------------------------------------
(1) DSCR: (AFTER RESERVES\
           CAP EXP.)
                                 -------------------------------------------------------------------------------------------------
SOURCE OF FINANCIAL DATA:
                                 -------------------------------------------------------------------------------------------------
                                 (i.e., operating statements, financial statements, tax return, other)

NOTES AND  ASSUMPTIONS:
----------------------------------------------------------------------------------------------------------------------------------
The years shown above will roll always showing a three year history. 1997 is the current year financials; 1996 is the prior year financials. This report may vary depending on the property type and because of the way information may vary in each borrowers statement.

INCOME: COMMENT

EXPENSE: COMMENT

CAPITAL ITEMS:  COMMENT

(1) Used in the Comparative Financial Status Report, as applicable                                                        Quarterly


                                  EXHIBIT F-7

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                         COMPARATIVE FINANCIAL STATUS REPORT
                                                AS OF _______________


                                                                    ORIGINAL UNDERWRITING           2ND PRECEDING ANNUAL OPERATING
                                                                         INFORMATION                          INFORMATION
                                                               BASIS YEAR                         AS OF ______         NORMALIZED
------------------------------------------------------------------------------------------------------------------------------------
                           Last
                         Property                              Financial                          Financial
                          Inspect  Scheduled   Paid    Annual   Info as                (1)         Info as                 (1)
Prospectus                 Date      Loan      Thru     Debt    of Date   %    Total    $    (2)   of Date    %    Total    $    (2)
    ID      City  State   yy/mm     Balance    Date    Service   yy/mm   Occ  Revenue  NOI  DSCR    yy/mm    Occ  Revenue  NOI  DSCR
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
List all loans currently in deal with or without information largest to smallest loan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Total:                            $                    $                 WA   $        $    WA               WA   $        $    WA
------------------------------------------------------------------------------------------------------------------------------------
                                                               RECEIVED:                          REQUIRED:
                                                               ---------------------------------------------------------------------
FINANCIAL INFORMATION:                                         LOANS          BALANCE             LOANS          BALANCE
                                                               ---------------------------------------------------------------------
                                                                 #       %       $         %        #       %       $         %
------------------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YEAR:
------------------------------------------------------------------------------------------------------------------------------------
CURRENT FULL YR. RECEIVED WITH DSCR <1:
------------------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YEAR:
------------------------------------------------------------------------------------------------------------------------------------
PRIOR FULL YR. RECEIVED WITH DSCR <1:
------------------------------------------------------------------------------------------------------------------------------------
QUARTERLY FINANCIALS:
------------------------------------------------------------------------------------------------------------------------------------


    PRECEDING  ANNUAL OPERATING                    YTD OR TRAILING 12 MONTHS                    NET CHANGE (3)
            INFORMATION                              FINANCIAL INFORMATION
AS OF _____              NORMALIZED      MONTH REPORTED                      ACTUAL           PRECEDING & BASIS
------------------------------------------------------------------------------------------------------------------
Financial
 Info as                    (1)          FS Start   FS End                                            %
 of Date     %     Total     $     (2)     Date      Date             Total     $      %      %     Total     (1)
  yy/mm     Occ   Revenue   NOI   DSCR    yy/mm     yy/mm    % Occ   Revenue   NOI    DSCR   Occ   Revenue   DSCR
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
            WA    $         $     WA                WA       WA      $         $      WA     WA    $         WA
------------------------------------------------------------------------------------------------------------------

(1)   NOI or Net Cash Flow (as applicable)

(2)   DSCR calculated using NOI (or Net Cash Flow as applicable) / Debt Service (3) Net change should compare the latest year to the underwriting year


                                  EXHIBIT F-8

                               FORM OF WATCHLIST

      MORTGAGE CAPITAL FUNDING, INC. MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-MC1
                                                      WATCH LIST
                                                AS OF _______________

-----------------------------------------------------------------------------------------------------------------------------------
                                                       STATED     PAID                   %
PROSPECTUS                                           PRINCIPAL    THRU    MATURITY    CURRENT
    ID       PROPERTY TYPE       CITY        STATE    BALANCE     DATE      DATE        DSCR      COMMENT/REASON ON WATCH LIST
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
List all loans on watch list and reason sorted in decending balance order.
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Total:                                               $
-----------------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT G-1

                      CSSA 100.1 SET-UP DATA RECORD LAYOUT

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                               (CSSA 100.1 SETUP DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS OFFERING DOCUMENTATION
                                                           (PAGE 1 OF 4)
------------------------------   --------------------------------------------------------------------------------------------------
         SPECIFICATION                                                   DESCRIPTION/COMMENTS
------------------------------   --------------------------------------------------------------------------------------------------
Acceptable Media Types            Magnetic Tape, Diskette, Electronic Transfer
Character Set                     ASCII
Field Delineation                 Comma
Density (Bytes-Per-Inch)          1600 or 6250
Magnetic Tape Label               None (unlabeled)
Magnetic Tape Blocking Factor     10285 (17 records per block)
Physical Media Label              Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                                    Record Length
Return Address Label              Required for return of physical media (magnetic tape or diskette)
------------------------------   --------------------------------------------------------------------------------------------------
------------------------------   ---------------------------------   --------------------------------------------------------------
                                   FIELD               FORMAT
           FIELD NAME             NUMBER   TYPE       EXAMPLE                             DESCRIPTION/COMMENTS
------------------------------   ---------------------------------   --------------------------------------------------------------
Transaction Id                       1      AN        XXX97001        Unique Issue Identification Mnemonic
Group Id                             2      AN        XXX9701A        Unique Indentification Number Assigned To Each Loan Group
                                                                        Within An Issue
Loan Id                              3      AN     00000000012345     Unique Indentification Number Assigned To Each Collateral
                                                                        Item In A Pool
Offering Document Loan Id            4      AN          123           Unique Indentification Number Assigned To Each Collateral
                                                                        Item In The Prospectus
Original Note Amount                 5    Numeric    1000000.00       The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                6    Numeric       240           Original Number Of Months Until Maturity Of Loan
Original Amortization Term           7    Numeric       360           Original Number Of Months Loan Amortized Over
Original Note Rate                   8    Numeric      0.095          The Note Rate At Inception Of The Note
Original Payment Rate                9    Numeric      0.095          Original Rate Payment Calculated On
First Loan Payment Due Date         10      AN        YYYYMMDD        First Payment Date On The Mortgage Loan
Grace Days Allowed                  11    Numeric        10           Number Of Days From Due Date Borrower Is Permitted To Remit
                                                                        Payment
Interest Only (Y/N)                 12      AN           Y            Y=Yes,  N=No
Balloon (Y/N)                       13      AN           Y            Y=Yes,  N=No
Interest Rate Type                  14    Numeric        1            1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code        15    Numeric        1            1=30/360, 2=Actual/365, 3=Actual/360, 4=Actual/Actual,
                                                                        5=Actual/366, 6=Simple, 7=78'S
Interest in Arrears (Y/N)           16      AN           Y            Y=Yes,  N=No
Payment Type Code                   17    Numeric        1            See Payment Type Code Legend
Prepayment Lock-out End Date        18      AN        YYYYMMDD        Date After Which Loan Can Be Prepaid
Yield Maintenance End Date          19      AN        YYYYMMDD        Date After Which Loan Can Be Prepaid Without Yield
                                                                        Maintenance
Prepayment Premium End Date         20      AN        YYYYMMDD        Date After Which Loan Can Be Prepaid Without Penalty
------------------------------   ---------------------------------   --------------------------------------------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                               (CSSA 100.1 SETUP DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS OFFERING DOCUMENTATION
                                                           (PAGE 2 OF 4)
----------------------------------------------   ----------------------------   ---------------------------------------------------
                                                   FIELD            FORMAT
                FIELD NAME                        NUMBER  TYPE     EXAMPLE                      DESCRIPTION/COMMENTS
----------------------------------------------   ----------------------------   ---------------------------------------------------
Prepayment Terms Description                        21     AN        Text        Description Of Prepayment Terms (Not To Exceed
                                                                                   50 Characters)
ARM Index Code                                      22     AN         A          See Arm Index Code Legend
First Rate Adjustment Date                          23     AN      YYYYMMDD      Date Note Rate Originally Changed
First Payment Adjustment Date                       24     AN      YYYYMMDD      Date Payment Originally Changed
ARM Margin                                          25   Numeric    0.025        Rate Added To Index Used In The Determination Of
                                                                                   The Gross Interest Rate
Lifetime Rate Cap                                   26   Numeric     0.15        Maximum Rate That The Borrower Must Pay On An Arm
                                                                                   Loan Per The Loan Agreement
Lifetime Rate Floor                                 27   Numeric     0.05        Minimum Rate That The Borrower Must Pay On An Arm
                                                                                   Loan Per The Loan Agreement
Periodic Rate Increase Limit                        28   Numeric     0.02        Maximum Periodic Increase To The Note Rate Allowed
                                                                                   Per The Loan Agreement
Periodic Rate Decrease Limit                        29   Numeric     0.02        Minimum Periodic Increase To The Note Rate Allowed
                                                                                   Per The Loan Agreement
Periodic Payment Adjustment Max-%                   30   Numeric     0.03        Maximum Periodic Percentage Increase To The
                                                                                   Borrowers P&I Payment Allowed Per The Loan
                                                                                   Agreement
Periodic Payment Adjustment Max-$                   31   Numeric   5000.00       Maximum Periodic Dollar Increase To The Borrowers
                                                                                   P&I Payment Allowed Per The Loan Agreement
Payment Frequency                                   32   Numeric      1          1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                   12=Annually...
Rate Reset Frequency In Months                      33   Numeric      1          1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                   12=Annually...
Payment Reset Frequency In Months                   34   Numeric      1          1=Monthly, 3=Quarterly, 6=Semi-Annually,
                                                                                   12=Annually...
Rounding Code                                       35   Numeric      1          Rounding Method For Sum Of Index Plus Margin (See
                                                                                   Rounding Code Legend)
Rounding Increment                                  36   Numeric   0.00125       Used In Conjunction With Rounding Code
Index Look Back In Days                             37   Numeric      45         Use Index In Effect X Days Prior To Adjustment
                                                                                   Date
Negative Amortization Allowed (Y/N)                 38     AN         Y          Y=Yes,  N=No
Max Negate Allowed (% Of Orig Balance)              39   Numeric    0.075        Maximum Lifetime Percentage Increase To  The
                                                                                   Original Balance Allowed Per The Loan Agreement
Maximum Negate Allowed ($)                          40   Numeric   25000.00      Maximum Lifetime Dollar Increase To  The Original
                                                                                   Balance Allowed Per The Loan Agreement
Remaining Term At Securitization                    41   Numeric     240         Remaining Number Of Months Until Maturity Of Loan
                                                                                   At Cutoff
Remaining Amortized Term At Securitization          42   Numeric     360         Remaining Number Of Months Loan Amortized Over At
                                                                                   Cutoff
Maturity Date At Securitization                     43     AN      YYYYMMDD      The Scheduled Maturity Date Of The Mortgage Loan
                                                                                   At Securitization
Scheduled Principal Balance At Securitization       44   Numeric  1000000.00     The Scheduled Principal Balance Of The Mortgage
                                                                                   Loan At Securitization
Note Rate At Securitization                         45   Numeric    0.095        Cutoff Annualized Gross Interest Rate Applicable
                                                                                   To The Calculation Of Scheduled Interest
Servicer And Trustee Fee Rate                       46   Numeric   0.00025       Cutoff Annualized Fee Paid To The Servicer And
                                                                                   Trustee
Fee Rate / Strip Rate 1                             47   Numeric   0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                                   Current Note Rate To Determine Net Pass-Through
                                                                                   Rate
Fee Rate / Strip Rate 2                             48   Numeric   0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                                   Current Note Rate To Determine Net Pass-Through
                                                                                   Rate
Fee Rate / Strip Rate 3                             49   Numeric   0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                                   Current Note Rate To Determine Net Pass-Through
                                                                                   Rate
Fee Rate / Strip Rate 4                             50   Numeric   0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                                   Current Note Rate To Determine Net Pass-Through
                                                                                   Rate
Fee Rate / Strip Rate 5                             51   Numeric   0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                                   Current Note Rate To Determine Net Pass-Through
                                                                                   Rate
Net Rate At Securitization                          52   Numeric    0.0947       Cutoff Annualized Interest Rate Applicable To The
                                                                                   Calculation Of Remittance Interest
Periodic P&I Payment At Securitization              53   Numeric   3000.00       The Periodic Scheduled Principal & Interest
                                                                                   Payment
----------------------------------------------   ----------------------------   ---------------------------------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                               (CSSA 100.1 SETUP DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS OFFERING DOCUMENTATION
                                                           (PAGE 3 OF 4)
----------------------------------------   ----------------------------   ----------------------------------------------------------
                                             FIELD            FORMAT
               FIELD NAME                   NUMBER  TYPE     EXAMPLE                            DESCRIPTION/COMMENTS
----------------------------------------   ----------------------------   ----------------------------------------------------------
# Of Properties                               54   Numeric      13         The Number Of Properties Underlying The Mortgage Loan
Property Name                                 55     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property Address                              56     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property City                                 57     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property State                                58     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property Zip Code                             59     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property County                               60     AN        Text        If Number Of Properties Is Greater Than  1 Then "Various"
Property Type Code                            61     AN         MF         If Number Of Properties Is Greater Than  1 Then "Various"
                                                                             (See Property Type Code Legend)
Net Square Feet At Securitization             62   Numeric    25000        If Number Of Properties Is Greater Than  1 Then "Various"
# Of Units/Beds/Rooms At Securitization       63   Numeric      75         If Number Of Properties Is Greater Than  1 Then "Various"
Year Built                                    64     AN        1990        If Number Of Properties Is Greater Than  1 Then "Various"
NOI At Securitization                         65   Numeric  100000.00      Net Operating Income At Securitization
DSCR At Securitization                        66   Numeric     2.11        DSCR At Securitization
Appraisal Value At Securitization             67   Numeric  1000000.00     Appraisal Value At Securitization
Appraisal Date At Securitization              68     AN      YYYYMMDD      Appraisal Date At Securitization
Physical Occupancy At Securitization          69   Numeric     0.88        Physical Occupancy At Securitization
Revenue At Securitization                     70   Numeric  100000.00      Revenue At Securitization
Operating Expenses At Securitization          71   Numeric  100000.00      Expenses At Securitization
Securitization Financials As Of Date          72     AN      YYYYMMDD      Securitization Financials As Of Date
Recourse (Y/N)                                73     AN         Y          Y=Yes,  N=No
Ground Lease (Y/N)                            74     AN         Y          Y=Yes,  N=No
Cross-Collateralized Loan Grouping            75   Numeric     9(3)        All Loans With The Same Numeric Value Are Crossed
Collection Of Escrows (Y/N)                   76     AN         Y          Y=Yes,  N=No
Collection Of Other Reserves (Y/N)            77     AN         Y          Y=Yes,  N=No
Lien Position At Securitization               78   Numeric      1          1=First, 2=Second...
----------------------------------------   ----------------------------   ----------------------------------------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                               (CSSA 100.1 SETUP DATA RECORD LAYOUT)
                                                               LEGEND
                                                           (PAGE 4 OF 4)
-----------------------------------------   ---------------------------------------------   ----------------------------------------
           PAYMENT TYPE CODE                               ARM INDEX CODE                                ROUNDING CODE
                LEGEND                                         LEGEND                                        LEGEND
-----------------------------------------   ---------------------------------------------   ----------------------------------------
 1  Fully Amortizing                         A  11 FHLB COFI  (1 Month)                      1  Unrounded
 2  Amortizing Balloon                       B  11 FHLB COFI  (6 Month)                      2  Nearest Percentage Increment
 3  Interest Only / Balloon                  C  1 Year CMT Weekly Average Treasury           3  Up To Nearest Percentage Increment
 4  Interest Only / Amortizing               D  3 Year CMT Weekly Average Treasury           4  Down To Nearest Percentage Increment
 5  Interest Only / Amortizing / Balloon     E  5 Year CMT Weekly Average Treasury
 6  Principal Only                           F  Wall Street Journal Prime Rate
 9  Other                                    G  1 Month LIBOR
-----------------------------------------    H  3 Month LIBOR                               ----------------------------------------
                                             I  6 Month LIBOR
                                             J  National Mortgage Index Rate
                                                All Others Use Short Text Description
                                            ---------------------------------------------
                                            ---------------------------------------------
                                                          PROPERTY TYPES CODE
                                                                 LEGEND
                                            ---------------------------------------------
                                             MF  Multifamily
                                             RT  Retail
                                             HC  Health Care
                                             IN  Industrial
                                             WH  Warehouse
                                             MH  Mobile Home Park
                                             OF  Office
                                             MU  Mixed Use
                                             LO  Lodging
                                             SS  Self Storage
                                             OT  Other
                                            ---------------------------------------------

                                  EXHIBIT G-2

                     CSSA 100.1 PERIODIC DATA RECORD LAYOUT

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                              (CSSA 100.1 PERIODIC DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                                                           (PAGE 1 OF 4)

-------------------------------------   -------------------------------------------------------------------------------------------
           SPECIFICATION                                                     DESCRIPTION/COMMENTS
-------------------------------------   -------------------------------------------------------------------------------------------
Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
Character Set                           ASCII
Field Delineation                       Comma
Density (Bytes-Per-Inch)                1600 or 6250
Magnetic Tape Label                     None (unlabeled)
Magnetic Tape Blocking Factor           10285 (17 records per block)
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking
                                          Factor; Record Length
Return Address Label                    Required for return of physical media (magnetic tape or diskette)
-------------------------------------   -------------------------------------------------------------------------------------------
-------------------------------------   ----------------------------------   ------------------------------------------------------
                                          FIELD                FORMAT
            FIELD NAME                   NUMBER   TYPE        EXAMPLE                           DESCRIPTION/COMMENTS
-------------------------------------   ----------------------------------   ------------------------------------------------------
Transaction Id                              1      AN         XXX97001        Unique Issue Identification Mnemonic
Group Id                                    2      AN         XXX9701A        Unique Identification Number Assigned To Each Loan
                                                                                Group Within An Issue
Loan Id                                     3      AN      00000000012345     Unique Identification Number Assigned To Each
                                                                                Collateral Item In A Pool
Prospectus Id                               4      AN           123           Unique Identification Number Assigned To Each
                                                                                Collateral Item In The Prospectus
Distribution Date                           5      AN         YYYYMMDD        Date Payments  Made To Certificateholders
Current Beginning Scheduled  Balance        6    Numeric     100000.00        Outstanding Scheduled Principal Balance At The
                                                                                Beginning Of The Current Period
Current Ending Scheduled  Balance           7    Numeric     100000.00        Outstanding Scheduled Principal Balance At The End Of
                                                                                The Current Period
Paid To Date                                8      AN         YYYYMMDD        Due Date Of The Last Interest Payment Received
Current Index Rate                          9    Numeric        0.09          Index Rate Used In The Determination Of The Current
                                                                                Period Gross Interest Rate
Current Note Rate                          10    Numeric        0.09          Annualized Gross Rate Applicable To The Calculation
                                                                                Of The Current Period Scheduled Interest
Maturity Date                              11      AN         YYYYMMDD        Date Collateral Is Scheduled To Make Its Final
                                                                               Payment
Servicer and Trustee Fee Rate              12    Numeric      0.00025         Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                      13    Numeric      0.00001         Annualized Fee/Strip Netted Against  Current Note
                                                                                Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 2                      14    Numeric      0.00001         Annualized Fee/Strip Netted Against  Current Note
                                                                                Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 3                      15    Numeric      0.00001         Annualized Fee/Strip Netted Against  Current Note
                                                                                Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 4                      16    Numeric      0.00001         Annualized Fee/Strip Netted Against  Current Note
                                                                                Rate To Determine Net Pass-Through Rate
Fee Rate/Strip Rate 5                      17    Numeric      0.00001         Annualized Fee/Strip Netted Against  Current Note
                                                                                Rate To Determine Net Pass-Through Rate
Net Pass-Through Rate                      18    Numeric       0.0897         Annualized Interest Rate Applicable To The
                                                                                Calculation Of The Current Period Remittance
                                                                                Interest
Next Index Rate                            19    Numeric        0.09          Index Rate Used In The Determination Of The Next
                                                                                Period Gross Interest Rate
Next Note Rate                             20    Numeric        0.09          Annualized Gross Interest Rate Applicable To The
                                                                                Calculation Of The Next Period Scheduled Interest
Next Rate Adjustment Date                  21      AN         YYYYMMDD        Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date               22      AN         YYYYMMDD        Date Scheduled P&I Amount Is Next Scheduled To Change
-------------------------------------   ----------------------------------  -------------------------------------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                              (CSSA 100.1 PERIODIC DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                                                           (PAGE 2 OF 4)
----------------------------------------   ---------------------------   ----------------------------------------------------------
                                             FIELD            FORMAT
           FIELD NAME                       NUMBER  TYPE     EXAMPLE                         DESCRIPTION/COMMENTS
----------------------------------------   ---------------------------   ----------------------------------------------------------
Scheduled Interest Amount                     23   Numeric   1000.00      Scheduled Gross Interest Payment Due For The Current
                                                                            Period
Scheduled Principal Amount                    24   Numeric   1000.00      Scheduled Principal Payment Due For The Current Period
Total Scheduled P&I Due                       25   Numeric   1000.00      Scheduled Principal And Interest Payment Due For The
                                                                            Current Period
Neg am/Deferred Interest Amount               26   Numeric   1000.00      Negative Amortization/Deferred Interest Amount Due For
                                                                            The Current Period
Unscheduled Principal Collections             27   Numeric   1000.00      Unscheduled Payments Of Principal Received During The
                                                                            Related Collection Period
Other Principal Adjustments                   28   Numeric   1000.00      Unscheduled Principal Adjustments For The Related
                                                                            Collection Period
Liquidation/Prepayment Date                   29     AN      YYYYMMDD     Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yield Maint Received       30   Numeric   1000.00      Additional Payment Required From Borrower Due To
                                                                            Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)        31   Numeric   1000.00      Scheduled Gross Interest Applicable To The
                                                                            Prepayment Amount
Liquidation/Prepayment Code                   32   Numeric      1         See Liquidation/Prepayment Codes Legend
Most Recent ASER $                            33   Numeric   1000.00      Excess Of The Principal Balance Over The Defined
                                                                            Appraisal Percentage
Most Recent ASER Date                         34     AN      YYYYMMDD     Date ASER  Amount Applied To Loan
Cumulative ASER $                             35   Numeric   1000.00      Cumulative ASER Amount
Actual Balance                                36   Numeric  100000.00     Outstanding Actual Principal Balance At The End Of The
                                                                            Current Period
Total P&I Advance Outstanding                 37   Numeric   1000.00      Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding                 38   Numeric   1000.00      Outstanding Taxes & Insurance Advances At The End Of The
                                                                            Current Period
Other Expense Advance Outstanding             39   Numeric   1000.00      Other Outstanding Advances At The End Of The Current
                                                                            Period
Status of Loan                                40     AN         1         See Status Of Loan Legend
In Bankruptcy                                 41     AN         Y         Bankruptcy Status Of Loan (If In Bankruptcy "Y",
                                                                            Else "N")
Foreclosure Date                              42     AN      YYYYMMDD     Date Of Foreclosure
REO Date                                      43     AN      YYYYMMDD     Date Of REO
Bankruptcy Date                               44     AN      YYYYMMDD     Date Of Bankruptcy
Net Proceeds Received on Liquidation          45   Numeric  100000.00     Net Proceeds Received On Liquidation To Be Remitted To
                                                                            The Trust Per The Trust Documentation
Liquidation Expense                           46   Numeric  100000.00     Expenses Associated With The Liquidation To Be Netted
                                                                            From The Trust Per The Trust Documentation
Realized Loss to Trust                        47   Numeric   10000.00     Liquidation Balance Less Net Liquidation Proceeds
                                                                            Received
Date of Last Modification                     48     AN      YYYYMMDD     Date Loan Was Modified
Modification Code                             49   Numeric      1         See Modification Codes Legend
Modified Note Rate                            50   Numeric     0.09       Note Rate Loan Modified To
Modified Payment Rate                         51   Numeric     0.09       Payment Rate Loan Modified To
Preceding Fiscal Year Revenue                 52   Numeric   1000.00      Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses                53   Numeric   1000.00      Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                     54   Numeric   1000.00      Preceding Fiscal Year Net Operating Income
Preceding Fiscal Year Debt Service Amt.       55   Numeric   1000.00      Preceding Fiscal Year Debt Service Amount
Preceding Fiscal Year DSCR                    56   Numeric     2.55       Preceding Fiscal Year Debt Service Coverage Ratio
----------------------------------------   ---------------------------   ----------------------------------------------------------
                                                                                                 ----------------------------------
                                                                                                 All Financial Update Fields Are
                                                                                                 Calculated and/or Presented in The
                                                                                                 Manner Described In The Associated
                                                                                                 Trust Documentation.
                                                                                                 ----------------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                              (CSSA 100.1 PERIODIC DATA RECORD LAYOUT)
                                         LOAN LEVEL ONLY - REFLECTS DISTRIBUTION STATEMENTS
                                                           (PAGE 3 OF 4)
-----------------------------------------   ---------------------------   ---------------------------------------------------------
                                              FIELD            FORMAT
           FIELD NAME                        NUMBER  TYPE     EXAMPLE                        DESCRIPTION/COMMENTS
-----------------------------------------   ---------------------------   ---------------------------------------------------------
Preceding Fiscal Year Physical Occupancy       57   Numeric     0.85       Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date              58     AN      YYYYMMDD     Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                    59   Numeric   1000.00      Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                   60   Numeric   1000.00      Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                        61   Numeric   1000.00      Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service               62   Numeric   1000.00      Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                       63   Numeric     2.55       Second Preceding Fiscal Year Debt Service Coverage Ratio
Sec Preceding FY Physical Occupancy            64   Numeric     0.85       Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Financial As of Date          65     AN      YYYYMMDD     Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue                 66   Numeric   1000.00      Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses                67   Numeric   1000.00      Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                     68   Numeric   1000.00      Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service            69   Numeric   1000.00      Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                    70   Numeric     2.55       Most Recent Fiscal Year To Date Debt Service Coverage
                                                                             Ratio
Most Recent Fiscal YTD Phys. Occ.              71   Numeric     0.85       Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date              72     AN      YYYYMMDD     Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date                73     AN      YYYYMMDD     Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                     74     AN      YYYYMMDD     The Date Of The Latest  Available Appraisal For The
                                                                             Property
Most Recent Appraisal Value                    75   Numeric  100000.00     The Latest  Available Appraisal Value For The Property
Workout Strategy Code                          76   Numeric      1         See Workout Strategy Codes Legend
Most Recent Spec Service Transfer Date         77     AN      YYYYMMDD     Date Transferred To The Special Servicer
Most Recent Master Service Return Date         78     AN      YYYYMMDD     Date Returned To The Master Servicer
Date Asset is Expected to Be Resolved          79     AN      YYYYMMDD     Date Asset Is Expected To Be Resolved
Year Last Renovated                            80     AN        1997       Year Property Last Renovated
-----------------------------------------   ---------------------------   ---------------------------------------------------------
                                                                                                        ---------------------------
                                                                                                        Most Recent Fiscal YTD
                                                                                                        Figures Are From The Last
                                                                                                        Financials Processed By The
                                                                                                        Servicer Pursuant To The
                                                                                                        Terms Of The Trust
                                                                                                        Document, And Cover The
                                                                                                        Period From The Start Date
                                                                                                        To The End Date.
                                                                                                        ---------------------------

                                                       COMMERCIAL REAL ESTATE
                                                          SECONDARY MARKET
                                                                AND
                                                     SECURITIZATION ASSOCIATION
                                              (CSSA 100.1 PERIODIC DATA RECORD LAYOUT)
                                                               LEGEND
                                                           (PAGE 4 OF 4)

--------------------------------------   -----------------------------------------------------------   ----------------------------
      LIQUIDATION/PREPAYMENT CODE                          STATUS OF MORTGAGE LOAN                           MODIFICATION CODE
                LEGEND                                             LEGEND                                         LEGEND
--------------------------------------   -----------------------------------------------------------   ----------------------------
 1  Partial Liquidation (Curtailment)     A  Payment Not Received But Still In Grace Period             1  Maturity Date Extension
 2  Payoff Prior To Maturity              B  Late Payment But Less Than 1 Month Delinquent              2  Amortization Change
 3  Disposition                           0  Current                                                    3  Principal Write-Off
 4  Repurchase                            1  One Month Delinquent                                       4  Combination
 5  Full Payoff At Maturity               2  Two Months Delinquent
 6  DPO                                   3  Three Or More Months Delinquent
 7  Liquidation                           4  Assumed Scheduled Payment (Performing Matured Balloon)
--------------------------------------    7  Foreclosure                                               ----------------------------
                                          9  REO
                                         -----------------------------------------------------------

                                         -----------------------------------------------------------
                                                            RESOLUTION STRATEGY CODE
                                                                    LEGEND
                                         -----------------------------------------------------------
                                          1  Modification
                                          2  Foreclosure
                                          3  Bankruptcy
                                          4  Extension
                                          5  Note Sale
                                          6  DPO
                                          7  REO
                                          8  Resolved
                                          9  Pending Return to Master Servicer
                                          10 Deed In Lieu Of Foreclosure
                                         -----------------------------------------------------------

                                  EXHIBIT G-3

                         CSSA 100.1 PROPERTY DATA FILE

                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                        CSSA "PROPERTY" FILE
                                                        (DATA RECORD LAYOUT)

---------------------------------------   ----------------------------------   ------------------------------------------  --------
                                            FIELD                FORMAT                                                      CSSA
               FIELD NAME                  NUMBER    TYPE        EXAMPLE                  DESCRIPTION/COMMENTS               LOAN
---------------------------------------   ----------------------------------   ------------------------------------------  --------
Transaction Id                                1       AN        XXX97001                                                     S1,P1
Loan ID                                       2       AN        XXX9701A                                                     S3,P3
Prospectus Loan ID                            3       AN     00000000012345     From Offering Document                       S4,P4
Property ID                                   4       AN        1001-001        Should contain Prospectus ID and
                                                                                  propety identifier, e.g., 1001-001,
                                                                                  1000-002
Distribution Date                             5       AN        YYYYMMDD                                                       P5
Cross-Collateralized Loan Grouping            6     Numeric       9(3)          All Loans With The Same Numeric Value
                                                                                  Are Crossed                                 S75
Property Name                                 7       AN          Text                                                        S55
Property Address                              8       AN          Text                                                        S56
Property City                                 9       AN          Text                                                        S57
Property State                               10       AN           FL                                                         S58
Property Zip Code                            11       AN          30303                                                       S59
Property County                              12       AN          Text                                                        S60
Property Type Code                           13       AN           MF                                                         S61
Year Built                                   14       AN          YYYY                                                        S64
Year Last Renovated                          15       AN          YYYY                                                        P80
Net Square Feet At Securitization            16     Numeric       25000         RT, IN, WH, OF, MU, SS,OT = SF                S62
# Of Units/Beds/Rooms At
  Securitization                             17     Numeric        75           MF, MHP, LO, HC = Units                       S63
Property Status                              18       AN            1           1=FCL, 2=REO, 3=Defeased, 4=Partial
                                                                                  Release, 5= Released, 6= Same as at
                                                                                  securitization
Allocated Percentage of Loan at
  Securitization                             19     Numeric       0.75          Issuer to allocate loan % attributable
                                                                                  to property for multi-property loans
Current Allocated Percentage                 20     Numeric       0.75          Calculation based on Current Allocated
                                                                                  Loan Amount and Current SPB for
                                                                                  associated loan.
Current Allocated Loan Amount                21     Numeric      5900900        Maintained by servicer.                        P7
Ground Lease (Y/S/N)                         22       AN            N           Either Y=Yes, S=Subordinat, N= No
                                                                                  ground lease                                S74
Other Escrow / Reserve Balances              23     Numeric       25000                                                       S77
Most Recent Appraisal Date                   24       AN        YYYYMMDD                                                      P74
Most Recent Appraisal Value                  25     Numeric      1000000                                                      P75
Date Asset is Expected to Be
  Resolved                                   26       AN        YYYYMMDD        Could be different dates for different
                                                                                  properties if foreclosing                   P79
Foreclosure Date                             27       AN        YYYYMMDD                                                      P42
REO Date                                     28       AN        YYYYMMDD                                                      P43
Occupancy %                                  29     Numeric       0.75          Map to "Most Recent Fiscal YTD Phys.
                                                                                  Occ." in CSSA                               P71
Occupancy Date                               30     Numeric     YYYYMMDD        Add a new field to the CSSA Loan file.        P71
Date Lease Rollover Review                   31       AN        YYYYMMDD        Roll over review to be completed every
                                                                                  12 months
% Sq. Feet expiring 1-12 months              32     Numeric       0.20
% Sq. Feet  expiring 13-24 months            33     Numeric       0.20
% Sq. Feet expiring 25-36 months             34     Numeric       0.20
% Sq. Feet  expiring 37-48 months            35     Numeric       0.20
% Sq. Feet  expiring 49-60 months            36     Numeric       0.20
Largest Tenant                               37       AN          Text          For Office, WH, Retail, Industrial *Only
                                                                                  if disclosed in the offering document
Square Feet of Largest Tenant                38     Numeric       15000
2nd Largest Tenant                           39       AN          Text          For Office, WH, Retail, Industrial *Only
                                                                                  if disclosed in the offering document
Square Feet of 2nd Largest Tenant            40     Numeric       15000
3rd Largest Tenant                           41       AN          Text          For Office, WH, Retail, Industrial *Only
                                                                                  if disclosed in the offering document
Square Feet of 3rd Largest Tenant            42     Numeric       15000
Fiscal Year End Month                        43     Numeric        12           Needed to indicate month ending for
                                                                                  borrower's Fiscal Year
Securitization Financials As Of Date         44       AN        YYYYMMDD                                                      S72
Revenue At Securitization                    45     Numeric      1000000                                                      S70
Operating Expenses At Securitization         46     Numeric      1000000                                                      S71
NOI At Securitization                        47     Numeric      1000000                                                      S65
DSCR At Securitization                       48     Numeric        1.5                                                        S66
Appraisal Value At Securitization            49     Numeric      1000000                                                      S67
Appraisal Date At Securitization             50       AN        YYYYMMDD                                                      S68
Physical Occupancy At Securitization         51     Numeric                                                                   S69
Date of Last Inspection                      52       AN        YYYYMMDD
Preceding FY Financial As of Date            53       AN        YYYYMMDD                                                      P58
Preceding Fiscal Year Revenue                54     Numeric     1,000,000                                                     P52
Preceding Fiscal Year Expenses               55     Numeric     1,000,000                                                     P53
Preceding Fiscal Year NOI                    56     Numeric     1,000,000                                                     P54
Preceding Fiscal Year Debt
  Service Amt.                               57     Numeric     1,000,000                                                     P55
Preceding Fiscal Year DSCR                   58     Numeric       1.30                                                        P56
Preceding Fiscal Year Physical
  Occupancy                                  59     Numeric       0.90                                                        P57
Sec Preceding FY Financial As of Date        60       AN        YYYYMMDD                                                      P65
Second Preceding FY Revenue                  61     Numeric     1,000,000                                                     P59
Second Preceding FY Expenses                 62     Numeric     1,000,000                                                     P60



Second Preceding FY NOI                      63     Numeric     1,000,000                                                     P61
Second Preceding FY Debt Service             64     Numeric     1,000,000                                                     P62
Second Preceding FY DSCR                     65     Numeric       1.30                                                        P63
Sec Preceding FY Physical Occupancy          66     Numeric       0.90                                                        P64
---------------------------------------   ----------------------------------   ----------------------------------------------------

                        "SETUP FILE" - SHOULD BE INCLUDED ON THE DISKETTE AS PART OF THE OFFERING DOCUMENT.

                                 COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION
                                                        CSSA "PROPERTY" FILE
                                                        (DATA RECORD LAYOUT)

-----------------------------------------   ---------------------------------------------------------------------------------------
               FIELD NAME                                       RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD
-----------------------------------------   ---------------------------------------------------------------------------------------
Transaction Id                               Same as CSSA Loan File
Loan ID                                      Same as CSSA Loan File
Prospectus Loan ID                           Same as CSSA Loan File
Property ID
Distribution Date                            Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                             If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                If Multi-Prop, and all same then populate S57 with City, otherwise, "Various".
                                               Missing info= "incomplete"
Property State                               If Multi-Prop, and all same then populate S58 with State, otherwise, "Various".
                                               Missing info= "incomplete"
Property Zip Code                            If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                               Missing info= "incomplete"
Property County                              If Multi-Prop, and all same then populate S60 with County, otherwise, "Various".
                                                Missing info= "incomplete"
Property Type Code                           If Multi-Prop and all same then populate S61 with property type otherwise "Various".
                                                Missing Info ="incomplete"
Year Built                                   If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
Year Last Renovated                          If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Net Square Feet At Securitization            Roll-up to loan file if populated. If missing one or more than populate with "00000"
# Of Units/Beds/Rooms At Securitization      Roll-up to loan file if populated. If missing one or more than populate with "00000"
Property Status                              If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at
  Securitization                             No field needed in Cssa Loan file
Current Allocated Percentage                 No field needed in Cssa Loan file
Current Allocated Loan Amount                Roll-up to Current Ending SPB  (P7)
Ground Lease (Y/S/N)                         If any property is Y, or S then S74=Y
Other Escrow / Reserve Balances              If any property populated, then S77=Y
Most Recent Appraisal Date                   If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Most Recent Appraisal Value                  Roll-up to CSSA Loan File if populated. If missing any appraisal value, than populate
                                               P75 with "000000)
Date Asset is Expected to Be Resolved        If Multi-Prop, latest date from affiliated properties for P79.
Foreclosure Date                             If Multi-Prop, and all same then populate P42 with date, otherwise, "000000".
REO Date                                     If Multi-Prop, and all same then populate P43 with date, otherwise, "000000".
Occupancy %                                  [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)...
                                               (Curr. Allocated % Prop Z) * (Occupancy Prop Z)).  If missing one, then, "00000"
Occupancy Date                               If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
Date Lease Rollover Review                   No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months              No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months            No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months             No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months            No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months            No Roll up to the CSSA loan format.
Largest Tenant                               No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                No Roll up to the CSSA loan format.
2nd Largest Tenant                           No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant            No Roll up to the CSSA loan format.
3rd Largest Tenant                           No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant            No Roll up to the CSSA loan format.
Fiscal Year End Month                        No Roll up to the CSSA loan format.
Securitization Financials As Of Date         If Multi-Prop, and all same then populate S72 with date, otherwise, "000000".
Revenue At Securitization                    Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Operating Expenses At Securitization         Roll up to the CSSA Loan Format, if missing any properties populate S71 with "0000"
NOI At Securitization                        Roll up to the CSSA Loan Format, if missing any properties populate S85 with "0000"
DSCR At Securitization                       [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...((Allocated
                                               % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one, "00000"
Appraisal Value At Securitization            Roll up to the CSSA Loan Format, if missing any properties populate S70 with "0000"
Appraisal Date At Securitization             If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Physical Occupancy At Securitization         Weighted Average
Date of Last Inspection
Preceding FY Financial As of Date            If Multi-Prop, and all same then populate P58 with date, otherwise, "000000+K23K46".K1
Preceding Fiscal Year Revenue                No Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses               No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                    No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.      No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                   No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy     No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date        No Roll up to the CSSA loan format.
Second Preceding FY Revenue                  No Roll up to the CSSA loan format.
Second Preceding FY Expenses                 No Roll up to the CSSA loan format.
Second Preceding FY NOI                      No Roll up to the CSSA loan format.
Second Preceding FY Debt Service             No Roll up to the CSSA loan format.
Second Preceding FY DSCR                     No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy          No Roll up to the CSSA loan format.
-----------------------------------------   ---------------------------------------------------------------------------------------

                        "SETUP FILE" - SHOULD BE INCLUDED ON THE DISKETTE AS PART OF THE OFFERING DOCUMENT.